As filed with the Securities and Exchange Commission on December 9, 2005

Registration No. 333-129500
_____________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________

NATIONAL PENN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)
________

Pennsylvania	6021	23-2215075
(State or other	(Primary Standard	(I.R.S. Employer
jurisdiction of	Industrial	Identification No.)
incorporation or	Classification No.)
organization)

Reading and Philadelphia Avenues
Boyertown, PA 19512
(610) 367-6001
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
________

Wayne R. Weidner
Chairman and Chief Executive Officer
National Penn Bancshares, Inc.
Reading and Philadelphia Avenues
Boyertown, PA 19512
(610) 367-6001
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________

Copies of all communications to:

Paul J. Jaskot Reed Smith LLP 2500 One Liberty Place 1650 Market Street Philadelphia, PA 19103 (215) 851-8100 Fax: (215) 851-1420	Richard Fisch Malizia, Spidi & Fisch, PC 1100 New York Avenue, NW Suite 340 West Washington, DC 20005 (202) 434-4665 Fax: (202) 434-4661
________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.
_____________________________________________________________________________________

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or the sale is not permitted.

Subject to completion, dated December 9, 2005

PROXY STATEMENT/PROSPECTUS

NITTANY FINANCIAL CORP.
PROXY STATEMENT
__________________________________

NATIONAL PENN BANCSHARES, INC.
PROSPECTUS
FOR UP TO 3,627,592 SHARES OF COMMON STOCK
___________________________________

MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

The boards of directors of National Penn Bancshares, Inc. and Nittany Financial Corp. have each unanimously approved a merger transaction in which National Penn will acquire Nittany.

In the merger, you may elect to receive for each share of Nittany common stock you own either $42.43 in cash or 1.975 shares of National Penn common stock. This exchange ratio is subject to adjustment as described in this proxy statement/prospectus. You may elect to receive all cash, all National Penn common stock or a combination of cash and National Penn common stock for your shares of Nittany common stock, subject to the limitations described in the next paragraph.

In general, your election will be limited by the requirement that 70% of the shares of outstanding Nittany common stock be exchanged for National Penn common stock and 30% of the shares of outstanding Nittany common stock be exchanged for cash. Therefore, the actual allocation of cash and shares of National Penn common stock you receive will depend on the elections of other Nittany shareholders and may be different from what you elect. The federal income tax consequences of the merger to you will depend on the value and type of the consideration you receive in exchange for your shares of Nittany common stock.

National Penn common stock trades on the National Market System of the Nasdaq Stock Market under the trading symbol “NPBC.” On December 7, 2005, the closing sale price of National Penn common stock was $20.55. Nittany common stock trades in the over-the-counter market on the OTC Bulletin Board under the trading symbol “NTNY.” On December 7, 2005, the closing sale price of Nittany common stock was $40.35. These prices will fluctuate between now and the closing of the merger.

Nittany will hold a special meeting of its shareholders to vote on the merger agreement on January 17, 2006, at 11:00 a.m. at The Penn State Conference Center, 215 Innovation Boulevard, State College, Pennsylvania. We cannot complete the merger unless the holders of a majority of the votes cast at the Nittany meeting vote to approve the merger agreement. Holders of approximately 42.06% of Nittany’s common stock have entered into letter agreements, in which they have agreed to vote their shares in favor of the merger.

The Nittany board of directors of unanimously approved the merger and recommends that you vote “FOR” the merger. All shareholders of Nittany are invited to attend the special meeting in person. However, whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to ensure that your shares will be voted.

The attached document provides you with detailed information about the proposed merger. Please read this document carefully.

/s/Samuel J. Malizia
Samuel J. Malizia
Chairman of the Board of Directors
Nittany Financial Corp.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock of National Penn Bancshares, Inc. to be issued in the merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The shares of National Penn Bancshares, Inc. common stock offered are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of either of the parties, and they are not insured by any federal or state governmental agency.

Investing in National Penn Bancshares, Inc. common stock involves risks that are described in “Risk Factors” beginning on page 17.

This proxy statement/prospectus is dated December ___, 2005, and was first mailed to shareholders on or about December ___, 2005.

HOW TO OBTAIN MORE INFORMATION

This document provides you with detailed information about the merger agreement and the merger that will be submitted for shareholder approval at the Nittany special meeting of shareholders. We encourage you to read this entire document carefully. This document incorporates by reference important business and financial information about National Penn that is not included in or delivered with this document. You can obtain free copies of this information by writing or calling:

Sandra L. Spayd	David Z. Richards
Secretary	President
National Penn Bancshares, Inc.	Nittany Financial Corp.
Philadelphia and Reading Avenues	116 E. College Avenue
Boyertown, Pennsylvania 19512	State College, Pennsylvania 16801
Telephone: (610) 369-6202	Telephone: (814) 238-5724
E-mail: slspayd@natpennbank.com	E-mail: drichards@nittanybank.com

In order to obtain timely delivery of the documents, you must request the information no later than January 9, 2006.

See “Where You Can Find More Information” at page 93 and “Incorporation of Certain Information by Reference” at page 94.

116 E. College Avenue

State College, Pennsylvania 16801

Notice of Special Meeting of Shareholders

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Nittany Financial Corp. will be held at 11:00 a.m., local time, on Tuesday, January 17, 2006 at The Penn State Conference Center, 215 Innovation Boulevard, State College, Pennsylvania for the following purposes:

•
To consider and vote upon a proposal to approve the Agreement, dated as of September 6, 2005, between National Penn Bancshares, Inc. and Nittany Financial Corp., which provides, among other things, for the acquisition of Nittany by National Penn through the merger of Nittany with and into National Penn and the conversion of each share of Nittany common stock outstanding immediately prior to the merger into either $42.43 in cash or 1.975 shares of National Penn common stock, subject to changes in the exchange ratio, all as described in the accompanying document.

•	To consider and vote upon a proposal to adjourn the meeting, if necessary, if more time is needed to solicit proxies.

•	To transact such other business as may properly come before the meeting.

The board of directors has fixed the close of business on December 1, 2005 as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting.

You will be entitled to have your shares purchased by National Penn for cash at their fair market value if you file written notice with Nittany of your intention to exercise your dissenters’ rights prior to the special meeting, you do not vote in favor of the merger agreement, and you follow the procedure in Subchapter D of the Pennsylvania Business Corporation Law described under “The Merger - Rights of Dissenting Shareholders” in the accompanying proxy statement/prospectus. A copy of the provisions of Pennsylvania law relating to dissenters’ rights is attached as Annex D to the accompanying proxy statement/prospectus.

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, the Nittany board of directors urges you to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. This will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend. If you abstain from voting or do not vote (either in person or by proxy) it will have no effect (assuming a quorum is present at the Nittany special meeting) in determining whether the merger agreement will be adopted. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote in person at the special meeting.

By Order of the Board of Directors,

/s/ William A. Jaffe
William A. Jaffe
Secretary

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER	1

SUMMARY	5

RISK FACTORS	17

A WARNING ABOUT FORWARD-LOOKING INFORMATION	20

THE NITTANY SPECIAL MEETING OF SHAREHOLDERS	22
• When and Where the Special Meeting will be Held	22
• What Will be Voted on at the Special Meeting	22
• Shareholders Entitled to Vote	22
• Number of Shares that Must be Represented for a Vote to be Taken	22
• Vote Required; Voting Agreements	22
• Voting Your Shares	23
• Changing Your Vote	23
• Solicitation of Proxies and Costs	23

THE MERGER	24
• Background of the Merger	24
• Nittany’s Reasons for the Merger	26
• Recommendation of the Nittany Board of Directors	28
• Opinion of Nittany’s Financial Advisor	28
• National Penn’s Reasons for the Merger	40
• Terms of the Merger	41
o Effect of the Merger	41
o What You Will Receive in the Merger	41
• Election and Exchange Procedures	44
• Allocation of National Penn Common Stock and Cash	46
o Stock Options	47
o National Penn Common Stock	48
• Effective Date	48
• Representations and Warranties	48
• Conduct of Business Pending the Merger	49
• Conditions to the Merger	52
• Amendment; Waiver	54
• Termination	54
• Termination Fee	55
• No Solicitation of Other Transactions	56
• Nasdaq Listing	57
• Expenses	57
• Regulatory Approvals	57
• Management and Operations After the Merger	58
• Employment; Severance	58
• Employee Benefits	59

• Interests of Management and Others in the Merger	60
o Share Ownership	60
o Board Positions and Compensation	60
o Indemnification and Insurance	61
o Stock Options	61
o Continued Employment	62
o Employee Benefits	62
• Agreements and Benefits for Key Management Employees	62
o David Z. Richards Employment Agreement and Benefits	62
o Richard C. Barrickman Employment Agreement and Benefits	63
o John E. Arrington Employment Agreement and Benefits	64
o Robert R. Thomas Employment Agreement and Benefits	66
o Scott R. Lamb Employment Agreement and Benefits	67
o Virginia McAdoo Employment Agreement and Benefits	68
• Accounting Treatment	69
• Material United States Federal Income Tax Considerations	69
• Resale of National Penn Common Stock	73
• Rights of Dissenting Shareholders	75

MARKET PRICE AND DIVIDEND INFORMATION	77

INFORMATION WITH RESPECT TO NATIONAL PENN AND NATIONAL PENN BANK	81

INFORMATION WITH RESPECT TO NITTANY	81

DESCRIPTION OF NATIONAL PENN CAPITAL SECURITIES	81
• Common Stock	81
o Dividends	81
o Voting Rights	81
o Pre-Emptive Rights, Redemption	82
o Liquidation Rights	82
• Preferred Stock	82
• Shareholder Rights Plan	83
• Anti-Takeover Charter and Pennsylvania Law Provisions	83

COMPARISON OF SHAREHOLDERS’ RIGHTS	85
• Directors	85
o Nomination	85
o Election	86
o Qualification	86
o Removal	86
o Vacancies	87
• Shareholder Meetings	87
o Call	87
o Notice	87

o Quorum	88
• Required Shareholder Vote	88
o General	88
o Fundamental Changes	89
o Amendment of Articles of Incorporation	89
o Amendment of Bylaws	90
• Inspection Rights	90
• Shareholder Rights Plan	90
• Anti-Takeover Provisions	91
• Voluntary Dissolution	91
• Dissenters’ Rights	92

ADJOURNMENT	92

EXPERTS	92

LEGAL MATTERS	93

OTHER BUSINESS	93

SHAREHOLDER PROPOSALS	93

WHERE YOU CAN FIND MORE INFORMATION	93

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	94

DOCUMENTS DELIVERED WITH THIS PROXY STATEMENT/PROSPECTUS	94

ANNEXES

A.	Agreement, dated as of September 6, 2005, between National Penn Bancshares, Inc. and Nittany Financial Corp.
B.	Form of Letter Agreement
C.	Opinion of Ryan Beck & Co., Inc., dated December 7, 2005
D.	Statutory Provisions Relating to Dissenters’ Rights
E.	Annual Report on Form 10-KSB of Nittany Financial Corp. for the year ended December 31, 2004
F.	Quarterly Report on Form 10-QSB of Nittany Financial Corp. for the quarter ended September 30, 2005
__________________
It is important to note that the exchange ratios and stock prices reflected in this proxy statement/prospectus have all been calculated taking into consideration a 5-for-4 stock split of National Penn Bancshares, Inc. common stock, in the form of a 25% stock dividend, declared on August 24, 2005, effective September 9, 2005 and distributed on September 30, 2005.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q-1: What is the purpose of this document?

A: This document serves as both a proxy statement of Nittany and a prospectus of National Penn. As a proxy statement, it is being provided to you because the Nittany board of directors is soliciting your proxy for use at the Nittany special meeting of shareholders called to consider and vote on the merger agreement dated as of September 6, 2005, between Nittany and National Penn. As a prospectus, it is being provided to you because National Penn is offering to exchange shares of its common stock for shares of Nittany common stock in the merger.

Q-2: Why are Nittany and National Penn proposing to merge?

A: We are proposing to merge Nittany with and into National Penn because we believe that combining the strengths of the two companies is in the best interests of each company and its respective shareholders and customers. Please see “The Merger - Nittany Reasons for the Merger” and “The Merger - Recommendation of the Nittany Board of Directors,” beginning at page 26, for the various factors considered by the Nittany board of directors in recommending that Nittany shareholders vote “FOR” the proposal to approve the merger agreement and the merger.

Q-3: What will I receive in the merger?

A: You may elect to receive either 1.975 shares of National Penn common stock (subject to adjustment, as explained further below) or $42.43 in cash for each share of Nittany common stock you own. Further, you may elect to convert all of your shares for National Penn common stock, cash or a combination of both. Notwithstanding your elections upon completion of the merger:

•	70% of the total number of shares of Nittany common stock issued and outstanding on the effective date of the merger will be exchanged for National Penn common stock and

•	30% of the total number of shares of Nittany common stock issued and outstanding on the effective date of the merger will be exchanged for $42.43 in cash.

Q-4: How do I elect to receive National Penn common stock or cash for my Nittany stock?

A: Concurrently with the mailing of this proxy statement/prospectus, Mellon Investor Services, National Penn’s exchange agent, mailed to you an election form. This form includes instructions and the deadline for electing the type of consideration you would prefer to receive in the merger. The election form will permit you to elect to receive National Penn common stock, cash or a combination of National Penn common stock and cash for your shares of Nittany common stock. You must carefully follow the instructions from National Penn’s exchange agent. Your election will be properly made only if the exchange agent has received, at its designated office, by 5:00 p.m. on the date of the Nittany shareholders meeting, a signed election form completed according to the instructions set forth in the election form.

Q-5: What happens if I fail to make an election to receive National Penn common stock or cash?

A: As noted in the answer to question 3 above, only 70% of the total number of shares of Nittany common stock issued and outstanding on the effective date of the merger will be exchanged for National Penn common stock and 30% will be exchanged for cash. Based on this desired result, if you fail to make a timely election, your Nittany shares will be exchanged for cash or National Penn common stock, depending on the elections of other shareholders of Nittany.

Q-6: What are the tax consequences of the merger to me?

A:  In general, for United States federal income tax purposes, if Nittany shareholders exchange their shares of Nittany common stock solely for cash in the merger, they will recognize gain or loss in an amount equal to the difference between the cash received and their adjusted tax basis in their Nittany common stock. If Nittany shareholders receive solely National Penn common stock in exchange for their shares of Nittany common stock, they generally will not recognize any gain or loss for United States federal income tax purposes. If Nittany shareholders receive a combination of cash and National Penn common stock in the merger, they generally will not recognize loss but will recognize gain, if any, on the shares exchanged to the extent of any cash received. This tax treatment may not apply to all Nittany shareholders.

Each of National Penn’s and Nittany’s obligations to complete the merger is conditioned on the receipt of a legal opinion about the federal income tax treatment of the merger. This opinion will not bind the Internal Revenue Service, which could take a different view.

We urge you to consult your tax advisor for a full understanding of the tax consequences of the merger to you. Tax matters are very complicated and, in many cases, tax consequences of the merger will depend on your particular facts and circumstances. See “The Merger-Material United States Federal Income Tax Considerations,” beginning at page 69.

Q-7: Do I have rights to dissent from the merger?

A: Yes. Under Pennsylvania law, Nittany shareholders have the right to dissent from the merger agreement and the merger and to receive a payment in cash for the value of their shares of Nittany common stock as determined by an appraisal process. This value may be more or less than the value you would receive in the merger if you do not dissent. If you dissent, you will receive a cash payment for the value of your shares that will be fully taxable to you. To perfect your dissenters’ rights, you must follow precisely the required statutory procedures. See “The Merger--Rights of Dissenting Shareholders,” beginning at page 75 and the information at Annex D.

Q-8: Are there regulatory or other conditions to the completion of the merger?

A: Yes. The merger must be approved by the Federal Reserve Board, the Pennsylvania Department of Banking, and by the affirmative vote of the holders of a majority of the votes cast at the Nittany special meeting, assuming a quorum is present. As of the date of this proxy statement/prospectus, appropriate applications for approval have been filed and are being reviewed by the regulatory authorities. National Penn shareholders do not have to approve the merger; accordingly, National Penn shareholders will not vote on approval of the merger agreement. Completion of the merger is also subject to other specified conditions. See “The Merger-Conditions to the Merger,” beginning at page 52.

Q-9: What does the Nittany board of directors recommend?

A: The Nittany board of directors has unanimously approved the merger agreement and the merger and believes that the merger is in the best interests of Nittany, its shareholders and its other constituents. Accordingly, the Nittany board of directors unanimously recommends that you vote “FOR” approval of the merger agreement and the merger.

Q-10: Are there risks associated with National Penn common stock or the merger?

A: Yes. For a description of some of the risks, see “Risk Factors,” beginning at page 17.

Q-11: What do I need to do now?

A: After you have carefully read these materials, indicate on your proxy card how you want your shares to be voted, then sign, date and mail the proxy card in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at the Nittany special meeting. In addition, you may attend the Nittany special meeting in person, whether or not you have signed and mailed your proxy card. If you sign, date and return your proxy but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger agreement and the merger.

Q-12: Can I change my vote after I have mailed my signed proxy card?

A: Yes. There are three ways for you to revoke your proxy and change your vote. First, you may send a later-dated, signed proxy card before Nittany’s special meeting. Second, you may revoke your proxy by written notice (which you could personally deliver at the special meeting) to the Secretary of Nittany at any time prior to the vote on the merger. Third, you may attend the special meeting and vote in person, assuming you have revoked your proxy as described in the preceding sentence. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q-13: Should I send in my stock certificates now?

A: No. You should not send in your stock certificates at this time. After you receive instructions from National Penn’s exchange agent, you should send your stock certificate to the exchange agent along with your completed election form. See “The Merger - Election and Exchange Procedures” on page 44.

Please do not send Nittany, National Penn or National Penn’s exchange agent any stock certificates until you receive instructions and the election form.

Q-14: What happens if my stock certificates are held by my broker?

A: If you do not have stock certificates but hold shares of Nittany common stock in "street name," you should contact your broker. Your broker will vote your shares on the proposal to approve the merger agreement and the merger only if you provide instructions on how to vote. You should follow the directions provided by your broker to vote your shares.

Q-15: Is there other information I should consider?

A: Yes. Much of the business and financial information about National Penn and Nittany that may be important to you is not included in this document. Instead, that information is incorporated by reference to documents separately filed by National Penn with the Securities and Exchange Commission or included in documents filed by Nittany with the SEC that are accompanying this proxy statement/prospectus. This means that National Penn and Nittany may satisfy some or all of their disclosure obligations to you by referring or delivering to you to one or more documents separately filed by either of them with the SEC. See “Where You Can Find More Information” on page 93 and “Incorporation of Certain Information by Reference” and “Documents Delivered With This Proxy Statement/Prospectus,” beginning at page 94, for a list of documents that National Penn and Nittany have incorporated by reference into or delivered with this proxy statement/prospectus and for instructions on how to obtain copies of those documents. The documents are available to you without charge.

Q-16: What if there is a conflict between documents?

A: You should rely on the later filed document. Information in this document may update information contained in one or more of the National Penn or Nittany documents incorporated by reference in or delivered with this proxy statement/prospectus. Similarly, information in documents that National Penn or Nittany may file after the date of this document may update information contained in these materials or information contained in previously filed documents.

Q-17: When do you expect the merger to be completed?

A: We expect to complete the merger after all of the conditions to the merger are fulfilled, including obtaining the approval of Nittany shareholders and applicable regulatory agencies. We anticipate this will occur during the first quarter of 2006. We cannot assure you that we will obtain the necessary shareholder approval or that the other conditions precedent to the merger can or will be satisfied.

Q-18: Whom should I call with questions or to obtain additional copies of this document?

A: If you have questions about the special meeting or if you need additional copies of this document, you should contact:

David Z. Richards
President
Nittany Financial Corp.
116 E. College Avenue
State College, Pennsylvania 16801
Telephone: (814) 234-7320
E-mail: drichards@nittanybank.com

SUMMARY

This summary highlights selected information from this document. Because this is a summary, it does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents we refer to in this document before you decide how to vote. These documents will give you a more complete description of the transaction we are proposing. We have included page references in this summary to direct you to more complete descriptions of the topics provided elsewhere in these materials.

The Special Meeting

Special meeting to be held January 17, 2006 (see page 22)

Nittany will hold a special meeting of shareholders on Tuesday, January 17, 2006, at 11:00 a.m., local time, at The Penn State Conference Center, 215 Innovation Boulevard, State College, Pennsylvania.

Matters to be considered at the special meeting (see page 22)

At the meeting, Nittany shareholders will vote on a proposal to approve the merger agreement and on a proposal to adjourn the meeting, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

Record date set at December 1, 2005; one vote per share of Nittany stock (see page 22)

If you own shares of Nittany common stock at the close of business on December 1, 2005, you are entitled to notice of, and to vote at, the special meeting. You will have one vote at the meeting for each share of Nittany common stock you owned on December 1, 2005. On December 1, 2005, there were 2,270,442 shares of Nittany common stock outstanding.

The Companies (see page 77 for Nittany and page 78 for National Penn)

Nittany Financial Corp.
116 E. College Avenue
State College, Pennsylvania 16801
(814) 234-7320
www.nittanybank.com

Nittany Financial Corp. is a Pennsylvania corporation and a unitary savings and loan holding company formed in December 1997 to own all of the outstanding shares of capital stock of Nittany Bank, a federal savings bank headquartered in State College, Pennsylvania. Nittany also owns all of the outstanding shares of Vantage Investment Advisors, LLC, a registered investment advisor, and Nittany Asset Management, Inc., which offers retail investment products through Nittany Bank’s offices. At September 30, 2005, Nittany had, on a consolidated basis, assets of $340.8 million, deposits of $239.1 million and shareholders’ equity of $26.2 million.

Nittany Bank operates through five offices, four of which are located in State College, Pennsylvania with the fifth office located in Bellefonte, Pennsylvania. Nittany Bank is a community-oriented financial institution. Its business is to attract retail deposits and to invest those deposits, together with funds generated from operations and borrowings, primarily in one- to four-family mortgage loans and business real estate loans. Nittany Bank also invests in home equity loans, construction loans, commercial business loans and consumer loans. Its deposit base is comprised of traditional deposit products including checking accounts, statement savings accounts, money market accounts, certificates of deposit and individual retirement accounts.

Nittany’s common stock is quoted on the OTC Bulletin Board under the symbol “NTNY.”

National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, Pennsylvania 19512
(610) 367-6001
www.nationalpennbancshares.com

National Penn Bancshares, Inc. is a $4.59 billion asset financial services company operating 73 offices in southeastern Pennsylvania through National Penn Bank and its FirstService Bank, HomeTowne Heritage Bank and The Peoples Bank of Oxford divisions. The Peoples Bank of Oxford Division also operates one community office in Cecil County, Maryland.

National Penn Bank is a national bank chartered under the National Bank Act in 1874. Prior to August 1, 1993, National Penn Bank’s name was National Bank of Boyertown. National Penn Bank is one of the largest commercial banks headquartered in southeastern Pennsylvania and currently operates throughout ten counties in southeastern Pennsylvania and Maryland.

National Penn’s investment management units, with combined client assets approaching $1.6 billion, consist of National Penn Investors Trust Company, which provides trust and investment services, National Penn Investment Services, which markets brokerage services provided by PrimeVest Financial Services, Inc., and National Penn Capital Advisors, Inc., which provides investment advisory services.

National Penn Bancshares also provides mortgage banking activities through National Penn Mortgage Company; insurance services through National Penn Insurance Agency, Inc. and equipment leasing services through National Penn Leasing Company.

National Penn’s common stock is quoted on the National Market System of the Nasdaq Stock Market under the symbol “NPBC.”

The proposed merger (see page 24)

National Penn will acquire Nittany by merging Nittany with and into National Penn. Thereafter, Nittany will cease to exist as a separate corporation and its business will be conducted by Nittany’s wholly-owned subsidiaries, Nittany Bank, Vantage Investment Advisors, LLC and Nittany Asset Management, Inc., which will become wholly-owned subsidiaries of National Penn as the surviving company in the merger.

A copy of the merger agreement is attached to this document as Annex A. Please read this document carefully as it is the legal document that governs the merger.

You may elect to receive cash or shares of National Penn common stock (see page 41)

Subject to the restrictions described below, you may elect to receive in exchange for each of your shares of Nittany common stock, either:

•	$42.43 per share in cash; or

•	1.975 shares of National Penn common stock.

The exchange ratio is subject to adjustment based on the average of the closing sale price of a share of National Penn common stock over the ten day trading period ending on the trading day prior to the Nittany shareholders meeting, which we refer to as the National Penn market value.

•	If the National Penn market value is in the range of $18.98 and $20.25, then the exchange ratio will be adjusted to that number which, when multiplied by the National Penn market value, equals $40.00.

•
If the National Penn market value is in the range of $17.60 and $18.97, then the exchange ratio will be adjusted to that number, which, when multiplied by the National Penn market value, equals $38.00.

•
If the National Penn market value is less than $17.60 (and neither party elects to terminate the merger agreement), the exchange ratio will be adjusted to that number which, when multiplied by $17.60, equals $38.00.

•	If the National Penn market value exceeds $22.28, then the exchange ratio will be adjusted to that number which, when multiplied by the National Penn market value, equals $44.00.

Subject to the proration procedures discussed below, you may choose to exchange some or all of your shares for cash and some or all of your shares for National Penn common stock. You will receive an election form prior to the Nittany special meeting in order to make this election. You will have until 5:00 p.m. on January 17, 2006 to make your election and return your election form. If you do not return a properly completed election form by the election deadline, you will be deemed to have elected to receive either cash or National Penn common stock for your Nittany shares, depending on the election of other Nittany shareholders. You will be deemed to have elected to receive cash for such number of shares of Nittany common stock that, when combined with the shares of holders who have validly elected to receive cash, does not exceed 30% of the outstanding shares of Nittany common stock, and deemed to have elected to receive National Penn common stock for the remainder of your Nittany shares. Complete information on the election procedure can be found in the section entitled “The Merger-Election and Exchange Procedures” on page 44.

You should note that, in general, if and to the extent that you receive cash, the value of the consideration you will receive is fixed at $42.43 per share of Nittany common stock. However, if you receive National Penn common stock as consideration, the value of the stock will not be determined until closing and may be higher or lower than $42.43 per share of Nittany common stock.

Additionally, the holders of 30% of the outstanding shares of Nittany common stock will receive cash consideration and the holders of 70% of the outstanding shares of Nittany common stock will receive National Penn common stock. If holders of more than 30% of the outstanding shares of Nittany common stock elect to receive cash, those persons will receive a portion of their merger consideration in the form of shares of National Penn common stock. Similarly, if the holders of more than 70% of the outstanding shares of Nittany common stock elect to receive shares of National Penn common stock, those persons will receive a portion of their merger consideration in the form of cash. Thus, you may not receive exactly the form of consideration that you elect, and you may receive a pro rata amount of cash and National Penn common stock even if you elect to receive all cash or all stock. See “The Merger - Election and Exchange Procedures" and "The Merger - Allocation of National Penn Common Stock and Cash” on pages 44 and 46, respectively.

Nittany’s board of directors unanimously recommends shareholder approval (see page 28)

The Nittany board of directors believes that the merger is in the best interests of Nittany and its shareholders and its other constituents and unanimously recommends that you vote “FOR” approval of the merger. See “The Merger - Nittany’s Reasons for the Merger” and “The Merger - Recommendation of the Nittany Board of Directors” on page 24 and 26, respectively.

Nittany has reviewed an opinion from its financial advisor that consideration is fair from a financial point of view (see page 28)

In connection with approval of the merger, the board of directors of Nittany received the written opinion from Nittany’s financial advisor, Ryan Beck & Co., Inc., as to the fairness, from a financial point of view, of the consideration to be received in the merger by holders of Nittany common stock. The opinion was subsequently updated as of December 7, 2005. The full text of the opinion of Ryan Beck, dated as of December 7, 2005, is included in this document as Annex C. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations of the review undertaken by Ryan Beck. The opinion of Ryan Beck is directed to Nittany’s board of directors and does not constitute recommendations to you or any other shareholder as to how to vote with respect to the merger, the form of consideration to be elected in the merger, or any other matter relating to the proposed transaction. Ryan Beck will receive a fee for its services, including rendering the fairness opinion, in connection with the merger.

Approval of a majority of Nittany shares voted at the special meeting is required for the merger (see page 22)

The approval of the merger agreement and the merger and the proposal to adjourn the meeting, if necessary, to solicit additional proxies will each require the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Nittany common stock for which votes are cast at the meeting. Each holder of shares of Nittany common stock outstanding on the record date will be entitled to one vote for each share held of record. Since the vote required for approval of the merger agreement is a percentage of all shares of Nittany common stock voted at the special meeting, assuming a quorum is present, abstentions and broker non-votes will have no effect on whether the merger agreement is adopted.

National Penn shareholders will not vote on the merger.

Nittany directors and executive officers have agreed to vote in favor of the merger (see page 23)

On the record date, the directors and executive officers of Nittany had sole or shared voting power over 954,931 shares of Nittany common stock (exclusive of options), or approximately 42.06% of the shares of Nittany common stock outstanding on that date. These directors and officers of Nittany have agreed in writing with National Penn to vote these shares of Nittany common stock in favor of approval of the merger agreement and the merger.

On the record date, National Penn’s directors and executive officers, and their immediate family members and entities they control, own 14,336 shares of Nittany common stock. National Penn holds no shares of Nittany common stock indirectly through one of its subsidiaries. National Penn holds no other shares of Nittany common stock other than shares held in a fiduciary capacity for others, if any.

Nittany directors and management may have interests in the merger that differ from your interests (see page 24)

The directors and executive officers of Nittany have interests in the merger as directors and employees that are different from yours as a Nittany shareholder. These interests include, among others, provisions in the merger agreement regarding National Penn Bank board and advisory positions, as well as employment, consulting and change in control agreements for several officers, indemnification, insurance, substitute stock options and eligibility to participate in various National Penn employee benefit plans.

Nittany’s board of directors was aware of these interests and considered them in approving and recommending the merger.

Regulatory approval must be obtained and other conditions must be satisfied before the merger will be completed (see page 57)

Our obligations to complete the merger are subject to various conditions that are usual and customary for this kind of transaction, including obtaining approval from the Federal Reserve Board and the Pennsylvania Department of Banking. In addition to the required regulatory approvals, the merger will only be completed if certain conditions, including the following, are met:

•	Nittany shareholders approve the merger agreement at the special meeting.

•
Nittany and National Penn each receive an opinion from counsel to National Penn that (a) the merger constitutes a reorganization under Section 368(a) of the U.S. tax code, and (b) any gain realized in the merger will be recognized only to the extent of cash or other property (other than National Penn common stock) received in the merger.

•	Neither of Nittany or National Penn has breached any of its representations or obligations under the merger agreement.

The merger agreement attached to this document as Annex A describes other conditions that must be met before the merger may be completed.

We may amend or terminate the merger agreement (see page 54)

The merger agreement may be amended by our written agreement. We can amend the agreement to a certain extent without shareholder approval, even if you have already approved the merger.

We may agree to terminate the merger agreement and not complete the merger at any time before the merger is completed. Each of us can unilaterally terminate the agreement in specified circumstances. These include a failure to complete the merger by June 30, 2006, unless the terminating party’s breach is the reason the merger has not been completed.

In addition, at any time during the three business day period following the trading day immediately preceding the Nittany shareholders meeting, either party may terminate the merger agreement if the National Penn market value is less than $17.60 per share.

The Nittany board of directors may also terminate the merger agreement if it concludes that it must accept an alternative acquisition proposal in order to comply with its fiduciary duties, which termination will result in a payment of $4,750,000 to National Penn. See “The Merger - Termination Fee” on page 55.

Rights of National Penn shareholders differ from those of Nittany shareholders (see pages 85-92)

When the merger is completed, those Nittany shareholders who will receive National Penn common stock as consideration in the merger will automatically become National Penn shareholders. The rights of National Penn shareholders differ from the rights of Nittany shareholders in important ways. Many of these differences relate to provisions in National Penn’s articles of incorporation and bylaws that differ from those of Nittany. Some of these provisions are intended to make a takeover of National Penn harder if National Penn’s board of directors does not approve it.

Comparative Market Value per Share

The table below shows the last sale price of National Penn common stock, Nittany common stock, and the equivalent price per share of Nittany common stock on September 6, 2005 (the last full trading day prior to announcement of the execution of the merger agreement) and on December 7, 2005 (the last full trading day prior to the date of these materials). The equivalent price per share of Nittany common stock is calculated by multiplying the last sale price of National Penn common stock by the exchange ratio of 1.975, which is the number of shares of National Penn common stock that Nittany shareholders would receive in the merger for each share of Nittany common stock that they own if they elect to receive the stock consideration. This exchange ratio is subject to adjustment based on the National Penn market value. The table below reflects only calculation based on a 1.975 exchange ratio.

	September 6, 2005	December 7, 2005
National Penn	$21.64(a)	$20.55
Nittany	$35.00	$40.35
Equivalent Price Per Share of Nittany Common Stock	$42.74	$40.59
__________________________________________________________________________________________________________
(a) Price is adjusted to reflect 5-for-4 stock split effective on September 30, 2005.

The 1.975 exchange ratio is not fixed, but rather is subject to adjustment based on the market price of National Penn common stock, which will fluctuate prior to the merger. As a result, the pro forma equivalent price per share of Nittany common stock will also fluctuate prior to the merger. You will not know the final equivalent price per share of Nittany common stock when you vote on the merger. This information relates only to the value of shares of Nittany common stock that are converted into shares of National Penn common stock in the merger; shares of Nittany common stock that are converted into the cash will receive $42.43 per Nittany share, regardless of the price of National Penn common stock at any time.

Selected Historical Financial Data

We are providing the following information to help you analyze the financial aspects of the merger. We derived the following selected unaudited historical data as of and for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 from National Penn's and Nittany's audited financial statements for the years then ended. We derived the following selected unaudited historical data as of and for the nine months ended September 30, 2004 and 2005 from National Penn’s and Nittany’s unaudited interim consolidated financials. The interim information includes, in the opinion of National Penn and Nittany management, all adjustments (consisting of normal, recurring adjustments) necessary for fair presentation of such information. This information is only a summary, and you should read it in conjunction with our historical financial statements and the related notes contained in the annual and quarterly reports and other documents that we have filed with the Securities and Exchange Commission and incorporated by reference into or delivered with this proxy statement/prospectus. See “Where You Can Find More Information” on page 93. You should not rely on the historical information as being indicative of results expected for any future interim period.

National Penn
(Dollars in thousands, except per share data)
						As of and for the Nine Months Ended September 30, (unaudited)
	As of and for the Year Ended December 31,
	2004	2003	2002	2001	2000	2005	2004
BALANCE SHEET DATA (1)	(Dollars in thousands, except per share data)
Total assets	$4,478,793	$3,512,574	$2,858,262	$2,727,482	$2,615,447	$4,574,707	$4,339,256
Total deposits	3,143,193	2,435,296	1,925,964	1,931,350	1,801,797	3,292,050	3,149,658
Loans and leases, net (2)	2,816,849	2,221,434	1,744,829	1,736,370	1,725,000	2,955,402	2,756,540
Total investment securities	1,098,836	934,375	650,930	597,687	563,980	1,129,221	1,078,760
Total shareholders' equity	428,125	317,813	222,360	195,682	183,216	444,999	423,041
STATEMENT OF INCOME (1),(4)
Total interest income	$198,775	$165,648	$163,178	$180,748	$188,588	$179,138	$143,352
Total interest expense	60,493	51,099	61,098	90,330	102,326	67,294	42,538
Net interest income	138,282	114,549	102,080	90,418	86,262	111,844	100,994
Provision for loan and lease losses	4,800	9,371	13,585	8,450	7,310	2,450	4,188
Net interest income after provisions for loan and lease losses	133,482	105,178	88,495	81,968	78,952	109,394	96,806
Other income	46,774	41,285	36,550	32,186	26,603	42,552	34,253
Other expenses	117,491	103,033	82,268	74,433	73,088	93,664	81,801
Income before income taxes	62,765	43,430	42,777	39,721	32,467	58,282	49,258
Income taxes	14,851	8,697	8,603	7,756	5,236	14,786	11,977
Net income from continuing operations	47,914	34,733	34,174	31,965	27,231	43,496	37,281
Net income from discontinued operations	-	8,621	2,060	769	557	-	-
Net income	$47,914	$43,354	$36,234	$32,734	$27,788	$43,496	$37,281
Cash dividends paid	$25,199	$21,234	$17,664	$16,519	$14,538	$20,781	$18,286
Dividend payout ratio	52.59%	48.98%	48.75%	50.46%	52.32%	47.8%	49.0%
Return on average assets	1.20%	1.34%	1.30%	1.25%	1.13%	1.28%	1.30%
Return on average shareholders' equity	13.2%	16.2%	17.4%	16.8%	17.3%	13.4%	14.6%
Return on average tangible equity*	23.8%	21.6%	19.3%	18.4%	19.5%	25.3%	25.6%
PER SHARE DATA (3)
Book value per share	$9.93	$10.47	$8.18	$7.13	$6.67	$10.22	$9.80
Basic earnings	$1.18	$1.17	$1.06	$0.95	$0.82	$1.00	$0.93
Diluted earnings	$1.15	$1.14	$1.05	$0.94	$0.81	$0.99	$0.91
Dividends paid in cash	$0.62	$0.57	$0.52	$0.48	$0.42	$0.48	$0.46
Dividends paid in stock	5 for 4 stock split	5%	5%	3%	5%

(1) Balances have been restated for the sale of Panasia Bank, N.A. which is being presented as discontinued operations.
(2) Includes loans held for sale
(3) Restated to reflect a 5 for 4 stock split in 2005 and 2004, 5% stock dividend in 2003 and 2002, 3% stock dividend in 2001, and a 5% stock dividend in 2000.
(4) Results of operations are included for the People's First, Inc. acquisition for the period July 1, 2004 through December 31, 2004, HomeTowne Heritage Bank for the period December 12, 2003 through December 31, 2003 and the FirstService Bank for the period February 25, 2003 through December 31, 2003.

* Reconciliation Table for Non-GAAP Financial Measures:
Return on average shareholders' equity	13.2%	16.2%	17.4%	16.8%	17.3%	13.4%	14.6%
Effect of goodwill and intangibles	10.6%	5.4%	1.9%	1.6%	2.2%	11.9%	11.0%
Return on average tangible equity	23.8%	21.6%	19.3%	18.4%	19.5%	25.3%	25.6%

* Non-GAAP Financial Measure - Return on Average Tangible Equity
Return on average tangible equity is supplemental financial information determined by a method other than in accordance with accounting principles generally accepted in the United Stated of America (“GAAP”). National Penn’s management uses this non-GAAP measure in its analysis of National Penn’s performance. Annualized net income return on average tangible equity excludes the average balance of acquisition-related goodwill and intangibles in determining average tangible shareholders’ equity. Banking and financial institution regulators also exclude goodwill and intangibles from shareholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results of National Penn, as it provides a method to assess management’s success in utilizing the company’s tangible capital. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Nittany

	As of and for the Year Ended December 31,					As of and for the Nine Months Ended September 30, (unaudited)
	2004	2003	2002	2001	2000	2005	2004
	(Dollars in Thousands)
Income Statement Data:
Total interest and dividend income	$14,010	$11,219	$8,896	$5,862	$4,172	$12,831	$10,198
Total interest expense	5,384	4,853	4,492	3,607	2,491	5,087	3,953
Net interest income	8,626	6,366	4,404	2,255	1,681	7,744	6,245
Provision for loan losses	533	593	543	321	157	306	442
Net interest income after Provision for loan losses	8,093	5,773	3,861	1,934	1,524	7,438	5,803
Total non-interest income	3,226	1,800	596	462	264	2,986	2,386
Total non-interest expenses	7,022	5,120	3,158	2,171	1,638	5,829	5,196
Net income before Income taxes	4,298	2,453	1,298	225	150	4,595	2,993
Income taxes	1,515	827	411	--	--	1,611	1,061
Net income	$ 2,783	$ 1,625	$ 887	$ 225	$ 150	$2,984	$1,932

	As of and for the Year Ended December 31,(1)					As of and for the Nine Months Ended September 30, (unaudited)
	2004(2)	2003(2)	2002(2)	2001(2)	2000(2)	2005	2004
	(Dollars in Thousands, Except per Share Amounts)
Balance Sheet Data:
Total assets	$299,236	$248,587	$179,659	$124,782	$69,420	$340,821	$295,155
Investment securities (includes Available for sale and held to maturity)	39,576	43,320	43,844	40,984	19,387	40,591	45,686
Loans receivable, net	237,627	184,480	125,432	73,787	43,416	270,524	226,462
Intangible assets (goodwill)	1,763	1,763	799	799	847	1,763	1,763
Total deposits	258,271	220,893	156,852	98,521	53,875	239,080	246,559
Borrowings	22,019	12,194	11,757	16,528	8,600	74,236	31,030
Total stockholders’ equity	17,666	14,828	9,905	8,962	6,360	26,189	16,760
Total stockholders’ equity before accumulated other comprehensive loss	17,672	14,840	9,914	9,028	6,509	26,200	16,768
Per Share Data:
Net income - basic	$1.45	$0.91	$ 045	$ 0.15	$0.11	$1.41	$1.00
Net income - diluted	1.34	0.84	043	0.15	0.11	1.32	0.93
Book value (end of period)(3)	9.15	7.70	5.03	4.99	5.14	11.53	8.71
Weighted average number of shares outstanding -- basic	1,925,262	1,791,660	1,968,640	1,505,378	1,346,872	2,101,778	1,924,621
Weighted average number of shares outstanding -- diluted	2,080,431	1,937,512	2,121,477	1,526,895	1,352,528	2,242,872	2,078,490
Selected Asset Quality Ratios:
Net loans charged-off as a Percentage of average loans	0.05%	0.02%	0.04%	0.03%	0.02%	0.01%	004%
Total non-performing loans to net loans	0.02%	0.03%	0.13%	0.28%	0.09%	0.22%	0.00%
Allowance for loan losses to total loans	0.92%	0.94%	0.94%	0.87%	0.79%	0.90%	0.92%
____________________
(1) Nittany Bank commenced operations on October 26, 1998.

(2) Per share data was adjusted for a 10% stock dividend issued in January 2001, a 10% dividend issued in January 2002, a 20% dividend issued in February 2003 and a 20% dividend issued in March 2004.

(3) Cash book value per share, excluding accumulated other comprehensive loss and intangible assets, was $10.34, $8.24, $6.79, $4.63, $4.58 and $4.58, respectively.

	At of and for the Year Ended December 31,					As of and for the Nine Months Ended September 30, (unaudited)
	2004	2003	2002	2001	2000	2005	2004
Performance Ratios:
Return on average assets (net income divided by average total assets)	1.01%	0.75%	0.57%	0.25%	0.26%	1.26%	0.96%
Return on average equity (net income divided by Average equity)	17.12	12.89	9.47	3.07	2.56	17.23%	16.25%
Net interest rate spread	3.12	2.89	2.93	2.11	2.38	3.16%	3.05%
Net interest margin on average interest-earnings assets	3.27	3.07	2.93	2.59	3.06	3.40%	3.26
Average interest-earning assets to average interest-bearing liabilities	108.56	107.93	108.73	111.52	115.06	107.76	106.27
Efficiency ratio (Non-interest expense divided by the sum of net interest income and non- interest income)	59.24	62.70	63.17	79.92	84.21	54.32	60.21
Non-interest expense to average assets	2.56	2.35	2.03	2.37	2.83	2.45	2.58
Asset Quality Ratios(1)
Non-performing loans to total loans	0.02	0.03	0.13	0.28	0.09	0.22	0.00
Non-performing assets to total assets	0.01	0.02	0.09	0.17	0.06	0.12	0.00
Net charge-offs to average loans outstanding	0.05	0.02	0.04	0.03	0.02	0.01	0.04
Allowance for loan losses to total loans	0.92	0.94	0.94	0.87	0.79	0.90	0.92
Allowance for loan losses to non-performing loans	5,111.36	3,101.79	713.33	309.52	816.67	417.10	23,413.82
Capital Ratios:
Average equity to average assets ratios (average equity divided by average total assets)	5.92	5.78	6.01	7.99	10.13	7.20	5.90
Equity to assets at period end	5.90	5.96	5.51	7.18	10.13	7.68	5.68
Tangible equity to tangible assets at period end	5.35	5.29	5.09	6.58	8.04	7.21	5.11
Number of Offices:
Offices (including offices acquired in mergers)	4	4	4	3	3	5	4
____________________
(1)  Asset quality ratios are period end ratios.

Comparative Per Share Data

We have summarized the per share information for our companies on a historical, pro forma combined and equivalent basis. You should read this information in conjunction with the historical financial statements (and related notes) contained in the annual and quarterly reports and other documents we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information” on page 93 and “Documents Delivered With this Proxy Statement/Prospectus” on page 94.

The per share data is not necessarily indicative of the operating results that National Penn would have achieved had it completed the merger as of the beginning of the periods presented and should not be considered as representative of future operations.

Earnings Per Common Share	As of and for the Year Ended December 31, 2004	As of and for the Nine Months Ended September 30, 2005
Basic
National Penn historical	$1.18	$1.00
Nittany historical	$1.45	$1.41
Pro forma combined (1)	$1.17	$1.01
Equivalent pro forma for one share of Nittany common stock (2)	$2.31	$1.99
Diluted
National Penn historical	$1.15	$0.99
Nittany historical	$1.34	$1.32
Pro forma combined (1)	$1.14	$0.99
Equivalent pro forma for one share of Nittany common stock (2)	$2.25	$1.95
Cash Dividends Declared Per Common Share (3)(4)
National Penn historical	$0.62	$0.48
Nittany historical	$ --	$0.25
Pro forma combined	$0.58	$0.46
Equivalent pro forma for one share of Nittany common stock (2)	$1.15	$0.91
Book Value Per Common Share (4)
National Penn historical	$9.93	$10.22
Nittany historical	$9.15	$13.56
Pro forma combined	$9.73	$10.19
Equivalent pro forma for one share of Nittany common stock (2)	$19.22	$20.13

(1)	Pro forma amounts do not include adjustments as if the merger occurred at the beginning of the period presented.

(2)
The Nittany equivalent pro forma information shows the effect of the merger (with 70% of the outstanding Nittany common stock exchanged for National Penn common stock and 30% of the outstanding shares of Nittany common stock exchanged for cash) from the perspective of an owner of Nittany common stock. We calculated the Nittany equivalent information by multiplying the pro forma combined per share amounts by an assumed exchange ratio of 1.975. See “The Merger-Allocation of National Penn Common Stock and Cash” beginning on page 46. The exchange ratio is subject to adjustment based on changes in National Penn market value common stock. See "The Merger" on page 24.

(3)
National Penn has historically paid quarterly dividends, and National Penn expects to continue to declare dividends in accordance with historical practice. Nittany declared its first cash dividend in the quarter ended June 30, 2005. Under the terms of the merger agreement, Nittany may pay an additional semi-annual dividend in December 2005 and may pay additional dividends in March and June 2006 if the merger has not been completed.

(4)	National Penn information is adjusted to reflect the 5-for-4 stock split effected on September 30, 2005 and the 5-for-4 stock split effected on September 30, 2004.

RISK FACTORS

By approving the merger, Nittany shareholders will be choosing to invest in National Penn’s common stock or receive cash (or a combination of stock and cash) in exchange for shares of Nittany common stock. Because 70% of Nittany’s shares will be exchanged for National Penn common stock, there can be no assurance that those shareholders who elect to receive cash will, in fact, receive all cash for their shares. An investment in National Penn’s common stock involves a degree of risk. In addition to the other information included in or incorporated by reference into this document, including the matters addressed in “A Warning About Forward-Looking Information” on page 20, you should carefully consider the matters described below in determining whether to approve the merger and the merger agreement.

Risks related to the merger

Because the market price of National Penn common stock will fluctuate, Nittany shareholders cannot be sure of the market value of the National Penn common stock that they will receive in the merger.

Under the terms of the merger agreement, and subject to exceptions as described elsewhere in this document, the exchange ratio for the stock consideration to be issued in connection with the merger is subject to adjustment based on the average of the closing price of National Penn common stock during the ten day trading period ending on the trading day prior to the Nittany shareholders meeting. We refer to this average as the National Penn market value.

•
If the National Penn market value is in the range of $18.98 and $20.25, then the exchange ratio will be adjusted to that number, which, when multiplied by the National Penn market value, equals $40.00.

•	If the National Penn market value is in the range of $17.60 to $18.97, the exchange ratio will be adjusted to that number which, when multiplied by the National Penn market value, equals $38.00.
•
If the National Penn market value is less than $17.60 (and neither party elects to terminate the merger agreement), then the exchange ratio will be adjusted to that number which, when multiplied by $17.60, equals $38.00.

•	If the National Penn market value is more than $22.28, the exchange ratio will be adjusted to that number which, when multiplied by the National Penn market value, equals $44.00.

The closing price of National Penn common stock as reported on the Nasdaq Stock Market was $21.64 on September 6, 2005, the date immediately preceding the day on which the merger was publicly announced and was $20.55 on December 7, 2005. The market price of National Penn common stock may vary from these prices, and may also vary from this price on the date that this document is mailed to Nittany shareholders or on the date of the special meeting of Nittany shareholders. The market price of National Penn common stock may change as a result of a variety of factors, including general market and economic conditions, changes in its business, operations and prospects, and regulatory considerations. Many of these factors are beyond the control of National Penn and are not necessarily related to a change in the financial performance or condition of National Penn. As a result of the fluctuations in the exchange ratio, the market value of shares of National Penn common stock that a Nittany shareholder receives in the merger will decline or rise correspondingly with declines in the market price of National Penn common stock prior to and as of the date the merger consideration is exchanged. Furthermore, the value of the National Penn common stock that Nittany shareholders receive in the merger may not be equivalent to the cash merger consideration of $42.43 per share. We urge you to obtain current market quotations for National Penn common stock.

Some Nittany shareholders may not receive the form of merger consideration that they elect.

The aggregate amount of cash consideration to be paid in the merger will equal the product of $42.43 multiplied by 30% of the outstanding shares of Nittany common stock on the effective date of the merger. See “The Merger -Terms of The Merger” on page 41. As of December 1, 2005, the aggregate cash amount to be paid by National Penn was approximately $29,000,000. The remaining merger consideration available for Nittany shareholders will be issued as shares of National Penn common stock. Depending on the elections made by all Nittany shareholders, Nittany shareholders who elect to receive shares of National Penn common stock may receive cash consideration for a portion of their shares of Nittany common stock. Alternatively, Nittany shareholders who elect to receive cash consideration may receive shares of National Penn common stock for a portion of their shares of Nittany common stock.

If Nittany shareholders oversubscribe for the available pool of cash or shares of National Penn common stock, either those Nittany shareholders electing to receive cash or those electing to receive National Penn common stock, as the case may be, will have the consideration of the type they selected reduced on a pro rata basis and will receive a portion of their consideration in the form that they did not elect to receive. The pro rata allocation process will be administered by National Penn’s exchange agent in a manner mutually agreed upon by Nittany and National Penn. Accordingly, at the time Nittany shareholders vote on the proposal to approve the merger agreement, they will not know the form of merger consideration that they will receive, regardless of their election prior to the merger. Further, to the extent that Nittany shareholders receive a portion of the merger consideration in a form that they did not elect, they also will not know the tax consequences that will result upon the exchange of their shares of Nittany common stock. See “The Merger-Material Federal Income Tax Consequences” on page 69.

If the merger shall not have occurred by June 30, 2006, National Penn and Nittany will be free to choose not to proceed with the merger.

Either National Penn or Nittany may terminate the merger agreement if the merger has not been completed by June 30, 2006, unless such failure has resulted from the failure to perform by the party seeking to terminate the merger agreement. See “The Merger-Termination” and “-Termination Fee,” beginning at page 54. There can be no assurance that all conditions to the merger will have been satisfied by June 30, 2006. See “The Merger-Conditions to the Merger,” beginning at page 52.

Failure to complete the merger could severely disadvantage Nittany.

If for any reason the merger does not occur, that failure could adversely affect Nittany’s business and make it difficult for Nittany to attract other acquisition partners. Additionally, if the merger should fail to occur in certain circumstances that relate to a possible combination of Nittany with another acquirer, Nittany could be obligated to pay National Penn $4,750,000 as a termination fee. See “The Merger-Termination Fee,” beginning at page 55.

Risks related to National Penn’s Business.

National Penn’s business is subject to interest rate risk and variations in interest rates may negatively affect its financial performance.

Changes in the interest rate environment may reduce profits. The primary source of income for National Penn is the differential or “spread” between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. As prevailing interest rates change, net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. An increase in the general level of interest rates may also adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially adversely affect National Penn’s net interest spread, asset quality, loan origination volume and overall profitability.

Future governmental regulation and legislation could limit National Penn’s future growth.

National Penn and its subsidiaries are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of the operations of National Penn and its subsidiaries. These laws may change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance funds. Any changes to these laws may negatively affect National Penn’s ability to expand its services and to increase the value of its business. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on National Penn, these changes could be materially adverse to National Penn’s shareholders.

National Penn’s ability to pay dividends depends primarily on dividends from its banking subsidiary, which are subject to regulatory limits.

National Penn is a bank holding company and its operations are conducted by direct and indirect subsidiaries, each of which is a separate and distinct legal entity. Substantially all of National Penn’s assets are held by its direct and indirect subsidiaries.

National Penn’s ability to pay dividends depends on its receipt of dividends from its direct and indirect subsidiaries. Its banking subsidiary, National Penn Bank, including National Penn Bank’s divisions, the FirstService Bank, HomeTowne Heritage Bank and The Peoples Bank of Oxford Divisions, is National Penn’s primary source of dividends. Dividend payments from its banking subsidiary are subject to legal and regulatory limitations, generally based on net profits and retained earnings, imposed by the various banking regulatory agencies. The ability of the banking subsidiary to pay dividends is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements. At September 30, 2005, approximately $48,305,000 was available without the need for regulatory approval for the payment of dividends to National Penn from its banking subsidiary. There is no assurance that National Penn’s subsidiaries will be able to pay dividends in the future or that National Penn will generate adequate cash flow to pay dividends in the future. National Penn’s failure to pay dividends on its common stock could have a material adverse effect on the market price of its common stock.

National Penn’s future acquisitions could dilute your ownership of National Penn and may cause National Penn to become more susceptible to adverse economic events.

National Penn has used its common stock to acquire other companies in the past and intends to acquire or make investments in banks and other complementary businesses with its common stock in the future. National Penn may issue additional shares of common stock to pay for those acquisitions, which would dilute your ownership interest in National Penn. Future business acquisitions could be material to National Penn, and any failure to integrate these businesses into National Penn could have a material adverse effect on the value of National Penn common stock. In addition, any such acquisition could require National Penn to use substantial cash or other liquid assets or to incur debt. In those events, National Penn could become more susceptible to economic downturns and competitive pressures.

Competition from other financial institutions may adversely affect National Penn’s profitability.

National Penn’s banking subsidiary faces substantial competition in originating loans, both commercial and consumer. This competition comes principally from other banks, savings institutions, mortgage banking companies and other lenders. Many of National Penn’s competitors enjoy advantages, including greater financial resources and higher lending limits, a wider geographic presence, more accessible branch office locations, the ability to offer a wider array of services or more favorable pricing alternatives, as well as lower origination and operating costs. This competition could reduce National Penn’s net income by decreasing the number and size of loans that its banking subsidiary originates and the interest rates it may charge on these loans.

In attracting business and consumer deposits, National Penn’s banking subsidiary faces substantial competition from other insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. Many of National Penn’s competitors enjoy advantages, including greater financial resources, more aggressive marketing campaigns and better brand recognition and more branch locations. These competitors may offer higher interest rates than National Penn, which could decrease the deposits that National Penn attracts or require National Penn to increase its rates to retain existing deposits or attract new deposits. Increased deposit competition could adversely affect National Penn’s ability to generate the funds necessary for lending operations. As a result, National Penn may need to seek other sources of funds that may be more expensive to obtain and could increase National Penn’s cost of funds.

National Penn’s banking and non-banking subsidiaries also compete with non-bank providers of financial services, such as brokerage firms, consumer finance companies, credit unions, insurance agencies and governmental organizations which may offer more favorable terms. Some of National Penn’s non-bank competitors are not subject to the same extensive regulations that govern its banking operations. As a result, such non-bank competitors may have advantages over National Penn’s banking and non-banking subsidiaries in providing certain products and services. This competition may reduce or limit National Penn’s margins on banking and non-banking services, reduce its market share and adversely affect its earnings and financial condition.

A WARNING ABOUT FORWARD-LOOKING INFORMATION

This document, including information incorporated by reference in this document, contains forward-looking statements with respect to the financial condition, results of operations and business of each of Nittany, Nittany Bank, National Penn and National Penn Bank. These include statements relating to revenues, cost savings and anticipated benefits resulting from the merger. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should,'' "project," "plan,'' "seek," "intend,'' or "anticipate'' or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies and their subsidiaries.

National Penn’s and Nittany’s businesses and operations, as well as the combined business and operations of National Penn and Nittany following the merger, are and will be subject to a variety of risks, uncertainties and other factors. Consequently, their actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following:

•	Revenues following the merger may be lower than expected, or deposit attrition, operating costs, customer losses or business disruption following the merger may be greater than expected.
•	Expected costs savings from the merger, including reductions in interest and non-interest expense, may not be fully realized or realized within the expected timeframe.

•	Commercial loans growth following the merger may be lower than expected.

•	Competitive pressures among banking and non-banking organizations may increase significantly.

•	Costs, difficulties or delays related to the integration of the businesses or systems of National Penn and Nittany may be greater or longer than expected.

•	Changes in the interest rate environment may reduce interest margins.

•
General economic or business conditions, either nationally or in the region in which the combined company will be doing business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit.

•
Legislation or regulatory changes, including, without limitation, changes in laws and regulations on competition, industry consolidation and development of competing financial products and services, may adversely affect the businesses in which the combined company would be engaged.

•	Changes and volatility may occur in the securities markets.

•	Changes in current or future market conditions may render the combined company’s business strategy ineffective.

•
The combined company may fail to achieve merger-related synergies, as well as experience technology and integration issues and potential difficulties in establishing and maintaining operations in new markets.

The foregoing review of important factors should be read in conjunction with the “Risk Factors” section beginning on page 17, and the other cautionary statements that are included in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and National Penn’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 and Nittany’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004. Neither National Penn nor Nittany makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made. National Penn and Nittany caution readers not to place undue reliance on these statements.

THE NITTANY SPECIAL MEETING OF SHAREHOLDERS

When and Where the Special Meeting Will be Held

Nittany will hold a special meeting of its shareholders at The Penn State Conference Center located at 215 Innovation Boulevard, State College, Pennsylvania, at 11:00 a.m., local time, on Tuesday, January 17, 2006.

What Will be Voted on at the Special Meeting

At the special meeting, Nittany shareholders will consider and vote on:

•	A proposal to approve the merger agreement and the merger of Nittany into National Penn and the transactions contemplated thereby; and

•	A proposal to adjourn the meeting, if necessary, if more time is needed to solicit proxies.

Shareholders Entitled to Vote

Nittany has set December 1, 2005, as the record date to determine which Nittany shareholders will be entitled to vote at the special meeting. Only Nittany shareholders at the close of business on this record date will be entitled to receive notice of, and to vote at the special meeting. As of the record date, there were 2,270,442 shares of Nittany common stock outstanding and entitled to be voted at the special meeting, held by approximately 767 shareholders of record. Each holder of shares of Nittany common stock outstanding on the record date will be entitled to one vote for each share held of record.

Number of Shares that Must be Represented for a Vote to be Taken

In order to have a quorum, a majority of the total outstanding shares of Nittany common stock entitled to vote at the special meeting must be represented at the meeting in person or by proxy.

We will count as present at the special meeting, for purposes of determining the presence or absence of a quorum:

•	Shares of Nittany common stock held by persons attending the Nittany special meeting, whether or not they are voting, and

•	Shares of Nittany common stock for which Nittany has received proxies, including proxies with respect to which holders of those shares have abstained from voting or not directed a vote.

Vote Required; Voting Agreements

Approval of the merger agreement and the merger and approval of the adjournment proposal each requires the affirmative vote of the holders of a majority of the votes cast at the special meeting by shareholders entitled to vote on those matters.

Because the required vote is a majority of the votes cast at the special meeting by shareholders entitled to vote on those matters, abstentions and broker non-votes (which are not considered votes cast under Pennsylvania law) will not affect the vote on approval of the merger agreement and the merger or the adjournment proposal.

The directors and executive officers of Nittany have agreed with National Penn to vote all shares of Nittany common stock for which they have voting power on the record date in favor of the merger agreement and the merger. On the record date, directors and executive officers of Nittany had sole or shared voting power over 954,931 shares of Nittany common stock, or approximately 42.06% of the shares of Nittany common stock outstanding on the record date.

No separate consideration was paid to any of the directors or executive officers for entering into the agreements regarding voting. However, the directors and executive officers of Nittany have interests in the merger as directors, substantial shareholders and employees that are different from those of other Nittany shareholders. See “Interests of Management and Others in the Merger” on page 60. National Penn required that such agreements be executed as a condition to National Penn entering into the merger agreement.

Voting your Shares

The Nittany board of directors is soliciting proxies from the Nittany shareholders. This will give you an opportunity to vote at the Nittany special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted by the proxy holder in accordance with your instructions. If you do not vote either by proxy or by attending the Nittany special meeting and voting in person, it will have no effect on the determination of whether the merger and merger agreement are approved. If you vote by proxy but make no specification on your proxy card that you have otherwise properly executed, the proxy holder will vote the shares “FOR” approval of the merger agreement and the merger.

Changing your Vote

Any Nittany shareholder may revoke a proxy at any time before or at the special meeting in one or more of the following ways:

•	Delivering a written notice of revocation, bearing a later date than the proxy, at any time prior to the vote at the special meeting to the Corporate Secretary of Nittany;

•	Submitting a later-dated proxy prior to the vote at the special meeting; or

•	Attending the special meeting and voting in person, assuming you have revoked your proxy as described above.

You should send any written notice of revocation or subsequent proxy to Nittany, Attention: William A. Jaffe, 116 East College Avenue, State College, Pennsylvania 16801, or hand deliver the notice of revocation or subsequent proxy to William A. Jaffe before the taking of the vote at the special meeting. Attendance at the special meeting will not by itself constitute a revocation of a proxy.

Solicitation of Proxies and Costs

Nittany will pay the costs of soliciting proxies. In addition to solicitation by mail, directors, officers and employees acting on behalf of Nittany may solicit proxies for the special meeting in person or by telephone, telegraph, facsimile or other means of communication. Nittany will not pay any additional compensation to these directors, officers or employees for these activities, but may reimburse them for reasonable out-of-pocket expenses. Nittany will make arrangements with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by these brokerage houses, custodians, nominees and fiduciaries, and Nittany will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation.

THE MERGER

The following information describes the material terms and provisions of the merger. This description is not complete. We qualify this discussion in its entirety by reference to the merger agreement, which we incorporate by reference in this proxy statement/prospectus. A copy of the merger agreement is attached hereto as Annex A. We urge you to read the full text of the agreement and the other Annexes to this proxy statement/prospectus carefully.

The merger agreement provides that:

•	Nittany will merge into National Penn.

•
You, as a shareholder of Nittany, at your election, will receive either 1.975 shares of National Penn common stock (subject to adjustment as described below) or $42.43 in cash, for each share of Nittany common stock you own.

•
You, as a shareholder of Nittany may elect to receive National Penn common stock, cash or a combination of both, subject to allocation procedures so that 30% of Nittany common stock is exchanged for cash and 70% is exchanged for National Penn common stock.

•
Further, the amount of National Penn shares you will receive may be adjusted as the exchange ratio is adjusted to reflect fluctuations in the market value of National Penn common stock, as measured by the National Penn market value, as follows:

•
If the National Penn market value for the period is in the range of $18.98 to $20.25, then the exchange ratio shall be adjusted to that number which, when multiplied by the National Penn market value, equals $40.00.

•
If the National Penn market value for the period is in the range of $17.60 and $18.97, then the exchange ratio shall be adjusted to that number which, when multiplied by the National Penn market value, equals $38.00.

•
If the National Penn market value for the period is less than $17.60 (and neither party terminates the merger agreement), then the exchange ratio shall be adjusted to that number which, when multiplied by $17.60, equals $38.00.

•	If the National Penn market value for the period is more than $22.28, then the exchange ratio shall be adjusted to that number which, when multiplied by the National Penn market value, equals $44.00.

The board of directors of Nittany has unanimously approved and adopted the merger agreement and believes that the merger is in your best interests as a shareholder. The Nittany board of directors unanimously recommends that you vote “FOR” the merger agreement and the merger.

The directors of Nittany have interests in the merger as directors that are different from yours as a Nittany shareholder. Nittany’s board of directors considered these interests before approving and recommending the merger.

Background of the Merger

Since commencing its business operations in October 1998, Nittany, through its thrift subsidiary, Nittany Bank, has experienced strong demand for loans, especially residential mortgage loans and commercial real estate loans. Rapid and high quality loan growth, coupled with a cost-conscious approach to overhead management, contributed to

Nittany’s accelerated achievement of profitability and very favorable financial results in comparison to many other de novo banking companies. Nittany’s success was widely noted by banking industry analysts, leading to numerous interactions between Nittany President and Chief Executive Officer David Richards and senior officials from other banking companies.

In early June 2005, Glenn E. Moyer, National Penn’s President, and William K. Poole, President and CEO of the HomeTowne Heritage Bank Division of National Penn’s banking subsidiary, National Penn Bank, met with David Richards and expressed National Penn’s informal interest in a possible business combination with Nittany. Mr. Poole, who had served as President and CEO of HomeTowne Heritage Bank, a de novo bank in Lancaster County, from its inception in July 1999 through its merger with National Penn Bank in December 2003, had a long-standing professional relationship and personal friendship with Mr. Richards.

Mr. Richards and the other members of the Nittany Board of Directors met in mid-June, 2005 to discuss the informal overtures Mr. Richards had received from National Penn. In the first half of 2005, Nittany had been experiencing continued strong loan demand and faced the challenges of finding additional loan funding sources, as well as additional staffing and infrastructure support to sustain this growth. The Board also discussed the capital needs that would be required for Nittany to further expand its presence in the Centre County area. After consideration of these issues, together with the interests of shareholders, employees, customers and the communities Nittany served, the Board determined to permit informal discussions with National Penn to continue.

On July 9, 2005, the Nittany Board of Directors met to discuss strategic issues and minimum acceptable terms of a potential business combination with National Penn. On July 13, 2005, Directors Malizia, Goodman and Richards met with Wayne R. Weidner, Chairman and CEO of National Penn as well as Messrs. Moyer and Poole to discuss, in a preliminary fashion, the terms of a possible combination between the two companies. Prior to that meeting, both parties had executed a Confidentiality Agreement in which the two companies agreed to begin a more formal exchange of information with each other, and during that meeting, Nittany submitted a package of materials to National Penn, including a preliminary term sheet identifying various issues that any proposal from National Penn should address, as well as a draft timetable for the potential signing of a definitive merger agreement. On July 27, 2005, the National Penn Board of Directors authorized National Penn executive management to submit to Nittany a non-binding indication of interest for a merger with Nittany, subject to satisfactory completion of a “due diligence” examination of Nittany and its subsidiaries. On August 1, 2005, National Penn submitted to Nittany a non-binding indication of interest for a merger with Nittany. This indication of interest was reviewed by the Nittany Board on that date. Based upon subsequent discussions between senior officials of Nittany and National Penn, National Penn submitted to Nittany on August 2, 2005 a revised non-binding indication of interest for the merger. In the August 2, 2005 letter, National Penn requested Nittany to agree to negotiate exclusively with National Penn on a potential merger through September 15, 2005. The Nittany Board of Directors met that day to review, in detail National Penn’s revised letter, and then authorized Nittany executive management to agree to exclusive negotiations with National Penn through September 15, 2005. The revised indication of interest was signed on behalf of Nittany on August 4, 2005.

During the month of August 2005, Nittany and National Penn exchanged “due diligence” document requests and responsive documents and generally conducted their respective “due diligence” examinations. On August 13, 2005, National Penn and its representatives conducted on-site due diligence in State College, Pennsylvania. On August 17 and 18, 2005, and again on August 25, 2005, Nittany and its representatives conducted on-site due diligence in Boyertown, Pennsylvania.

Throughout the month of August, senior officials of Nittany and National Penn, and their respective counsel, held numerous telephone and in-person meetings and conducted ongoing discussions and negotiations on the terms and conditions of the potential merger. On August 17, 2005, National Penn’s counsel delivered a proposed merger agreement to Nittany’s counsel. From August 17, 2005 through September 6, 2005, National Penn and Nittany, and their respective counsel, held numerous conference calls to discuss the draft merger agreement, to negotiate further its terms and conditions, and to discuss the results of the “due diligence” examinations.

On August 24, 2005, National Penn’s Board of Directors approved the definitive merger proposal, subject to a final resolution of several “due diligence” issues. Those issues were resolved. On September 6, 2005, Nittany‘s Board of Directors met to review the merger proposal. After consideration of the interests of Nittany’s shareholders, customers, employees and the communities served by Nittany, the Nittany Board unanimously approved the merger proposal at this meeting. Before taking this action, the Nittany Board received presentations regarding the definitive proposal from Nittany’s counsel, Malizia, Spidi and Fisch, P.C. and from Ryan Beck & Co., Inc. At the Nittany Board meeting, Ryan Beck delivered its oral opinion that the merger consideration was fair to the shareholders of Nittany from a financial point of view (which opinion was subsequently confirmed by Ryan Beck in writing).

After the transaction was approved by the Nittany Board at its September 6, 2005 meeting, Nittany and National Penn signed the merger agreement, the related “affiliate” letters and employment agreements were also signed, and the transaction was publicly announced prior to the opening of business on September 7, 2005.

Nittany’s Reasons for the Merger

The Nittany board has unanimously determined that the merger is fair to, and in the best interests of, Nittany and its shareholders. In arriving at this determination and approving and recommending the merger agreement, the Nittany board, among other things, consulted with Ryan Beck with respect to the financial aspects and fairness of the merger consideration to the Nittany shareholders from a financial point of view and with its legal counsel as to the legal duties and the other terms of the merger agreement. The primary reason for the board's determination was its understanding of the results that could be expected to be obtained by Nittany if it continued to operate independently and the likely benefits and risks to shareholders of such course as compared with the value of the merger consideration being offered by National Penn. The board also believed that shareholders would benefit by having the opportunity to become part of a larger and more geographically diverse entity. Additionally, the board considered the opinion of Nittany’s financial advisor that the merger consideration is fair, from a financial point of view, to the holders of Nittany common stock.

In connection with its review and approval of the merger agreement and in the course of its deliberations, the board also considered numerous factors, including the following positive and negative factors:

Positive Factors

•	The value of the merger consideration being offered as compared to the book value, earnings per share and historical trading prices of the Nittany common stock;

•
The fact that Nittany shareholders who receive shares of National Penn common stock should experience an increase in the liquidity for their shares as the National Penn common stock is traded on the Nasdaq National Market rather than the OTC Bulletin Board and, historically, has a much larger volume of shares traded on a daily basis than trades in the Nittany common stock;

•
Nittany's positive perception about National Penn and its prospects due to its understanding of and review of information concerning the business, results of operations, financial condition, competitive position and future prospects of National Penn including the results of its due diligence review of National Penn;

•
The fact that Nittany shareholders who receive National Penn common stock in the merger will likely receive dividend income from such investment in the future, which dividend income on an exchange basis (assuming an exchange ratio of 1.975 shares of National Penn common stock for a share of Nittany common stock) is currently $1.26 per Nittany share on an annual basis;

•
National Penn’s agreement to maintain Nittany Bank as a separate division of National Penn Bank, operating under the name “Nittany Bank, a division of National Penn Bank” for at least five years after completion of the merger;

•
The fact that National Penn does not currently operate in Nittany’s market or contiguous markets and therefore it is not anticipated that any branches will be closed or a significant number of employees displaced;

•
The Nittany board's belief that pursuing the merger with National Penn would be more beneficial to shareholders than remaining independent due to the current and prospective environment in which Nittany operates, including national, regional and local economic conditions, the competitive environment for banks and other financial institutions generally and the increased regulatory burdens on financial institutions generally and the trend toward consolidation in the banking industry and in the financial services industry and the likely effects of these factors of Nittany in light of, and in the absence of, the proposed merger with National Penn;

•	The fact that there is no financing contingency on the part of National Penn to complete the merger nor is approval by the National Penn shareholders required;

•	The perceived ability of National Penn to receive the requisite regulatory approvals in a timely manner;

•
The terms and conditions of the merger agreement, including the parties' respective representations and warranties, the conditions to closing and termination provisions which the Board believed provided adequate assurances about the current operations of National Penn; and

•
The transaction eliminates the necessity and business risks associated with Nittany undertaking the additional capital investment necessary to expand Nittany’s product offerings as well as the expansion of its technology infrastructure in order to continue to grow the business franchise and shareholder value.

Negative Factors

•
The provisions in the merger agreement limiting the number of shares that may be exchanged for cash and for stock which is likely to result in some shareholders receiving a form of merger consideration other than what they actually elected;

•
The fact that the merger agreement provides for Nittany's payment of a termination fee of $4.75 million to National Penn if the merger agreement is terminated under certain limited circumstances although this factor was mitigated somewhat by the fact that such circumstances would generally involve the receipt of an acquisition proposal with a third party; and

•
The fact that the merger agreement limits Nittany's ability to solicit or discuss alternative transactions during the pendancy of the merger, although this was mitigated by the fact that Nittany's board is permitted, in certain circumstances in the exercise of its fiduciary duties, to engage in discussions with parties who submit an unsolicited proposal.

The Nittany board of directors also considered the fact that some of our officers and directors have interests in the merger described under “-Interests of Management and Others in the Merger” on page 60, that are in addition to and different from their interests as Nittany shareholders. The discussion of the information and factors considered by the Nittany board is not exhaustive, but includes all material factors considered by the Nittany board of directors. In view of the wide variety of factors considered by the Nittany board of directors in connection with its evaluation of the merger and the complexity of these matters, the Nittany board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The Nittany board of directors evaluated the factors described above, including asking questions of Nittany’s management and Nittany’s legal and financial advisors, and reached the unanimous decision that the merger was in the best interests of Nittany and Nittany shareholders. In considering the factors described above, individual members of the Nittany board of directors may have given different weights to different factors. The Nittany board of directors considered these factors as a whole, and overall considered them to be favorable to, and to support, its determination.

Recommendation of the Nittany Board of Directors

The Nittany board of directors has unanimously approved the merger and the merger agreement, and believes that the proposed merger is in the best interests of Nittany and its shareholders. Accordingly, the Nittany board of directors unanimously recommends that Nittany shareholders vote “FOR” approval of the merger agreement and the merger.

Opinion of Nittany’s Financial Advisor

Ryan Beck was engaged by Nittany to issue a fairness opinion to Nittany in connection with its potential acquisition by National Penn pursuant to the merger agreement dated September 6, 2005. Ryan Beck began working with Nittany on this engagement in August 2005. Ryan Beck, as a customary part of its business, is continually engaged in the valuation of banks, bank holding companies, savings and loan associations, savings banks and savings and loan holding companies in connection with mergers, acquisitions and other securities-related transactions. Ryan Beck has knowledge of, and experience with, the banking market in which Nittany operates and banking organizations within this market, and was selected by Nittany because of Ryan Beck’s knowledge of, experience with, and reputation in the financial services industry.

On September 6, 2005, the Nittany board of directors held a meeting to evaluate the proposed merger with National Penn. At the September 6 meeting, Ryan Beck rendered an oral opinion to Nittany’s board and subsequently confirmed that opinion in writing that as of September 6, 2005, that based on and subject to the assumptions, factors, and limitations set forth in the opinion given at that time, the consideration offered to Nittany shareholders was fair from a financial point of view based on the merger agreement. This opinion was subsequently updated as of December 7, 2005. A copy of the updated opinion is attached as Annex C to this proxy statement/prospectus. No limitations were imposed by the Nittany board of directors upon Ryan Beck with respect to the investigations made or procedures followed by it in arriving at its opinion.

The full text of Ryan Beck’s opinion, which sets forth assumptions made and matters considered, is attached as Annex C to this proxy statement/prospectus. You are urged to read the attached Ryan Beck opinion in its entirety. The Ryan Beck opinion is directed only to the financial fairness of the consideration offered to Nittany shareholders in the merger as provided and described in the merger agreement dated September 6, 2005 and does not constitute a recommendation to any shareholder as to how any Nittany shareholder should vote at the special meeting. We have not considered, nor are we expressing any opinion herein with respect to, the price at which National Penn’s common stock will trade following completion of the merger. The summary of the Ryan Beck opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the Ryan Beck opinion. In rendering its opinion, Ryan Beck does not admit that it is an expert within the meaning of the term “expert” as used within the Securities Act and the rules and regulations promulgated thereunder, or that its opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act and the rules and regulations promulgated thereunder.

Material and Information Considered with Respect to the Proposed Merger. In connection with its opinion, Ryan Beck reviewed the following information:

•	the merger agreement and related documents;
•	National Penn’s Form 10-K for the years ended December 31, 2004, 2003 and 2002, Form 10-Q for the periods ended June 30, 2005, March 31, 2005 and September 30, 2004;
•	National Penn’s Proxy Statement Dated April 25, 2005;
•	Nittany’s Form 10-KSB for the years ended December 31, 2004, 2003 and 2002, Form 10-QSB for the periods ended June 30, 2005, March 31, 2005 and September 30, 2004;
•	Nittany’s Proxy Statement Dated May 20, 2005;
•	the historical stock prices and trading volume of the National Penn common stock
•	certain operating and financial information provided to Ryan Beck by the management of National Penn relating to its business and prospects;
•	the publicly available financial data of commercial banking organizations which Ryan Beck deemed generally comparable to National Penn;
•	the historical stock prices and trading volume of the Nittany common stock;
•	certain operating and financial information provided to Ryan Beck by the management of Nittany relating to its business and prospects;
•	the publicly available financial data of bank and thrift organizations which Ryan Beck deemed generally comparable to Nittany; and
•	the terms of recent acquisitions of bank and thrift organizations which Ryan Beck deemed generally comparable in whole or in part to Nittany.

Additionally, Ryan Beck:

•	conducted or reviewed such other studies, analyses, inquiries and examinations as it deemed appropriate;
•	analyzed the impact of the merger on National Penn;
•	considered the future prospects of Nittany in the event it remained independent; and
•
met with certain members of Nittany’s and National Penn’s senior management to discuss Nittany’s and National Penn’s past and current business operations, regulatory standing, financial condition, strategic plan and future prospects, including any potential operating efficiencies and synergies, which may arise from the merger.

In connection with its review, Ryan Beck relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information regarding Nittany, National Penn and their respective subsidiaries that was publicly available or provided to Ryan Beck by Nittany and National Penn and their respective representatives. Ryan Beck is not an expert in the evaluation of allowances for loan losses. Therefore, Ryan Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the consolidated balance sheets of Nittany and National Penn as of June 30, 2005, and Ryan Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. Ryan Beck discussed certain operating forecasts and financial projections (and the assumptions and bases therefore) with the managements of Nittany and National Penn. Ryan Beck assumed that such forecasts and projections reflected the best currently available estimates and judgments of management. In certain instances, for the purposes of its analyses, Ryan Beck made adjustments to such forecasts and projections, which in Ryan Beck’s judgment were appropriate under the circumstances. Ryan Beck was not retained to, nor did it, make any independent evaluation or appraisal of the assets or liabilities of Nittany or National Penn or of their respective subsidiaries. Ryan Beck did not review any loan files of Nittany or National Penn or of their respective subsidiaries. Ryan Beck also assumed that the merger in all respects is, and will be, undertaken and completed in compliance with all laws and regulations that are applicable to National Penn and Nittany.

The preparation of a fairness opinion for a transaction such as the merger involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, Ryan Beck’s opinion is not readily susceptible to summary description. In arriving at its opinion, Ryan Beck performed a variety of financial analyses. Ryan Beck believes that its analyses must be considered as a whole and the consideration of portions of such analyses and the factors considered therein, or any one method of analysis, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Ryan Beck’s opinion. No one method of analysis was assigned a greater significance than any other.

The forecasts and projections discussed with Ryan Beck were prepared by the managements of Nittany and National Penn without input or guidance by Ryan Beck. Nittany and National Penn do not publicly disclose internal management projections of the type provided to Ryan Beck in connection with the review of the merger. Such projections were not prepared with a view towards public disclosure. The public disclosure of such projections could be misleading since the projections were based on numerous variables and assumptions which are inherently uncertain, including without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

In its analyses, Ryan Beck made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Nittany or National Penn. Any estimates contained in Ryan Beck’s analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals nor do they necessarily reflect the prices at which companies or their securities may actually be sold.

Ryan Beck’s opinion was based solely upon the information available to it and the economic, market and other circumstances, as they existed as of the date of the opinion. Ryan Beck did not and does not express any opinion as to the price or range of prices at which National Penn’s common stock might trade subsequent to the merger. Events occurring after the date of Ryan Beck’s opinion could materially affect the assumptions and conclusions contained in Ryan Beck’s opinion. Ryan Beck has not undertaken to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of this December 7, 2005 updated opinion.

The following is a brief summary of the analyses and procedures performed by Ryan Beck in the course of arriving at its opinion. The summary does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by Ryan Beck in the course of arriving at its opinion.

Analysis of Selected Publicly Traded Companies. Ryan Beck compared Nittany’s financial data as of June 30, 2005 to a peer group of 17 selected bank and thrift holding companies with assets between $275 million and $400 million located in Pennsylvania for which public trading and pricing information was available. In consideration of Nittany’s operating strategy and balance sheet composition, Ryan Beck has included both banks and thrifts within this peer group. Operating as a full service community bank, Nittany has maintained business lines in both commercial and non-commercial (residential mortgages) products. Nittany also has a reliance on non-banking lines of business (investment management services). Ryan Beck also gave consideration to the market area served by potential peer group members. All seventeen peer group members are located within Pennsylvania, but outside the greater Philadelphia marketplace. Ryan Beck deemed this group to be generally comparable to Nittany.

The results of the comparisons are reflected in the following table. The financial data and ratios shown in the table are as of or for the latest available twelve month period, and the market valuation multiples are based on market prices as of August 19, 2005.

	Nittany (1)	Peer Average	(1)	Peer Median	(1)
Capitalization
Total Assets (000s)	$326,517	$334,615		$321,447
Total Deposits (000s)	242,080	267,433		272,375
Total Shareholders' Equity (000s)	23,605	34,199		30,680
Total Equity / Assets	7.23%	10.20%		10.20%
Tangible Equity / Tangible Assets	6.73	9.81		8.85
Tier I Capital / Risk-Adj Assets	11.80	15.36		14.23
Total Capital / Risk-Adj Assets	13.00	17.00		15.23
Leverage Ratio	6.70	9.64		9.02
Total Borrowings / Total Assets	18.22	9.05		8.09

Asset Quality
Non-Performing Loans / Loans	0.06	0.60		0.33
Non-Performing Loans + 90 Days PD / Loans	0.11	0.79		0.47
Loan Loss Reserves / NPLs	15.85	251.33		239.86
Loan Loss Reserves / NPLs + 90 Days PD	792.33	259.54		229.27
Loan Loss Reserves / Loans	0.91	1.15		1.11
Non-Performing Assets / Assets	0.05	0.41		0.24
Non-Performing Assets + 90 Days PD / Assets	NA	0.49		0.33
Non-Performing Assets / Equity	0.64	4.24		3.42

Loan & Deposit Composition
Total Loans / Total Assets	80.43	60.43		64.12
Total Loans / Deposits	108.49	75.50		79.53
1-4 Family Loans / Total Loans	67.38	44.83		40.40
5+ Family Loans / Total Loans	5.51	1.31		0.41
Construction & Developmental Loans / Total Loans	5.28	1.95		1.51
Other Real Estate Loans / Total Loans	17.76	26.92		26.26
Real Estate Loans/Total Loans	95.93	75.02		76.10
Consumer Loans / Total Loans	0.79	6.67		4.36
Commercial Loans / Total Loans	3.28	14.39		13.21
Non-Interest Bearing Deposits/Total Deposits	4.82	13.04		11.80
Transaction Accounts/Total Deposits	84.80	58.94		60.51
Total CD's/Total Deposits	15.20	41.06		39.49
Time Deposits > $100,000 / Total Deposits	6.80	10.09		8.90

Performance
Return on Average Assets	1.20%	1.05		1.09
Return on Average Equity	18.48	10.82		10.98
Net Interest Margin	3.34	3.68		3.70

Yield on Interest Earning Assets	5.36		5.68		5.65
Non Interest Income / Average Assets	1.20		0.68		0.61
Non Interest Expense/Avg Assets	2.50		2.61		2.47
Salary Expense/Total Revenue	21.96		31.81		31.26
Occupancy & Equipment Expense/Avg Assets	0.25		0.35		0.32
Efficiency Ratio	55.78		62.39		61.97

Growth Rates
Asset Growth	17.41		5.15		3.41
Loan Growth Rate	21.82		8.65		6.31
Deposit Growth Rate	(0.43)		7.52		5.43
Revenue Growth Rate	34.05		7.88		6.36
EPS Growth Rate	61.20		3.01		6.15

Market Statistics
Stock Price at August 19, 2005	$32.75
Price / LTM EPS	19.70	x	19.79	x	17.10	x
Price / Book Value	293.30%		217.93%		193.00%
Price / Tangible Book Value	316.90		226.21		193.00
Market Capitalization ($M)	$69.20		$63.54		$56.40
Dividend Yield	1.53%		2.08%		2.24%

(1)	As of or for the latest available twelve-month period. Excludes impact of pending acquisitions.

Ryan Beck noted that Nittany’s loan mix is significantly different than that of the peer group. Approximately 67.38% of Nittany’s loans are 1-4 family mortgage loans, about 66.78% higher than the peer group median of 40.40%. Real estate loans in general comprise a higher percentage of loans than the peer median. The majority of Nittany’s total loans, 95.93%, are real estate loans compared to 76.10% for the peer median. As noted, Nittany’s lending activity has been concentrated on real estate loans. This operating focus has created low levels of both non-real estate commercial and consumer loans. Nittany is substantially below the peer median in both of these loan categories. Ryan Beck also noted that Nittany’s loan portfolio equaled approximately 80.43% of total assets versus a peer median of 64.12% of total assets. Nittany’s level of non-interest bearing demand deposits, at approximately 4.82% of total deposits, is less than half its peer median of 11.80%. With 84.80% of total deposits in transaction accounts, Nittany substantially outperforms the peer group (peer group median of 60.51%) in this ratio. Nittany’s certificates of deposit equaled 15.20% of total deposits versus a peer median of 39.49%.

Ryan Beck noted that the performance of Nittany as measured by return on average assets and return on average equity (1.20% and 18.48%, respectively) was significantly above that of the peer group median (1.09% and 10.98%, respectively). Contributing to Nittany’s higher than peer performance is its high level of non-interest income (1.20% of average assets, versus the peer group median of 0.61%), and more efficient use of capital (7.23% equity/assets versus the peer group median of 10.20%).

Additionally, Ryan Beck noted that Nittany’s level of non-performing loans, measured as a percentage of total loans, at 0.06% is below the peer median of 0.33%, consistent with the lower risk profile of its loan portfolio. At 0.91% and 792.33%, respectively, Nittany maintains a level of loan loss reserves as a percentage of total loans and as a percentage of non-performing loans, below the peer median of 1.11% and above the peer group median of 229.27%, respectively.

As a newer organization (Nittany initiated business in 1997) growth rates are elevated. Nittany far exceeds the peer group in all growth categories with the exception of deposit growth. Deposit growth is affected by the competitive nature of Nittany’s marketplace. There are over twenty financial institutions operating within Nittany’s marketplace.

Lastly, Ryan Beck noted that shares of the Nittany common stock were trading at higher multiple to its latest 12-month earnings per share (19.7x) than the peer median (17.1x). Utilizing stated book value as a measure, Nittany common stock trades at a ratio of 293.30% of stated book value. This compares to the peer median of 193.00%. The Nittany common stock price compared to tangible book value results in a ratio of 316.90%. This ratio is substantially greater than the peer group median of 193.00%. Nittany’s dividend yield of 1.53% was below the peer median of 2.24%.

Ryan Beck compared the financial data for National Penn to that of a peer group of 14 selected banks located in the Mid-Atlantic Region of the United States with assets between $2.5 billion and $10 billion for which public trading and pricing information was available. Ryan Beck deemed this group to be generally comparable to National Penn.

	Penn	(1)	Peer Average	(1)	Peer Median	(1)
Capitalization
Total Assets (000s)	$4,593,900		$4,700,835		$4,040,090
Total Deposits (000s)	3,059,627		3,299,093		2,945,733
Total Shareholders' Equity (000s)	438,835		431,341		345,956
Total Equity / Assets	9.55%		9.03%		9.22%
Tangible Equity / Tangible Assets	5.33		6.71		6.45
Tier I Capital / Risk-Adj Assets	10.14		11.56		10.64
Total Capital / Risk-Adj Assets	11.49		13.05		11.97
Leverage Ratio	7.94		8.16		7.98
Total Borrowings / Total Assets	22.97		19.04		18.08

Asset Quality
Non-Performing Loans / Loans	0.48		0.46		0.41
Non-Performing Loans + 90 Days Past Due / Loans	0.48		0.53		0.53
Loan Loss Reserves / NPLs	394.89		317.55		301.63
Loan Loss Reserves / NPLs + 90 Days Past Due	389.65		282.69		222.72
Loan Loss Reserves / Loans	1.88		1.19		1.16
Non-Performing Assets / Assets	0.31		0.30		0.25
Non-Performing Assets + 90 Days Past Due / Assets	0.31		0.33		0.32
Non-Performing Assets / Equity	3.24		3.40		2.76

Loan & Deposit Composition
Total Loans / Total Assets	64.64		61.15		63.50
Total Loans / Deposits	97.05		87.00		92.01
1-4 Family Loans / Total Loans	27.95		28.18		26.13
5+ Family Loans / Total Loans	2.64		1.49		1.33
Construction & Developmental Loans / Total Loans	7.34		8.38		6.63
Other Real Estate Loans / Total Loans	37.70		28.50		25.40
Real Estate Loans/Total Loans	75.63		66.55		69.48
Consumer Loans / Total Loans	1.98		9.14		6.52
Commercial Loans / Total Loans	17.39		20.46		14.39
Non-Interest Bearing Deposits/Total Deposits	4.59		16.91		16.55
Transaction Accounts/Total Deposits	69.93		64.90		60.77
Total CD's/Total Deposits	30.07		35.10		39.23
Time Deposits > $100,000 / Total Deposits	9.06		11.75		9.36

Performance
Return on Average Assets	1.20%		1.11		1.18
Return on Average Equity	12.56		12.69		13.66
Net Interest Margin	3.93		3.68		3.61
Yield / Cost Spread	3.62		3.21		3.26
Yield on Interest Earning Assets	5.83		5.54		5.62
Cost of Interest Bearing Liabilities	2.21		2.19		2.15
Non Interest Income / Average Assets	1.15		1.16		1.00
Non Interest Expense/Avg Assets	2.71		2.68		2.74
Salary Expense/Total Revenue	34.95		31.62		31.53
Occupancy & Equipment Expense/Avg Assets	0.39		0.41		0.40
Efficiency Ratio	56.38		57.55		57.54

Growth Rates
Asset Growth	7.98		9.01		5.61
Loan Growth Rate	9.34		15.48		8.80
Deposit Growth Rate	7.19		10.51		8.17
Revenue Growth Rate	19.76		14.16		11.97
EPS Growth Rate	2.20		12.82		7.60

Market Statistics
Stock Price at August 19, 2005	$25.18
Price / LTM EPS	16.70	x	16.76	X	16.30	x
Price / Book Value	198.90%		209.21%		216.20%
Price / Tangible Book Value	373.20		290.27		266.35
Market Capitalization ($M)	$873.50		$894.69		$818.00

Dividend Yield	3.18%	2.80%	3.22%

(1)	As of or for the latest available twelve-month period.

Ryan Beck noted that, although considered well-capitalized for regulatory capital purposes, National Penn’s capital level, as measured by the leverage ratio, is slightly below peer levels (7.94% for National Penn versus a peer group median of 7.98%). National Penn has a higher percentage of real estate loans (75.63%) and commercial loans (17.39%) to total loans as compared to the peer group medians (69.48% and 14.39%, respectively).

National Penn’s level of non-interest bearing demand deposits, at approximately 4.59% of total deposits, is less than 28% of its peer median of 16.55%. Transaction accounts represent 69.93% of National Penn’s total deposits. This compares to peer group’s ratio of 60.77%. National Penn’s certificates of deposit equaled 30.07% of total deposits versus a peer median of 39.23%.

Ryan Beck also noted National Penn’s asset quality was marginally weaker than the peer group, with non-performing loans to total loans of 0.48% compared to 0.41%, and non-performing assets to equity of 3.24% versus 2.76% for the peer group. At 1.88%, National Penn maintains a level of loan loss reserves, measured as a percentage of total loans, above the peer median of 1.16%, resulting in reserve coverage of non-performing loans of 394.89%, which is above the 301.63% median of its peers.

Additionally, Ryan Beck noted that the performance of National Penn as measured by return on average assets (1.20%) was in-line with that of its peer group median (1.18%). National Penn’s return on average equity (12.56%) trailed the peer group median (13.66%) by eight percent. National Penn’s net interest margin and non-interest income as a percentage of average assets of 3.93% and 1.15%, respectively, were slightly above the peer medians of 3.61% and 1.00%, respectively. National Penn’s asset and loan growth rates over the past 12 months (7.98% and 9.34%, respectively) are stronger than the peer group medians (5.61% and 8.80%, respectively) while its last 12-month earnings per share growth rate is lower than its peers (2.20% versus the peer group median of 7.60%).

Lastly, Ryan Beck noted that National Penn common shares were trading at a multiple to latest 12-month earnings (16.7x) in line with its peer group median (16.3x). National Penn’s common shares trade at a discount to its peers as a percentage of book value (198.90% versus peer group median of 216.20%). As a percentage of tangible book value (373.20% versus peer group median of 266.35%), National Penn common shares trade at a premium to its peers. As an active acquirer, National Penn has an elevated level of intangibles. Since 2000, National Penn has acquired five banking institutions and three insurance entities. National Penn’s dividend yield of 3.18% is in-line with the peer group median of 3.22%.

Analysis of Selected Transactions. Ryan Beck compared Nittany’s financial data as of June 30, 2005 with: the eleven Mid-Atlantic bank and thrift transactions announced since January 1, 2003 in which the seller had assets between $150 million and $500 million and for which pricing data pertaining to the transactions was publicly available (Applying similar rationale as the previous Nittany peer group, Ryan Beck has included both banks and thrifts within this screen of transactions).The following table compares selected ratios for Nittany’s last twelve-month performance with the ratios of the sellers in the above peer group of announced bank and thrift transactions.

	Nittany	Peer Group Average	Peer Group Median
Total Assets (000s)	$326,517	$342,641	$335,030
Tangible Equity/Tangible Assets	6.73%	8.87%	8.03%
Return on Average Assets	1.20	0.97	0.91
Return on Average Equity	16.01	11.04	11.08
Non-Performing Assets/Assets	0.05	0.43	0.37
Efficiency Ratio	55.78	66.22	67.71

Assuming an implied merger consideration value of $41.87 per share, Ryan Beck calculated the merger consideration value as a multiple of Nittany’s June 30, 2005 stated book value, tangible book value, last-twelve-month earnings per share ($1.66), and tangible book premium over core deposits, as follows:

Percentage of stated book value	3.61x
Percentage of tangible book value	3.87x
Multiple of last-twelve-month earnings per share	25.22x
Tangible Book Premium over Core Deposits	33.43%

The median pricing ratios for the comparable transactions adjusted for the change in the NASDAQ Bank Index between the date of announcement of the transaction and the date of the analysis are illustrated in the following chart:

	Price/Book Value	Price/Tangible Book Value	Price/LTM Earnings	Core Deposit Premium
Peer Group Median	2.75x	2.82x	26.70x	22.28%
Peer Group Average	2.83x	2.88x	27.95x	22.22%

The imputed value of Nittany, based upon the median pricing ratios of the comparable transactions, as adjusted, can be seen in the chart below:

Market Adjusted Valuations	Price/Book Value	Price/Tangible Book Value	Price/ LTM Earnings	Core Deposit Premium	Median
Peer Group Average	$31.62	$29.79	$46.40	$33.47	$32.55
Peer Group Median	$30.75	$29.15	$44.31	$33.53	$32.14

Ryan Beck noted that the value of the consideration being offered to Nittany’s shareholders at $41.87 per share was generally higher than the imputed values of the comparable transactions.

No company or transaction used in the Analysis of Selected Publicly Traded Companies and Analysis of Selected Transactions is identical to Nittany, National Penn or the merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical. Rather, the analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved, market areas in which the companies operate and other factors that could affect the trading values of the securities of the company or companies to which they are being compared.

Discounted Dividend Analyses. Using a discounted dividend analysis, Ryan Beck estimated the present value of the future dividend stream that Nittany could produce in perpetuity. As a basis for performing these analyses, Ryan Beck utilized the internal projections of Nittany management of $1.91 in 2006, $2.18 in 2007 and 12.50% growth thereafter. These projections are based upon various factors and assumptions, many of which are beyond the control of Nittany. These projections are, by their nature, forward-looking and may differ materially from the actual future values or actual future results for the reasons discussed above. Actual future values or results may be significantly more or less favorable than suggested by such projections. In producing a range of per share Nittany values, Ryan Beck utilized the following assumptions: discount rates ranging from 10.5% to 12.5%, terminal price/earnings multiples ranging from 14.00x to 16.00x (which, when applied to terminal year estimated earnings, produces a value which approximates the net present value of the dividends in perpetuity, given certain assumptions regarding growth rates and discount rates), and earnings that include estimated savings in Nittany’s non-interest expense equal to 20.00% in the first year following the merger, and 25.00% in the second year following the merger, with 5.00% growth thereafter. These cost savings assumptions are higher than what National Penn expects to achieve. These cost savings are meant to represent a reasonable assumption for a typical in-market acquiror. The discounted dividend analyses produced the range of net present values per share of Nittany common stock illustrated in the chart below:

Based on Internal Nittany EPS
Terminal Year Multiple of Earnings		Discount Rates
		10.50%	11.50%	12.50%
	14.00x	$35.46	$33.95	$32.52
	15.00x	$37.54	$35.93	$34.41
	16.00x	$39.62	$37.91	$36.30

Ryan Beck noted that the merger consideration value of $41.87 per share of Nittany common stock exceeds the estimated value derived from the discounted dividend analysis.

These analyses do not purport to be indicative of actual values or expected values or an appraisal range of the shares of Nittany common stock. The discounted dividend analysis is a widely used valuation methodology, but Ryan Beck noted that it relies on numerous assumptions, including expense savings levels, dividend payout rates, terminal values and discount rates, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

Analysis of Break-Even Returns: Using a break-even analysis, Ryan Beck estimated the earnings growth rate necessary for Nittany to have a total return, measured on a present value basis, equal to the price they could receive in the merger. In producing a range of required earnings growth rates, Ryan Beck utilized the following assumptions: Nittany’s last 12 months earnings per share of $1.66, discount rates ranging from 10% to 16%, terminal year price/earnings multiples ranging from 13.00x to 19.00x, 25% dividend payout ratio and a 15% assumed growth rate in assets. The break-even analysis produced the range of three-year growth rates illustrated in the table below.

	Terminal Year
	Multiple of	Discount Rate
	Earnings	10.0%	12.0%	14.0%	16.0%

Trading	13.00 x	34.3%	36.7%	28.6%	30.8%
Market
Multiples
	15.00 x	28.5%	30.7%	25.4%	27.6%

	17.00 x	18.4%	20.5%	27.9%	30.0%
Acquisition
Multiples
	19.00 x	16.0%	18.1%	23.4%	25.6%

Ryan Beck noted that Nittany’s strategic plan called for three-year earnings growth rates less than those indicated above. This analysis does not purport to be indicative of actual values or expected values or an appraisal range of the shares of Nittany common stock. The break-even analysis is a widely used valuation methodology, but Ryan Beck noted that it relies on numerous assumptions, including projected earnings, price/earnings multiples, discount rates, dividend payout ratio and National Penn’s $41.87 offer per share to Nittany shareholders, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

Financial Impact Analysis: In order to measure the impact of the merger on the combined company’s operating results and financial position after the merger, Ryan Beck analyzed the pro forma effects of the merger for 2006. In performing this analysis Ryan Beck utilized a pro forma summary balance sheet and income statement for National Penn. For its analysis, Ryan Beck used the 2006 consensus analyst earnings per share estimate for National Penn of $1.78. Ryan Beck used the internal 2006 earnings estimate of $1.91 per share for Nittany. In its analysis, Ryan Beck utilized after-tax cost savings assumptions of approximately $494,000 in Year 1 (2006) and approximately $741,000 in Year 2 (2007). These cost savings respectively represent 10% and 15% of Nittany’s current non-interest expense. The estimates of cost savings were provided to us by National Penn. It was noted that the transaction would be accretive to National Penn’s book value per share by 7.05% and dilutive to tangible book value per share by 10.48%. There was a negative impact in our analysis to National Penn’s 2006 projected EPS of about 2%. This analysis does not include the impact of any potential revenue enhancements available to the combined entity, but does include the impact of assumed purchase accounting adjustments as of the announcement date, where available to us.

Ryan Beck analyzed the impact of the merger on National Penn values per Nittany share based on the exchange ratio of 1.98625 shares of National Penn common stock for each share of Nittany common stock. That analysis found that based on such exchange ratio, Nittany’s equivalent projected 2006 earnings per share would increase by approximately 45.16%, stated book value would increase by approximately 81.76% and tangible book value would decrease by approximately 10.58%. Ryan Beck also noted that a Nittany shareholder receiving all National Penn common stock as consideration would receive pro forma equivalent dividends of $1.27 per Nittany common share representing a 154.25% increase to current Nittany dividends. The actual results achieved may vary materially from the projected results.

With regard to Ryan Beck’s services in connection with the merger, Nittany paid Ryan Beck a fee of $33,000 upon execution of the merger agreement, which will be credited against the final fairness opinion fee paid to Ryan Beck. Nittany will pay a fairness opinion fee of $100,000. In addition, Nittany has agreed to reimburse Ryan Beck for its reasonable out-of-pocket expenses, including the fees and disbursements of Ryan Beck’s legal counsel, which shall not exceed $5.000 without the prior consent of Nittany. Nittany has also agreed to indemnify Ryan Beck and certain related persons against certain liabilities, including liabilities under federal securities law, incurred in connection with its services.

Ryan Beck has had no prior investment banking relationship with Nittany. Ryan Beck’s research department does not provide published investment analysis on Nittany. Ryan Beck is a market maker in Nittany.

Ryan Beck has not had an investment banking relationship with National Penn in the past three years. Ryan Beck’s research department does not provide published investment analysis on National Penn. Ryan Beck is a market maker in National Penn common stock.

In the ordinary course of Ryan Beck’s business as a broker-dealer, it may actively trade equity securities of Nittany and equity securities of National Penn for its own account and the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

National Penn’s Reasons for the Merger

National Penn's acquisition strategy consists of identifying financial institutions with business philosophies that are similar to those of National Penn, which operate in strong markets that are geographically compatible with National Penn's operations, and which can be acquired at an acceptable cost. In evaluating acquisition opportunities, National Penn generally considers potential revenue enhancements and operating efficiencies, asset quality, interest rate risk, and management capabilities.

In determining the terms of its proposal for Nittany and whether to enter into the merger agreement, National Penn's board of directors considered a number of factors, including the following:

•
The geographic location of Nittany’s franchise, which helps National Penn expand its presence into Centre County, Pennsylvania and represents National Penn’s first expansion into State College, Pennsylvania, a geographic area which presents the possibility of strong growth.

•	Nittany’s customer service-oriented emphasis and community office bank structure, which are consistent with National Penn's general business approach.

•	Nittany’s strong management team, who have the leadership talent to ensure the continuation of National Penn’s tradition of high performance community offices.

•	The ranking of Nittany as among the best of the remaining independent banks in Centre County relative to net interest margin, overhead efficiency and return on equity.

•	The financial condition, operating results and future prospects of National Penn and Nittany.

•
Historical pro forma financial information on the merger, including, among other things, pro forma book value and earnings per share information, dilution analysis, and capital ratio impact information.

•
A review of comparable transactions, including a comparison of the price being paid in the merger with the prices paid in other comparable financial institution mergers, expressed as, among other things, multiples of book value and earnings.

•	Management's view, based on, among other things, such comparable transactions review, that the consideration paid is fair to National Penn and its shareholders from a financial point of view.

In approving the transaction, the National Penn board did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision making process. Individual directors may have given one or more factors more weight than other factors. The emphasis of the National Penn board's discussion, in considering the transaction, was on the strategic benefits and financial aspects of the transaction, particularly:

•	The enhanced franchise value discussed above, including pro forma market share information relating to deposits and loan origination in Centre County, Pennsylvania.

•	Perceived opportunities to increase the combined company's commercial lending, and to reduce the combined company's operating expenses, following the merger.

•
The expectation that the merger would be non-dilutive to earnings per share by the end of the first year of combined operations, and accretive in the second year in light of the potential revenue enhancements and cost savings.

There can be no certainty that the above benefits of the merger anticipated by the National Penn board will occur. Actual results may vary materially from those anticipated. For more information on the factors that could affect actual results, see "A Warning About Forward-Looking Information" on page 20 and “Risk Factors” at page 17.

Terms of the Merger

Effect of the Merger

Upon completion of the merger, the separate legal existence of Nittany will cease. Nittany will be merged into National Penn. All property, rights, powers, duties, obligations, debts and liabilities of Nittany will automatically be deemed transferred to National Penn, as the surviving company in the merger. National Penn and National Penn Bank will continue to be governed by their respective articles of incorporation/articles of association and the bylaws as in effect immediately prior to the merger.

As part of the merger of Nittany into National Penn, Nittany Bank will become a subsidiary of National Penn and ultimately retain its name as a separate banking division called "Nittany Bank, a Division of National Penn Bank".

What You Will Receive in the Merger

In the merger, you are entitled to elect to receive either 1.975 shares of National Penn common stock, subject to adjustment pursuant to the market value of National Penn common stock during the ten day trading period ending on the day prior to the Nittany shareholders meeting, as described above in “The Merger” beginning on page 24 or $42.43 in cash for each share of Nittany common stock you own. You may elect to receive cash, National Penn common stock or a combination of both for your Nittany shares. Your election, however, is subject to allocation procedures described below which limit the aggregate amount of National Penn common stock and the aggregate amount of cash that will be exchanged for Nittany common stock in the merger. In the discussions below, we may refer to the number of shares of National Penn common stock to be received for each share of Nittany common stock being converted into National Penn common stock as the “per share stock consideration,” and to the amount of cash to be received for each share of Nittany common stock being converted into cash as the “per share cash consideration.”

Under the merger agreement

•
the number of shares of Nittany common stock that will be exchanged for National Penn common stock will be equal to 70% of the total number of shares of Nittany common stock issued and outstanding on the effective date of the merger, and

•
the number of shares of Nittany common stock that will be exchanged for $42.43 per share in cash upon completion of the merger will be equal to 30% of the total number of shares of Nittany common stock issued and outstanding on the effective date.

In the discussions below, we may refer to the total amount of stock to be issued to Nittany shareholders in the merger as the “aggregate stock consideration” and the total amount of cash to be issued to Nittany shareholders in the merger as the “aggregate cash consideration.”

As of December 1, 2005, the aggregate cash consideration to be paid by National Penn to Nittany shareholders is approximately $29,000,000. The remaining merger consideration will be issued in the form of shares of National Penn common stock. As a result, the actual allocation of cash and shares of National Penn common stock that Nittany shareholders receive in the merger will depend on the elections of other Nittany shareholders, and may be different from what a Nittany shareholder actually elects. Since the aggregate amount of cash consideration to be paid to Nittany shareholders is fixed, to the extent that Nittany shareholders either oversubscribe or undersubscribe for the available pool of cash consideration, National Penn’s exchange agent will allocate among such oversubscribing or undersubscribing Nittany shareholders based upon the allocation procedures set forth in the merger agreement and described further below.

Because the exchange ratio of 1.975 shares of National Penn common stock for each share of Nittany common stock is not fixed and is subject to adjustment based on changes in the market value of National Penn’s common stock during the ten day trading period ending on the day prior to the Nittany shareholder meeting, as described above, the value of the per share stock consideration that is received in the merger may not be substantially equivalent to the $42.43 per share cash consideration. In addition, no assurance can be given that the value of the per share stock consideration that is received by a Nittany shareholder at the effective time of the merger will be substantially equivalent to the value of the per share stock consideration as it would be computed at the time of the vote to approve the merger or at the time Nittany shareholders elect the form of merger consideration to be received. As the market value of National Penn common stock fluctuates, based on numerous factors, the value of the shares of National Penn common stock that a Nittany shareholder will receive will correspondingly fluctuate, and may be greater or less than the $42.43 per share cash consideration.

The stock exchange ratio (1.975 shares of National Penn common stock for each share of Nittany common stock, subject to adjustment pursuant to changes in the National Penn market value, as described in “The Merger” beginning on page 24 above) will be appropriately adjusted if there is a stock split, stock dividend, reverse stock split or other similar event regarding National Penn common stock before completion of the merger. By way of illustration, if National Penn would declare and pay a stock dividend of 5% on or prior to the effective date of the merger, the stock exchange ratio would be adjusted upward by 5% and those Nittany shareholders entitled to receive National Penn common stock would receive 2.074 shares of National Penn common stock for each share of Nittany common stock.

Illustration of Election Alternatives for Nittany Shareholders

The following table shows the relationship between the closing value share price of National Penn common stock and the total amount of consideration that would be received in exchange for 100 shares of Nittany common stock, depending on whether the holder of Nittany stock elected to receive all cash, all stock, or a mix of both cash and stock and no proration occurs. During the third quarter of 2005, the highest closing sale price of National Penn common stock was $22.136 and the lowest closing sale price of National Penn common stock was $19.08. The following comparisons are independent of tax considerations.

ILLUSTRATIVE ELECTION ALTERNATIVES FOR A HOLDER OF
100 SHARES OF NITTANY COMMON STOCK

		Mixed Election			Cash Election	Stock Election
Assumed Closing Price of National Penn Common Stock	Exchange Ratio	Cash Received (1)	Value of National Penn Stock Received (1, 2)	Total Consideration Received for 100 Shares	Cash Received (Total Consideration Received)	Value of National Penn Stock Received (3)
$22.28	1.975	$2,121	$2,200	$4,321	$4,243	$4,400
$22.136	1.975	$2,121	$2,186	$4,307	$4,243	$4,372
$20.25	1.975	$2,121	$2,000	$4,121	$4,243	$3,999

$19.08	2.096	$2,121	$2,000	$4,121	$4,243	$3,999

$18.98	2.107	$2,121	$2,000	$4,121	$4,243	$3,999
$18.97	2.003	$2,121	$1,900	$4,021	$4,243	$3,800

$17.60	2.159	$2,121	$1,900	$4,021	$4,243	$3,800

(1) This assumes that 50% (50 shares) of the Nittany shares are exchanged for the cash consideration of $42.43 per share and 50% are exchanged for National Penn common stock.
(2) This is the value of 50 shares of Nittany common stock, resulting from application of the appropriate exchange ratio for shares of National Penn common stock for each share of Nittany common stock, based on the sliding scale set forth in the merger agreement.

(3) This is the value of 100 shares of Nittany common stock, resulting from the application of the appropriate exchange ratio for shares of National Penn common stock for each share of Nittany common stock, based on the sliding scale set forth in the merger agreement.

Election and Exchange Procedures

Subject to the allocation process described in the next section, each Nittany shareholder may elect to receive with respect to his or her shares of Nittany common stock, all National Penn common stock, all cash or a combination of National Penn common stock and cash.

Stock Election Shares. Nittany shareholders who validly elect to receive National Penn common stock for some or all of their shares will receive the per share stock consideration for that portion of the shareholder’s shares of Nittany common stock equal to the shareholder’s stock election, subject to the allocation process described below. In our discussion, we refer to shares held by shareholders who have made stock elections as “stock election shares.”

Cash Election Shares. Nittany shareholders who validly elect to receive cash for some or all of their shares will receive the per share cash consideration for that portion of the shareholder’s shares of Nittany common stock equal to the shareholder’s cash election, subject to the allocation process described below. In our discussion below, we refer to shares held by Nittany shareholders who have made cash elections as “cash election shares.”

No Election Shares. Shares held by Nittany shareholders (1) who indicate that they have no preference as to whether they receive National Penn common stock or cash, (2) who do not make a valid election, or (3) who fail to properly perfect dissenters’ rights will be deemed to be “no election shares.” No election shares will be converted into the per share stock consideration unless there is an oversubscription of the stock consideration, in which case the no election shares will be converted into the per share cash consideration.” See “- Allocation of National Penn Common Stock and Cash” on page 46 below.

In the aggregate, a fixed amount of stock consideration and cash consideration will be paid to Nittany shareholders as described above. Accordingly, there is no assurance that a Nittany shareholder will receive the form of consideration that the shareholder elects with respect to any or all of his or her shares of Nittany common stock. If the elections of Nittany shareholders result in an oversubscription for the available pool of stock consideration or the cash consideration, the procedures for allocating National Penn common stock and cash to be received by Nittany shareholders will be followed by National Penn’s exchange agent. See “- Allocation of National Penn Common Stock and Cash” below.

Election Form. Concurrently with its mailing of this proxy statement/prospectus, National Penn’s exchange agent has mailed to you an election form along with instructions on electing to receive National Penn common stock or cash or a combination of stock and cash for your Nittany stock. The deadline for making your election will be 5:00 p.m. on the date of the Nittany shareholders meeting. You must carefully follow the instructions from National Penn’s exchange agent. Your election will be properly made only if by the deadline date, you have submitted to National Penn’s exchange agent at its designated office, a properly completed and signed election form that is accompanied by your Nittany stock certificate(s). The Nittany stock certificate(s) must be in a form that is acceptable for transfer (as explained in the election form). If your election is not properly made, your shares of Nittany stock will be treated as “no election shares.” Neither National Penn nor its exchange agent will be under any obligation to notify any person of any defects in an election form.

As soon as reasonably practicable following the merger and upon the surrender by shareholders of any certificates representing Nittany common stock, National Penn’s exchange agent will mail to Nittany shareholders a statement evidencing book-entry shares representing the aggregate number of shares that Nittany shareholder has a right to receive and/or checks representing the cash consideration for shares of Nittany common stock, to former shareholders of Nittany who have timely submitted an effective election form along with their Nittany stock certificates.

If you do not timely submit an election form along with your certificates for Nittany common stock, you will receive from National Penn’s exchange agent promptly after completion of the merger a letter of transmittal with instructions for submitting your Nittany stock certificate for exchange for National Penn common stock or the cash consideration of $42.43 per share. At that time, you will need to carefully review the instructions, complete the materials enclosed with the instructions and return the materials along with your Nittany stock certificate. Whether you will receive National Penn common stock or cash will depend on the election of other Nittany shareholders. (See “- Allocation of National Penn Common Stock and Cash” on page 46 below.) Within ten business days after receipt of the properly completed letter of transmittal and your Nittany stock certificate, National Penn’s exchange agent will mail a statement evidencing book-entry shares of National Penn common stock or a check (or a combination of stock certificate and check) for the merger consideration. No interest will be paid on any cash payment.

Statements evidencing book-entry shares of National Penn common stock will be dated the effective date of the merger and will entitle the holders to dividends, distributions and all other rights and privileges of a National Penn shareholder from the effective date. Until the certificates representing Nittany common stock are surrendered for exchange after completion of the merger, holders of such certificates will not receive the cash or stock consideration or dividends or distributions on the National Penn common stock into which such shares have been converted. When such certificates are surrendered, any unpaid dividends or other distributions will be paid without interest. National Penn has the right to withhold dividends or any other distributions on its shares until the Nittany stock certificates are surrendered for exchange.

Until surrendered, each Nittany stock certificate, following the effective date, is evidence solely of the right to receive the merger consideration. In no event will either National Penn or Nittany be liable to any former Nittany shareholder for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

Fractional shares of National Penn common stock may be issued in connection with the merger pursuant to the exchange agent’s direct registration system, providing for the payment of common stock consideration in book-entry form. Shares of Nittany common stock issued and held by Nittany as treasury shares as of the effective date, if any, will be canceled.

Allocation of National Penn Common Stock and Cash

Notwithstanding the election of Nittany shareholders to receive cash, National Penn common stock or a combination of stock and cash in the merger:

•
the number of shares of Nittany common stock that will be exchanged for National Penn common stock will be equal to 70% of the total number of shares of Nittany common stock issued and outstanding on the effective date of the merger and

•
the number of shares of Nittany common stock that will be exchanged for $42.43 each in cash upon completion of the merger will be equal to 30% of the total number of shares of Nittany common stock issued and outstanding on the effective date of the merger.

Oversubscription of the Stock Consideration. If the aggregate number of shares of National Penn common stock that would be issued in the merger upon the conversion of the stock election shares is more than the aggregate stock consideration, then:

•	all cash election shares and all no election shares will be converted into the per share cash consideration;

•
National Penn’s exchange agent will then convert on a pro rata basis a sufficient number of stock election shares into cash election shares such that the aggregate cash amount that will be paid in the merger equals as closely as possible the aggregate cash consideration

•	all shares converted into cash election shares through the pro rata process described in the point above will be converted into the per share cash consideration; and

•	the remaining shares will be converted into the per share stock consideration.

Oversubscription of the Cash Consideration. If the aggregate cash amount that would be paid in the merger upon the conversion of the cash election shares is more than the aggregate cash consideration, then:

•	all stock election shares and all no election shares will be converted into the per share stock consideration;

•
National Penn’s exchange agent will then convert on a pro rata basis a sufficient number of cash election shares into stock election shares such that the aggregate cash amount that will be paid in the merger equals as closely as possible the aggregate cash consideration;

•	all shares converted into stock election shares through the pro rata process described in the point above will be converted into the per share stock consideration; and

•	the remaining shares will be converted into the per share cash consideration.

Because the United States federal income tax consequences of receiving National Penn common stock, cash, or both National Penn common stock and cash will differ, Nittany shareholders are urged to read carefully the information set forth under the caption “Material Federal Income Tax Consequences” beginning on page 69 and to consult their tax advisors for a full understanding of the merger’s tax consequences to them. In addition, because the per share stock consideration can fluctuate in value during the election period, the economic value per share received by Nittany shareholders who receive the stock consideration may, as of the date of receipt by them, be more or less than the amount of cash consideration per share received by Nittany shareholders who receive cash consideration.

Stock Options

As of the record date for the special meeting, various directors, officers and employees of Nittany held options to purchase a total of 90,909 shares of Nittany common stock, all granted under Nittany’s stock option plan. When the merger takes place, each Nittany stock option still outstanding will cease to be a right to purchase shares of Nittany common stock and will be converted automatically into an option to purchase shares of National Penn common stock. National Penn will assume each such option, in accordance with the terms of the Nittany stock option plan, except that from and after the merger's effective date:

•
National Penn and its board of directors or a duly authorized committee of the board will be substituted for Nittany and Nittany’s board of directors or board committee to administer the Nittany stock option plans.

•	Each Nittany stock option assumed by National Penn may be exercised solely for shares of National Penn common stock. The number of shares of National Penn common stock issuable upon the exercise of the converted options and the exercise price for the converted option will be appropriately adjusted to reflect the merger consideration. This adjustment is described in the following two paragraphs.

•	The number of shares of National Penn common stock subject to each converted option will be equal to the quotient of (1) the product of the number of shares of Nittany common stock originally subject to that option times the original exercise price of that option; divided by (2) the adjusted exercise price of that option immediately following the effective date of the merger.

•
The exercise price of each Nittany option immediately after the effective date will be equal to the quotient of: (x) the product of the closing price of National Penn common stock on the effective date of the merger times the original exercise price of that option, divided by (y) $42.43 (the per share cash consideration in the merger).

National Penn Common Stock

Each share of National Penn common stock outstanding immediately prior to completion of the merger will remain outstanding and unchanged by the merger.

Effective Date

The merger will take effect when all conditions to the merger, including obtaining shareholder and regulatory approval, have been fulfilled or waived or as soon as practicable thereafter as we mutually select. Regulatory approval cannot be waived. We presently expect to close the merger in the first quarter of 2006. See "The Merger-Conditions to the Merger” on page 52 and "The Merger- Regulatory Approvals" on page 57.

Representations and Warranties

The merger agreement contains customary representations and warranties relating to, among other things:

•	Organization of National Penn and Nittany and their respective subsidiaries.

•	Capital structures of National Penn and Nittany.

•	Due authorization, execution, delivery, performance and enforceability of the merger agreement.

•	Consents or approvals of regulatory authorities or third parties necessary to complete the merger.

•	Consistency of financial statements with accounting principles generally accepted in the United States.

•	Absence of material adverse changes, since June 30, 2005, in the consolidated assets, business, financial condition or results of operations of National Penn or Nittany.

•	Filing of tax returns and payment of taxes.

•	Absence of undisclosed material pending or threatened litigation.

•	Compliance with applicable laws and regulations.

•	Retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974.

•	Quality of title to assets and properties.

•	Maintenance of adequate insurance.

•	Absence of undisclosed brokers' or finders' fees.

•	Absence of material environmental violations, actions or liabilities.

•	Compliance with the Community Reinvestment Act of 1977, as amended.

•
Accuracy of information supplied by National Penn and Nittany for inclusion in the registration statement filed under the Securities Act of 1933, as amended, in connection with the issuance of National Penn common stock in the merger, this document, and all applications filed with regulatory authorities for approval of the merger.

•	Related party transactions.

•	Documents filed with the Securities and Exchange Commission and the accuracy of information contained therein
.
•	Receipt of fairness opinions.

•	Validity and binding nature of loans reflected as assets in the financial statements of Nittany and National Penn.

•	Allowance for loan losses.

•	Tax and accounting treatment of the merger.

•	Sarbanes-Oxley Act compliance.

Nittany has also represented to National Penn that it has taken all actions necessary to exempt the merger from any state anti-takeover statute. National Penn has also represented that it has adequate funds and authorized but unissued shares of common stock to complete the merger.

Conduct of Business Pending the Merger

In the merger agreement, we each agreed to use our reasonable good faith efforts to preserve our business organizations intact, to maintain good relationships with employees, and to preserve the goodwill of customers and others with whom we do business.

In addition, Nittany agreed to conduct its business and to engage in transactions only in the ordinary course of business, consistent with past practice, except as otherwise required by the merger agreement or consented to by National Penn. Nittany also agreed in the merger agreement that Nittany will not, without the written consent of National Penn:

•	Change its articles of incorporation or bylaws.

•
Change the number of authorized or issued shares of its capital stock; repurchase any shares of its capital stock; redeem or otherwise acquire any shares of its capital stock; or issue or grant options or similar rights with respect to its capital stock or any securities convertible into its capital stock, except for an issuance of Nittany common stock upon the valid exercise of any Nittany options issued and outstanding on September 6, 2005, but excluding any options where the exercise would breach a letter agreement of a Nittany director or officer.

•
Declare, set aside or pay any dividend or other distribution in respect of its capital stock, except that Nittany may declare and pay a semi-annual cash dividend at a rate of $0.25 per share in December 2005 and if the merger is not completed by March 31, 2006, Nittany may pay an additional cash dividend of $0.125 per share and if the merger is not completed by June 30, 2006, Nittany may pay an additional cash dividend of $0.125 per share and any subsidiary of Nittany may pay dividends to Nittany to the extent permitted by applicable regulatory restrictions.

•
Grant any severance or termination pay, except in accordance with policies or agreements in effect on September 6, 2005; or enter into or amend any employment, consulting, severance, "change-in-control" or termination contract or arrangement.

•	Grant any job promotions except in accordance with past practice.

•
Grant any pay increase or pay any bonus except for: (1) routine periodic increases, merit pay increases and pay raises in connection with promotions, all in accordance with past practice, provided that such pay increases and raises shall not exceed five percent in the aggregate; (2) annual bonuses in the ordinary course as accrued on the most recent balance sheet prior to the date of payment, determined consistently with past practice and (3) retention bonuses on account of the merger granted in good faith reasonable amounts not exceeding $175,000 in the aggregate.

•	Engage in any merger, acquisition, leasing, purchase and assumption transaction or any similar transaction; or open, relocate or close any office or take any action with respect thereto.

•	Dispose of or encumber any assets or incur any debt other than in the ordinary course of business and consistent with past practice.

•	Take any action which would result in any of the conditions to the closing of the merger to not be satisfied.

•
Waive, release, grant or transfer any rights of material value, or modify or change in any material respect any existing material agreement to which Nittany is a party, other than in the ordinary course of business, consistent with past practice.

•	Change any accounting methods, principles or practices, except as may be required by accounting principles generally accepted in the United States.

•	Implement any new employee benefit or welfare plan, or amend any such plan except as required by law.

•
Amend or otherwise modify its underwriting and other lending guidelines and policies or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice.

•
Enter into, renew, extend or modify any transaction with any affiliate of Nittany, other than deposit and loan transactions in the ordinary course of business and which comply with applicable laws and regulations.

•	Enter into any interest rate swap, floor or cap or similar arrangement.

•	Take any action that would give rise to a right of payment to any person under any employment agreement, except in the ordinary course of business consistent with past practice.

•
Purchase any security for its investment portfolio not rated "AAA" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc. or with a remaining maturity of more than five years.

•
Except as already disclosed to National Penn, make any capital expenditure of $100,000 or more; undertake or enter into any lease, contract or other commitment, other than in the ordinary course of business, involving an unbudgeted expenditure of more than $100,000 or extending beyond 12 months from September 6, 2005.

•	Take any action that would preclude the treatment of the merger as a reorganization under Section 368 of the Internal Revenue Code of 1986.

•	Agree to do any of the foregoing.

Nittany also agreed in the merger agreement, among other things:

•
To permit National Penn, if National Penn elects to do so at its own expense, to cause a "phase I environmental audit" to be performed at any physical site owned or occupied by Nittany, provided it is commenced within 30 days of the date of the merger agreement.

•
To obtain an updated fairness opinion from Ryan Beck to the effect that the consideration is fair to Nittany shareholders, dated not more than ten days prior to the mailing of the proxy statement/prospectus to its shareholders.

•	To submit the proposed merger to its shareholders for approval at a special meeting to be held as soon as practicable, with an approval recommendation by its board of directors.

•
National Penn agreed to permit Nittany to accept the surrender of certain stock options for cancellation in exchange for payment of cash of the spread on the stock options and to permit Nittany to purchase two “key man” life insurance policies naming itself as beneficiary, insuring the life of David Z. Richards, under one policy for a period of two years for $3,500,000 and under the other policy, for a period of ten years for $1,500,000.

We jointly agreed, among other things:

•	To prepare all applications for, and use our reasonable best efforts to obtain, all required regulatory approvals.

•	To prepare the registration statement of which this proxy statement/prospectus forms a part.

•	Subject to the terms of the merger agreement, to take all actions necessary to complete the transactions contemplated by the merger agreement.

•	To provide access to the other to its business, properties and assets.

•	To maintain adequate insurance.

•	To maintain accurate books and records.

•	To file all tax returns and pay all taxes when due.

•	To cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations and competitive market issues, terminate

•
 any contract or arrangement Nittany or any Nittany subsidiary may have with an outside service bureau or other vendor of services (including, but not limited to, any entity that provides data processing services for Nittany or Nittany Bank), provided that no such termination shall be effective until the effective date of the merger; or

•
 any in-house back office, support, processing or other operational activities or services of Nittany or any Nittany subsidiary, including accounting, loan processing and deposit services, and substitute a contract or arrangement between National Penn or any National Penn subsidiary and Nittany for the provision of similar services to Nittany.

•	To deliver to each other monthly and quarterly financial statements.

•	To deliver to each other all public disclosure documents that may be filed under the Securities Exchange Act of 1934.

•	To agree upon the form and substance of any press release or public disclosure related to the proposed merger.

Conditions to the Merger

Our obligations to complete the merger are subject to various conditions, including the following:

•	The merger agreement shall have been duly approved by the Nittany shareholders.

•
All necessary governmental approvals for the merger shall have been obtained, all waiting periods required by law or imposed by any governmental authority with respect to the merger shall have expired and no approval shall contain any condition or requirement which could adversely affect the contemplated benefits from the merger. See "The Merger-Regulatory Approvals" on page 57.

•	There shall not be any order, decree, or injunction in effect preventing the completion of the transactions contemplated by the merger agreement.

•
Nittany and National Penn shall have received an opinion of National Penn’s counsel that, among other things, the merger will be treated for federal income tax purposes as a “reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986 and any gain realized in the merger will be recognized only to the extent of cash or other property (other than National Penn common stock) received in the merger. See "The Merger-Material United States Federal Income Tax Considerations" on page 69.

•
The accuracy in all material respects as of September 6, 2005, and as of the effective date of the merger, of the representations and warranties of the other, except as to any representation or warranty which specially relates to an earlier date and except as otherwise contemplated by the merger agreement.

•	The other's performance in all material respects of all covenants and obligations required to be performed by it at or prior to the effective date of the merger.

•	The effectiveness of the registration statement of which this proxy statement/prospectus forms a part.

•	Other conditions which are customary for transactions of the type contemplated by the merger agreement.

Nittany’s obligation to complete the merger is subject to the following additional conditions:

•	The shares of National Penn common stock to be issued in the merger shall have been authorized for quotation on Nasdaq.

•	No event shall have occurred triggering any right or entitlement under National Penn’s shareholder rights plan.

•	Neither National Penn nor National Penn Bank shall have violated or repudiated any of the employment agreements entered into with specified key management officials of Nittany.

•
Nittany shall have received a certificate from National Penn’s exchange agent certifying its receipt of sufficient cash and irrevocable obligation to issue shares of National Penn common stock to fulfill National Penn’s obligations under the merger agreement

National Penn’s obligation to complete the merger is subject to the following additional conditions:

•	David Z. Richards and at least two other key Nittany managers (as identified by National Penn) shall remain employed by Nittany or by a Nittany subsidiary through the effective date.

•	The aggregate number of shares the holders of which perfect dissenters’ rights of appraisal shall not exceed 10% of the outstanding shares of Nittany common stock.

Except for the requirements of Nittany shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the merger agreement, we each may waive each of the conditions described above in the manner and to the extent described in "The Merger--Amendment; Waiver" below.

Amendment; Waiver

Subject to applicable law, at any time prior to completion of the merger, we may:

•	Amend the merger agreement.

•	Extend the time for the performance of any of the obligations or other acts of the other required in the merger agreement.

•	Waive any inaccuracies in the representations and warranties of the other contained in the merger agreement.

•
Waive compliance by the other with any of the agreements or conditions contained in the merger agreement, except for the requirements of Nittany shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the merger agreement.

Termination

The merger agreement may be terminated at any time prior to the effective date of the merger by our mutual consent.

The merger agreement may also be terminated by either party if:

•
The other party, in any material respect, breaches any representation, warranty, covenant or other obligation contained in the merger agreement, and such breach remains uncured 30 days after written notice of such breach is given to the breaching party (however, if the breach cannot reasonably be cured within this 30-day period, but may reasonably be cured within 60 days and such cure is being diligently pursued, no termination can occur before the expiration of such 60 day period),

•
The closing of the merger does not occur by June 30, 2006, unless this is due to the failure of the party seeking to terminate the merger agreement to perform or observe any agreements required to be performed by such party before closing,

•
Any regulatory authority whose approval or consent is required for completion of the merger issues a definitive written denial of such approval or consent and the time period for appeals or requests for reconsideration has expired; or

•	Nittany shareholders do not approve the merger agreement at the special meeting.

In addition, the merger agreement contains a provision under which Nittany or National Penn may terminate the merger agreement if, at any time during the three business day period prior to the date of the Nittany shareholders meeting, the average of the closing sale price of a share of National Penn common stock for the ten trading days ending on the trading day prior to the Nittany shareholders meeting is less than $17.60 per share.

Finally, the merger agreement contains a provision under which the board of directors of Nittany may terminate the merger agreement if the board concludes, in good faith, that it must agree to or endorse an alternative acquisition proposal in order to comply with its fiduciary duties.

Neither National Penn nor Nittany’s board of directors has made a decision as to whether it would exercise its right to terminate the merger agreement if the termination provision relating to the price of National Penn common stock is triggered. In considering whether to exercise its right to terminate the merger agreement, National Penn and Nittany’s board of directors would, consistent with their fiduciary duties, take into account all relevant facts and circumstances that exist at such time and would consult with their respective financial advisors and legal counsel.

The updated fairness opinion received by Nittany from Ryan Beck is dated as of December 7, 2005 and is based on conditions in effect on such date. Accordingly, the fairness opinion does not address the possibilities presented if the termination provision relating to the price of National Penn common stock is triggered, including the possibility that Nittany’s board of directors might elect to continue with the merger even if Nittany has the ability to terminate the merger agreement under this provision. See "Opinion of Nittany’s Financial Advisor" on page 28.

Approval of the merger agreement by Nittany’s shareholders will confer on Nittany’s board of directors the power to complete the merger even if this price-related termination provision is triggered, without any further action by, or re-solicitation of, the votes of Nittany shareholders.

Nittany shareholders should be aware that the market price of National Penn common stock will fluctuate and could possibly decline. Accordingly, the value of the National Penn common stock actually received by holders of Nittany common stock may be more or less than the value of National Penn common stock used in applying the market price test or on the effective date of the merger.

Termination Fee

Nittany has agreed to pay a fee of $4,750,000 to National Penn if Nittany fails to complete the merger and National Penn is not in material breach of the merger agreement after the occurrence of any one of the following events:

•
if, the board of directors of Nittany terminates the merger agreement after concluding, in good faith, that it must agree to or endorse an alternative acquisition proposal in order to comply with its fiduciary duties, or

•	a person or group acquires beneficial ownership of 15% or more of the common stock of Nittany; or

•
Nittany enters into a written agreement, letter of intent or understanding to merge or consolidate, to have 15% or more of its ownership or voting power acquired in the future, or to have all or substantially all of its assets or liabilities acquired, or

•	Nittany authorizes, recommends or publicly proposes, or announces an intention to authorize, any of the foregoing transactions, or

•	Nittany shareholders fail to approve the merger or the special meeting is canceled after:

▪	the Nittany board of directors has withdrawn or modified its recommendation to shareholders to approve the merger and the merger agreement;

▪
another group or person has announced an offer or proposal to acquire 10% or more of the outstanding common stock of Nittany or to merge or consolidate with Nittany or to acquire all or substantially all of Nittany’s assets;

▪
any one or more directors or officers of Nittany or other persons who have signed a letter agreement with National Penn relating to the ownership of Nittany common stock over which the director, officer or other person has voting power, acting jointly or severally, and who individually or in the aggregate, beneficially own 1% or more of Nittany common stock, fails to maintain continued ownership of all such shares in accordance with the letter agreement; or

▪
any director or officer of Nittany or other person who has signed a letter agreement with National Penn relating to voting of Nittany common stock over which the director, officer or other person has voting power, fails to vote all such shares for the merger. See “The Nittany Special Meeting of Shareholders - Vote Required; Voting Agreements” on page 22.

No Solicitation of Other Transactions

Nittany has agreed that it will not, and will not allow others under its control to, directly or indirectly:

•
Initiate, solicit, encourage or take any other action to facilitate, any inquiries relating to, or the making of a bona fide proposal for a merger, consolidation or acquisition of Nittany or any of its subsidiaries, acquisition of all or substantially all of the assets of Nittany or any of its subsidiaries or acquisition of ownership or voting power over 10% or more of the outstanding common stock of Nittany or any of its subsidiaries, which we refer to as an acquisition proposal;

•	Enter into or participate in any discussions or negotiations with a third party regarding any acquisition proposal; or

•	Agree to or endorse any acquisition proposal.

Nittany has also agreed to notify National Penn promptly if any acquisition proposal or inquiry described above is received by Nittany from any third party, unless it believes that such notification would violate the Nittany directors’ fiduciary duties.

Notwithstanding the foregoing, if Nittany’s board of directors concludes in good faith after consultation with its legal and financial advisors, that failure to do any of the following things would constitute a breach of their fiduciary duties to Nittany’s shareholders, Nittany’s board may:

•	furnish confidential and non-public information concerning Nittany to a third party.

•	engage in discussions or negotiations with a third party.

•	following receipt of a third party's acquisition proposal, take and disclose to its shareholders a position with respect to the proposal.

•	following receipt of a third party's acquisition proposal, withdraw or modify its recommendation of the merger.

For a discussion of circumstances under which certain actions relating to a possible change in control involving Nittany could result in Nittany being required to pay the termination fee of $4,750,000, see “- Termination Fee” on page 55.

Nasdaq Listing

Nittany’s obligation to complete the merger is subject to the condition that National Penn common stock continues to be authorized for quotation on the National Market tier of the Nasdaq Stock Market.

Expenses

National Penn and Nittany will each pay all costs and expenses incurred in connection with the transactions contemplated by the merger agreement, including fees and expenses of financial consultants, accountants and legal counsel.

Regulatory Approvals

Completion of the merger is subject to the prior receipt of all consents or approvals of, and the provision of all notices to, federal and state authorities required to complete the merger of National Penn and Nittany.

National Penn and Nittany have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the merger. These approvals include approval from the Federal Reserve Bank of Philadelphia, acting under its delegated authority from the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, and the Pennsylvania Department of Banking. The merger cannot proceed in the absence of these required regulatory approvals.

A merger of a bank holding company and a savings and loan holding company requires the prior approval of the Federal Reserve Board under the Bank Holding Company Act. Under this law, the Federal Reserve Board generally may not approve any proposed transaction:

•	that would result in a monopoly or that would further a combination or conspiracy to monopolize banking in the United States; or

•
that could substantially lessen competition in any section of the country, that would tend to create a monopoly in any section of the country, or that would be in restraint of trade, unless the Federal Reserve Board finds that the public interest in meeting the convenience and needs of the communities served outweighs the anti-competitive effects of the proposed transaction.

The Federal Reserve Board is also required to consider the financial and managerial resources and future prospects of the bank and savings and loan holding companies and subsidiaries concerned and the convenience and needs of the communities to be served. Under the Community Reinvestment Act of 1977, the Federal Reserve Board also must take into account the record of performance of National Penn Bank and Nittany Bank in meeting the credit needs of their communities, including low and moderate-income neighborhoods. Applicable regulations require publication of notice of an application for approval of the merger and an opportunity for the public to comment on the application in writing and to request a hearing.

State Approvals and Notices. The merger is subject to the prior approval of the Pennsylvania Department of Banking under Section 115 of the Pennsylvania Banking Code. In determining whether to approve the merger, the Pennsylvania Department of Banking will consider, among other things, whether the purposes and probable effects of the merger would be consistent with the purposes of the Pennsylvania Banking Code, as set forth in Section 103 of the Banking Code, and whether the merger would be prejudicial to the interests of the depositors, creditors, beneficiaries of fiduciary accounts or stockholders of the institutions involved.

Applications. National Penn filed applications with the Federal Reserve Board and the Pennsylvania Department of Banking on November 4, 2005 and November 7, 2005 respectively, requesting approval of the merger of Nittany with and into National Penn. The applications described the terms of the merger, the parties involved, and the activities to be conducted by the combined companies as a result of the transactions, and contained certain financial and managerial information. As of the date of this proxy statement/prospectus these approvals are pending.

We are not aware of any material governmental approvals or actions that are required to complete the merger, except as described above. If any other approval or action is required, we expect that we will seek such approval or action.

Management and Operations After the Merger

After the merger Nittany Bank will initially operate as a separate banking subsidiary of National Penn. After the anticipated subsequent merger of Nittany Bank with and into National Penn Bank, National Penn Bank will establish a separate banking division called “Nittany Bank, a division of National Penn Bank,” which will consist of all of Nittany’s present community offices and any additional community offices opened by the Nittany Bank Division.

National Penn Bank will also establish the “Nittany Bank Division Board of Directors” to advise National Penn Bank from time to time regarding business development, marketing and expansion of the Nittany Bank Division. The Nittany Bank Division Board of Directors will consist of the members of Nittany’s board of directors on the effective date of the merger, one or two executive officers of National Penn who will be selected by National Penn, and such other persons as the Nittany Bank Division Board of Directors may select from time to time.

National Penn has agreed to operate the Nittany Bank Division and maintain the Nittany Bank Board of Directors in existence for at least five years after the effective date of the merger, except in certain circumstances set forth in the merger agreement.

Upon completion of the merger and subject to all applicable legal requirements, National Penn has agreed that it will cause National Penn Bank’s board of directors to appoint two people - the Nittany nominees - selected by Nittany’s board of directors and approved by National Penn to serve as directors of National Penn Bank, effective as of the effective date of the merger. Each Nittany nominee will serve as a National Penn Bank Director, one for a total of three one-year terms ending in 2009 and the other for a total of five one-year terms ending in 2011.

If any Nittany nominee (or any successor selected as described in this sentence) resigns, dies or is otherwise removed from the board of directors of National Penn Bank prior to the end of the fifth or third one-year term, as the case may be, the former Nittany directors who are then serving on the Nittany Bank Division Board of Directors, by a plurality vote, will have the right to select a successor, subject to compliance with the mandatory retirement age provisions of the bylaws of National Penn Bank, such person being “independent” under SEC and Nasdaq rules, and the approval of National Penn.

Employment; Severance

National Penn has agreed that after consultation with David Z. Richards, it will meet with each Nittany employee at or near the time of the closing of the merger to inform each Nittany employee of the likelihood of his or her continued employment with National Penn, National Penn Bank or any other National Penn subsidiary after the merger. Following the closing, any Nittany employee will be given the opportunity to apply for any employment position posted within the National Penn system and Nittany applicants will be given priority consideration.

All employees of Nittany and each Nittany subsidiary are eligible for possible severance benefits except that:

•	No person who receives any payment or benefit pursuant to any "change-in-control" or similar agreement, plan or right will receive severance benefits; and

•
No person with an operating systems conversion support role of any kind will receive severance benefits unless he or she continues in employment for 30 days following the actual consolidation and conversion of Nittany Bank’s operating systems with and into National Penn Bank's operating systems (presently scheduled to be completed not later than sixty days after the effective date of the merger).

Severance benefits will consist of two week's pay (at then current levels) for each year of an employee’s service with Nittany or any Nittany subsidiary. The minimum benefit shall be eight weeks’ salary for full-time employees and the maximum severance benefit will be 16 weeks’ salary. Such benefits will be paid as salary continuation. Severance pay will be pro-rated for part-time employees.

A person eligible for severance benefits will receive such benefits if his or her employment is terminated other than for “cause” within twelve months following the effective date of the merger. In addition, an employee who is not offered comparable employment (i.e., a position with substantially similar job responsibilities at substantially the same salary level in a work location within 25 miles of the employee’s then current work location) may elect to terminate employment and be eligible for severance. Any person whose employment with National Penn is terminated without cause more than twelve months after the effective date of the merger will receive such severance benefits from National Penn as are provided under National Penn’s general severance policy for such terminations. Any such person will be given full credit for each year of service as an employee of Nittany or any Nittany subsidiary.

Employee Benefits

When the merger takes effect, each employee of Nittany or any Nittany subsidiary who becomes an employee of National Penn or of a National Penn subsidiary will be entitled to full credit for each year of service with Nittany for purposes of determining eligibility for participation and vesting, but not benefit accrual, in National Penn’s employee benefit plans, programs and policies. National Penn shall use the original date of hire by Nittany or a Nittany subsidiary in making these determinations.

The employee benefits provided to former employees of Nittany or its subsidiaries after the merger's effective date will be reasonably equivalent in the aggregate to the employee benefits provided by National Penn or its subsidiaries to their similarly situated employees. The National Penn medical, dental and life insurance plans, programs or policies, if any, that become applicable to employees of Nittany or its subsidiaries will not contain any exclusion or limitation with respect to any pre-existing health condition of any such employees or their dependents.

Subject to the above assurances, after the merger takes effect, National Penn may discontinue, amend or convert to a National Penn plan any particular benefit or welfare plan of Nittany, subject to such plan's provisions and applicable law.

The supplemental executive retirement plans currently maintained by Nittany or Nittany Bank are in the process of being terminated, to be effective on or before December 31, 2005 and all accrued amounts under such plans shall be paid to the beneficiaries on or before the termination, in accordance with the plan documents and applicable laws, rules and regulations. On or prior to December 31, 2005, Nittany will implement a new supplemental executive retirement plan that will be partially funded with bank-owned life insurance. The new plan will be subject to the prior approval of National Penn.

Interests of Management and Others in the Merger

Share Ownership

As of December 1, 2005, the record date for the special meeting of Nittany shareholders:

•
The directors, executive officers and other significant shareholders of Nittany may be deemed to be the beneficial owners of 954,931 shares, representing 42.06% of the outstanding shares of Nittany common stock (excluding the ownership of stock options discussed in the Section on page 64 titled “Stock Options”).

•
The directors and executive officers of National Penn may be deemed to be the beneficial owners of approximately 14,400 shares of Nittany common stock, or less than 1% of the outstanding shares of Nittany common stock.

Board Positions and Compensation

Upon completion of the merger, National Penn has agreed that Nittany’s current directors will receive the following board positions:

•
Two persons selected by Nittany’s board of directors shall be elected to the National Penn Bank board of directors, one serving for a total of five one-year terms and the other serving for a total of three one-year terms.

•
Until the consummation of a merger of National Penn Bank and Nittany Bank, the members of the board of directors of Nittany Bank on the effective date shall remain the board of directors of Nittany Bank.

•
Upon a consummation of a merger between National Penn Bank and Nittany Bank, the members of the board of directors of Nittany Bank will become, along with one or two representatives chosen by National Penn, the members of the board of directors of “Nittany Bank, a Division of National Penn Bank.”

Each former Nittany director serving as a National Penn Bank director will receive the standard annual compensation paid to members of that board. National Penn Bank pays each non-employee director a fee of $3,000 per National Penn Bank Board meeting attended. There are normally four National Penn Bank meetings each calendar year. National Penn Executive Credit Committee fees are $350 per meeting attended (or $175 if attended by telephone conference call).

Each non-employee director of National Penn may elect to receive his or her director fees in cash or National Penn common stock. If the director wishes, the payment may be deferred to a later time. National Penn Bank directors, like National Penn directors, are eligible to receive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other incentive awards at the discretion of the compensation committee of the board of directors of National Penn. In May, 2005, National Penn Bank directors were each issued stock options for 500 shares, pursuant to the new stock option plan.

Current non-employee directors of Nittany who become members of the Nittany Bank Division board of directors will receive compensation comparable to the compensation received by them as Nittany directors as of September 6, 2005. Other persons who may be selected for service on the Nittany Division Board of Directors shall be compensated in accordance with National Penn's standard compensation arrangements for divisional board members, which is partially fixed and partially incentive-based compensation. Nittany’s current non-employee directors who become Nittany Bank Division board members shall have the option of electing to receive such National Penn standard compensation. National Penn shall operate Nittany Bank or the Nittany Bank Division for at least five years after the effective date of the merger, unless National Penn is acquired, merged or otherwise sold and the Nittany Bank Division is not continued or if the discontinuation is otherwise agreed to by the Nittany Bank or Nittany Bank Division boards. If either event occurs, within 30 days of its occurrence, any unpaid amount of the five-year commitment to directors’ fees shall be paid out in a lump sum. On or before the closing of the merger, National Penn will place the full amount of the five-year commitment to directors’ fees in an escrow account on which interest will be paid at the “National Penn Investors Trust Company” money market account rate. See "-Management and Operations after the Merger" on page 58.

Indemnification and Insurance

National Penn has agreed to indemnify the directors, officers, employees and agents of Nittany and its subsidiaries against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities and settlement amounts arising out of actions or omissions or alleged actions or omissions occurring prior to the merger's effective date, including the transactions contemplated by the merger agreement, to the fullest extent permitted under Pennsylvania law. This includes the advancement of expenses incurred in the defense of any proceeding, as long as the person receiving the expense advance provides a repayment undertaking required by Pennsylvania law.

National Penn has also agreed that for at least six years after the merger's effective date, National Penn will use its reasonable best efforts, at its expense, to maintain directors' and officers' liability insurance for the former directors, officers, employees and agents of Nittany and its subsidiaries with respect to matters occurring at or prior to the merger's effective date. Alternatively, National Penn may obtain coverage for such persons for acts prior to the merger's effective date under the directors' and officers' liability insurance policies maintained by National Penn.

The insurance coverage is to be at least equal to the coverage currently maintained by Nittany and is to contain terms and conditions that are no less favorable to the beneficiaries. National Penn is not obligated to make annual premium payments that exceed (for the portion related to Nittany’s directors and officers) 150% of the annual premium payment, as of June 30, 2005, for Nittany’s policy maintained as of September 6, 2005. If the annual premium payments exceed this amount, National Penn will use its reasonable best efforts to obtain the most advantageous policy available up to this maximum amount.

Stock Options

As described above, each option to purchase Nittany common stock that remains unexercised on the effective date of the merger will be converted into an option to purchase National Penn common stock. The number of shares subject to each stock option and the exercise price for those shares will be adjusted to prevent any alteration of the economic value of the option, as measured immediately prior to and immediately following the effective date. In other respects, the terms and conditions of the Nittany stock options will not be changed and such options will remain outstanding and will be exercisable according to the terms of the applicable option plan and stock option agreement. See "Terms of the Merger" beginning on page 41.

As of September 6, 2005, Nittany directors, executive officers and employees held stock options for a total of 90,909 shares of Nittany common stock.

Continued Employment

Upon completion of the merger, National Penn will either offer employment to each person who is then an employee of Nittany or pay severance benefits as provided in the merger agreement. See "Employment; Severance" on page 58.

Employee Benefits

Nittany employees who become employees of National Penn will be entitled to full credit for each year of service with Nittany for purposes of determining eligibility for participation and vesting, but not benefit accrual, in National Penn’s employee benefit plans. See "Employee Benefits" on page 59.

Agreements and Benefits for Key Management Employees

National Penn agreed in the merger agreement to honor the supplemental retirement benefit plans, as described above. National Penn Bank has entered into agreements concerning the employment of David Z. Richards, Richard C. Barrickman, John E. Arrington, Robert R. Thomas, Scott R. Lamb and Virginia A. McAdoo following completion of the merger.

David Z. Richards Employment Agreement and Benefits

National Penn and National Penn Bank have entered into an employment agreement with David Z. Richards, President and Chief Executive Officer of Nittany, which provides that Mr. Richards is to be President of Nittany Bank or President of the Nittany Bank Division of National Penn Bank.

The employment agreement is for a term of five years beginning on the closing date of the merger, and renewing for additional one year terms beginning on the 3rd anniversary of the closing date, subject to prior termination. Mr. Richards’ employment may be terminated at any time without cause or if he is disabled for 180 consecutive days. In either event, the employment agreement will remain in effect with full salary being paid, for the remainder of its term and terminate at the end of the term. If Mr. Richards dies during the term of the employment agreement, the employment agreement will terminate, but Mr. Richards’ designated beneficiary will receive a lump sum payment equal to the remaining salary payments to be made through the remainder of the term of the employment agreement. The employment agreement will terminate upon Mr. Richards’ voluntary resignation.

Mr. Richards will receive a base salary of $225,000. In all future years following the 3rd anniversary of the closing of the merger, he will be eligible for annual merit increases in the discretion of the National Penn and National Penn Bank. Mr. Richards will be entitled to participate in National Penn’s executive bonus and deferred compensation plan at the same level at which similarly situated National Penn Bank executives participate. In addition, under the employment agreement, National Penn Bank will pay Mr. Richards an automobile allowance, pay him a cellular telephone allowance and pay the cost of Mr. Richards’ membership in a country club.

Mr. Richards’ employment agreement also includes a change in control benefit that would entitle him, in certain circumstances, to a lump sum cash severance payment of

$400,000. Nevertheless, this change in control benefit, together with any other right or benefit provided to him in connection with any change in control, will be limited to the maximum amount deductible by National Penn Bank under Section 280G of the Internal Revenue Code.

The employment agreement provides that, if Mr. Richards is terminated without cause, National Penn Bank will be required to continue his base salary, medical benefits and disability insurance benefits for the remainder of the employment agreement term.

The employment agreement provides that, following termination of Mr. Richards’ employment for any reason following a change of control of National Penn, whether the termination is voluntary or involuntary, or if Mr. Richards is terminated for cause, without a change in control having occurred, he will not, for a period of one year from the date of termination, engage as a director, officer, employee, partner, shareholder, consultant, or in any other capacity, in the commercial or retail banking business in competition with National Penn, National Penn Bank or any future National Penn banking subsidiary within 50 miles of Boyertown, Berks County, Pennsylvania or State College, Centre County, Pennsylvania. During that one-year period, he may also not solicit any National Penn’s or National Penn Bank’s customers or employees. If Mr. Richards terminates his employment voluntarily without a change of control having taken place, these restrictions shall apply for a period of two years from the date of termination. If Mr. Richards is terminated without cause without a change of control having occurred and there are more than two years remaining of his initial five year term, the restrictions shall not apply, but if there are less than two years remaining, but more than one year remaining in the initial term, the restrictions shall apply for the period which would equal the remainder of the initial term. If Mr. Richards is terminated without cause, National Penn will pay him, in approximately equal installments, as a salary would be paid, totaling $78,000 per year. If Mr. Richards is terminated for cause with less than a year remaining in his initial term, the restrictions shall apply for one year from the date which would have been the end of the term. If Mr. Richards’ employment is terminated due to a disability, or upon the expiration of the initial term, the restrictions shall not apply.

Finally, the employment agreement provides that concurrently with the closing of the merger, Mr. Richards’ employment agreement with Nittany will be terminated except for the change in control payment in the amount of approximately $550,000, half of which will be paid to Mr. Richards within five business days of the effective date of the merger with the remainder to be paid to Mr. Richards in five equal installments within five business days following the 1st through the 5th anniversaries of the effective date of the merger.

Richard C. Barrickman Employment Agreement and Benefits

National Penn and National Penn Bank have entered into an employment agreement with Richard C. Barrickman, Senior Vice President-Lending of Nittany, which provides that Mr. Barrickman is to be Senior Vice President-Lending of Nittany Bank or of the Nittany Bank Division of National Penn Bank.

The employment agreement is for a term of five years beginning on the closing date of the merger subject to prior termination. Mr. Barrickman’s employment may be terminated at any time without cause or if he is disabled for 180 consecutive days. In either event, the employment agreement will remain in effect with full salary being paid, for the remainder of its term and terminate at the end of the term. If Mr. Barrickman dies during the term of the employment agreement, the employment agreement will terminate, but Mr. Barrickman’s designated beneficiary will receive a lump sum payment equal to the remaining salary payments to be made through the remainder of the term of the employment agreement. The employment agreement will terminate upon Mr. Barrickman’s voluntary resignation.

Mr. Barrickman will receive a base salary of $135,000. In all future years, he will be eligible for annual merit increases in the discretion of the National Penn and National Penn Bank. Mr. Barrickman will be entitled to participate in National Penn’s executive bonus and deferred compensation plan at the same level at which similarly situated National Penn Bank executives participate. In addition, under the employment agreement, National Penn Bank will pay Mr. Barrickman a cellular telephone allowance.

Mr. Barrickman’s employment agreement also includes a change in control benefit that would entitle him, in certain circumstances, to a lump sum cash severance payment of $135,000. Nevertheless, this change in control benefit, together with any other right or benefit provided to him in connection with any change in control, will be limited to the maximum amount deductible by National Penn Bank under Section 280G of the Internal Revenue Code.

The employment agreement provides that, if Mr. Barrickman is terminated without cause, National Penn Bank will be required to continue his base salary, medical benefits and disability insurance benefits for the remainder of the employment agreement term.

The employment agreement provides that, following termination of Mr. Barrickman’s employment for any reason following a change of control of National Penn, whether the termination is voluntary or involuntary, or if Mr. Barrickman is terminated for cause, without a change in control having occurred, he will not, for a period of one year, engage as a director, officer, employee, partner, shareholder, consultant, or in any other capacity, in the commercial or retail banking business in competition with National Penn, National Penn Bank or any future National Penn banking subsidiary within 50 miles of Boyertown, Berks County, Pennsylvania or State College, Centre County, Pennsylvania. During that one-year period, he may also not solicit any National Penn’s or National Penn Bank’s customers or employees. If Mr. Barrickman terminates his employment voluntarily without a change of control having taken place, these restrictions shall apply for a period of two years from the date of termination. If Mr. Barrickman is terminated without cause without a change of control having occurred and there are more than two years remaining of his initial five year term, the restrictions shall not apply, but if there are less than two years remaining, but more than one year remaining in the initial term, the restrictions shall apply for the period which would equal the remainder of the initial term. If Mr. Barrickman is terminated without cause, National Penn will pay him, in approximately equal installments, as a salary would be paid, totaling $52,000 per year. If Mr. Barrickman is terminated for cause with less than a year remaining in his initial term, the restrictions shall apply for one year from the date which would have been the end of the term. If Mr. Barrickman’s employment is terminated due to a disability, or upon the expiration of the initial term, the restrictions shall not apply.

Finally, the employment agreement provides that concurrently with the closing of the merger, Mr. Barrickman’s employment agreement with Nittany will be terminated except for the change in control payment in the amount of approximately $250,000 that will be paid to Mr. Barrickman in four installments, one half to be paid within five business days of the effective date of the merger and the remainder to be paid, one fifth within five business days of the 1st anniversary of the effective date, one fifth within five business days of the 2nd anniversary of the effective date and three fifths within five business days of the third anniversary of the effective date.

John E. Arrington Employment Agreement and Benefits

National Penn and National Penn Bank have entered into an employment agreement with John E. Arrington, Vice President-Retail Banking of Nittany, which provides that Mr. Arrington is to be Vice President-Retail Banking of Nittany Bank or of the Nittany Bank Division of National Penn Bank.

The employment agreement is for a term of five years beginning on the closing date of the merger subject to prior termination. Mr. Arrington’s employment may be terminated at any time without cause or if he is disabled for 180 consecutive days. In either event, the employment agreement will remain in effect with full salary being paid, for the remainder of its term and terminate at the end of the term. If Mr. Arrington dies during the term of the employment agreement, the employment agreement will terminate, but Mr. Arrington’s designated beneficiary will receive a lump sum payment equal to the remaining salary payments to be made through the remainder of the term of the employment agreement. The employment agreement will terminate upon Mr. Arrington’s voluntary resignation.

Mr. Arrington will receive a base salary of $110,000. In all future years, he will be eligible for annual merit increases in the discretion of the National Penn and National Penn Bank. Mr. Arrington will be entitled to participate in National Penn’s executive bonus and deferred compensation plan at the same level at which similarly situated National Penn Bank executives participate. In addition, under the employment agreement, National Penn Bank will pay Mr. Arrington a cellular telephone allowance.

Mr. Arrington’s employment agreement also includes a change in control benefit that would entitle him, in certain circumstances, to a lump sum cash severance payment of $110,000. Nevertheless, this change in control benefit, together with any other right or benefit provided to him in connection with any change in control, will be limited to the maximum amount deductible by National Penn Bank under Section 280G of the Internal Revenue Code.

The employment agreement provides that, if Mr. Arrington is terminated without cause, National Penn Bank will be required to continue his base salary, medical benefits and disability insurance benefits for the remainder of the employment agreement term.

The employment agreement provides that, following termination of Mr. Arrington’s employment for any reason following a change of control of National Penn, whether the termination is voluntary or involuntary, or if Mr. Arrington is terminated for cause, without a change in control having occurred, he will not, for a period of one year, engage as a director, officer, employee, partner, shareholder, consultant, or in any other capacity, in the commercial or retail banking business in competition with National Penn, National Penn Bank or any future National Penn banking subsidiary within 50 miles of Boyertown, Berks County, Pennsylvania or State College, Centre County, Pennsylvania. During that one-year period, he may also not solicit any National Penn’s or National Penn Bank’s customers or employees. If Mr. Arrington terminates his employment voluntarily without a change of control having taken place, these restrictions shall apply for a period of two years from the date of termination. If Mr. Arrington is terminated without cause without a change of control having occurred and there are more than two years remaining of his initial five year term, the restrictions shall not apply, but if there are less than two years remaining, but more than one year remaining in the initial term, the restrictions shall apply for the period which would equal the remainder of the initial term. If Mr. Arrington is terminated without cause, National Penn will pay him, in approximately equal installments, as a salary would be paid, totaling $52,000 per year. If Mr. Arrington is terminated for cause with less than a year remaining in his initial term, the restrictions shall apply for one year from the date which would have been the end of the term. If Mr. Arrington’s employment is terminated due to a disability, or upon the expiration of the initial term, the restrictions shall not apply.

Finally, the employment agreement provides that concurrently with the closing of the merger, Mr. Arrington’s employment agreement with Nittany will be terminated except for the change in control payment in the amount of approximately $100,000 that will be paid to Mr. Arrington in four installments, one half to be paid within five business days of the effective date of the merger and the remainder to be paid, one fifth within five business days of the 1st anniversary of the effective date, one fifth within five business days of the 2nd anniversary of the effective date and three fifths within five business days of the third anniversary of the effective date.

Robert R. Thomas Employment Agreement and Benefits

National Penn and National Penn Bank have entered into an employment agreement with Robert R. Thomas, President and Chief Executive of Nittany’s subsidiary, Vantage Investment Advisors LLC, which provides that Mr. Thomas is to be President and Chief Executive of National Penn’s subsidiary, Vantage Investment Advisors LLC.

The employment agreement is for a term of five years beginning on the closing date of the merger subject to prior termination. Mr. Thomas’ employment may be terminated at any time without cause or if he is disabled for 180 consecutive days. In either event, the employment agreement will remain in effect with full salary being paid, for the remainder of its term and terminate at the end of the term. If Mr. Thomas dies during the term of the employment agreement, the employment agreement will terminate, but Mr. Thomas’ designated beneficiary will receive a lump sum payment equal to the remaining salary payments to be made through the remainder of the term of the employment agreement. The employment agreement will terminate upon Mr. Thomas’ voluntary resignation.

Mr. Thomas will receive a base salary of $190,000. In all future years, he will be eligible for annual merit increases in the discretion of the National Penn and National Penn Bank. Mr. Thomas will be entitled to participate in National Penn’s executive bonus and deferred compensation plan at the same level at which similarly situated National Penn Bank executives participate. In addition, under the employment agreement, National Penn Bank will provide Mr. Thomas with an automobile allowance and a cellular telephone allowance.

Mr. Thomas’ employment agreement also includes a change in control benefit that would entitle him, in certain circumstances, to a lump sum cash severance payment of $190,000. Nevertheless, this change in control benefit, together with any other right or benefit provided to him in connection with any change in control, will be limited to the maximum amount deductible by National Penn Bank under Section 280G of the Internal Revenue Code.

The employment agreement provides that, if Mr. Thomas is terminated without cause, National Penn Bank will be required to continue his base salary, medical benefits and disability insurance benefits for the remainder of the employment agreement term.

The employment agreement provides that, following termination of Mr. Thomas’ employment for any reason following a change of control of National Penn, whether the termination is voluntary or involuntary, or if Mr. Thomas is terminated for cause, without a change in control having occurred, he will not, for a period of one year, engage as a director, officer, employee, partner, shareholder, consultant, or in any other capacity, in the investment management or investment advisor business in competition with Vantage Investment Advisors LLC or any other National Penn investment management or investment advisory subsidiary within 50 miles of Boyertown, Berks County, Pennsylvania or State College, Centre County, Pennsylvania. During that one-year period, he may also not solicit any National Penn’s or National Penn Bank’s customers or employees. If Mr. Thomas terminates his employment voluntarily without a change of control having taken place, these restrictions shall apply for a period of two years from the date of termination. If Mr. Thomas is terminated without cause without a change of control having occurred and there are more than two years remaining of his initial five year term, the restrictions shall not apply, but if there are less than two years remaining, but more than one year remaining in the initial term, the restrictions shall apply for the period which would equal the remainder of the initial term. If Mr. Thomas is terminated without cause, National Penn will pay him, in approximately equal installments, as a salary would be paid, totaling $52,000 per year. If Mr. Thomas is terminated for cause with less than a year remaining in his initial term, the restrictions shall apply for one year from the date which would have been the end of the term. If Mr. Thomas’ employment is terminated due to a disability, or upon the expiration of the initial term, the restrictions shall not apply.

Finally, the employment agreement provides that concurrently with the closing of the merger, Mr. Thomas’ employment agreement with Nittany will be terminated except for the change in control payment in the amount of approximately $180,000 that will be paid to Mr. Thomas in four installments, one half to be paid within five business days of the effective date of the merger and the remainder to be paid, one fifth within five business days of the 1st anniversary of the effective date, one fifth within five business days of the 2nd anniversary of the effective date and three fifths within five business days of the third anniversary of the effective date.

Scott R. Lamb Employment Agreement and Benefits

National Penn and National Penn Bank have entered into an employment agreement with Scott R. Lamb, Vice President-Commercial Lending of Nittany, which provides that Mr. Lamb is to be Vice President-Commercial Lending of Nittany Bank or of the Nittany Bank Division of National Penn Bank.

The employment agreement is for a term of five years beginning on the closing date of the merger subject to prior termination. Mr. Lamb’s employment may be terminated at any time without cause or if he is disabled for 180 consecutive days. In either event, the employment agreement will remain in effect with full salary being paid, for the remainder of its term and terminate at the end of the term. If Mr. Lamb dies during the term of the employment agreement, the employment agreement will terminate, but Mr. Lamb’s designated beneficiary will receive a lump sum payment equal to the remaining salary payments to be made through the remainder of the term of the employment agreement. The employment agreement will terminate upon Mr. Lamb’s voluntary resignation.

Mr. Lamb will receive a base salary of $90,000. In all future years, he will be eligible for annual merit increases in the discretion of the National Penn and National Penn Bank. Mr. Lamb will be entitled to participate in National Penn’s executive bonus and deferred compensation plan at the same level at which similarly situated National Penn Bank executives participate. In addition, under the employment agreement, National Penn Bank will pay Mr. Lamb a cellular telephone allowance.

Mr. Lamb’s employment agreement also includes a change in control benefit that would entitle him, in certain circumstances, to a lump sum cash severance payment of $90,000. Nevertheless, this change in control benefit, together with any other right or benefit provided to him in connection with any change in control, will be limited to the maximum amount deductible by National Penn Bank under Section 280G of the Internal Revenue Code.

The employment agreement provides that, if Mr. Lamb is terminated without cause, National Penn Bank will be required to continue his base salary, medical benefits and disability insurance benefits for the remainder of the employment agreement term.

The employment agreement provides that, following termination of Mr. Lamb’s employment for any reason following a change of control of National Penn, whether the termination is voluntary or involuntary, or if Mr. Lamb is terminated for cause, without a change in control having occurred, he will not, for a period of one year, engage as a director, officer, employee, partner, shareholder, consultant, or in any other capacity, in the commercial or retail banking business in competition with National Penn, National Penn Bank or any future National Penn banking subsidiary within 50 miles of Boyertown, Berks County, Pennsylvania or State College, Centre County, Pennsylvania. During that one-year period, he may also not solicit any National Penn’s or National Penn Bank’s customers or employees. If Mr. Lamb terminates his employment voluntarily without a change of control having taken place, these restrictions shall apply for a period of two years from the date of termination. If Mr. Lamb is terminated without cause without a change of control having occurred and there are more than two years remaining of his initial five year term, the restrictions shall not apply, but if there are less than two years remaining, but more than one year remaining in the initial term, the restrictions shall apply for the period which would equal the remainder of the initial term. If Mr. Lamb is terminated without cause, National Penn will pay him, in approximately equal installments, as a salary would be paid, totaling $52,000 per year. If Mr. Lamb is terminated for cause with less than a year remaining in his initial term, the restrictions shall apply for one year from the date which would have been the end of the term. If Mr. Lamb’s employment is terminated due to a disability, or upon the expiration of the initial term, the restrictions shall not apply.

Finally, the employment agreement provides that concurrently with the closing of the merger, Mr. Lamb’s change in control severance agreement with Nittany will be terminated except for the change in control payment in the amount of approximately $80,000 that will be paid to Mr. Lamb in four installments, one half to be paid within five business days of the effective date of the merger and the remainder to be paid, one fifth within five business days of the 1st anniversary of the effective date, one fifth within five business days of the 2nd anniversary of the effective date and three fifths within five business days of the third anniversary of the effective date.

Virginia A. McAdoo Employment Agreement and Benefits

National Penn and National Penn Bank have entered into an employment agreement with Virginia A. McAdoo, Vice President-Retail Banking Support of Nittany, which provides that Ms. McAdoo will become Vice President-Retail Banking Support of Nittany Bank or of the Nittany Bank Division of National Penn Bank.

The employment agreement is for a term of five years beginning on the closing date of the merger subject to prior termination. Ms. McAdoo’s employment may be terminated at any time without cause or if she is disabled for 180 consecutive days. In either event, the employment agreement will remain in effect with full salary being paid, for the remainder of its term and terminate at the end of the term. If Ms. McAdoo dies during the term of the employment agreement, the employment agreement will terminate, but Ms. McAdoo’s designated beneficiary will receive a lump sum payment equal to the remaining salary payments to be made through the remainder of the term of the employment agreement. The employment agreement will terminate upon Ms. McAdoo’s voluntary resignation.

Ms. McAdoo will receive a base salary of $80,000. In all future years, she will be eligible for annual merit increases in the discretion of the National Penn and National Penn Bank. Ms. McAdoo will be entitled to participate in National Penn’s executive bonus and deferred compensation plan at the same level at which similarly situated National Penn Bank executives participate. In addition, under the employment agreement, National Penn Bank will pay Ms. McAdoo a cellular telephone allowance.

Ms. McAdoo’s employment agreement also includes a change in control benefit that would entitle her, in certain circumstances, to a lump sum cash severance payment of $80,000. Nevertheless, this change in control benefit, together with any other right or benefit provided to her in connection with any change in control, will be limited to the maximum amount deductible by National Penn Bank under Section 280G of the Internal Revenue Code.

The employment agreement provides that, if Ms. McAdoo is terminated without cause, National Penn Bank will be required to continue her base salary, medical benefits and disability insurance benefits for the remainder of the employment agreement term.

The employment agreement provides that, following termination of Ms. McAdoo’s employment for any reason following a change of control of National Penn, whether the termination is voluntary or involuntary, or if Ms. McAdoo is terminated for cause, without a change in control having occurred, she will not, for a period of one year, engage as a director, officer, employee, partner, shareholder, consultant, or in any other capacity, in the commercial or retail banking business in competition with National Penn, National Penn

Bank or any future National Penn banking subsidiary within 50 miles of Boyertown, Berks County, Pennsylvania or State College, Centre County, Pennsylvania. During that one-year period, she may also not solicit any National Penn’s or National Penn Bank’s customers or employees. If Ms. McAdoo terminates her employment voluntarily without a change of control having taken place, these restrictions shall apply for a period of two years from the date of termination. If Ms. McAdoo is terminated without cause without a change of control having occurred and there are more than two years remaining of her initial five year term, the restrictions shall not apply, but if there are less than two years remaining, but more than one year remaining in the initial term, the restrictions shall apply for the period which would equal the remainder of the initial term. If Ms. McAdoo is terminated without cause, National Penn will pay her, in approximately equal installments, as a salary would be paid, totaling $52,000 per year. If Ms. McAdoo is terminated for cause with less than a year remaining in her initial term, the restrictions shall apply for one year from the date which would have been the end of the term. If Ms. McAdoo’s employment is terminated due to a disability, or upon the expiration of the initial term, the restrictions shall not apply.

Accounting Treatment

National Penn will account for the merger under the purchase method of accounting. National Penn will record, at fair value, the acquired assets and assumed liabilities of Nittany. To the extent that the total purchase price exceeds the fair value of the assets acquired and liabilities assumed, National Penn will record intangible assets, which, among other things, include goodwill and core deposit intangibles. National Penn will include in its results of operations the results of Nittany’s operations after completion of the merger.

Material United States Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences relating to the merger to Nittany, National Penn and the holders of Nittany common stock and National Penn common stock. Because this is a summary that is intended to address only federal income tax consequences of the merger that will apply to all Nittany shareholders, it may not contain all of the information that may be important to you. As you review this discussion, you should keep in mind that:

•	The tax consequences to you may vary depending on your particular tax situation;

•	You may be subject to special rules that are not discussed below if you are:

•	a tax-exempt organization;

•	a broker-dealer;

•	a trader in securities that elects to mark to market;

•	a person who holds Nittany shares as part of a hedge, straddle or conversion transaction;

•	a person who acquired Nittany shares pursuant to the exercise of employee stock options or otherwise as compensation;

•	a person who does not hold Nittany shares as a capital asset;

•	a person that has a functional currency other than the U.S. dollar;

•	a non-U.S. corporation, non-U.S. partnership, non-U.S. trust, non-U.S. estate, or individual who is not taxed as a citizen or resident of the Untied States;

•	a trust;

•	an estate;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a bank or other financial institution;

•	a U.S. expatriate; or

•	otherwise subject to special tax treatment under the Internal Revenue Code;

•	This summary does not address state, local, or foreign tax considerations;

•	This discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of the merger on your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based upon the current Internal Revenue Code, current, temporary and proposed regulations, the legislative history of the Internal Revenue Code, current administrative interpretations, and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect interpretations of current law. Any change could apply retroactively. Neither Nittany nor National Penn has requested, or plans to request, any rulings from the Internal Revenue Service concerning the tax treatment of the merger. Reed Smith LLP, counsel to National Penn, will provide opinion letters to Nittany and National Penn with respect to the discussion set forth below under this heading “Material United States Federal Income Tax Considerations,” and the form of the opinion is included as an exhibit to the registration statement of which this proxy statement/prospectus is a part. It is possible that the Internal Revenue Service would challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts and that a court would agree with the Internal Revenue Service.

General. The merger is intended to qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code. The income tax consequences summarized below are based upon the assumption that the merger will qualify as a reorganization. Reed Smith LLP, counsel to National Penn, has delivered an opinion to National Penn and Nittany that;

•	the merger will qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code,

•	neither National Penn nor Nittany will recognize any taxable gain or loss for federal income tax purposes as a result of the merger,

•	no Nittany shareholder will recognize any taxable gain or loss for federal income tax purposes upon the exchange of Nittany common stock solely for National Penn common stock,

•
the basis of National Penn common stock received by a Nittany shareholder, who exchanges Nittany common stock solely for National Penn common stock, will be the same as the basis of the Nittany common stock exchanged in the merger,

•
the holding period of the National Penn common stock received by a Nittany stockholder as a result of the merger will include the holding period of the Nittany stockholder in the Nittany common stock exchanged in the merger, and

The delivery of opinions by Reed Smith LLP reaffirming the above, dated as of the closing date, is a condition to this merger. The opinion of counsel will rely on customary representations made by Nittany and National Penn and applicable factual assumptions. If any of the factual assumptions or representations relied upon in the opinion of counsel is inaccurate, the opinion may not accurately describe the U.S. federal income tax treatment of the merger, and this discussion may not accurately describe the tax consequences of the merger. The opinion of Reed Smith LLP is not binding on the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service will not contest the conclusions expressed therein.

Federal Income Tax Consequences of the Merger to Nittany Stockholders

You may receive in exchange for your Nittany common stock and pursuant to your election:

•	only cash,

•	only common stock of National Penn, or

•	common stock of National Penn and cash by election, subject to the limits described elsewhere herein.

If the merger of Nittany with National Penn constitutes a reorganization under Section 368(a) of the Internal Revenue Code, the merger will have the following federal income tax consequences to you:

•
Receipt of Only Cash. If you receive only cash in the merger or as payment for dissenting shares, you will recognize gain or loss on the exchange of your Nittany shares. The gain or loss will equal the difference between the amount of cash you receive and your adjusted tax basis in your Nittany shares immediately prior to the exchange. The gain or loss will be taxable as a capital gain or loss and will be long-term capital gain or loss if your holding period in your Nittany stock is more than one year.

If you are not treated as completely terminating your interest in National Penn because of the application of the constructive ownership rules of Section 318 of the Internal Revenue Code, which generally attribute to you the ownership of shares that are owned by your family members or by entities in which you own an interest or in which you have an option to acquire an interest, the cash you receive may be treated under certain circumstances as a dividend under Section 302 of the Internal Revenue Code. You should consult your tax advisor as to the possibility that all or a portion of any cash you receive in exchange for your Nittany stock will be treated as a dividend.

•
Receipt of Only Common Stock of National Penn. If you receive only common stock of National Penn in the merger, you will not recognize gain or loss on the exchange of your Nittany shares. Your aggregate tax basis in the National Penn shares you receive will be equal to the aggregate tax basis in the Nittany shares which you exchanged for the National Penn shares. Your holding period in the National Penn shares will include your holding period in your Nittany shares.

•
Receipt of Common Stock of National Penn and Cash by Election. If you receive common stock of National Penn and cash as a result of your election in the merger or as a result of the allocation and proration procedure described herein, you will recognize a gain, but not a loss, equal to the lesser of (1) the amount of cash received as a result of your election or (2) your aggregate gain on the exchange. Your aggregate gain on the exchange is equal to the excess of the value of all the consideration you receive in the exchange, including shares of National Penn, over your adjusted tax basis in your shares of Nittany exchanged for the consideration. In determining the aggregate gain, your gain or loss from each identifiable block of shares must be calculated and only the gains aggregated, with no offset for the losses.

•
Your recognized gain should be taxed as a capital gain and will be a long-term capital gain if your holding period in your Nittany common stock is more than one year. However, it is possible that your recognized gain could be taxable as dividend income if the cash you receive does not result in a “meaningful reduction” in the National Penn common stock that you would have received had you received only National Penn common stock in the merger. In determining whether a meaningful reduction has occurred, Section 318 of the Internal Revenue Code requires that you be treated as actually owning National Penn shares that are owned by your family members or by entities in which you own an interest or in which you have an option to acquire an interest. The Internal Revenue Service has ruled that a minority shareholder in a publicly traded corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a meaningful reduction if that shareholder has any reduction in its percentage stock ownership compared to what the shareholder would have received had all of the merger consideration been stock. You should consult your own tax advisor as to the applicability of these rules to your particular facts and circumstances.

•
Your aggregate tax basis in the National Penn shares you receive will be equal to the aggregate tax basis in the Nittany shares which you exchanged for the National Penn shares, increased by the amount of your recognized gain and decreased by the amount of cash you received. Your holding period in the National Penn shares will include your holding period in your Nittany shares.

Backup Withholding.

In order to avoid “backup withholding” on a payment of cash to you pursuant to your election to receive cash in exchange for all or some of your Nittany shares, or in payment for dissenting shares, you must, unless an exception applies under applicable law and regulations, provide us with your correct taxpayer identification number on a Substitute Form W-9, and certify under penalty of perjury that you are not subject to backup withholding and that your taxpayer identification number is correct. A Substitute Form W-9 will be included with the letter of transmittal to be sent to you by the exchange agent If you fail to provide your correct taxpayer identification number or the required certifications, you may be subject to penalty by the Internal Revenue Service and any cash payments you would otherwise receive in consideration for shares of Nittany in the merger may be subject to backup withholding at a rate of 28%. Any amount withheld under the backup withholding rules may be allowed as a refund or credit against your federal income tax liability provided that you furnish certain required information to the Internal Revenue Service.

Federal Income Tax Consequences of the Merger to Nittany.

Nittany will not recognize any gain or loss as a result of the merger, if the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code.

Federal Income Tax Consequences of the Merger to Nittany and Nittany Shareholders If the Merger Did Not Qualify as a Reorganization.

If the merger failed to qualify as a reorganization, then you would recognize gain or loss, as applicable, on the exchange of your Nittany common stock equal to the difference between:

•	The aggregate fair market value of all the consideration you receive in the exchange, including shares of National Penn, and

•	Your adjusted tax basis in your shares of Nittany exchanged for the consideration.

If the merger failed to qualify as a reorganization, Nittany would generally recognize gain or loss on the deemed transfer of its assets to National Penn and National Penn, as Nittany’s successor, would incur a very significant current tax liability.

Federal Income Tax Consequence of the Merger to National Penn and Its Stockholders.

National Penn and its stockholders will not recognize any gain or loss as a result of the merger, whether or not the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code. However, as explained above, if the merger does not qualify as a reorganization under Section 368(a) of the Internal Revenue Code, certain tax liabilities of Nittany would be transferred to National Penn.

Resale of National Penn Common Stock

The National Penn common stock issued in the merger will be freely transferable under the Securities Act, except for shares issued to any Nittany shareholder who may be deemed to be:

•	an "affiliate" of Nittany for purposes of Rule 145 under the Securities Act; or

•	an "affiliate" of National Penn for purposes of Rule 144 under the Securities Act.

Affiliates will include persons (generally executive officers, directors and 10% or more shareholders) who control, are controlled by, or are under common control with, Nittany at the time of the Nittany special meeting, and with respect to National Penn, at or after the effective date of the merger.

Rules 144 and 145 will restrict the sale of shares of National Penn common stock received in the merger by affiliates and certain of their family members and related interests.

Nittany affiliates

▪
Generally, during the year following the effective date of the merger, those persons who are affiliates of Nittany at the time of the Nittany special meeting, provided they are not affiliates of National Penn at or following the merger's effective date, may publicly resell any shares of National Penn common stock received by them in the merger, subject to specified volume limitations and requirements. These include the amount of National Penn common stock that may be sold by them in any three-month period, the manner of sale, and the adequacy of current public information about National Penn.

▪
After the one-year period, such affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to National Penn as required by Rule 144.

▪
If a Nittany affiliate becomes an affiliate of National Penn after the effective date of the merger, the resale restrictions described above will remain in place until the period of two years after the merger has passed and until the person has not been an affiliate of National Penn for at least three months.

National Penn affiliates

▪
Persons who are affiliates of National Penn after the effective date of the merger may publicly resell the shares of National Penn common stock received by them in the merger subject to the same limitations and requirements as apply to Nittany affiliates in the first year and subject to certain filing requirements specified in Rule 144.

The ability of affiliates to resell shares of National Penn common stock received in the merger under Rule 144 or Rule 145, as summarized herein, generally will be subject to National Penn’s having satisfied its public reporting requirements under the Securities Exchange Act of 1934 for specified periods prior to the time of sale.

Affiliates also would be permitted to resell shares of National Penn common stock received in the merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act registration requirements.

This proxy statement/prospectus does not cover any resales of shares of National Penn common stock received by persons who may be deemed to be affiliates of National Penn or Nittany.

Each Nittany director has agreed with National Penn, as a Nittany affiliate, not to transfer any shares of National Penn common stock received in the merger except in compliance with the Securities Act.

Rights of Dissenting Shareholders

Nittany shareholders have the right to dissent from the merger agreement and obtain the fair value of their Nittany shares in cash as determined by an appraisal process in accordance with the procedures under Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988. Following is a summary of the rights of dissenting shareholders. The summary is qualified in its entirety by reference to Annex D which sets forth the applicable dissenters’ rights provisions of Pennsylvania law. If you are considering exercising your dissenters’ rights, you should read carefully the summary below and the full text of the law set forth in Annex D.

In the discussion of dissenters’ rights, the term "fair value" means the value of a share of Nittany common stock immediately before the day of the effective date of the merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger.

Before the effective date of the merger, send any written notice or demand required in order to exercise your dissenters’ rights to Nittany Financial Corp., 116 E. College Avenue, State College, Pennsylvania 16801 (Attn: David Z. Richards, President). After the effective date of the merger send any correspondence to National Penn Bancshares, Inc., Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512 (Attn: Sandra L. Spayd, Corporate Secretary).

Notice of Intention to Dissent

If you wish to dissent from the merger, you must do the following:

•
prior to the vote on the merger agreement by Nittany shareholders at the special meeting, file a written notice of your intention to demand payment of the fair value of your shares of Nittany common stock if the merger with National Penn is completed;

•	make no change in your beneficial ownership of Nittany common stock after you give notice of your intention to demand fair value of your shares of Nittany common stock; and

•	not vote in favor of the merger agreement at the special meeting.

Simply providing a proxy against or voting against the proposed merger at the special meeting of shareholders will not constitute notice of your intention to dissent. Further, if you submit a proxy but do not indicate how you wish to vote, you will be deemed to have voted in favor of the merger and your right to dissent will be lost.

Notice to Demand Payment

If the merger is approved by the required vote of Nittany shareholders, National Penn will mail a notice to all those shareholders who gave notice of their intention to demand payment of the fair value of their shares and who did not vote for approval of the merger agreement. The notice will state where and when you must deliver a written demand for payment and where you must deposit your certificates for Nittany common stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the relevant provisions of Pennsylvania law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

Failure to Comply With Required Steps to Dissent.

You must take each step in the indicated order and in strict compliance with Pennsylvania law in order to maintain your dissenters’ rights. If you fail to follow these steps, you will lose the right to dissent and you will receive the same merger consideration as those Nittany shareholders who do not dissent.

Payment of Fair Value of Shares

Promptly after the effective date of the merger, or upon timely receipt of demand for payment if the closing of the merger has already taken place, National Penn will send dissenting shareholders who have deposited their stock certificates, the amount that National Penn estimates to be the fair value of the Nittany common stock. The remittance or notice will be accompanied by:

•
a closing balance sheet and statement of income of Nittany for the fiscal year ending not more than 16 months before the date of remittance or notice, together with the latest available interim financial statements;

•	a statement of National Penn's estimate of the fair value of Nittany common stock; and

•	a notice of the right of the dissenting shareholder to demand supplemental payment, accompanied by a copy of the relevant provisions of Pennsylvania law.

Estimate by Dissenting Shareholder of Fair Value of Shares

If a dissenting shareholder believes that the amount stated or remitted by National Penn is less than the fair value of the Nittany common stock, the dissenting shareholder must send its estimate of the fair value (deemed a demand for the deficiency) of the Nittany common stock to National Penn within 30 days after National Penn mails its remittance. If the dissenting shareholder does not file its estimated fair value within 30 days after the mailing by National Penn of its remittance, the dissenting shareholder will be entitled to no more than the amount remitted by National Penn.

Valuation Proceedings

If any demands for payment remain unsettled within 60 days after the latest to occur of:

•	the effective date of the merger;

•	timely receipt by National Penn of any demands for payment; or

•	timely receipt by National Penn of any estimates by dissenters’ of the fair value,

then, National Penn may file an application, in the Court of Common Pleas of Centre County, requesting that the court determine the fair value of the Nittany common stock. If this happens, all dissenting shareholders whose demands have not been settled, no matter where they reside, will become parties to the proceeding. In addition, a copy of the application will be delivered to each dissenting shareholder.

If National Penn were to fail to file the application, then any dissenting shareholder, on behalf of all dissenting shareholders who have made a demand and who have not settled their claim against National Penn, may file an application in the name of National Penn at any time within the 30 day period after the expiration of the 60-day period and request that the Centre County Court of Common Pleas determine the fair value of the shares. The fair value determined by the Centre County Court of Common Pleas may, but need not, equal the dissenting shareholders' estimates of fair value. If no dissenter files an application, then each dissenting shareholder entitled to do so shall be paid no more than National Penn's estimate of the fair value of the Nittany common stock, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Centre County Court of Common Pleas finds fair and equitable.

National Penn intends to negotiate in good faith with any dissenting shareholder. If, after negotiation, a claim cannot be settled, then National Penn will file an application requesting that the fair value of the Nittany common stock be determined by the Centre County Court of Common Pleas.

Cost and Expenses

The costs and expenses of any valuation proceedings performed by the Centre County Court of Common Pleas, including the reasonable compensation and expenses of any appraiser appointed by such court to recommend a decision on the issue of fair value, will be determined by such court and assessed against National Penn, except that any part of the costs and expenses may be apportioned and assessed by such court against any or all of the dissenting shareholders who are parties and whose action in demanding supplemental payment is dilatory, obdurate, arbitrary, vexatious or in bad faith, in the opinion of such court.

Nittany shareholders wishing to exercise their dissenters’ rights should consult their own counsel to ensure that they fully and properly comply with applicable requirements.

MARKET PRICE AND DIVIDEND INFORMATION
Nittany Financial Corp.

Nittany’s common stock is quoted on the OTC Electronic Bulletin Board under the symbol "NTNY." E.E. Powell & Co., Hill Thompson Magid, L.P., Knight Securities, L.P., Monroe Securities, Inc., Pershing Trading Company, L.P. and Ryan Beck & Co. have all acted as market makers for the common stock.  These market makers have no obligation to make a market for Nittany’s common stock, and they may discontinue making a market at any time.

The information in the following table indicates the high and low closing prices for the common stock, based upon information provided by the market makers. These quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission, do not reflect actual transactions, and do not include nominal amounts traded directly by shareholders or through other dealers who are not market makers.

Nittany issued a 10% stock dividend in January 2001, a 10% stock dividend in January 2002, a 20% stock dividend in February 2003 and a 20% stock dividend in March 2004. Market prices set forth in the table below have been adjusted for the stock dividends.

Year	Quarter	High	Low	Cash Dividend Per Share
2003
	First Quarter	$19.50	$14.50	N/A
	Second Quarter	$18.00	$15.50	N/A
	Third Quarter	$18.95	$16.10	N/A
	Fourth Quarter	$23.00	$18.55	N/A

2004				N/A
	First Quarter	$30.00	$20.50	N/A
	Second Quarter	$25.00	$22.50	N/A
	Third Quarter	$26.00	$23.75	N/A
	Fourth Quarter	$28.50	$25.00	N/A
2005
	First Quarter	$27.00	$27.00	N/A
	Second Quarter	$27.75	$27.00	$0.25
	Third Quarter	$40.15	$27.00	N/A
	Fourth Quarter (through December 7, 2005)	$41.00	$35.00	$0.25

On September 6, 2005, the last full trading day prior to announcement of the execution of the merger agreement, and December 7, 2005, the latest practicable date prior to the date of this document, the last sale price of the Nittany common stock in over-the-counter trading was as follows:

Last Sale Price
September 6, 2005	$35.00
December 7, 2005	$40.35

Shareholders are urged to obtain current market quotations for Nittany common stock.

As of December 7, 2005, there were 2,270,442 shares of Nittany common stock outstanding, held of record by approximately 767 shareholders, and outstanding options that were exercisable on that date (or within 60 days thereof) for 90,909 additional shares of Nittany common stock.

Holders of Nittany common stock are entitled to receive dividends, when declared by Nittany’s board of directors, out of funds that are legally available for dividends. Nittany primarily obtains funds for the payment of dividends from dividends paid by its banking subsidiary, Nittany Bank. Nittany Bank is subject to specified legal restrictions on the amount of dividends it can pay to Nittany.

National Penn Bancshares, Inc.

Shares of National Penn common stock are traded on the National Market tier of the Nasdaq Stock Market. The following table sets forth the high and low closing sale prices for shares of National Penn common stock for the periods indicated below and the cash dividends declared per share by National Penn for such periods. All information is adjusted to reflect a 5-for-4 stock split effected on September 30, 2005, a 5-for-4 stock split effected on September 30, 2004, and a 5% stock dividend paid on September 30, 2003.

Year	Quarter	High	Low	Cash Dividend Per Share
2003
	First Quarter	$16.66	$14.16	$0.14
	Second Quarter	$18.49	$16.70	$0.14
	Third Quarter	$18.98	$16.49	$0.14
	Fourth Quarter	$21.89	$17.98	$0.15
2004
	First Quarter	$21.94	$19.31	$0.15
	Second Quarter	$20.78	$17.85	$0.15
	Third Quarter	$20.66	$17.54	$0.15
	Fourth Quarter	$23.70	$20.08	$0.15
2005
	First Quarter	$21.99	$19.16	$0.16
	Second Quarter	$20.50	$17.94	$0.16
	Third Quarter	$22.13	$19.26	$0.16
	Fourth Quarter (through December 7, 2005)	$27.05	$18.05	$0.165

On September 6, 2005, last full trading day prior to announcement of the execution of the merger agreement, and on December 7, 2005, the last full trading day prior to the date of this document, the reported last sale price of National Penn common stock on the Nasdaq National Market was as follows:

Last Sale Price
September 6, 2005	$21.64
December 7, 2005	$20.55

Shareholders are urged to obtain current market quotations for shares of National Penn common stock.

As of December 1, 2005, there were 43,439,116 shares of National Penn common stock outstanding, held of record by approximately 4,400 shareholders of record, and outstanding options that were exercisable on that date (or within 60 days thereof) for 2,606,550 additional shares of National Penn common stock.

Holders of National Penn common stock are entitled to receive dividends, when declared by National Penn’s board of directors, out of funds that are legally available for dividends. National Penn primarily obtains funds for the payment of dividends from dividends paid by its principal banking subsidiary, National Penn Bank. National Penn Bank is subject to specified legal restrictions on the amount of dividends it can pay to National Penn.

National Penn maintains a dividend reinvestment and stock purchase plan available to shareholders who elect to reinvest cash dividends for the purchase of additional shares of National Penn common stock. Participants also may elect to make voluntary cash payments from a minimum of $100 to a maximum of up to $2,000 each month for the purchase of additional shares of National Penn common stock.

INFORMATION WITH RESPECT TO NATIONAL PENN AND NATIONAL PENN BANK

Financial and other information relating to National Penn, including information relating to National Penn's directors and executive officers, is set forth in National Penn's 2004 Annual Report on Form 10-K (which incorporated certain portions of National Penn's proxy statement for its 2004 annual meeting of shareholders) and National Penn's 2005 Current Reports on Form 8-K, all of which we incorporate by reference in this document. National Penn will furnish you with copies of the documents incorporated by reference upon request. See "Where You Can Find How to Obtain More Information" on page 93.

INFORMATION WITH RESPECT TO NITTANY

Financial and other information relating to Nittany, including information relating to Nittany’s directors and executive officers, is set forth in Nittany’s 2004 Annual Report on Form 10-KSB and certain other documents filed by Nittany with the SEC. Copies of Nittany’s 2004 Annual Report on Form 10-KSB and its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 accompany this document.

DESCRIPTION OF NATIONAL PENN CAPITAL SECURITIES

The authorized capital stock of National Penn consists of 62,500,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock.

As of December 1, 2005, the record date for the Nittany special meeting, there are 43,439,116 shares of National Penn common stock issued and outstanding, 175,318.1683 shares held by National Penn as treasury stock, and no shares of National Penn preferred stock issued or outstanding. There are no other shares of capital stock of National Penn authorized, issued or outstanding.

National Penn has no options, warrants or other rights authorized, issued or outstanding other than as described herein under "Shareholder Rights Plan" and options and rights granted under National Penn’s various stock compensation and dividend reinvestment plans.

Common Stock

Dividends

The holders of National Penn common stock share ratably in dividends when, as and if declared by National Penn’s board of directors from legally available funds. Declaration and payment of cash dividends by National Penn depends upon cash dividend payments to it by National Penn Bank and National Penn’s other subsidiaries, which are National Penn’s primary source of revenue and cash flow. National Penn is a legal entity separate and distinct from its subsidiaries. Accordingly, the right of National Penn, and consequently the right of creditors and shareholders of National Penn, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of National Penn in its capacity as a creditor may be recognized.

Voting Rights

Prior to the issuance of any National Penn preferred stock with voting rights (see "Preferred Stock" below), the holders of shares of National Penn common stock have exclusive voting rights. Each holder of shares of National Penn common stock has one vote for each share held. National Penn shareholders cannot cumulate votes in the election of directors.

National Penn common stock currently trades on the National Market tier of the Nasdaq Stock Market. Under Nasdaq's National Market rules, approval of National Penn’s shareholders is required for the issuance of shares of National Penn common stock or securities convertible into or exercisable for National Penn common stock, if the issuance of such securities:

•
Is in connection with the acquisition of a company, is not in connection with a public offering for cash, and the securities to be issued will have 20% or more of the voting power outstanding before such issuance;

•
Is in connection with the acquisition of a company in which a director, officer of substantial shareholder of National Penn has a 5% or greater interest, and the issuance of the securities could result in an increase in outstanding National Penn common stock or voting power of 5% or more;

•
Is in connection with a transaction, other than a public offering, at a price less than the greater of book or market value in which the shares issued will equal 20% or more of the shares of National Penn common stock, or have 20% or more of the voting power, outstanding before issuance; or

•	Would result in a change in control of National Penn.

Under Nasdaq's National Market rules, shareholder approval is also required to establish a stock option or purchase plan in which stock may be acquired by officers and directors other than a broadly-based plan in which other National Penn securities holders or employees may participate.

Pre-Emptive Rights, Redemption

Holders of National Penn common stock do not have pre-emptive rights to acquire any additional shares of National Penn common stock. National Penn common stock is not subject to redemption.

Liquidation Rights

In the event of National Penn’s liquidation, dissolution or winding-up, whether voluntary of involuntary, holders of National Penn common stock will share ratably in any of its assets or funds that are available for distribution to its shareholders after satisfaction, or adequate provision is made for satisfaction, of its liabilities, and after payment of any liquidation preferences of any outstanding shares of National Penn preferred stock.

Preferred Stock

National Penn’s board of directors is authorized to issue shares of National Penn preferred stock, without shareholder approval. National Penn’s board will determine the rights, qualifications, limitations and restrictions of each series of National Penn preferred stock at the time of issuance, including without limitation, rights as to dividends, voting and convertibility into shares of National Penn common stock. Shares of National Penn preferred stock may have dividend, redemption, voting, and liquidation rights that take priority over the National Penn common stock, and may be convertible into National Penn common stock. National Penn has provided for the issuance of Series A junior participating preferred stock under the Shareholder Rights Plan described below.

Shareholder Rights Plan

National Penn maintains a Shareholder Rights Plan designed to protect shareholders from attempts to acquire control of National Penn at an inadequate price. Under the Shareholder Rights Plan, each outstanding share of National Penn common stock has attached to it one right to purchase one one-hundredth of a share of Series A junior participating preferred stock at an initial price of $145, subject to adjustment from time to time, as provided in the plan. These rights are not currently exercisable or transferable, and no separate certificates evidencing these rights will be distributed, unless certain events occur.

The National Penn rights become exercisable to purchase shares of the Series A preferred stock if a person, group or other entity acquires or commences a tender offer or an exchange offer for shares of National Penn stock with 19.9% or more of total voting power. The National Penn rights also become exercisable if a person or group who has become a beneficial owner of shares of National Penn common stock equal to 4.9% of the total shares outstanding or with 4.9% of total voting power is declared by National Penn's board of directors to be an "adverse person," as defined in the Shareholder Rights Plan.

After the National Penn rights become exercisable, under certain circumstances, the National Penn rights (other than any rights held by a 19.9% beneficial owner or an "adverse person") will entitle the holders to purchase either shares of National Penn common stock or of the common stock of the potential acquirer, instead of the Series A preferred stock, at a substantially reduced price.

National Penn is generally entitled to redeem the National Penn rights at $.001 per right at any time until the tenth business day following public announcement that a 19.9% position has been acquired. At any time prior to the date the National Penn rights have become non-redeemable, National Penn's board can extend the redemption period. The National Penn rights are not redeemable following an "adverse person" determination.

Anti-Takeover Charter and Pennsylvania Law Provisions

National Penn’s articles of incorporation and bylaws contain certain provisions which may have the effect of deterring or discouraging an attempt to take control of National Penn. These provisions:

•	Empower National Penn's board of directors, without shareholder approval, to issue shares of National Penn preferred stock the terms of which, including voting power, are set by National Penn's board;

•	Divide National Penn's board of directors into three classes serving staggered three-year terms;

•	Restrict the ability of shareholders to remove directors;

•
Require that shares with at least 80% of total voting power approve a merger or other similar transaction with a person or entity holding stock with more than 5% of National Penn's total voting power, if the transaction is not approved, in advance, by National Penn's board of directors;

•	Do not permit shareholders' actions without a meeting;

•	Require that shares with at least 80%, 67%, or a majority, of total voting power approve the repeal or amendment of certain provisions of National Penn's articles of incorporation;

•	Eliminate cumulative voting in the election of directors; and

•	Require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

The Pennsylvania Business Corporation Law of 1988, as amended, also contains certain provisions applicable to National Penn that may have the effect of deterring or discouraging an attempt to take control of National Penn. These provisions, among other things:

•
Require that, following any acquisition by any person or group of 20% of a public corporation's voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the "fair value" of the shares, including an increment representing a proportion of any value payable for control of the corporation [Subchapter 25E of the Business Corporation Law];

•
Prohibit for five years, subject to certain exceptions, a "business combination" (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation's voting power [Subchapter 25F of the Business Corporation Law];

•
Prevent a person or group acquiring different levels of voting power (20%, 33% and 50%) from voting any shares over the applicable threshold, unless "disinterested shareholders" approve such voting rights [Subchapter 25G of the Business Corporation Law];

•
Require any person or group that publicly announces that it may acquire control of a corporation, or that acquires or publicly discloses an intent to acquire 20% or more of the voting power of a corporation, to disgorge to the corporation any profits that it receives from sales of the corporation's equity securities purchased over the prior 18 months [Subchapter 25H of the Business Corporation Law];

•	Expand the factors and groups (including shareholders) which a corporation's board of directors can consider in determining whether an action is in the best interests of the corporation;

•	Provide that a corporation's board of directors need not consider the interests of any particular group as dominant or controlling;

•
Provide that a corporation's directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

•
Provide that actions relating to acquisitions of control that are approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation;

•
Provide that the fiduciary duty of a corporation's directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duty of directors does not require them to:

•	Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

•
Render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•
Act as the board of directors, a committee of the board or an individual director, solely because of the effect such action might have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

COMPARISON OF SHAREHOLDERS' RIGHTS

Upon completion of the merger, shareholders of Nittany will become shareholders of National Penn. Accordingly, their rights as shareholders will be governed by National Penn's articles of incorporation and bylaws, as well as by the Pennsylvania Business Corporation Law of 1988, as amended. Certain differences in the rights of shareholders arise from differences between Nittany’s and National Penn's articles of incorporation and bylaws.

The following is a summary of material differences in the rights of Nittany shareholders and National Penn shareholders. This discussion is not a complete statement of all differences affecting the rights of shareholders. We qualify this discussion in its entirety by reference to the Pennsylvania Business Corporation Law and the respective articles of incorporation and bylaws of Nittany and National Penn.

Directors

Nomination

Nittany

Nittany’s articles of incorporation provide that nominations for director may be made by, or at the direction of, a majority of the board of directors or by any stockholder entitled to vote at the annual meeting. Notice of any nominations by stockholders must be given to Nittany at least 60 days prior to the anniversary of the preceding annual meeting of stockholders. The notice must also include certain information regarding the nominee, all as specified in the articles of incorporation.

National Penn

National Penn's bylaws permit nominations for election to National Penn's board of directors to be made by the board of directors or by any shareholder entitled to vote for the election of directors.

Nominations for director made by shareholders must be made in writing and received by National Penn’s Secretary not less than 90 days prior to the date of an annual meeting of shareholders. However, if the date of National Penn’s annual meeting is other than the fourth Tuesday in April, notice of the nomination must be received by the tenth day following the first public disclosure of the date of the meeting. Any notice of a director nomination must contain the same information, to the extent known to the notifying shareholder, as that which the Securities and Exchange Commission requires National Penn to state in its proxy statement regarding nominees of the board of directors.

Election

Nittany

Nittany’s articles of incorporation provide that its board of directors shall consist of at least one and not more than twelve members, with the precise number to be established from time to time in accordance with Nittany’s bylaws. Presently there are seven members on the board of directors. Nittany’s board is divided into four classes, each serving four year terms, so approximately one-fourth of the members are elected at each annual meeting.

National Penn

National Penn's articles of incorporation provide that its board of directors shall be comprised of not less than 8 nor more than 20 directors, the number of which may be determined from time to time by the board of directors. Presently, the board of directors has 14 members. National Penn's board of directors is divided into 3 classes, each serving three-year terms, so that approximately one-third of the directors are elected at each annual meeting of shareholders.

Qualification

Nittany

Neither the articles of incorporation nor the bylaws of Nittany set forth any specific requirements for individuals to serve on the board of directors.

National Penn

National Penn's bylaws provide that no person who has reached age 72 is qualified for nomination or election to National Penn's board of directors.

Removal

Nittany

Directors of Nittany may only be removed for cause and only by the affirmative vote of a majority of the total votes eligible to be cast by stockholders. Pursuant to Nittany’s articles of incorporation, cause for removal shall exist only if the director whose removal is proposed has been (1) declared of unsound mind by an order of a court of competent jurisdiction, (2) convicted of a felony or an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction or (3) deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of his duties to Nittany. At least 30 days prior to the meeting of stockholders, written notice must be sent to the director whose removal is being considered.

National Penn

National Penn's articles of incorporation provide that any director or the entire board of directors may be removed from office at any time, with or without "cause," but only by the affirmative vote of the holders of at least two-thirds of the outstanding National Penn stock then entitled to vote in the election of directors at a meeting of shareholders called for that purpose.

Vacancies

Nittany

Nittany’s articles of incorporation provide that any vacancy on the board, including vacancies arising from an increase in the size of the board of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum exists, or by the sole remaining director. Directors chosen to fill vacancies shall serve until the expiration of the term of the class to which such director was appointed and until a successor is elected and qualified. When the size of the board is increased, the board of directors shall determine the class or classes to be increased.

National Penn

National Penn's bylaws provide that vacancies on National Penn's board of directors, for whatever reason, including vacancies resulting from death, resignation, retirement, disqualification, or an increase in the number of directors, may be filled by a majority vote of the remaining directors, even if less than a quorum. Any director elected by National Penn's board of directors to fill a vacancy will have a term of office ending at the annual meeting of shareholders at which the term of the class to which he has been elected ends.

Shareholder Meetings

Call

Nittany

The annual meeting of stockholders is held each year on such date and time as selected by the board of directors. Special meetings of stockholders may only be called by the affirmative vote of a majority of the board of directors then in office. Nittany’s stockholders are not entitled to call special meetings.

National Penn

The annual meeting of shareholders for the election of directors whose terms are expiring and the transaction of any other business properly brought before the meeting is held on the fourth Tuesday in April each year or such other date as the board of directors shall determine. Special meetings of National Penn shareholders may be called at any time by National Penn's board of directors or chief executive officer. National Penn shareholders are not entitled to call a special meeting of shareholders.

Notice

Nittany

Nittany’s bylaws provide that notice of the date, time and place of any meeting of stockholders must be given to each stockholder entitled to vote at the meeting at least 10 days prior to the meeting.

National Penn

National Penn's bylaws provide that at least 20 days in advance of the meeting date, written notice of the date, place and time of all meetings of shareholders, and of the general nature of the business to be transacted at special meetings, shall be given to each shareholder of record entitled to vote at the meeting.
A National Penn shareholder desiring to present a proposal for action at an annual meeting must comply with applicable rules of the Securities and Exchange Commission and provide written notice of the proposal to National Penn’s Secretary at the company’s principal office at least ninety days prior to the annual meeting. If the meeting is to be held on a date other than the fourth Tuesday in April, notice of the proposal must be provided to the Secretary by the close of business on the tenth day following the first public disclosure of the meeting date.

Quorum

Nittany

Nittany’s bylaws provide that the presence, in person or by proxy, of at least a majority of the outstanding shares of Nittany entitled to vote at the meeting, without regard to any shares for which a broker indicates on a proxy that it does not have discretionary authority to vote such shares as to such matter, shall constitute a quorum at a meeting of stockholders.

National Penn

National Penn's bylaws provide that the presence, in person or by proxy, of National Penn shareholders entitled to cast a majority of the votes which all shareholders are entitle to cast on a particular matter constitutes a quorum for purposes of considering such matter. The provisions of the Pennsylvania Business Corporation Law relating to a quorum (as stated above regarding Nittany) apply equally to National Penn.

Required Shareholder Vote

General

Nittany

Each holder of record of Nittany common stock is entitled to cast one vote for each share owned. Stockholders are not entitled to cumulate their votes in the election of directors.

National Penn

Subject to the voting rights of any series of National Penn preferred stock then outstanding, if any (see "Description of National Penn Capital Securities--Preferred Stock"), the holders of National Penn common stock possess exclusive voting rights. Each holder of National Penn common stock is entitled to one vote for each share held of record. Assuming no preferred stock is issued, for general corporate action of the shareholders of National Penn, the affirmative vote of a majority of the votes cast at a meeting of shareholders is required for approval. Abstentions with respect to any matter are not considered votes "cast" under the Pennsylvania Business Corporation Law.

Fundamental Changes

Nittany

Any merger, consolidation, liquidation or dissolution of Nittany or any action that would result in the sale or other disposition of at least 50% of the tangible assets of Nittany (each of these, a “business combination”) that has not been first approved by at least two-thirds of the entire board of directors must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares of Nittany eligible to vote at a legal meeting. Business combinations that have received the prior approval of the board of directors need only be approved by such vote of stockholders as is required by Pennsylvania law.

National Penn

National Penn's articles of incorporation require that a plan of merger, consolidation, share exchange, or asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of National Penn other than in the usual and regular course of business) or similar transaction must be approved by the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, except as follows.

National Penn's articles of incorporation require the affirmative vote of shareholders with at least 80% of National Penn's total voting power to approve any merger, consolidation, share exchange, or asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of National Penn) or similar transaction involving a shareholder holding 5% or more of National Penn's voting power, unless the transaction has been approved in advance by a majority of National Penn's directors who are not affiliated with the 5% or more shareholder.

Amendment of Articles of Incorporation

Nittany

Nittany’s articles of incorporation provide that any amendments to the articles of incorporation must be first approved by a majority of the board of directors then in office and subsequently approved by the holders of a majority (except as discussed below) of the shares entitled to vote generally in an election of directors. The affirmative vote of at least 80% of the outstanding shares of Nittany common stock is required to approve any amendments to, repeal or adopt any provisions inconsistent with the provisions of the articles of incorporation relating to the board of directors, preemptive rights, elimination of director liability, indemnification, stockholder meetings and stockholder proposals, consideration of factors in connection with offers for Nittany, the stockholder vote to approve business combinations and the provision governing amendment of the articles of incorporation.

National Penn

As a general matter, the approval of a majority of the votes cast by all shareholders entitled to vote is necessary to amend National Penn's articles of incorporation. National Penn’s articles of incorporation contain two provisions that require a super-majority vote of shareholders to amend, repeal, or adopt any provision inconsistent, with particular sections of such articles:

•
Amendment or repeal of, or adoption of any provision inconsistent with, the provisions of National Penn's articles of incorporation relating to the classification of directors, the filling of board vacancies, or the removal of directors, requires the affirmative vote of shareholders holding at least two-thirds of the votes which all shareholders then hold for an election of directors.

•
Amendment or repeal of, or adoption of any provision inconsistent with, the provisions of National Penn's articles of incorporation relating to a merger, consolidation or similar transaction with a 5% or more shareholder of National Penn requires the affirmative vote of shareholders holding at least 80% of the votes which all shareholders then hold.

Amendment of Bylaws

Nittany

Nittany’s articles of incorporation provide that the board of directors or stockholders may adopt, alter, amend or repeal the bylaws. Such action by the board requires the affirmative vote of a majority of the board of directors then in office. Such action by stockholders requires the affirmative vote of at least 80% of the outstanding shares of Nittany entitled to vote generally in the election of directors.

National Penn

The authority to amend or repeal National Penn's bylaws is vested in National Penn's board of directors, subject to the power of National Penn's shareholders to change such action by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon with the following exception. Any amendment to the limitation of directors' liability and indemnification provisions of the bylaws requires the affirmative vote of 80% of the members of National Penn's entire board of directors or of shareholders holding at least 80% of the votes that all shareholders are entitled to cast.

Inspection Rights

Nittany

Nittany’s bylaws and Pennsylvania law provide that it must make available for inspection during any meeting of stockholders a list of stockholders entitled to vote at such meeting.

National Penn

As required by Pennsylvania law, National Penn makes available for inspection by any shareholder at the time and place of any shareholder meeting a complete list of the shareholders entitled to vote at the meeting. The list includes the address of and the number of shares held by each shareholder. In addition, shareholders of National Penn, upon written demand under oath stating the purpose thereof, have the right, for any proper purpose, to examine during usual business hours the share register, books or records of account and records of the proceedings of National Penn's shareholders and directors, and to make copies or extracts therefrom.

Shareholder Rights Plan

Nittany

Nittany does not maintain a shareholder rights plan.

National Penn

National Penn maintains a shareholder rights plan under which holders of National Penn common stock are entitled, under certain circumstances generally involving an accumulation of shares of National Penn common stock, to purchase shares of National Penn common stock or common stock of the potential acquirer at a substantially reduced price. See "Description of National Penn Capital Securities- Shareholder Rights Plan" on page 85.

Anti-Takeover Provisions

Nittany

Pursuant to its articles of incorporation, Nittany may consider a wide variety of non-monetary factors when evaluating any offer to determine if it is in the best interests of Nittany, including the social and economic effects of the offer on its present and future customers, employees and the communities in which it operates.

Nittany is subject to those provisions of the Pennsylvania Business Corporation Law that are applicable to corporations that have a class of securities registered under the Securities Exchange Act of 1934, as amended, unless such corporation opts out. Nittany has not opted out of these provisions.

National Penn

Under Pennsylvania law, National Penn's board may consider a wide variety of factors and groups in determining whether an action, including a takeover offer, is in the best interests of the corporation. See “Description of National Penn Capital Securities--Anti-Takeover Charter and Pennsylvania Law Provisions” on page 83.

Because National Penn is a bank holding company, certain acquisitions of voting power or ownership of National Penn's common stock are subject to various regulatory approvals.

National Penn is subject to those provisions of the Pennsylvania Business Corporation Law that are applicable to a corporation which has a class of equity securities registered under the Securities and Exchange Act of 1934, unless the corporation "opts out" of such provisions in its articles of incorporation. These provisions are contained in Subchapters 25E through 25J of the Pennsylvania Business Corporation Law. National Penn has not opted out of any of these provisions. All of these provisions apply to National Penn. See "Description of National Penn Capital Securities--Anti-Takeover Charter and Pennsylvania Law Provisions" on page 83 and “Shareholder Rights Plan” on page 85.

Voluntary Dissolution

Nittany

Dissolutions that have not been approved in advance by at least two-thirds of the board of directors then in office require the approval of at least 80% of the outstanding shares of Nittany stock eligible to vote at a legal meeting. Dissolutions that have been first approved by at least two-thirds of the board of directors require only such stockholder vote as may be required by law.

National Penn

If the board of directors of a Pennsylvania corporation, such as National Penn, recommends that the corporation be dissolved and directs that the question be submitted to a vote at a meeting of the corporation's shareholders, the corporation may be dissolved upon the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote.

Dissenters’ Rights

Nittany

Nittany stockholders will have dissenters’ rights in connection with the merger, as described in “Rights of Dissenting Shareholders” beginning on page 75.

National Penn

Under the Pennsylvania Business Corporation Law, if a corporation is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or, if it has more than 2,000 combined beneficial shareholders or shareholders of record, the holders of such corporation’s shares do not have dissenter’s rights. As of December 7, 2005, National Penn is listed on the National Market System of the Nasdaq Stock Market and has approximately 9,000 beneficial shareholders and shareholders of record, combined. Consequently, National Penn’s shareholders would not have dissenters’ rights under Pennsylvania law.

Further, National Penn's articles of incorporation and bylaws do not grant dissenters’ rights to National Penn's shareholders.

ADJOURNMENT

In the event that we do not have sufficient votes for a quorum or to approve the merger agreement at the special meeting, we in intend to adjourn the meeting to permit further solicitation of proxies. We can only use proxies received by Nittany at the time of the special meeting to vote for adjournment, if necessary, by submitting the question of adjournment to you as a separate matter for consideration.

The board of directors recommends that you mark your proxy in favor of the adjournment proposal so that your proxy may be used to vote for adjournment if necessary. If you properly executed your proxy, we will consider that you voted in favor of the adjournment proposal unless your proxy indicates otherwise. If we adjourn the special meeting, we will not give notice of the time and place of the adjourned meeting other than by an announcement of such time and place at the special meeting.

EXPERTS

The consolidated financial statements of National Penn, and it subsidiaries as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004 and National Penn’s management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2004, which are incorporated by reference in this document, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as indicated in their reports with respect thereto, and are incorporated by reference in this document in reliance upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Nittany as of December 31, 2004 and 2003, and for each of the two years in the period ended December 31, 2004, which are included in the Form 10-KSB which accompanies this document, have been audited by S.R. Snodgrass, A.C., independent registered public accounting firm, whose report is incorporated by reference in this document and given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the National Penn common stock to be issued in the merger and certain other legal matters relating to the merger are being passed upon for National Penn by the law firm of Reed Smith LLP, Philadelphia, Pennsylvania.

OTHER BUSINESS

As of the date of this document, Nittany’s board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in these materials. However, if any other matter shall properly come before the special meeting or any adjournments or postponements thereof and shall be voted upon, the form of proxy shall be deemed to confer authority to the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters according to their best judgment; provided, however, that no proxy that is voted against the merger proposal will be voted in favor of any adjournment or postponement of the special meeting.

SHAREHOLDER PROPOSALS

If the merger agreement is approved and the merger takes place, Nittany will not have an annual meeting of its shareholders in 2006. If the merger does not take place, Nittany anticipates that its 2006 annual meeting of shareholders will be held in May 2006. Any proposal intended to be submitted by a Nittany shareholder for inclusion in Nittany’s proxy statement for the annual meeting must have been received by Nittany at its principal executive office at 116 E. College Avenue, State College, Pennsylvania by December 28, 2005. Under Nittany’s Articles of Incorporation, in order to be considered for possible action by shareholders at the 2006 annual meeting, shareholder nominations for director and shareholder proposals not included in Nittany’s proxy statement must be submitted to the Secretary of Nittany at the address set forth above no later than March 21, 2006.

WHERE YOU CAN FIND MORE INFORMATION

National Penn and Nittany file annual, quarterly and current reports, proxy and information statements, and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as National Penn and Nittany that file electronically with the SEC. The address of that site is http://www.sec.gov.

National Penn maintains an Internet site that contains information about National Penn and its subsidiaries. Its address is http://www.nationalpennbancshares.com. Nittany maintains an Internet site that contains information about Nittany and its subsidiaries. Its address is http://www.nittanybank.com.

National Penn filed a registration statement with the SEC under the Securities Act of 1933, relating to the National Penn common stock offered to the Nittany shareholders in connection with the merger. The registration statement contains additional information about Nittany, National Penn and the National Penn common stock. The SEC allows registrants such as National Penn and Nittany to omit certain information included in the registration statement from this document. You may read and copy the registration statement at the SEC's public reference facilities described above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This document incorporates by reference important business and financial information about National Penn that is not included in or delivered with these materials. The following documents filed with the SEC by National Penn and Nittany are incorporated by reference in this document:

National Penn

•	National Penn's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 16, 2005.

•
National Penn’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, filed with the SEC on May 6, 2005, August 5, 2005 and November 7, 2005, respectively.

•
National Penn's Current Reports on Form 8-K, filed with the SEC on January 3, January 13, January 28, March 1, March 24, April 6, April 29, May 4, May 20, May 26, July 29, August 24, September 7, September 8, October 18, 2005 (2 reports), October 20, November 17, November 29, and December 2, 2005.

•
The description of National Penn common stock contained in National Penn's registration statement on Form 8-A dated February 24, 1983, and any amendment or report filed for the purpose of updating such description.

•
The description of National Penn's Shareholder Rights Plan contained in National Penn's registration statement on Form 8-A dated September 11, 1989, as amended by Amendment No. 1 dated August 21, 1999.

Nittany

•	Nittany’s Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the SEC on March 31, 2005.

•
Nittany’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, filed with the SEC on May 16, 2005, August 15, 2005 and November 14, 2005, respectively.

•
Nittany’s Current Reports on Form 8-K, filed with the SEC on January 3, 2005, February 3, 2005, February 9, 2005, March 28, 2005, May 11, 2005, May 20, 2005, July 20, 2005, September 7, 2005, November 15, 2005, and November 21, 2005.

DOCUMENTS DELIVERED WITH THIS PROXY STATEMENT/PROSPECTUS

The following documents filed with the SEC by Nittany are being delivered with this proxy/prospectus:

•	Nittany’s Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the SEC on March 31, 2005.

•	Nittany’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 filed with the SEC on November 14, 2005.

All information contained or incorporated by reference in these materials about National Penn was supplied or verified by National Penn. All information contained in or delivered with these materials about Nittany was supplied or verified by Nittany.

Annex A

Agreement dates as of September 6, 2005 between National Penn Bancshares, Inc. and Nittany Financial Corp.

Annex B

Form of Letter Agreement

Annex C

Opinion of Ryan Beck & Co., Inc., dated December 7, 2005

Annex D

Statutory Provisions Relating to Dissenters’ Rights

Annex E

Annual Report on Form 10-KSB of Nittany Financial Corp. for the year ended December 31, 2004

Annex F

Quarterly Report on Form 10-QSB of Nittany Financial Corp. for the quarter ended September 30, 2005

Annex A

Execution version

AGREEMENT

THIS AGREEMENT, dated as of September 6, 2005 ("Agreement"), is made by and between NATIONAL PENN BANCSHARES, INC., a Pennsylvania corporation ("NPB"), and NITTANY FINANCIAL CORP., a Pennsylvania corporation ("NFC").

BACKGROUND

1. NPB owns directly all of the outstanding capital stock of National Penn Bank, a national banking association ("NPBank").

2. NFC owns directly all of the outstanding capital stock of Nittany Bank, a Federal stock savings bank (“Nittany Bank”).

3. NPB and NFC desire for NFC to merge with and into NPB (the “Merger”), with NPB surviving such Merger, in accordance with this Agreement and the applicable laws of the Commonwealth of Pennsylvania.

4. As a condition and inducement to NPB to enter into this Agreement, the directors and certain officers of NFC are each concurrently executing a Letter Agreement in the form attached hereto as Exhibit 1 (the "Letter Agreement").

5. As a condition and inducement to each of NPB and NFC to enter into this Agreement, NPB has caused NPBank to enter into agreements (the "Key Nittany Management Agreements") with David Z. Richards, Richard C. Barrickman, John E. Arrington, Virginia A. McAdoo, and Robert R. Thomas, regarding the terms of their employment following consummation of the Merger.

6. Each of the parties, by signing this Agreement, adopts it as a plan of reorganization as defined in IRC Section 368(a), and intends the Merger to be a reorganization as defined in IRC Section 368(a).

7. NPB and NFC desire to set forth in this Agreement the terms and conditions governing the Merger and the other transactions contemplated hereby.

NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

GENERAL

1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

Adjusted NFC Option has the meaning given to that term in Section 2.08 of this Agreement.

Affiliate means, with respect to any corporation, any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such corporation and, without limiting the generality of the foregoing, includes any executive officer, director or 10% equity owner of such corporation.

Aggregate Cash Consideration has the meaning given to that term in Section 2.02(a) of this Agreement.

Aggregate Common Stock Consideration has the meaning given to that term in Section 2.02(a) of this Agreement.

Agreement means this Agreement, including any amendment or supplement hereto.

Application means an application for regulatory approval which is required for the consummation of the Contemplated Transactions.

Articles of Merger means the articles of merger to be executed by NPB and NFC and to be filed in the PDS, in accordance with the applicable laws of the Commonwealth of Pennsylvania.

Bank Merger means the merger of Nittany Bank with and into NPBank, with NPBank surviving such merger, or the alternative “purchase and assumption” transaction, described in Section 1.03 of this Agreement.

BCL means the Pennsylvania Business Corporation Law of 1988, as amended.

Cash Consideration has the meaning given to such term in Section 2.02(a)(ii) of this Agreement.

Cash Election Shares has the meaning given to such term in Section 2.02(b)(ii) of this Agreement.

2

Closing has the meaning given to such term in Section 1.02 of this Agreement.

Closing Date means the date on which the last condition precedent provided in this Agreement (other than those conditions which are to be fulfilled at the Closing) has been fulfilled or waived, or such other date as soon as practicable thereafter as the parties hereto may agree shall be the Closing Date.

Common Stock Consideration has the meaning given to such term in Section 2.02(a)(i) of this Agreement.

Common Stock Election Shares has the meaning given to such term in Section 2.02(b)(i) of this Agreement.

Confidentiality Agreement means the confidentiality agreement dated July 12, 2005 between NPB and NFC.

Contemplated Transactions means (a) the Merger of NFC with and into NPB, with NPB surviving such Merger, and (b) the performance by NPB and NFC of their respective covenants and obligations under this Agreement.

CRA means the Community Reinvestment Act of 1977, as amended, and the rules and regulations promulgated from time to time thereunder.

Determination Date means the trading day one (1) day prior to the NFC Shareholders Meeting.

Determination Period has the meaning given to such term in Section 2.05 of this Agreement.

Dissenting NFC Shares has the meaning given to that term in Section 2.07 of this Agreement.

Effective Date means the date on which the Merger is effective, which is the date that the Articles of Merger are filed in the PDS, and shall be the same as the Closing Date or as soon thereafter as is practicable.

Election means (i) a Common Stock Election (that is, the election by an NFC shareholder to receive Common Stock Consideration in the Merger pursuant to Section 2.02(b)(i)), (ii) a Cash Election (that is, the election by an NFC shareholder to receive Cash Consideration in the Merger pursuant to Section 2.02(b)(ii)) or (iii) a Mixed Election (that is, the election by an NFC shareholder to receive a mixture of Common Stock Consideration and Cash Consideration in the Merger pursuant to Section 2.02(c)).

3

Election Deadline means 5:00 p.m., eastern prevailing time, on the day of the NFC Shareholders Meeting.

Election Form means a form, in such form as NPB and NFC shall mutually agree, on which holders of NFC Common Stock shall make an Election.

Environmental Law means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority (any such agreements only as applicable to NPB or NFC, as the case may be) relating to (i) the protection, preservation or restoration of the environment, including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource, and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

Exchange Agent means Mellon Investor Services (or such other agent designated by NPB and reasonably acceptable to NFC) that will act as the exchange agent for purposes of conducting the election procedures described in Section 2.02(b) and the exchange procedure described in Section 2.09.

Exchange Ratio means the exchange ratio set forth in Section 2.02(a)(i), as the same may be adjusted pursuant to Section 2.06, and as the same may be further adjusted pursuant to Section 2.10.

FDIC means the Federal Deposit Insurance Corporation.

FRB means the Federal Reserve Board.

GAAP means accounting principles generally accepted in the United States.

IRC means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

IRS means the Internal Revenue Service.

4

Key Nittany Management Agreements has the meaning given to such term in the Background Section of this Agreement.

Key Nittany Managers means each of David Z. Richards, Richard C. Barrickman, John E. Arrington and Robert R. Thomas.

Knowledge of NFC means the knowledge of NFC's executive officers and directors.

Knowledge of NPB means the knowledge of NPB's executive officers and directors.

Letter Agreement has the meaning given to such term in the Background Section of this Agreement.

Material Adverse Effect means a change, circumstance, event or effect that has been or would be materially adverse to (a) the business, financial condition or results of operations of NFC on a consolidated basis (when such term is used in Article III hereof) or NPB on a consolidated basis (when such term is used in Article IV hereof) other than, in each case, any change, circumstance, event or effect relating to (i) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any change affecting the Bank Insurance Fund or the Savings Association Insurance Fund, and not disparately impacting NFC or NPB, (ii) changes in general economic, legal, regulatory or political conditions affecting banking institutions generally, including, but not limited to, changes in interest rates and not disparately impacting NFC or NPB, (iii) expenses incurred in connection with this Agreement and the transactions contemplated hereby, (iv) actions or omissions of a party (or any of its Subsidiaries) taken pursuant to the terms of this Agreement in contemplation of the transactions contemplated hereby, and (v) any effect with respect to a party hereto caused, in whole or in substantial part, by the other party, or (b) the ability of such party to consummate the Contemplated Transactions.

Merger means the merger of NFC with and into NPB, contemplated by this Agreement.

Merger Consideration has the meaning given to such term in Section 2.02(a)(ii) of this Agreement.

Mixed Election has the meaning given that term in Section 2.02(c) of this Agreement.

NASD means the National Association of Securities Dealers, Inc.

Nasdaq means the National Market tier of The Nasdaq Stock Market operated by the NASD.

NFC means Nittany Financial Corp., a Pennsylvania corporation.

5

NFC NPBank Nominee has the meaning given to that term in Section 5.07(c)(iii) of this Agreement.

NFC Benefit Plan has the meaning given to that term in Section 3.12(a) of this Agreement.

NFC Certificate has the meaning given to that term in Section 2.09(a) of this Agreement.

NFC Common Stock has the meaning given to that term in Section 3.02(a) of this Agreement.

NFC Disclosure Schedule means, collectively, the disclosure schedules delivered by NFC to NPB at or prior to the execution and delivery of this Agreement.

NFC ERISA Affiliate has the meaning given to such term in Section 3.12(a) of this Agreement.

NFC Financials means (a) the audited consolidated financial statements of NFC as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, and (b) the unaudited interim consolidated financial statements of NFC for each calendar quarter after December 31, 2004.

NFC ISO has the meaning given to that term in Section 2.08(b) of this Agreement

NFC NQS Option has the meaning given to that term in Section 2.08(a) of this Agreement.

NFC Option has the meaning given to that term in Section 2.08(b) of this Agreement.

NFC Option Plan means the stock option plan maintained by NFC immediately prior to the Effective Date.

NFC Shareholders Meeting means the meeting of the holders of NFC Common Stock to approve this Agreement and the Merger.

Nittany Bank means Nittany Bank, a Federal stock savings bank, all the outstanding capital stock of which is owned, as of the date of this Agreement, by NFC.

Nittany Bank Board has the meaning given to that term in Section 5.07(c)(iv)(D) of this Agreement.

Nittany Bank Board Member means a director of NFC immediately prior to the Closing Date who becomes, and on the date of determination is, a member of the Nittany Bank Board.

6

Nittany Bank Division has the meaning given to that term in Section 5.07(c)(iv)(A) of this Agreement.

No-Election Shares has the meaning given to such term in Section 2.02(b).

NPB means National Penn Bancshares, Inc., a Pennsylvania corporation.

NPBank means National Penn Bank, a national banking association, all the outstanding capital stock of which is owned by NPB.

NPB/NPBank Bylaws Restrictions means the provisions of the NPB and NPBank bylaws that require the retirement of a director as of the annual meeting next following that director's reaching age 72.

NPB Common Stock means the shares of common stock, without par value, of NPB.

NPB Disclosure Schedule means, collectively, the disclosure schedules delivered by NPB to NFC at or prior to the execution and delivery of this Agreement.

NPB ERISA Affiliate has the meaning given to such term in Section 4.13(a) of this Agreement.

NPB Financials means (a) the audited consolidated financial statements of NPB as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, and (b) the unaudited interim consolidated financial statements of NPB for each calendar quarter after December 31, 2004.

NPB Market Value has the meaning given to such term in Section 2.05 of this Agreement.

NPB Stock Split means the 5 for 4 stock split of NPB Common Stock, in the form of a 25% stock dividend, declared by NPB on August 24, 2005, effective September 9, 2005, and to be distributed on September 30, 2005.

OCC means the Office of the Comptroller of the Currency.

OTS means the Office of Thrift Supervision.

PDB means the Department of Banking of the Commonwealth of Pennsylvania.

PDS means the Department of State of the Commonwealth of Pennsylvania.

7

Prospectus/Proxy Statement means the prospectus/proxy statement, together with any supplements thereto, to be sent to holders of NFC Common Stock in connection with the NFC Shareholders Meeting.

Reallocated Cash Shares has the meaning given to that term in Section 2.02(e)(i)(C).

Reallocated Common Stock Shares has the meaning given to that term in Section 2.02(e)(ii)(B).

Registration Statement means the registration statement on Form S-4, which includes the Prospectus/Proxy Statement as a part thereof, and including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the NPB Common Stock to be issued in connection with the Contemplated Transactions.

Regulatory Agreement has the meaning given to that term in Sections 3.11 and 4.12 of this Agreement.

Regulatory Authority means any agency or department of any federal, state or local government or of any self-regulatory organization, including without limitation the SEC, the PDB, the OCC, the OTS, the FDIC, the NASD, the FRB and the respective staffs thereof.

Rights means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

Rights Agreement means the Rights Agreement dated August 23, 1989, as amended August 21, 1999, between NPB and NPBank, as Rights Agent.

SEC means the Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

Securities Documents means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

Securities Laws means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

SLHC Act means the Savings and Loan Holding Company Act, as amended.

Subsidiary means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

8

1.02 The Merger.

(a) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place on the Closing Date at a time and place to be agreed upon by the parties hereto; provided, in any case, that all conditions to closing set forth in Article VI of this Agreement (other than the delivery of certificates, opinions, and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date.

(b) The Merger. Subject to the terms and conditions of this Agreement and in accordance with the BCL, on the Effective Date:

(i) NFC shall merge with and into NPB;

(ii) the separate existence of NFC shall cease;

(iii) NPB shall be the surviving corporation in the Merger; and

(iv) all of the property (real, personal and mixed), rights, powers, duties, obligations and liabilities of NFC shall be taken and deemed to be transferred to and vested in NPB, as the surviving corporation in the Merger, without further act or deed;

all in accordance with the applicable laws of the Commonwealth of Pennsylvania.

(c) NPB's Articles of Incorporation and Bylaws. On and after the Effective Date, the articles of incorporation and bylaws of NPB, as in effect immediately prior to the Effective Date, shall automatically be and remain the articles of incorporation and bylaws of NPB, as the surviving corporation in the Merger, until thereafter altered, amended or repealed.

(d) NPB's Board of Directors and Officers.

(i) On and after the Effective Date, the directors of NPB duly elected and holding office immediately prior to the Effective Date shall be the directors of NPB, as the surviving corporation in the Merger, each to hold office until his successor is elected and qualified or otherwise in accordance with applicable law, the articles of incorporation and bylaws of NPB.

(ii) On and after the Effective Date, the officers of NPB duly elected and holding office immediately prior to the Effective Date shall be the officers of NPB, as the surviving corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of incorporation and bylaws of NPB.

9

1.03 Bank Merger. After the Effective Date, NPB may, in its sole discretion, cause Nittany Bank to merge with and into NPBank, with NPBank surviving such merger, or alternatively, at the election of NPB, to cause Nittany Bank to transfer all its assets and liabilities to NPBank in a “purchase and assumption” transaction (in either case, the "Bank Merger") at such time as NPB shall determine after the Effective Date.

ARTICLE II

CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

2.01 NPB Common Stock.

(a) Outstanding Shares. Each share of NPB Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of NPB Common Stock.

(b) Treasury Stock. Each share of NPB Common Stock issued and held in the treasury of NPB immediately prior to the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of NPB.

2.02 NFC Common Stock.

(a) Conversion Alternatives. Subject to Sections 2.03, 2.04 and 2.07 below with respect to treasury stock, fractional shares and Dissenting NFC Shares, each share of NFC Common Stock issued and outstanding immediately prior to the Effective Date, shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive, at the election of the holder thereof:

(i) 1.58 shares of NPB Common Stock (the "Exchange Ratio"), including the associated rights to purchase securities pursuant to the Rights Agreement (the number 1.58 shall be adjusted to 1.975 upon completion of the NPB Stock Split), subject to adjustment as provided in Section 2.06 and Section 2.10 below (the "Common Stock Consideration"); or

(ii) $42.43 in cash (the "Cash Consideration," and collectively with the Common Stock Consideration, the "Merger Consideration").

Notwithstanding the foregoing, (i) the number of shares of NFC Common Stock to be converted into the right to receive the Cash Consideration on the Effective Date shall be equal to thirty percent (30%) of the total number of shares of NFC Common Stock issued and outstanding on the

10

Effective Date, (the "Aggregate Cash Consideration"), and (ii) the number of shares of NFC Common Stock to be converted into the right to receive the Common Stock Consideration on the Effective Date (the "Aggregate Common Stock Consideration") shall be equal to seventy percent (70%) of the total number of shares of NFC Common Stock issued and outstanding on the Effective Date.

(b) Election Procedures. NPB and NFC shall cause the Exchange Agent to mail an Election Form together with the Prospectus/Proxy Statement to holders of NFC Common Stock as of the record date for the NFC Shareholders Meeting. Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation):

(i) to elect to receive the Common Stock Consideration with respect to any or all of their shares of NFC Common Stock (the "Common Stock Election Shares"); or

(ii) to elect to receive the Cash Consideration with respect to any or all of their shares of NFC Common Stock (the "Cash Election Shares").

If a holder of NFC Common Stock either: (i) does not submit a properly completed Election Form before the Election Deadline, (ii) revokes an Election Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline, or (iii) fails to perfect his, her or its dissenters' rights pursuant to subsection 2.07 of this Agreement, the shares of NFC Common Stock held by such holder shall be designated "No-Election Shares". Nominee record holders who hold NFC Common Stock on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Common Stock Election Shares, Cash Election Shares and No-Election Shares.

For purposes of this Section 2.02, any Dissenting NFC Shares shall be deemed to be Cash Election Shares and, with respect to such shares, the holders thereof shall in no event be classified as holders of Reallocated Common Stock Shares.

(c) Mixed Election.  Subject to the immediately following sentence, each record holder of shares of NFC Common Stock immediately prior to the Effective Date shall be entitled to elect to receive shares of NPB Common Stock for a portion of such holder's shares of NFC Common Stock and cash for the remaining portion of such holder's shares of NFC Common Stock (the "Mixed Election"). With respect to each holder of NFC Common Stock who makes a Mixed Election, the shares of NFC Common Stock that such holder elects to be converted into the right to receive the Common Stock Consideration shall be treated as Common Stock Election Shares and the shares such holder elects to be converted into the right to receive the Cash Consideration shall be treated as Cash Election Shares.

(d) Effective Election. Any Election shall be properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent shall have reasonable discretion to (i) determine whether any election, modification or revocation is received, (ii) determine whether any election, modification or revocation has been properly

11

made, and (iii) disregard immaterial defects in any Election Form. Good faith determinations made by the Exchange Agent regarding such matters shall be binding and conclusive. Neither NPB, NFC nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

(e) Allocation. The Exchange Agent shall effect the allocation among the holders of NFC Common Stock of rights to receive NPB Common Stock or cash in accordance with the Election Forms as follows:

(i) Aggregate Cash Consideration Under Subscribed. If the amount of cash represented by the aggregate Cash Election Shares is less than the Aggregate Cash Consideration, then:

(A) all Cash Election Shares (subject to Section 2.07 with respect to Dissenting NFC Shares) shall be converted into the right to receive the Cash Consideration;

(B) No-Election Shares shall be deemed to be Cash Election Shares to the extent necessary to have the amount of cash represented by the aggregate Cash Election Shares equal the Aggregate Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent, in its sole discretion, shall determine. All remaining No-Election Shares shall thereafter be treated as Common Stock Election Shares;

(C) If all of the No-Election Shares are treated as Cash Election Shares under the preceding subsection and the amount of cash represented by the aggregate Cash Election Shares remains less than the Aggregate Cash Consideration, then the Exchange Agent shall convert, on a pro rata basis described in subsection 2.02(e)(iv) below, a sufficient number of Common Stock Election Shares into Cash Election Shares ("Reallocated Cash Shares") such that the amount of cash represented by the aggregate Cash Election Shares, including the Reallocated Cash Shares, equals the Aggregate Cash Consideration, and thereafter all Reallocated Cash Shares will be converted into the right to receive the Cash Consideration; and

(D) the Common Stock Election Shares which are not Reallocated Cash Shares shall be converted into the right to receive the Common Stock Consideration.

(ii) Aggregate Cash Consideration Oversubscribed. If the amount of cash represented by the aggregate Cash Election Shares is more than the Aggregate Cash Consideration, then:

(A) all Common Stock Election Shares and No-Election Shares shall be converted into the right to receive the Common Stock Consideration;

12

(B) the Exchange Agent shall convert, on a pro rata basis described in subsection 2.02(e)(iv) below, a sufficient number of Cash Election Shares (excluding Dissenting NFC Shares) into Common Stock Election Shares ("Reallocated Common Stock Shares") such that the amount of cash represented by the remaining aggregate Cash Election Shares equals the Aggregate Cash Consideration, and thereafter all Reallocated Common Stock Shares will be converted into the right to receive the Common Stock Consideration; and

(C) the Cash Election Shares (subject to Section 2.07 with respect to Dissenting NFC Shares) which are not Reallocated Common Stock Shares shall be converted into the right to receive the Cash Consideration.

(iii) Aggregate Cash Consideration and Aggregate Common Stock Consideration Satisfied. If the amount of cash represented by the aggregate Cash Election Shares is equal to the Aggregate Cash Consideration, then subsections (e)(i) and (ii) shall not apply, and all Cash Election shares (subject to Section 2.07 with respect to Dissenting NFC Shares) shall be converted into the right to receive the Cash Consideration and all Common Stock Election Shares and all No-Election Shares shall be converted into the right to receive the Common Stock Consideration.

(iv) Pro Rata Reallocations. If the Exchange Agent is required pursuant to subsection 2.02(e)(i)(C) to convert some Common Stock Election Shares into Reallocated Cash Shares, each holder of Common Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. If the Exchange Agent is required pursuant to subsection 2.02(e)(ii)(B) to convert some Cash Election Shares into Reallocated Common Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Common Stock Shares.

2.03 Treasury Stock and Stock Owned by NFC. Notwithstanding anything in this Agreement to the contrary, each share of NFC Common Stock which is either issued and held in the treasury of NFC or issued and held by NFC or its Subsidiaries (other than shares held in an agency or fiduciary capacity or as a result of debts previously contracted ) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

2.04 Fractional Shares. Fractional shares of NPB Common Stock may be issued in connection with the Merger pursuant to the Exchange Agent’s direct registration system (or other comparable system that provides for payment of the Common Stock Consideration in the form of book-entry shares).

2.05 Market Value of NPB Common Stock. For purposes of this Agreement, the market value of a share of NPB Common Stock ("NPB Market Value") shall be deemed to be the average of the closing sale price of a share of NPB Common Stock, as reported on Nasdaq, as published in the Wall Street Journal, for the ten (10) trading days (the "Determination Period") ending on the Determination Date.

13

2.06 Exchange Ratio Adjustment.

(a) If the NPB Market Value is in the range of $23.73 to $25.31, then the Exchange Ratio shall be adjusted to that number which, when multiplied by the NPB Market Value, equals $40.00 (the dollar amounts $23.73 and $25.31 shall be adjusted to $18.98 and $20.25, respectively, upon completion of the NPB Stock Split).

(b) If the NPB Market Value is in the range of $22.00 to $23.72, then the Exchange Ratio shall be adjusted to that number which, when multiplied by the NPB Market Value, equals $38.00 (the dollar amounts $22.00 and $23.72 shall be adjusted to $17.60 and $18.97, respectively, upon completion of the NPB Stock Split).

(c) If the NPB Market Value is less than $22.00, then the Exchange Ratio shall be adjusted to that number which, when multiplied by $22.00 equals $38.00 (the dollar amount $22.00 shall be adjusted to $17.60, upon completion of the NPB Stock Split).

(d) If the NPB Market Value is more than $27.85, then the Exchange Ratio shall be adjusted to that number which, when multiplied by the NPB Market Value, equals $44.00 (the dollar amount $27.85 shall be adjusted to $22.28, upon completion of the NPB Stock Split).

2.07 Dissenting NFC Shareholders.

(a) The outstanding shares of NFC Common Stock, the holders of which have timely filed written notices of an intention to demand appraisal for their shares ("Dissenting NFC Shares") pursuant to Subchapter D of the BCL and have not effectively withdrawn or lost their dissenters' rights under the BCL, shall not be converted into or represent a right to receive shares of NPB Common Stock or cash under this Agreement, and the holders thereof shall be entitled only to such rights as are granted by Subchapter D of the BCL.

(b) If any such holder of NFC Common Stock shall have failed to perfect or effectively shall have withdrawn or lost such right, and if such holder shall have delivered a properly completed Election Form to the Exchange Agent by the Election Deadline, the Dissenting NFC Shares held by such holder shall be converted into a right to receive NPB Common Stock or cash in accordance with the applicable provisions of this Agreement. If any such holder of NFC Common Stock shall have failed to perfect or effectively shall have withdrawn or lost such right, and if such holder shall not have delivered a properly completed Election Form to the Exchange Agent by the Election Deadline, the Dissenting NFC Shares held by such holder shall be designated No-Election Shares and shall be converted on a share by share basis into either the right to receive NPB Common Stock and/or cash in accordance with the applicable provisions of this Agreement.

(c) All payments in respect of Dissenting NFC Shares, if any, will be made by NPB.

14

2.08 Stock Options.

(a) Non-Qualified Stock Options. On and after the Effective Date, each non-qualified stock option (each, a "NFC NQS Option") to purchase shares of NFC Common Stock issued by NFC and outstanding on the Effective Date shall remain outstanding, subject to the following adjustments:

(i) each NFC NQS Option will constitute a right to purchase a number of shares of NPB Common Stock determined in accordance with Section 2.08(a)(ii), below, at a price equal to the amount determined in accordance with Section 2.08(a)(iii), below;

(ii) the number of shares of NPB Common Stock subject to each NFC NQS Option immediately following the Effective Date will be equal to the quotient of: (1) the product of the number of shares of NFC Common Stock originally subject to that option times the original exercise price of that option, divided by (2) the adjusted exercise price of that option immediately following the Effective Date, as determined in accordance with Section 2.08(a)(iii), below; and

(iii) the exercise price of each NFC NQS Option immediately after the Effective Date will be equal to the quotient of: (x) the product of the closing price of NPB Common Stock on the Effective Date times the original exercise price of that option, divided by (y) $42.43 (the Cash Consideration).

(b) Incentive Stock Options. On and after the Effective Date, each incentive stock option (each, a “NFC ISO”, and together with the NFC NQS Options, the “NFC Options”) to purchase shares of NFC Common Stock issued by NFC and outstanding on the Effective Date shall remain outstanding, subject to the following adjustments made in a manner consistent with IRC Section 424(a) and Treas. Reg. 1.425-1(a)(4)(i):

(i) each NFC ISO will constitute a right to purchase a number of shares of NPB Common Stock determined in accordance with Section 2.08(b)(ii), below, at a price equal to the amount determined in accordance with Section  2.08(b)(iii), below;

(ii) the number of shares of NPB Common Stock subject to each NFC ISO immediately following the Effective Date will be equal to the quotient of: (1) the product of the number of shares of NFC Common Stock originally subject to that option times the original exercise price of the option, divided by (2) the adjusted exercise price of that option immediately following the Effective Date, as determined in accordance with Section  2.08(b)(iii), below; and

(iii) the exercise price of each NFC ISO immediately after the Effective Date will be equal to the quotient of: (x) the product of the closing price of NPB Common Stock on the Effective Date times the original exercise price of that option, divided by (y) $42.43 (the Cash Consideration).

15

(c) Except as otherwise provided in this section, the terms and conditions of all NFC Options will not be changed and such options will remain outstanding and will be exercisable in accordance with the terms of the applicable NFC Option Plan and stock option agreement. As adjusted pursuant to this section, each NFC Option will be referred to herein as an "Adjusted NFC Option".

(d) As soon as practicable after the Effective Date, but in no event later than ten (10) business days after the Effective Date, NPB shall deliver to the holders of Adjusted NFC Options appropriate notices setting forth the effect of the adjustments described in Section 2.08(a) and Section 2.08(b), above. NPB shall comply with the terms of the NFC Option Plan.

(e) NPB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of NPB Common Stock for delivery upon exercise of Adjusted NFC Options in accordance with this Agreement. Within ten (10) business days after the Effective Date, NPB shall file a registration statement on Form S-8 (or any successor other appropriate forms), with respect to the shares of NPB Common Stock issuable upon exercise of the Adjusted NFC Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained thereon) for so long as such options remain outstanding.

(f) With respect to those individuals who, subsequent to the Merger, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, NPB shall administer the NFC Option Plan in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

2.09 Surrender and Exchange of NFC Stock Certificates.

(a) On or prior to the Effective Date, NPB shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of NFC Common Stock electing to receive Cash Consideration pursuant to Section 2.02(b) or Section 2.02(c), sufficient cash to make all payments to such shareholders of NFC pursuant to, and in accordance with, this Article II. On or prior to the Effective Date, NPB shall provide the Exchange Agent with a letter of instruction, in such form as the Exchange Agent may reasonably require, directing the Exchange Agent to pay the Common Stock Consideration in the form of book-entry shares to holders of shares of NFC Common Stock electing to receive Common Stock Consideration pursuant to Section 2.02(b) or Section 2.02(c) and in accordance with, this Article II. As soon as reasonably practicable after the Effective Date, but in any event not later than ten (10) business days after delivery by NFC to NPB of the correct mailing address for each NFC shareholder, NPB shall cause the Exchange Agent to mail to each holder of one or more certificates representing NFC Common Stock (each, a "NFC Certificate"):

(i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the NFC Certificates shall pass, only upon delivery of the NFC

16

Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as NPB reasonably may specify; and

(ii) instructions for effecting the surrender of such NFC Certificates in exchange for the Merger Consideration payable for the shares represented thereby.

After completion of the allocation referred to in subsection 2.02(d), and upon surrender of a NFC Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as reasonably may be required by the Exchange Agent, the holder of such NFC Certificate shall be entitled to receive in exchange therefor:

(A) a statement evidencing book-entry shares representing, in the aggregate the number of shares (including any fraction thereof) that such holder has the right to receive pursuant to Section 2.02 (after taking into account all shares of NFC Common Stock then held by such holder); and/or

(B) a check in the amount of the cash that such holder has the right to receive pursuant to the provisions of Section 2.02 and, with respect to dividends and other distributions, pursuant to the provisions of Section 2.09(b).

(b) Any statement evidencing book-entry shares issued in exchange for NFC Certificates pursuant to Section 2.09(a) above shall be dated the Effective Date and any holder shall be entitled to dividends and all other rights and privileges pertaining to such shares of stock from the Effective Date. Until surrendered, each NFC Certificate (other than NFC Certificates representing Dissenting NFC Shares) shall, from and after the Effective Date, evidence solely the right to receive the Merger Consideration.

(c) If an NFC Certificate is exchanged on a date following one or more record dates after the Effective Date for the payment of dividends or any other distribution on shares of NPB Common Stock, NPB shall pay to such shareholder cash in an amount equal to dividends payable on such shares of NPB Common Stock received in exchange for NFC Certificates and pay or deliver any other distribution to which such shareholder is entitled. No interest shall accrue or be payable in respect of dividends or any other distribution otherwise payable under this Section 2.02(c) upon surrender of NFC Certificates. Notwithstanding the foregoing, no party hereto shall be liable to any holder of NFC Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as NFC Certificates are surrendered to NPB for exchange, NPB shall have the right to withhold dividends or any other distributions on the shares of NPB Common Stock issuable to such shareholder.

(d) Each NFC Certificate delivered for exchange under this Section 2.09 must be endorsed in blank by the registered holder thereof or accompanied by a power of attorney to transfer such shares endorsed in blank by such holder.

17

(e) Upon the Effective Date, the stock transfer books for NFC Common Stock will be closed and no further transfers of NFC Common Stock will thereafter be made or recognized. All NFC Certificates surrendered pursuant to this Section 2.09 will be cancelled.

(f) If there is a transfer of ownership of NFC Common Stock which is not registered in the transfer records of NFC, a statement of book-entry shares evidencing, in the aggregate, the proper number of shares of NPB Common Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 2.09(c), as applicable and appropriate, may be issued with respect to such NFC Common Stock to such a transferee if the NFC Certificate representing such shares of NFC Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

(g) If any NFC Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed NFC Certificate, upon the making of a sworn affidavit of that fact by the holder thereof in form satisfactory to the Exchange Agent, the Merger Consideration as may be required pursuant to this Agreement; provided, however, that the Exchange Agent may, in its sole discretion and as a condition precedent to the delivery of the Merger Consideration to which the holder of such NFC Certificate is entitled as a result of the Merger, require the owner of such lost, stolen or destroyed NFC Certificate to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against NFC, NPB or the Exchange Agent or any other party with respect to the NFC Certificate alleged to have been lost, stolen or destroyed.

2.10 Anti-Dilution Provisions. If, in addition to the NPB Stock Split, NPB shall, at any time before the Effective Date:

(a) declare a dividend in shares of NPB Common Stock with a record date prior to the Effective Date;

(b) resolve to combine the outstanding shares of NPB Common Stock into a smaller number of shares;

(c) resolve to effect a split or subdivide the outstanding shares of NPB Common Stock with a record date prior to the Effective Date; or

(d) reclassify the shares of NPB Common Stock;

then, in any such event, the number of shares of NPB Common Stock to be delivered to NFC shareholders who are entitled to receive shares of NPB Common Stock in exchange for shares of NFC Common Stock shall be adjusted so that each NFC shareholder shall be entitled to receive such number of shares of NPB Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred prior to the happening of such event. (By way of

18

illustration, if NPB shall declare a stock dividend of 3% payable with respect to a record date on or prior to the Effective Date, the Exchange Ratio shall be adjusted upward by 3%.). In addition, in the event that, prior to the Effective Date, NPB enters into an agreement pursuant to which shares of NPB Common Stock would be converted into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each NFC shareholder entitled to receive shares of NPB Common Stock in the Merger shall be entitled to receive such number of shares or other securities or amount or obligations of such other corporation as such shareholder would be entitled to receive if the Effective Date had occurred immediately prior to the happening of such event. Furthermore, in any such event, the dollar amounts referenced in Sections 2.06 and 7.01(c) shall be proportionally adjusted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NFC

NFC hereby represents and warrants to NPB as follows:

3.01 Organization.

(a) NFC is a corporation duly incorporated and validly subsisting under the laws of the Commonwealth of Pennsylvania. NFC is a savings and loan holding company duly registered under the SLHC Act. NFC has the corporate power and authority to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NFC is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

(b) Nittany Bank is a stock savings bank duly organized and validly existing under the laws of the United States of America. Nittany Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Nittany Bank is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

(c) The deposits of Nittany Bank are insured by the Savings Association Insurance Fund of the FDIC to the extent provided in the Federal Deposit Insurance Act.

19

(d) NFC has no Subsidiaries other than Nittany Bank and those identified in NFC Disclosure Schedule 3.01(d).

(e) The respective minute books of NFC and each NFC Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors, including committees, in each case in accordance with normal business practice of NFC and the NFC Subsidiary.

(f) NFC has delivered to NPB true and correct copies of the articles of incorporation and bylaws of NFC and Nittany Bank, and the articles of incorporation and bylaws of each other NFC Subsidiary, each as in effect on the date hereof.

3.02 Capitalization.

(a) The authorized capital stock of NFC consists of (i) 10,000,000 shares of common stock, par value $.10 per share ("NFC Common Stock"), of which at the date hereof 2,270,442 shares are validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights, and none are held as treasury shares and (ii) 5,000,000 shares of serial preferred stock, no par value per share, of which at the date hereof, no shares are issued and outstanding. NFC has not issued nor is NFC bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of NFC Common Stock or any other security of NFC or any securities representing the right to vote, purchase or otherwise receive any shares of NFC Common Stock or any other security of NFC, except (i) for NFC Options for 90,909 shares of NFC Common Stock issued and outstanding under the NFC Stock Option Plan and (ii) this Agreement.

(b) NFC owns, directly or indirectly, all of the capital stock of Nittany Bank and the other NFC Subsidiaries, free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding with respect to the capital stock of Nittany Bank or any other NFC Subsidiary. Except for the NFC Subsidiaries, NFC does not possess, directly or indirectly, any material equity interest in any corporation, except for (i) equity interests in Nittany Bank's investment portfolio, (ii) equity interests held in connection with Nittany Bank's commercial loan activities and (iii) as set forth on NFC Disclosure Schedule 3.02(b).

(c) To the Knowledge of NFC, except as set forth on NFC Disclosure Schedule 3.02(c) or as disclosed in NFC’s proxy materials for its 2005 annual meeting of shareholders, no person or group is the beneficial owner of 5% or more of the outstanding shares of NFC Common Stock (the terms "person", "group" and "beneficial owner" are as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder).

3.03 Authority; No Violation.

20

(a) NFC has full corporate power and authority to execute and deliver this Agreement and, except for the receipt of the approval of this Agreement by the shareholders of NFC and receipt of all required approvals from Regulatory Authorities, to consummate the Contemplated Transactions. The execution and delivery of this Agreement by NFC and the consummation by NFC of the Contemplated Transactions have been duly and validly approved by the unanimous vote of the Board of Directors of NFC and, except for approval by the shareholders of NFC as required by the BCL, no other corporate proceedings on the part of NFC are necessary to consummate the Merger under the BCL. The affirmative vote of a majority of the votes cast at the NFC Shareholders Meeting is sufficient to approve this Agreement and the Merger. This Agreement has been duly and validly executed and delivered by NFC and constitutes the valid and binding obligation of NFC, enforceable against NFC in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

(b) The execution and delivery of this Agreement by NFC, (i) subject to receipt of approvals from the NFC shareholders and the Regulatory Authorities referred to in Section 4.04 hereof and NFC's and NPB's compliance with any conditions contained therein, the consummation of the Merger, and (ii) compliance by NFC or any NFC Subsidiary with any of the terms or provisions hereof, does not and will not:

(A) conflict with or result in a breach of any provision of the respective articles of incorporation or bylaws of NFC or any NFC Subsidiary;

(B) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to NFC or any NFC Subsidiary or any of their respective properties or assets; or

(C) except as described in NFC Disclosure Schedule 3.03, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of, the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NFC or any NFC Subsidiary under any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which NFC or any NFC Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, excluding from clauses (B) and (C) hereof, any items which, in the aggregate, would not have a Material Adverse Effect.

3.04 Consents. No consents or approvals of, or filings or registrations with, any public body or authority are necessary, and except as described in NFC Disclosure Schedule 3.04, no consents or approvals of any third parties are necessary, in connection with the execution and

21

delivery of this Agreement by NFC or, subject to the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 4.04 hereof and compliance with any conditions contained therein and subject to the approval of this Agreement by the shareholders of NFC as required under the BCL, the consummation by NFC of the Contemplated Transactions.

3.05 Financial Statements.

(a) NFC has delivered to NPB the NFC Financials, except those pertaining to quarterly periods commencing after June 30, 2005, which it will deliver to NPB within 45 days after the end of the respective quarter. The delivered NFC Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of NFC as of and for the periods ended on the dates thereof, in accordance with GAAP consistently applied, and, in the case of interim period financial statements, which are subject to normal year-end adjustments and footnotes thereto.

(b) To the Knowledge of NFC, NFC did not, as of the date of the balance sheets referred to above, have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the NFC Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with GAAP consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

3.06 No Material Adverse Change. Neither NFC nor any NFC Subsidiary has suffered any adverse change in their respective assets, business, financial condition or results of operations since June 30, 2005 which change has had a Material Adverse Effect, it being understood that the expenses incurred by NFC in connection with this Agreement and the Merger, including, without limitation, the engagement of legal and financial advisors, shall not constitute a Material Adverse Effect.

3.07 Taxes.

(a) NFC and the NFC Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a) of which NFC is a common parent. NFC has filed, and will file, all material federal, state and local tax returns required to be filed by, or with respect to, NFC and the NFC Subsidiaries on or prior to the Closing Date, except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from NFC or any NFC Subsidiary to any applicable taxing authority, on or prior to the Closing Date, other than taxes which (i) are not delinquent or are being contested in good faith, (ii) have not been finally

22

determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect. Such returns or reports are true, complete and correct in all material respects. NFC and the NFC Subsidiaries have paid all taxes and other governmental charges including all applicable interest and penalties set forth in such returns or reports.

(b) There are no liens on the assets of NFC and the NFC Subsidiaries relating to or attributable to any taxes (other than taxes not yet due and payable). All federal, state and local taxes and other governmental charges payable by NFC and the NFC Subsidiaries have been paid or have been adequately accrued or reserved for on such entity’s books in accordance with GAAP and banking regulations applied on a consistent basis, except where failure to pay or accrue would not have a Material Adverse Effect. Until the Effective Date, NFC and the NFC Subsidiaries shall continue to reserve sufficient funds for the payment of expected tax liabilities in accordance with GAAP and banking regulations applied on a consistent basis.

(c) No consent pursuant to IRC Section 341(f) has been filed, or will be filed prior to the Closing Date, by or with respect to NFC or any NFC Subsidiary.

(d) To the Knowledge of NFC, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon NFC or any NFC Subsidiary, nor has NFC or any NFC Subsidiary been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

(e) NFC and the NFC Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, except where failure to withhold or to pay such withholding would not have a Material Adverse Effect.

(f) Neither NFC nor the NFC Subsidiaries have constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Merger.

3.08 Contracts.

(a) Except as described in NFC Disclosure Schedule 3.08(a) or NFC Disclosure Schedule 3.12, neither NFC nor any NFC Subsidiary is a party to or subject to:

(i) any employment, consulting, severance, "change-in-control" or termination contract or arrangement with any officer, director, employee, independent contractor, agent or other person, except for "at will" arrangements;

(ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any officer, director, employee, independent contractor, agent or other person;

23

(iii) any collective bargaining agreement with any labor union relating to employees;

(iv) any agreement which by its terms limits the payment of dividends by NFC or any NFC Subsidiary other than generally applicable regulatory restrictions;

(v) except in the ordinary course of business, any material instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which NFC or any NFC Subsidiary is an obligor to any person, other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business, instruments relating to transactions entered into in the customary course of the banking business of Nittany Bank, and transactions in "federal funds", or which contains financial covenants or other restrictions, other than those relating to the payment of principal and interest when due, which would be applicable on or after the Closing Date;

(vi) any contract, other than this Agreement, which restricts or prohibits it from engaging in any type of business permissible under applicable law;

(vii) any contract, plan or arrangement which provides for payments or benefits in certain circumstances which, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the IRC;

(viii) except in the ordinary course of business, any lease for real property;

(ix) any contract or arrangement with any broker-dealer or investment adviser;

(x) any investment advisory contract with any investment company registered under the Investment Company Act of 1940; or

(xi) any contract or arrangement with, or membership in, any local clearing house or self-regulatory organization.

(b) All the contracts, plans, arrangements and instruments listed in NFC Disclosure Schedule 3.08(a) or NFC Disclosure Schedule 3.12 are in full force and effect on the date hereof, and neither NFC, any NFC Subsidiary nor, to the Knowledge of NFC, any other party to any such contract, plan, arrangement or instrument, has breached any provision of, or is in default under any term of, any such contract, plan, arrangement or instrument the breach of which or default under which will have a Material Adverse Effect, and, except as described in NFC Disclosure Schedule 3.08(b) no party to any such contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions thereof as a result of the transactions contemplated by this Agreement, the termination of which will have a Material Adverse Effect.

24

(c) Except as otherwise described in NFC Disclosure Schedule 3.08(a) or NFC Disclosure Schedule 3.12, no plan, employment agreement, termination agreement or similar agreement or arrangement to which NFC or any NFC Subsidiary is a party or by which NFC or any NFC Subsidiary may be bound:

(i) contains provisions which permit an employee or an independent contractor to terminate it without cause and continue to accrue future benefits thereunder;

(ii) provides for acceleration in the vesting of benefits thereunder upon the occurrence of a change in ownership or control or merger or other acquisition of NFC or any NFC Subsidiary; or

(iii) requires NFC or any NFC Subsidiary to provide a benefit in the form of NFC Common Stock or determined by reference to the value of NFC Common Stock.

3.09 Ownership of Property; Insurance Coverage.

(a) NFC and each NFC Subsidiary has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by NFC or such NFC Subsidiary, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the NFC Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except:

(i) those items that secure liabilities for borrowed money and that are described in NFC Disclosure Schedule 3.09(a) or permitted under Article V hereof;

(ii) statutory liens for amounts not yet delinquent or which are being contested in good faith;

(iii) liens for current taxes not yet due and payable;

(iv) pledges to secure deposits and other liens incurred in the ordinary course of banking business;

(v) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent; and

(vi) dispositions and encumbrances for adequate consideration in the ordinary course of business.

25

NFC and each NFC Subsidiary have the right under leases of material properties used by NFC or such NFC Subsidiary in the conduct of their respective businesses to occupy and use all such properties in all material respects as presently occupied and used by them.

(b) With respect to all agreements pursuant to which NFC or any NFC Subsidiary has purchased securities subject to an agreement to resell, if any, NFC or such NFC Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

(c) NFC and each NFC Subsidiary maintain insurance in amounts considered by NFC to be reasonable for their respective operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. Neither NFC nor any NFC Subsidiary has received notice from any insurance carrier that:

(i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated; or

(ii) premium costs with respect to such insurance will be substantially increased;

except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

(d) NFC and each NFC Subsidiary maintain such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

3.10 Legal Proceedings. Except as set forth on NFC Disclosure Schedule 3.10, neither NFC nor any NFC Subsidiary is a party to any, and there are no pending or, to the Knowledge of NFC, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or regulatory inquiries of any nature:

(a) against NFC or any NFC Subsidiary;

(b) to which the assets of NFC or any NFC Subsidiary are subject;

(c) challenging the validity or propriety of any of the Contemplated Transactions; or

(d) which could materially adversely affect the ability of NFC, Nittany Bank or any other NFC Subsidiary to perform their respective obligations under this Agreement or to consummate the Bank Merger;

26

except for any proceedings, claims, actions, customer complaints, investigations, or inquiries referred to in clauses (a) or (b) which, individually or in the aggregate, would not have a Material Adverse Effect.

3.11 Compliance with Applicable Law.

(a) NFC and each NFC Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses nor otherwise have a Material Adverse Effect.

(b) NFC and each NFC Subsidiary have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect.

(c) No Regulatory Authority has initiated any proceeding or, to the Knowledge of NFC, investigation into the business or operations of NFC or any NFC Subsidiary, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

(d) Neither NFC nor any NFC Subsidiary has received any notification or communication from any Regulatory Authority:

(i) asserting that NFC or any NFC Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

(ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to NFC or any NFC Subsidiary;

(iii) requiring or threatening to require NFC or any NFC Subsidiary, or indicating that NFC or any NFC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of NFC or any NFC Subsidiary, including without limitation any restriction on the payment of dividends; or

27

(iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of NFC or any NFC Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement");

in each case except as heretofore disclosed to NPB.

(e) Neither NFC nor any NFC Subsidiary has received, consented to, or entered into any Regulatory Agreement, except as heretofore disclosed to NPB.

(f) To the Knowledge of NFC, except as heretofore disclosed to NPB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to NFC or any NFC Subsidiary would have a Material Adverse Effect.

(g) There is no injunction, order, judgment or decree imposed upon NFC or any NFC Subsidiary or the assets of NFC or any NFC Subsidiary which has had, or, to the Knowledge of NFC, would have, a Material Adverse Effect.

3.12 ERISA.

(a) NFC has delivered to NPB true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements, all of which are set forth in NFC Disclosure Schedule 3.12, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of NFC or any other entity (a "NFC ERISA Affiliate") that, together with NFC, is treated as a single employer under IRC Sections 414(b),(c),(m) or (o) (collectively, the "NFC Benefit Plans"), together with:

(i) the most recent actuarial (if any) and financial reports relating to those NFC Benefit Plans which constitute "qualified plans" under IRC Section 401(a);

(ii) the most recent Form 5500 (if any) relating to such NFC Benefit Plans filed with the IRS; and

(iii) the most recent IRS determination letters which pertain to any such NFC Benefit Plans.

(b) Neither NFC nor any NFC ERISA Affiliate, and no pension plan (within the meaning of ERISA Section 3(2)) maintained or contributed to by NFC or any NFC ERISA

28

Affiliate, has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan.

(c) Neither NFC nor any NFC ERISA Affiliate has ever contributed to or otherwise incurred any liability with respect to a multi-employer plan (within the meaning of ERISA Section 3(37)).

(d) Each NFC Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect.

(e) There is no existing, or, to the Knowledge of NFC, contemplated, audit of any NFC Benefit Plan by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental authority. In addition, there are no pending or threatened claims by, on behalf of or with respect to any NFC Benefit Plan, or by or on behalf of any individual participant or beneficiary of any NFC Benefit Plan, alleging any violation of ERISA or any other applicable laws, or claiming benefits (other than claims for benefits not in dispute and expected to be granted promptly in the ordinary course of business), nor to the Knowledge of NFC, is there any basis for such claim.

(f) With respect to any services which NFC or any NFC Subsidiary may provide as a record-keeper, administrator, custodian, fiduciary, trustee or otherwise for any plan, program, or arrangement subject to ERISA (other than any NFC Benefit Plan), NFC and each NFC Subsidiary:

(i) have correctly computed all contributions, payments or other amounts for which it is responsible;

(ii) have not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist);

(iii) have not breached any duty imposed by ERISA: and

(iv) have not otherwise incurred any liability to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, or to any beneficiary, fiduciary or sponsor of any ERISA plan in the performance (or non-performance) of services;

except where any such action or inaction would not have a Material Adverse Effect.

(g) NFC Disclosure Schedule 3.12(g) sets forth a schedule of all payments and benefits (including the acceleration of any rights or the continuation of any benefits) which will or may be

29

made by NFC, Nittany Bank or NPB with respect to any employee that will be characterized as an “excess parachute payment,” within the meaning of Section 280G(b)(1) of the IRC.

3.13. State Takeover Statutes. No “business combination,” “fair price,” “control transaction,” “control share acquisition,” or other similar antitakeover statute or regulation under state or federal law or provision contained in the NFC’s articles of incorporation or bylaws is applicable to the Contemplated Transactions.

3.14 Brokers and Finders. Neither NFC, any NFC Subsidiary, nor any of their respective officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement, except for Ryan Beck & Co. ("Ryan Beck"), whose engagement letter with NFC is included in NFC Disclosure Schedule 3.14.

3.15 Environmental Matters.

(a) Except as set forth on NFC Disclosure Schedule 3.15, to the Knowledge of NFC, neither NFC nor any NFC Subsidiary, nor any property owned or operated by NFC or any NFC Subsidiary, has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on NFC Disclosure Schedule 3.15, there are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the Knowledge of NFC, threatened, or any investigation pending, relating to the liability of NFC or any NFC Subsidiary with respect to any property owned or operated by NFC or any NFC Subsidiary under any Environmental Law, except as to any such actions or other matters which would not result in a Material Adverse Effect.

(b) Except as set forth on NFC Disclosure Schedule 3.15, to the Knowledge of NFC, no property, now or formerly owned or operated by NFC or any NFC Subsidiary or on which NFC or any NFC Subsidiary holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu of foreclosure, has been listed or proposed for listing on the National Priority List (“NPL”) under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), is listed on the Comprehensive Environmental Response Compensation and Liabilities Information System (“CERCLIS”), or is listed or proposed to be listed on any state list similar to the NPL or the CERCLIS, or is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against NFC or any NFC Subsidiary for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

3.16 Business of NFC. Except as described in NFC Disclosure Schedule 3.16, since June 30, 2005, neither NFC nor any NFC Subsidiary has, in any material respect:

30

(a) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director, except as is permitted in Section 5.01(d) of this Agreement;

(b) eliminated employee benefits;

(c) deferred routine maintenance of real property or leased premises;

(d) eliminated a reserve where the liability related to such reserve has remained;

(e) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in its business; or

(f) had an extraordinary reduction or deferral of ordinary or necessary expenses.

3.17 CRA Compliance. NFC and Nittany Bank are in material compliance with the applicable provisions of the CRA, and, as of the date hereof, Nittany Bank has received a CRA rating of "satisfactory" or better from the OTS. To the Knowledge of NFC, there is no fact or circumstance or set of facts or circumstances which would cause NFC or Nittany Bank to fail to comply with such provisions in a manner which would have a Material Adverse Effect.
3.18 Information to be Supplied.

(a) The information supplied by NFC for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to shareholders of NFC, and up to and including the date of the NFC Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

(b) The information supplied by NFC for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

3.19 Related Party Transactions.

(a) Except as set forth on NFC Disclosure Schedule 3.19, or as is disclosed in the footnotes to the NFC Financials, as of the date hereof, neither NFC nor any NFC Subsidiary is a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of NFC or any NFC Subsidiary, and all such transactions were made on substantially the same terms, including interest rates and collateral, as

31

those prevailing at the time for comparable transactions with other "persons" (as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Except as set forth in NFC Disclosure Schedule 3.19, as of the date hereof, no loan or credit accommodation to any NFC Affiliate is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in any manner which would have a Material Adverse Effect. To the Knowledge of NFC, as of the date hereof, principal and interest with respect to any such loan or other credit accommodation will be paid when due and the loan grade classification accorded such loan or credit accommodation is appropriate.

3.20 Loans. All loans reflected as assets in the NFC Financials are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

3.21 Allowance for Loan Losses. The allowance for loan losses shown, and to be shown, on the balance sheets contained in the NFC Financials have been, and will be, established in accordance with GAAP and all applicable regulatory criteria.

3.22 Reorganization. As of the date hereof, NFC does not have any reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the IRC.

3.23 Fairness Opinion. NFC has received an opinion from Ryan Beck to the effect that, as of the date hereof, the consideration to be received by shareholders of NFC pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

3.24 Securities Documents. NFC has delivered to NPB copies of:

(a) NFC's annual reports on SEC Form 10-KSB for the years ended December 31, 2004 and 2003;

(b) NFC's quarterly reports on SEC Form 10-QSB for the quarters ended March 31, 2005, and June 30, 2005;

(c) all other reports, registration statements and filings of NFC filed with the SEC since January 1, 2005; and

(d) NFC's proxy materials used in connection with its meetings of shareholders held in 2005 and 2004.

32

Such reports and proxy materials complied, in all material respects, and all future SEC reports, filings, and proxy materials will comply, in all material respects, with the rules and regulations of the SEC to the extent applicable thereto, and all such SEC reports, filings and proxy materials did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

3.25 Sarbanes-Oxley Act Compliance.

(a) Each of the principal executive officer and the principal financial officer of NFC has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder and under the Exchange Act (collectively, the “Sarbanes-Oxley Act”) with respect to NFC’s SEC reports, and NFC has made available to NPB a summary of any disclosure made by NFC’s management to the NFC’s auditors and audit committee referred to in such certifications. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings ascribed to such terms in the Sarbanes-Oxley Act.

(b) NFC has (i) designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to NFC, including its consolidated Subsidiaries, is made known to its principal executive officer and principal financial officer; (ii) designed internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; (iii) evaluated the effectiveness of NFC’s disclosure controls and procedures and, to the extent required by applicable law, presented in any applicable NFC SEC reports that is a report on Form 10-KSB or Form 10-QSB or any amendment thereto its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation; and (iv) to the extent required by applicable law, disclosed in such report or amendment any change in NFC’s internal control over financial reporting that occurred during the period covered by such report or amendment that has materially affected, or is reasonably likely to materially affect, NFC’s internal control over financial reporting.

(c) To NFC’s Knowledge, NFC does not have any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect NFC’s ability to record, process, summarize and report financial information, and (ii) no fraud, whether or not material, that involves management or other employees who have a significant role in NFC’s internal control over financial reporting, has occurred since January 1, 2002.

(d) Since July 30, 2002, NFC has been in compliance in all material respects with the applicable requirements of the Sarbanes-Oxley Act in effect from time to time. NFC Disclosure Schedule 3.25 sets forth, as of the date hereof, a schedule of all officers and directors of NFC

33

who may have outstanding loans from NFC, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

3.26 Quality of Representations. No representation or warranty of NFC in this Agreement and no statement in the NFC Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given pursuant to Section 5.06 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF NPB

NPB hereby represents and warrants to NFC as follows:

4.01 Organization.

(a) NPB is a corporation duly incorporated and validly subsisting under the laws of the Commonwealth of Pennsylvania. NPB is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended. NPB has the corporate power to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NPB is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

(b) NPBank is a national banking association duly organized and validly existing under the laws of the United States. NPBank has the corporate power to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NPBank is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

(c) The deposits of NPBank are insured by the Bank Insurance Fund of the FDIC to the extent provided in the Federal Deposit Insurance Act.

34

(d) NPB has no Subsidiaries other than those identified in NPB Disclosure Schedule 4.01(d).

(e) The respective minute books of NPB and each NPB Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors, including committees, in each case in accordance with the normal business practice of NPB and the NPB Subsidiary.

(f) NPB has delivered to NFC true and correct copies of the respective articles of incorporation, articles of association and bylaws of NPB and NPBank, as in effect on the date hereof.

4.02 Capitalization.

(a) The authorized capital stock of NPB consists of (a) 62,500,000 shares of common stock, without par value ("NPB Common Stock"), of which, as of August 25, 2005 and without giving effect to the NPB Stock Split, 10,284 shares are validly issued and held by NPB as treasury stock and 34,778,493 shares are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, and (b) 1,000,000 shares of preferred stock, without par value, of which none are issued. NPB has not issued nor is NPB bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of NPB Common Stock or any other security of NPB or any securities representing the right to vote, purchase or otherwise receive any shares of NPB Common Stock or any other security of NPB, except (i) for options to acquire shares of NPB Common Stock issued under NPB's various stock option plans, (ii) pursuant to NPB's employee stock purchase plan, dividend reinvestment plan and directors' fee plan, (iii) pursuant to the Rights Agreement, (iv) pursuant to this Agreement, and (v) pursuant to the NPB Stock Split.

(b) NPB owns, directly or indirectly, all of the capital stock of NPBank and the other NPB Subsidiaries, free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding with respect to the capital stock of NPBank or any other NPB Subsidiary. Except for the NPB Subsidiaries, NPB does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests in the investment portfolios of NPB's Subsidiaries, equity interests held by NPB's Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of NPB's Subsidiaries.

(c) To the Knowledge of NPB, except as set forth on NPB Disclosure Schedule 4.02(c) or as disclosed in NPB’s proxy materials for its 2005 annual meeting of shareholders, no person or group is the beneficial owner of 5% or more of the outstanding shares of NPB Common Stock (the terms "person", "group" and "beneficial owner" are as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder).

35

4.03 Authority; No Violation.

(a) NPB has full corporate power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by NPB and the consummation by NPB of the Contemplated Transactions (including, without limitation, the issuance of the Adjusted NFC Options) have been duly and validly approved by the Board of Directors of NPB by unanimous vote and no other corporate proceedings on the part of NPB are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by NPB and constitutes the valid and binding obligation of NPB, enforceable against NPB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.
(b) The execution and delivery of this Agreement by NPB, (i) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.04 hereof and NPB's and NFC's compliance with any conditions contained therein, (ii) the consummation of the Contemplated Transactions, and (iii) compliance by NPB with any of the terms or provisions hereof, do not and will not:

(A) conflict with or result in a breach of any provision of the respective articles of incorporation, articles of association or bylaws of NPB or any NPB Subsidiary;

(B) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to NPB or any NPB Subsidiary or any of their respective properties or assets; or

(C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NPB or any NPB Subsidiary under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which NPB or any NPB Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, excluding from clauses (B) and (C) any such items which, in the aggregate, would not have a Material Adverse Effect.

4.04 Consents. Except for consents and approvals of, or filings with, the SEC, the FRB, the PDB, the NASD and state securities or "blue sky" authorities, no consents or approvals of, or filings or registrations with, any public body or authority are necessary in connection with the execution and delivery of this Agreement by NPB or the consummation of the Contemplated Transactions.

36

4.05 Financial Statements.

(a) NPB has delivered to NFC the NPB Financials, except those pertaining to quarterly periods commencing after June 30, 2005, which it will deliver to NFC within 45 days after the end of the respective quarter. The delivered NPB Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of NPB as of and for the periods ended on the dates thereof, in accordance with GAAP consistently applied, and, in the case of interim period financial statements, which are subject to normal year-end adjustments and footnotes thereto.

(b) To the Knowledge of NPB, NPB did not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the NPB Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with GAAP consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

4.06 No Material Adverse Change. Neither NPB nor any NPB Subsidiary has suffered any adverse change in their respective assets, business, financial condition or results of operations since June 30, 2005 which change has had a Material Adverse Effect.

4.07 Taxes.

(a) NPB and the NPB Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a) of which NPB is the common parent. NPB has filed, and will file, all material federal, state and local tax returns required to be filed by, or with respect to, NPB and the NPB Subsidiaries on or prior to the Closing Date, except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from NPB or any NPB Subsidiary to any applicable taxing authority, on or prior to the Closing Date, other than taxes which (i) are not delinquent or are being contested in good faith, (ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect. Such returns or reports are true, complete and correct in all material respects. NFC and the NFC Subsidiaries have paid all taxes and other governmental charges including all applicable interest and penalties set forth in such returns or reports.

(b) There are no liens on the assets of NPB and the NPB Subsidiaries relating to or attributable to any taxes (other than taxes not yet due and payable). All federal, state and local taxes and other governmental charges payable by NPB and the NPB Subsidiaries have been paid or have been adequately accrued or reserved for on such entity’s books in accordance with GAAP and banking regulations applied on a consistent basis, except where failure to pay or

37

accrue would not have a Material Adverse Effect. Until the Effective Date, NPB and the NPB Subsidiaries shall continue to reserve sufficient funds for the payment of expected tax liabilities in accordance with GAAP and banking regulations applied on a consistent basis.

(c) To the Knowledge of NPB, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon NPB or any NPB Subsidiary, nor has NPB or any NPB Subsidiary been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

(d) NPB and the NPB Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, except where failure to withhold or to pay such withholding would not have a Material Adverse Effect.

4.08 Contracts. Except as described on NPB Disclosure Schedule 4.08, neither NPB nor any NPB Subsidiary is a party to or subject to: (i) any agreement which by its terms limits the payment of dividends by NPB or any NPB Subsidiary, or (ii) any contract, other than this Agreement, which restricts or prohibits it from engaging in any type of business permissible under applicable law.

4.09 Ownership of Property; Insurance Coverage.

(a) NPB and each NPB Subsidiary has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by NPB or such NPB Subsidiary, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the NPB Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except:

(i) those items that secure liabilities for borrowed money and that are described in NPB Disclosure Schedule 4.08 or permitted under Article V hereof;

(ii) statutory liens for amounts not yet delinquent or which are being contested in good faith;

(iii) liens for current taxes not yet due and payable;

(iv) pledges to secure deposits and other liens incurred in the ordinary course of banking business;

(v) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent; and

38

(vi) dispositions and encumbrances for adequate consideration in the ordinary course of business.

NPB and each NPB Subsidiary have the right under leases of material properties used by NPB or such NPB Subsidiary in the conduct of their respective businesses to occupy and use all such properties in all material respects as presently occupied and used by them.

(b) With respect to all agreements pursuant to which NPB or any NPB Subsidiary has purchased securities subject to an agreement to resell, if any, NPB or such NPB Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

(c) NPB and each NPB Subsidiary maintain insurance in amounts considered by NPB to be reasonable for their respective operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. Neither NPB nor any NPB Subsidiary has received notice from any insurance carrier that:

(i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated; or

(ii) premium costs with respect to such insurance will be substantially increased;

except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

(d) NPB and each NPB Subsidiary maintain such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

4.10 Financing. At the Effective Date, NPB will have available cash sufficient to pay the amounts required to be paid and will have duly reserved sufficient shares of NPB Common Stock to be issued to NFC shareholders pursuant to this Agreement, upon consummation of the Merger.

4.11 Legal Proceedings. Except as described in NPB Disclosure Schedule 4.11, neither NPB nor any NPB Subsidiary is a party to any, and there are no pending or, to the Knowledge of NPB, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or regulatory inquiries of any nature:

(a) against NPB or any NPB Subsidiary;

(b) to which the assets of NPB or any NPB Subsidiary are subject;

39

(c) challenging the validity or propriety of any of the Contemplated Transactions; or

(d) which could materially adversely affect the ability of NPB or any other NPB Subsidiary to perform their respective obligations under this Agreement;

except for any proceedings, claims, actions, customer complaints, investigations, or inquiries referred to in clauses (a) or (b) which, individually or in the aggregate, would not have a Material Adverse Effect.

4.12 Compliance with Applicable Law.

(a) NPB and each NPB Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect.

(b) NPB and each NPB Subsidiary have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect.

(c) No Regulatory Authority has initiated any proceeding or, to the Knowledge of NPB, investigation into the businesses or operations of NPB or any of its Subsidiaries, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

(d) Neither NPB nor any NPB Subsidiary has received any notification or communication from any Regulatory Authority:

(i) asserting that NPB or any NPB Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

(ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to NPB or any NPB Subsidiary;

(iii) requiring or threatening to require NPB or any NPB Subsidiary, or indicating that NPB or any NPB Subsidiary may be required, to enter into a cease and desist order, agreement

40

or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of NPB or any NPB Subsidiary, including without limitation any restriction on the payment of dividends; or

(iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of NPB or any NPB Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement");

in each case except as heretofore disclosed to NFC.

(e) Neither NPB nor any NPB Subsidiary has received, consented to, or entered into any Regulatory Agreement except as heretofore disclosed to NFC.

(f) To the Knowledge of NPB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to NPB or any NPB Subsidiary would have a Material Adverse Effect.

(g) There is no injunction, order, judgment or decree imposed upon NPB or any NPB Subsidiary or the assets of NPB or any NPB Subsidiary which has had, or, to the Knowledge of NPB, would have, a Material Adverse Effect.

4.13 ERISA.

(a) NPB has delivered to NFC true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements, all of which are set forth in NPB Disclosure Schedule 4.13, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of NPB or any other entity (an "NPB ERISA Affiliate") that, together with NPB, is treated as a single employer under IRC Sections 414(b),(c),(m) or (o) (collectively, the "NPB Benefit Plans"), together with:

(i) the most recent actuarial (if any) and financial reports relating to those NPB Benefit Plans which constitute "qualified plans" under IRC Section 401(a);

(ii) the most recent Form 5500 (if any) relating to such NPB Benefit Plans filed by them, respectively, with the IRS; and

(iii) the most recent IRS determination letters which pertain to any such NPB Benefit Plans.

41

(b) Neither NPB nor any NPB ERISA Affiliate, and no pension plan (within the meaning of ERISA Section 3(2)) maintained or contributed to by NPB or any NPB ERISA Affiliate, has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan.

(c) Neither NPB nor any NPB ERISA Affiliate has ever contributed to or otherwise incurred any liability with respect to a multi-employer plan (within the meaning of ERISA Section 3(37)).

(d) Each NPB Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect.

(e) There is no existing, or, to the Knowledge of NPB, contemplated, audit of any NPB Benefit Plan by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental authority. In addition, there are no pending or threatened claims by, on behalf of or with respect to any NPB Benefit Plan, or by or on behalf of any individual participant or beneficiary of any NPB Benefit Plan, alleging any violation of ERISA or any other applicable laws, or claiming benefits (other than claims for benefits not in dispute and expected to be granted promptly in the ordinary course of business), nor to the Knowledge of NPB, is there any basis for such claim.

(f) With respect to any services which NPB or any NPB Subsidiary may provide as a record-keeper, administrator, custodian, fiduciary, trustee or otherwise for any plan, program, or arrangement subject to ERISA (other than any NPB Benefit Plan), NPB and each NPB Subsidiary:

(i) have correctly computed all contributions, payments or other amounts for which it is responsible;

(ii) have not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist);

(iii) have not breached any duty imposed by ERISA: and

(iv) have not otherwise incurred any liability to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, or to any beneficiary, fiduciary or sponsor of any ERISA plan in the performance (or non-performance) of services;

except where any such action or inaction would not have a Material Adverse Effect.

42

4.14 Brokers and Finders. Neither NPB, any NPB Subsidiary, nor any of their respective officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the Contemplated Transactions, except for Sandler O’Neill & Partners, LP ("Sandler") whose engagement letter with NPB is included in NPB Disclosure Schedule 4.14.

4.15 Environmental Matters.

(a) Except as set forth on NPB Disclosure Schedule 4.15, to the Knowledge of NPB, neither NPB, any NPB Subsidiary, nor any property owned or operated by NPB or any NPB Subsidiary, has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on NPB Disclosure Schedule 4.15, there are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the Knowledge of NPB, threatened, or any investigation pending, relating to the liability of NPB or any NPB Subsidiary with respect to any property owned or operated by NPB or any NPB Subsidiary under any Environmental Law, except as to any such actions or other matters which would not result in a Material Adverse Effect.

(b) Except as set forth on NPB Disclosure Schedule 4.15, to the Knowledge of NPB no property, now or formerly owned or operated by NPB or any NPB Subsidiary or on which NPB or any NPB Subsidiary holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu of foreclosure, has been listed or proposed for listing on the NPL under CERCLA, is listed on the CERCLIS, or is listed or proposed to be listed on any state list similar to the NPL or the CERCLIS, or is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against NPB or any NPB Subsidiary for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

4.16 Business of NPB. Since June 30, 2005, neither NPB nor any NPB Subsidiary has, in any material respect:

(a) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director;

(b) eliminated employee benefits;

(c) deferred routine maintenance of real property or leased premises;

(d) eliminated a reserve where the liability related to such reserve has remained;

43

(e) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in its business; or

(f) had an extraordinary reduction or deferral of ordinary or necessary expenses.

4.17 CRA Compliance. NPB and NPBank are in material compliance with the applicable provisions of the CRA, and, as of the date hereof, NPBank has received a CRA rating of "satisfactory" or better from the OCC. To the Knowledge of NPB, there is no fact or circumstance or set of facts or circumstances which would cause NPBank to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

4.18 Allowance for Loan Losses. The allowance for loan losses shown, and to be shown, on the balance sheets contained in the NPB Financials have been, and will be, established in accordance with GAAP and all applicable regulatory criteria.

4.19 Information to be Supplied.

(a) The information supplied by NPB for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, as of the date the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to shareholders of NFC, and up to and including the date of the NFC Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

(b) The information supplied by NPB for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

4.20 Related Party Transactions.

(a) Except as set forth on NPB Disclosure Schedule 4.20 or in the footnotes to the NPB Financials, as of the date hereof, neither NPB nor any NPB Subsidiary is a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of NPB or any NPB Subsidiary, and all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other "persons" (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Except as set forth in NPB Disclosure Schedule 4.20, as of the date hereof, no loan or credit accommodation to any Affiliate of NPB or any NPB Subsidiary is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has

44

been restructured, modified or extended in any manner which would have a Material Adverse Effect. To the Knowledge of NPB, as of the date hereof, principal and interest with respect to any such loan or other credit accommodation will be paid when due and the loan grade classification accorded such loan or credit accommodation is appropriate.

4.21 Loans. All loans reflected as assets in the NPB Financials are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

4.22 Reorganization. As of the date hereof, NPB does not have any reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the IRC. NPB shall not take any action which would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC.

4.23 Fairness Opinion. NPB has received an opinion from Sandler to the effect that, as of the date hereof, the consideration to be paid by NPB pursuant to this Agreement is fair, from a financial point of view, to NPB and the NPB Shareholders.

4.24 NPB Common Stock. NPB has (and will have as of the Effective Date) sufficient authorized but unissued shares of NPB Common Stock to satisfy its obligations to issue shares of NPB Common Stock pursuant to this Agreement including upon the exercise of Adjusted NFC Options. The shares of NPB Common Stock to be issued and delivered to NFC shareholders in accordance with this Agreement, and the shares of NPB Common Stock issuable pursuant to the Adjusted NFC Options, when so issued and delivered, will be duly authorized and validly issued and fully paid and non-assessable, and no shareholder of NPB shall have any pre-emptive right with respect thereto.

4.25 Securities Documents. NPB has delivered to NFC copies of:

(a) NPB's annual reports on SEC Form 10-K for the years ended December 31, 2004 and 2003;

(b) NPB’s quarterly reports on SEC Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

(c) all other reports, registration statements and filings of NPB filed with the SEC since January 1, 2005; and

(d) NPB's proxy materials used in connection with its meetings of shareholders held in 2005 and 2004.

Such reports and proxy materials complied, in all material respects, and any future SEC reports, filings, and proxy materials will comply, in all material respects, with the rules and regulations of

45

the SEC to the extent applicable thereto. All such SEC reports, filings and proxy materials did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

4.26 Rights Agreement. No event or circumstance has occurred resulting in, and the execution of this Agreement by NPB and consummation of the Contemplated Transactions will not result in the grant, issuance or triggering of any right or entitlement or the obligation to grant or issue any interest in NPB Common Stock or enable or allow any right or other interest associated with the Rights Agreement to be exercised, distributed or triggered.

4.27 "Well Capitalized". NPB and NPBank are "well capitalized" within the meaning of the FRB's and OCC's regulations, respectively. NPB and NPBank will be "well capitalized" on the Closing Date.

4.28 Sarbanes-Oxley Act Compliance.

(a) Each of the principal executive officer and the principal financial officer of NPB has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder and under the Exchange Act (collectively, the “Sarbanes-Oxley Act”) with respect to NPB’s SEC reports, and NPB has made available to NPB a summary of any disclosure made by NPB’s management to the NPB’s auditors and audit committee referred to in such certifications. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings ascribed to such terms in the Sarbanes-Oxley Act.

(b) NPB has (i) designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to NPB, including its consolidated Subsidiaries, is made known to its principal executive officer and principal financial officer; (ii) designed internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; (iii) evaluated the effectiveness of NPB’s disclosure controls and procedures and, to the extent required by applicable law, presented in any applicable NPB SEC reports that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation; and (iv) to the extent required by applicable law, disclosed in such report or amendment any change in NPB’s internal control over financial reporting that occurred during the period covered by such report or amendment that has materially affected, or is reasonably likely to materially affect, NPB’s internal control over financial reporting.

(c) To NPB’s Knowledge, except as disclosed in NPB Disclosure Schedule 4.28(c) or in NPB’s Annual Report on Form 10-K for the year ended December 31, 2004 or subsequently filed Form 10-Qs: (i) NPB does not have any significant deficiencies or material weaknesses in

46

the design or operation of internal control over financial reporting which are reasonably likely to adversely affect NPB’s ability to record, process, summarize and report financial information, and (ii) no fraud, whether or not material, that involves management or other employees who have a significant role in NPB’s internal control over financial reporting, has occurred since January 1, 2002.

(d) Since July 30, 2002, NPB has been in compliance in all material respects with the applicable requirements of the Sarbanes-Oxley Act in effect from time to time. NPB Disclosure Schedule 4.28(d) sets forth, as of the date hereof, a schedule of all officers and directors of NPB who may have outstanding loans from NPB, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

4.29 Quality of Representations. No representation or warranty of NPB in this Agreement and no statement in the NPB Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given pursuant to Section 5.06 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

ARTICLE V

COVENANTS OF THE PARTIES

5.01 Conduct of NFC's Business. Through the Closing Date, NFC shall, and shall cause each NFC Subsidiary to, in all material respects, conduct its businesses and engage in transactions only in the ordinary course and consistent with past practice, except as otherwise required or contemplated by this Agreement or with the written consent of NPB. NFC shall, and shall cause each NFC Subsidiary to, use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of NFC or the NFC Subsidiaries and others with whom business relationships exist, provided that non-customer contact job vacancies that occur prior to the Effective Date through attrition shall not be filled or any new employees hired, in each case without the prior written consent of NPB, such consent not to be unreasonably withheld. NFC shall have the right to replace customer contact employees in the ordinary course of business consistent with past practice. Through the Closing Date, except as otherwise consented to in writing by NPB (such consent shall not be unreasonably withheld) or as permitted by this Agreement, NFC shall not, and shall not permit any NFC Subsidiary to:

(a) change any provision of its articles of incorporation or of its bylaws;

(b) change the number of authorized or issued shares of its capital stock; repurchase any shares of capital stock; or issue or grant any option, warrant, call, commitment, subscription, Right

47

or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of capital stock; declare, set aside or pay any dividend or other distribution in respect of capital stock; or redeem or otherwise acquire any shares of NFC capital stock; except that:

(i) NFC may issue shares of NFC Common Stock upon the valid exercise of any NFC Options issued and outstanding on the date hereof, but excluding any options where the exercise thereof would breach a signed Letter Agreement.

(ii) NFC may declare and pay a semi-annual cash dividend at a rate of $0.25 per share in December 2005. If Closing does not occur by March 31, 2006, NFC may pay an additional cash dividend of $0.125 per share and if Closing does not then occur by June 30, 2006, NFC may pay another additional cash dividend of $0.125 per share prior to Closing.

(iii) any Subsidiary of NFC may pay dividends to NFC to the extent permitted by applicable regulatory restrictions.

(c) grant any severance or termination pay, other than pursuant to policies or agreements of NFC or any NFC Subsidiary in effect on the date hereof, to, or enter into or amend any employment, consulting, severance, "change-in-control" or termination contract or arrangement with, any officer, director, employee, independent contractor, agent or other person associated with NFC or any NFC Subsidiary;

(d) grant job promotions or increase the rate of compensation of, or pay any bonus to, any director, officer, employee, independent contractor, agent or other person associated with NFC or any NFC Subsidiary, except for:

(i) routine periodic pay increases, selective merit pay increases and pay-raises in connection with promotions, all in accordance with past practice; provided, however, that such pay increases and raises shall not exceed five percent (5.0%) in the aggregate; and

(ii) annual bonuses that have been accrued on the most recent balance sheet included in the NFC Financial Statements prior to the date of such payment and payable in the ordinary course, consistent with past practice, to persons designated by NFC and approved by NPB (such approval not to be unreasonably withheld) in the amounts, at the times and as otherwise set forth in NFC Disclosure Schedule 5.01(d)(ii); and

(iii) retention bonuses on account of the Contemplated Transactions granted in good faith reasonable amounts not to exceed $175,000 in the aggregate and to be payable to persons not parties to employment or change-in-control agreements and designated by NFC (and approved by NPB, such approval not to be unreasonably withheld) on the earlier of (i) the 30th day following the conversion of NFC's computer system to NPB’s computer system or (ii) the 120th day following the Effective Date;

48

(e) merge or consolidate with any other corporation; sell or lease all or any substantial portion of its assets or businesses; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization; enter into a purchase and assumption transaction with respect to deposits, loans or liabilities; relocate or surrender its certificate of authority to maintain, or file an application for the relocation of, any existing office; file an application for a certificate of authority to establish a new office; change the status of any office as to its supervisory jurisdiction; or fail to maintain and enforce in any material respect its code of ethics and applicable compliance procedures;

(f) sell or otherwise dispose of any material asset, other than in the ordinary course of business, consistent with past practice; subject any asset to a lien, pledge, security interest or other encumbrance, other than in the ordinary course of business consistent with past practice; modify in any material manner the manner in which it has heretofore conducted its business or enter into any new line of business; incur any indebtedness for borrowed money, except in the ordinary course of business, consistent with past practice;

(g) take any action which would result in any of the conditions set forth in Article VI hereof not being satisfied;

(h) change any method, practice or principle of accounting, except as required by changes in GAAP concurred in by its independent certified public accountants; or change any assumption underlying, or any method of calculation of, depreciation of any type of asset or establishment of any reserve;

(i) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material agreement to which it is a party, other than in the ordinary course of business, consistent with past practice;

(j) except as disclosed in NFC Disclosure Schedule 5.01(j), implement any pension, retirement, profit-sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or amend any existing plan or arrangement except as required by law;

(k) amend or otherwise modify its underwriting and other lending guidelines and policies in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice, other than as required by law, regulation or Regulatory Authorities;

(l) enter into, renew, extend or modify any other transaction with any Affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations;

(m) enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement;

49

(n) take any action that would give rise to a right of payment to any individual under any employment agreement, except (i) in the ordinary course of business consistent with past practice, and (ii) for the execution of this Agreement;

(o) purchase any security for its investment portfolio (i) rated less than "AAA" by either Standard & Poor's Corporation or Moody's Investor Services, Inc., or (ii) with a remaining maturity more than five (5) years;

(p) except as set forth on NFC Disclosure Schedule 5.01(p), make any capital expenditure of $100,000 or more; or undertake or enter into any lease, contract or other commitment for its account, other than in the ordinary course of business, involving an unbudgeted capital expenditure by NFC of more than $100,000, or extending beyond twelve (12) months from the date hereof;

(q) take any action that would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

(r) agree to do any of the foregoing;

provided, that notwithstanding the foregoing restrictions, NFC will (i) permit the exchange of NFC NQS Options in the manner set forth on NFC Disclosure Schedule 5.01(r) and (ii) purchase the life insurance described in Section 5.07(a)(iv).

5.02 Access; Confidentiality.

(a) Through the Closing Date, each party hereto shall afford to the other, including its authorized agents and representatives, reasonable access to its and its Subsidiaries' businesses, properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of each party shall furnish the other party making such investigation, including its authorized agents and representatives, with such financial and operating data and other information with respect to such businesses, properties, assets, books and records and personnel as the party making such investigation, or its authorized agents and representatives, shall from time to time reasonably request.

(b) Each party hereto agrees that it, and its authorized agents and representatives, will conduct such investigation and discussions hereunder in a confidential manner and otherwise in a manner so as not to interfere unreasonably with the other party's normal operations and customer and employee relationships. Neither NFC, NPB, nor any of their respective subsidiaries, shall be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of customers, jeopardize attorney-client privilege or similar privilege with respect to such information or contravene any law, rule, regulation, decree, order, fiduciary duty or agreement entered into prior to the date hereof.

50

(c) All information furnished to NPB or NFC by the other in connection with the Contemplated Transactions, whether prior to the date of this Agreement or subsequent hereto, shall be held in confidence to the extent required by, and in accordance with, the Confidentiality Agreement.

5.03 Regulatory Matters. Through the Closing Date:

(a) NPB and NFC shall cooperate with one another in the preparation of the Registration Statement (including the Prospectus/Proxy Statement) and all Applications and the making of all filings for, and shall use their reasonable best efforts to obtain, as promptly as practicable, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the Contemplated Transactions. NPB and NFC shall each give the other reasonable time to review any Application to be filed by it prior to the filing of such Application with the relevant Regulatory Authority, and each shall consult the other with respect to the substance and status of such filings.

(b) NFC and NPB shall each promptly furnish the other with copies of written communications to, or received by them from, any Regulatory Authority in respect of the Contemplate Transactions.

(c) NFC and NPB shall cooperate with each other in the foregoing matters and shall furnish the other with all information concerning itself as may be necessary or advisable in connection with any Application or filing, including any report filed with the SEC, made by or on behalf of such party to or with any Regulatory Authority in connection with the Contemplated Transactions, and in each such case, such information shall be accurate and complete in all material respects. In connection therewith, NFC and NPB shall use their reasonable good faith efforts to provide each other certificates, certifications from accountants and other documents reasonably requested by the other, provided that the cost associated with obtaining any accountant’s certification shall be borne by NPB.

5.04 Taking of Necessary Actions. Through the Closing Date, in addition to the specific agreements contained herein, each party hereto shall use reasonable best efforts to take, or cause to be taken by each of its Subsidiaries, all actions, and to do, or cause to be done by each of its Subsidiaries, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Contemplated Transactions including, if necessary, appealing any adverse ruling in respect of any Application.

5.05 No Solicitation. NFC shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to:

(a) initiate, solicit, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes any Acquisition Proposal (as defined herein);

51

(b) enter into or maintain or continue discussions or negotiate with any person in furtherance of an Acquisition Proposal; or

(c) agree to or endorse any Acquisition Proposal;

NFC shall (unless it believes, after consultation with its counsel, that such notification would violate the NFC Board of Directors’ fiduciary duties) notify NPB as promptly as practicable, in reasonable detail, as to any inquiries and proposals which it or any of its representatives or agents may receive; provided, however, that notwithstanding anything to the contrary contained in this Agreement:

(i) NFC may furnish or cause to be furnished confidential and non-public information concerning NFC and its businesses, properties or assets to a third party

(ii) NFC may engage in discussions or negotiations with a third party;

(iii) following receipt of an Acquisition Proposal, NFC may take and disclose to its shareholders a position with respect to such Acquisition Proposal; and/or

(iv) following receipt of an Acquisition Proposal, the NFC Board of Directors may withdraw or modify its recommendation of the Merger; but in respect of the foregoing clauses (i) through (iv) only if the NFC Board of Directors shall conclude in good faith after consultation with its legal and financial advisors, that failure to do so would result in a breach by such directors of their fiduciary duties to NFC’s shareholders.

As used herein, the term "Acquisition Proposal" means a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for: (A) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of NFC, any NFC Subsidiary, or any other business combination involving NFC or any NFC Subsidiary; or (B) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of NFC Common Stock or the then outstanding shares of common stock of any NFC Subsidiary.

5.06 Update of Disclosure Schedules. Through the Closing Date, NFC shall update the NFC Disclosure Schedule, and NPB shall update the NPB Disclosure Schedule, as promptly as practicable after the occurrence of any event which, if such event had occurred prior to the date hereof, would have been disclosed on such schedule.

5.07 Other Undertakings by NPB and NFC.

(a) Undertakings of NFC.

52

(i) Shareholder Approval. NFC shall call a special meeting of the NFC shareholders (the “NFC Shareholders Meeting”) to be held as soon as practicable after the Registration Statement is declared effective by the SEC, for purposes of voting upon the adoption of this Agreement and the approval of the transactions contemplated hereby. NFC shall use commercially reasonable efforts to solicit and obtain the votes of the NFC shareholders in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby. Subject to compliance with its fiduciary duties, the Board of Directors of NFC shall recommend approval of such transactions by such shareholders. In connection with the NFC Shareholders Meeting, NPB and NFC shall cooperate in the preparation of the Prospectus/Proxy Statement and, with the approval of each of NPB and NFC (which approvals will not be unreasonably withheld), the Prospectus/Proxy Statement will be mailed to the NFC shareholders within twenty (20) days of receipt of the “deemed completed letter” from the FRB.

(ii) Updated Fairness Opinion. NFC shall obtain an updated written opinion from Ryan Beck to the effect that the consideration to be received by shareholders of NFC pursuant to this Agreement is fair, from a financial point of view, to such shareholders, dated not more than ten (10) days prior to the date of mailing of the Prospectus/Proxy Statement to the shareholders of NFC, for inclusion in such Prospectus/Proxy Statement.

(iii) Phase I Environmental Audit. NFC shall permit NPB, if NPB elects to do so, at its own cost and expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by NFC or any NFC Subsidiary. NPB must commence a "phase I environmental audit" within thirty (30) days of the date of this Agreement or NPB's right to perform such an audit shall be waived.

(iv) NFC will acquire, as soon as possible and not later than forty-five (45) days following the date hereof, two “key man” life insurance policies naming itself as the beneficiary, the first insuring the life of David Z. Richards for a period of two (2) years in an amount of Three Million Five Hundred Thousand Dollars ($3,500,000) and the second insuring the life of David Z. Richards for a period of ten (10) years in an amount of One Million Five Hundred Thousand Dollars ($1,500,000).
(b) Undertakings of NPB and NFC.

(i) Filings and Approvals. NPB and NFC shall cooperate with each other in the preparation and filing, as soon as practicable, of:

(A) the Applications;

(B) the Registration Statement (including the Prospectus/Proxy Statement) and related filings, if any, under state securities laws relating to the Merger; and

(C) all other documents necessary to obtain any other approvals and consents required to effect consummation of the Contemplated Transactions.

53

(ii) Public Announcements. NPB and NFC shall agree upon the form and substance of any press release related to this Agreement and the Contemplated Transactions, but nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which its counsel deems necessary under applicable law.

(iii) Maintenance of Insurance. NPB and each NPB Subsidiary, and NFC and each NFC Subsidiary, shall maintain insurance in such amounts as NPB and NFC, respectively, believe are reasonable to cover such risks as are customary in relation to the character and location of its and their respective Subsidiaries' properties and the nature of its and their respective Subsidiaries' businesses.

(iv) Maintenance of Books and Records. NPB and each NPB Subsidiary, and NFC and each NFC Subsidiary, shall maintain books of account and records on a basis consistent with past practice.

(v) Taxes. NPB and each NPB Subsidiary, and NFC and each NFC Subsidiary, shall file all federal, state, and local tax returns required to be filed by it on or before the date such returns are due, including any extensions, and pay all taxes shown to be due on such returns on or before the dates such payments are due, except those being contested in good faith.

(vi) Integration Team. NPB and NFC shall cooperate with each other in the selection of an integration team, which team shall plan and implement an orderly, cost-effective consolidation of NFC’s back room operations presently located in State College, Pennsylvania and elsewhere, into NPB's operations in Boyertown, Pennsylvania. Consistent with NFC maintaining its independent status prior to the Effective Date, NPB will provide sufficient resources and personnel to effectively guide the integration team.

(vii) Outside Service Bureau Contracts. NPB and NFC shall cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate any contract or arrangement NFC or any NFC Subsidiary may have with an outside service bureau (including, but not limited to, any entity that provides data processing services for NFC or Nittany Bank), provided that no such termination shall be effective until after the Effective Date and any fees or penalties associated with any such termination shall not constitute a Material Adverse Effect with respect to NFC.

(viii) In-House Operations. NPB and NFC shall, subject to applicable legal requirements, (i) cooperate with each other, and (ii) if mutually agreed in the interest of an orderly, cost-effective consolidation of operations and competitive market issues, terminate any in-house back office, support, processing or other operational activities or services of NFC or any NFC Subsidiary, including without limitation accounting, loan processing and deposit services, and substitute a contract or arrangement between NPB or any NPB Subsidiary (as NPB shall select) and NFC for the provision of similar services to NFC or any NFC Subsidiary on terms and conditions mutually acceptable to NFC and NPB.

54

(ix) Accruals and Reserves. At the request of NPB, subject to any limitations imposed by law, GAAP and the fiduciary duties of the Board of Directors of NFC, NFC shall establish such additional accruals and reserves as may be reasonably necessary to conform NFC’s accounting and credit loss reserve practices and methods to those of NPB; provided, however, that NFC shall not be required to take such action prior to the satisfaction (or waiver in writing) of the conditions to Closing set forth in Section 6.01; provided further, however, that no such additional accruals and reserves will be required to be made more than five (5) business days prior to the Closing Date. No such additional accruals or reserves made by NFC pursuant to this subsection shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of NFC or its management with any such adjustments.

(x) Delivery of Financial Statements. NPB and NFC shall each deliver to the other, as soon as practicable after the end of each month and after the end of each calendar quarter prior to the Effective Date, commencing with the month ended August 31, 2005, an unaudited consolidated balance sheet as of such date and related unaudited consolidated statements of income and cash flows for the periods then ended, which financial statements shall fairly present, in all material respects, its consolidated financial condition, results of operations and cash flows for the periods then ended in accordance with GAAP, subject to year-end audit adjustments and footnotes.

(xi) Delivery of SEC Documents. NPB and NFC shall each deliver to the other copies of all reports filed with the SEC under the Exchange Act promptly upon the filing thereof.

(c) Undertakings of NPB.

(i) Employees, Severance Policy.

(A) Subject to NPB's usual personnel and qualification policies, NPB will endeavor to continue the employment of all current non-management employees of NFC in positions that will contribute to the successful performance of the combined organization. More specifically, NPB will, after consultation with David Z. Richards, President and Chief Executive Officer of NFC, prior to or soon after the Closing Date, inform each NFC employee of the likelihood of such employee having continued employment with Nittany Bank, NPB, NPBank or any other NPB Subsidiary following the Closing, it being NPB’s intent to retain all customer contact personnel, and NPB will permit any NFC employee to apply for any employment position posted as available with Nittany Bank, NPB, NPBank or any other NPB Subsidiary. NPB will give any NFC applicant priority consideration. Where there is a coincidence of responsibilities, NPB will try to reassign the affected individual to a needed position that utilizes the skills and abilities of the individual. If that is impracticable or if NPB elects to eliminate a position or does not offer the employee comparable employment (i.e., a position of substantially similar job description or

55

responsibilities at substantially the same salary level in a work location within twenty-five (25) miles of the employee’s then current work location with NFC), NPB will make severance payments to the displaced employee as set forth in this Section 5.07(c)(i).

(B) Subject to the following minimum and maximum benefits, NPB will grant an eligible employee two weeks of severance pay (at his then current pay rate) for each year of an employee's service with NFC or any NFC Subsidiary prior to the employment termination date. The minimum benefit shall be eight weeks' salary for full-time employees, which will be pro-rated for part-time employees. The maximum severance benefit will be 16 weeks' salary.

(C) All employees of NFC or of any NFC Subsidiary on the date hereof will be eligible for severance benefits set forth in this Section 5.07(c)(i), except that:

(1) No employee of NFC or of any NFC Subsidiary who shall receive any payment or benefit pursuant to any "change in control" agreement or similar plan or right shall be eligible for any severance benefits; and

(2) No employee of NFC or of any NFC Subsidiary with an operating systems conversion support role of any kind shall be eligible for any severance benefits unless such employee continues in employment for 30 days following the actual consolidation and conversion of NFC’s operating systems with and into NPB's operating systems, which, as of the date hereof, is scheduled to be completed not later than sixty days after the Effective Date.

(D) Each person eligible for severance benefits will remain eligible for such benefits if his or her employment is terminated, other than for "cause", within twelve months after the Effective Date. Any person whose employment with NPB or any NPB Subsidiary is terminated without "cause" after twelve months from the Effective Date shall receive such severance benefit from NPB or such NPB Subsidiary as is provided for in NPB's general severance policy for such terminations (with full credit being given for each year of service with NFC or any NFC Subsidiary in addition to the years of service with NPB or any NPB Subsidiary).

(E) For purposes of this Section 5.07(c)(i), "cause" means the employer's good faith reasonable belief that the employee (1) committed fraud, theft or embezzlement; (2) falsified corporate records; (3) disseminated confidential information concerning customers, NPB, any NPB Subsidiary or any of its or their employees in violation of any applicable confidentiality agreement or policy; (4) had documented unsatisfactory job performance under NPB's dismissal policy; or (5) violated NPB's Code of Conduct. The foregoing definition of "cause" is the definition of "cause" used by NPB and its Subsidiaries in the ordinary course of its business.

(ii) Employee Benefits.

(A) As of the Effective Date, each employee of NFC or of any NFC Subsidiary who becomes an employee of NPB or of any NPB Subsidiary shall be entitled to full credit for each year of service with NFC of the NFC Subsidiary for purposes of determining

56

eligibility for participation and vesting, but not benefit accrual for periods of prior service, in NPB's, or as appropriate, in the NPB Subsidiary's, employee benefit plans, programs and policies. NPB shall use the original date of hire by NFC or a NFC Subsidiary in making these determinations.

(B) The employee benefits provided to former employees of NFC or a NFC Subsidiary after the Effective Date shall be reasonably equivalent in the aggregate to the employee benefits provided by NPB or its Subsidiaries to their similarly situated employees. The medical, dental and life insurance plans, programs or policies, if any, that become applicable to former employees of NFC or any NFC Subsidiary shall not contain any exclusion or limitation with respect to any pre-existing condition of any such employees or their dependents.

(C) Subject to the other provisions of this Section 5.07(c)(ii) and Section 2.07, after the Effective Date, NPB may discontinue, amend, convert to, or merge with, an NPB or NPB Subsidiary plan any NFC Benefit Plan, subject to such plan's provisions and applicable law.

(D) The supplemental executive retirement plans currently maintained by NFC or Nittany Bank are in the process of being terminated, to be effective on or prior to December 31, 2005, and all accrued amounts under such plans shall be paid to the beneficiaries of such plans upon the plans’ termination, all in accordance with the plan documents and any applicable law, rule or regulation. On or prior to December 31, 2005, Nittany Bank shall implement a new supplemental executive retirement plan, that will be partially funded by Bank-Owned Life Insurance, such plan and such insurance to be subject to NPB’s prior written approval, not to be unreasonably withheld and subject to the parameters described in NFC Disclosure Schedule 5.01(j).

(iii) Election of NPBank Directors.

(A) Upon consummation of the Merger and subject to compliance with all applicable legal requirements, NPB shall cause NPBank to elect two (2) persons selected by NFC's Board of Directors and approved by NPB (which approval will not be unreasonably withheld) (each, an "NFC NPBank Nominee") as directors of NPBank, effective the Effective Date, each to hold office until his successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of NPBank; and NPB and NPBank shall take all steps necessary to insure that the NFC NPBank Nominees are re-elected to NPBank's Board of Directors, in one case, for each of the five years, and in the other case, for each of the three years, following the Effective Date if such person is in office as director of NPBank on the annual election dates.

(B) If either NFC NPBank Nominee, or any successor, resigns, dies or is otherwise removed from NPBank's Board of Directors prior to the end of the fifth or third, as the case may be, one-year term, the former NFC directors who are then serving on the Nittany Bank Board, by a plurality vote, shall have the right to select the successor to such NFC NPBank Nominee, or any successor, subject to (A) compliance with the NPB/NPBank Bylaws Restrictions, (B) such person being “independent” as defined by the SEC and Nasdaq, and (C) approval of such

57

person by NPB (which approval will not be unreasonably withheld). NPB shall take all reasonable steps to elect such successor to the NPBank Board of Directors.

(C) The covenants in this Section 5.07(c)(iii) shall expire if and when NPB shall be acquired, merged or otherwise sold.

(iv) Nittany Division, Nittany Board.
(A) Upon consummation of the Merger and until consummation of the Bank Merger, NPB shall operate Nittany Bank as a Federal stock savings bank consisting of all Nittany Bank’s present community offices. The Board of Directors of Nittany Bank shall, during this time period, consist of all the members of NFC’s Board of Directors at the Effective Date and one or two NPB or NPBank representatives selected by NPB; NFC’s current non-employee directors serving as directors of Nittany Bank during this time period shall receive the same compensation received by them as NFC directors at the date hereof.

(B) Upon consummation of the Bank Merger, NPB shall cause NPBank to establish and operate a separate banking division called "Nittany Bank, a Division of National Penn Bank" (the "Nittany Bank Division"). The Nittany Bank Division will consist of all Nittany Bank's present community offices.

(C) For at least five years after the Closing Date, all offices and operations of the Nittany Bank Division will be branded, subject to NPB’s reasonable discretion, using the name "Nittany Bank, a Division of National Penn Bank", including without limitation all branch signage, statements, communications, business cards, stationary, brochures, web site, marketing materials, promotional items, billing and all other aspects of the Nittany Bank Division.

(D) Upon consummation of the Bank Merger, NPB shall cause NPBank to establish the "Nittany Bank Division Board of Directors" (the "Nittany Bank Board"). The Nittany Bank Board shall initially consist of the members of NFC's Board of Directors at the Effective Date and one or two NPB or NPBank representatives selected by NPB. In accordance with NPB corporate governance procedures and guidelines, the Nittany Bank Board will have authority to recommend additional members from time to time. NPB anticipates that the emphasis of the Nittany Bank Board will be on business development, marketing and expansion of the Nittany Bank Division.

(E) NFC's current non-employee directors who become Nittany Bank Board Members shall receive compensation comparable to the compensation received by them as NFC directors at the date hereof. Other persons who may be selected for service on the Nittany Bank Board shall be compensated in accordance with NPB's standard compensation arrangements for divisional board members, which is partially fixed and partially incentive-based compensation. NFC's current non-employee directors who become Nittany Bank Board Members shall have the option of electing to receive such NPB standard compensation. The Nittany Bank Board shall have

58

indemnification and insurance coverage no less favorable than members of the Board of Directors of NPBank.

(F) NPB shall operate Nittany Bank or the Nittany Bank Division, and maintain the Nittany Bank Board at the foregoing compensation level, for a period of at least five years after the Effective Date. This covenant shall expire if (i) NPB shall be acquired, merged or otherwise sold and the Nittany Bank Division is not continued, or (ii) if agreed to by a majority vote of both the Nittany Bank Board and the NPBank Board of Directors, each an “Acceleration Event”. If an Acceleration Event occurs, within thirty (30) days of the occurrence of such Acceleration Event, any unpaid amount of the five-year commitment to directors’ fees shall be paid out in a lump sum. On or before the Closing, NPB will place the full amount of the five-year commitment to directors’ fees in escrow accounts on which interest will be paid at the “National Penn Investors Trust Company” money market account rate.

(G) NPB shall permit the Nittany Bank Division to maintain its Bellefonte and State College advisory boards in existence as of the date hereof at the same rate of compensation as currently provided with membership to be determined in the reasonable discretion of the Nittany Bank Division Board, subject to the final approval of the NPB Nominating/Corporate Governance Committee.

(v) Division Financial Performance Incentive Plan. Upon consummation of the Merger, NPB shall adopt a Financial Performance Incentive Plan covering Nittany Bank and the Nittany Bank Division for the five calendar years commencing with calendar year 2006. This plan will include (i) the determination of the parties as to the allocation of expenses relating to or resulting from the Contemplated Transactions in calendar year 2006 (ii) factors such as earnings, asset and deposit growth, maintenance of asset quality, retention of key personnel and net interest margin improvements, and (iii) will provide for aggregate performance-based incentive compensation not to exceed $400,000 in 2006, assuming the factors set forth in the Financial Performance Incentive Plan have been satisfied. It is NPB’s intent to continue this plan at not less than the $400,000 level provided that appropriate goals and targets are set and met for each of the remaining years.

(vi) Indemnification, Insurance.

(A) NPB shall indemnify, defend, and hold harmless the directors, officers, employees and agents of NFC and the NFC Subsidiaries (each, an "Indemnified Party") against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities and amounts paid in settlement arising out of actions or omissions or alleged acts or omissions (collectively, "Prior Acts") occurring at or prior to the Effective Date (including the Contemplated Transactions) to the fullest extent permitted by Pennsylvania law, including provisions relating to advances of expenses incurred in the defense of any proceeding to the full extent permitted by Pennsylvania law upon receipt of any undertaking required by Pennsylvania law. Without limiting the foregoing, in a case (if any) in which a determination by NPB is required to effectuate any indemnification, NPB

59

shall direct, at the election of the Indemnified Party, that the determination shall be made by independent counsel mutually agreed upon between NPB and the Indemnified Party.

(B) NPB shall use its reasonable best efforts to, and it shall cause NPBank to, keep in effect provisions in its articles of incorporation or association and bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted by Pennsylvania law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right to indemnification.

(C) NPB shall use its reasonable best efforts (and NFC shall cooperate and assist prior to the Effective Date in these efforts), at no expense to the beneficiaries, to:

(1) maintain directors' and officers' liability insurance ("D&O Insurance") for the Indemnified Parties with respect to matters occurring at or prior to the Effective Date, issued by a carrier assigned a claims-paying ability rating by A.M. Best & Co. of "A (Excellent)" or higher; or

(2) obtain coverage for Prior Acts for the Indemnified Parties under the directors' and officers' liability insurance policies currently maintained by NPB;

in either case, providing at least the same coverage as the D&O Insurance currently maintained by NFC and containing terms and conditions which are no less favorable to the beneficiaries, for a period of at least six (6) years, but not less than three (3) years, from the Effective Date; provided, that NPB shall not be obligated to make annual premium payments for such six-year period in respect of the D&O Insurance which exceed, for the portion related to NFC's directors and officers, $23,826.00 (150% of the annual premium payment, as of June 30, 2005, under NFC's current policy in effect on the date of this Agreement) (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, NPB shall use its reasonable best efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

(D) If any claim is made against present or former directors, officers or employees of NFC or any NFC Subsidiary who are covered or potentially covered by insurance, neither NPBank nor NPB shall do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition thereof.

(E) If NPB or any of its successors or assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of its assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of NPB shall assume the obligations set forth in this Section 5.07(c)(vi).

60

(F) The provisions of this Section 5.07(c)(vi) are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

(G) NPB shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.07(c)(vi).

(vii) Reorganization. Through the Closing Date, NPB shall not take any action that would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC.

(viii) Conduct of NPB's Business. Through the Closing Date, NPB shall use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of NPB and others with whom business relationships exist.

ARTICLE VI

CONDITIONS

6.01 Conditions to NFC's Obligations under this Agreement. The obligations of NFC hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by NFC pursuant to Section 8.03 hereof:

(a) Corporate Proceedings. All action required to be taken by, or on the part of, NPB to authorize the execution, delivery and performance of this Agreement, and the consummation of the Contemplated Transactions, shall have been duly and validly taken by NPB, and NFC shall have received certified copies of the resolutions evidencing such authorizations.

(b) Covenants; Representations. The obligations of NPB required by this Agreement to be performed by NPB at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of NPB set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true in all respects as of the date of this Agreement and as of the Closing Date.

(c) Approvals of Regulatory Authorities. Procurement by NFC and NPB of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Contemplated Transactions; and no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to

61

NFC or NPB of the Contemplated Transactions that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

(d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the Contemplated Transactions.

(e) Officer's Certificate. NPB shall have delivered to NFC a certificate, dated the Closing Date and signed, without personal liability, by its Chairman or President, to the effect that the conditions set forth in subsections (a), (b), (c) (only as such subsection relates to NPB) and (d) of this Section 6.01 have been satisfied.

(f) Registration Statement. The Registration Statement shall be effective under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all approvals deemed necessary by NPB's counsel from state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

(g) Tax Opinion. NFC shall have received an opinion of Reed Smith LLP, counsel to NPB, dated the Closing Date, to the effect that (a) the Merger constitutes a reorganization under Section 368(a) of the IRC, and (b) any gain realized in the Merger will be recognized only to the extent of cash or other property (other than NPB Common Stock) received in the Merger, in rendering their opinion, such counsel may require and rely upon representations and reasonable assumptions, including those contained in certificates of officers of NFC, NPB and others.

(h) Approval by NFC's Shareholders. This Agreement shall have been approved by the shareholders of NFC by such vote as is required by the BCL and the articles of incorporation and bylaws of NFC.

(i) Other Documents. NFC shall have received such other certificates, documents or instruments from NPB or its officers or others as NFC shall have reasonably requested in connection with accounting or income tax treatment of the Contemplated Transactions, or related securities law compliance.

(j) Nasdaq Listing. The NPB Common Stock, including the NPB Common Stock to be issued in the Merger and pursuant to the Adjusted NFC Options, shall continue to be authorized for quotation on Nasdaq.

(k) Rights Agreement. No event shall have occurred which shall result in the grant, issuance or triggering of any right or entitlement or the obligation to grant or issue any interest in NPB Common Stock or enable or allow any right or other interest associated with the Rights Agreement to be exercised, distributed or triggered, and no other event shall have occurred under the Rights Agreement which would materially adversely affect any current or future right or interest of any holders of NFC Common Stock.

62

(l) Key Nittany Management Agreements. Neither NPB nor NPBank shall have violated, or taken any action to renounce or repudiate, the Key Nittany Management Agreements.

(m) Exchange Agent Certificate. NFC shall have received a certificate from the Exchange Agent certifying its receipt of sufficient cash and irrevocable authorization to issue shares of NPB Common Stock to satisfy NPB’s obligations to pay the aggregate Merger Consideration.

6.02 Conditions to NPB's Obligations under this Agreement. The obligations of NPB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by NPB pursuant to Section 8.03 hereof:

(a) Corporate Proceedings. All action required to be taken by, or on the part of, NFC to authorize the execution, delivery and performance of this Agreement, and the consummation of the Contemplated Transactions, shall have been duly and validly taken by NFC, and NPB shall have received certified copies of the resolutions evidencing such authorizations.

(b) Covenants; Representations. The obligations of NFC required by this Agreement to be performed by NFC at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of NFC set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

(c) Approvals of Regulatory Authorities. Procurement by NPB and NFC of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Contemplated Transactions; and no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to NPB or NFC of the Contemplated Transactions that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

(d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the Contemplated Transactions.

(e) Officer's Certificate. NFC shall have delivered to NPB a certificate, dated the Closing Date and signed, without personal liability, by its Chairman or President, to the effect that the conditions set forth in subsections (a), (b), (c) (only as such subsection relates to NFC) and (d) of this Section 6.02 have been satisfied.

63

(f) Registration Statement. The Registration Statement shall be effective under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all approvals deemed necessary by NPB's counsel from state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

(g) Tax Opinion. NPB shall have received an opinion of Reed Smith LLP, special counsel to NPB, dated the Closing Date, to the effect that (a) the Merger constitutes a reorganization under Section 368(a) of the IRC, and (b) any gain realized in the Merger will be recognized only to the extent of cash or other property (other than NPB Common Stock) received in the Merger, in rendering their opinion, such counsel or firm may require and rely upon representations and reasonable assumptions, including those contained in certificates of officers of NFC, NPB and others.

(h) Approval by NFC's Shareholders. This Agreement shall have been approved by the shareholders of NFC by such vote as is required by the BCL and the articles of incorporation and bylaws of NFC.

(i) Other Documents. NPB shall have received such other certificates, documents or instruments from NFC or its officers or others as NPB shall have reasonably requested in connection with accounting or income tax treatment of the Contemplated Transactions, or related securities law compliance.

(j) Phase I Environmental Audit Results. The results of any Phase I environmental audit conducted pursuant to Section 5.07(a)(iii) hereof shall not result in a Material Adverse Effect on NFC; provided, however that (i) any such environmental audit must be initiated within thirty (30) days of the date of this Agreement and (ii) NPB must terminate or irrevocably waive its right to terminate the Agreement for failure of the condition set forth in this Section 6.03(j) within fifteen (15) days of receiving the results of any such environmental audit but in no event later than seventy (70) days from the date of this Agreement..

(k) Key Nittany Management. David Z. Richards and at least two (2) other Key Nittany Managers shall remain employed by NFC or a Nittany Subsidiary through the Effective Date.

(l) Dissenters Rights. The aggregate number of shares of NFC Common Stock that are Dissenting NFC Shares shall not exceed ten percent (10%) of the total number of issued and outstanding shares of NFC Common Stock outstanding and entitled to vote as of the record date for the NFC Shareholders Meeting.

ARTICLE VII

TERMINATION

64

7.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

(a) By the mutual written consent of the parties hereto.

(b) By NPB or NFC:

(i) If there shall have been any breach of any representation, warranty or obligation of the other party hereto (subject to the same standards as set forth in Sections 6.01(b) or 6.02(b), as the case may be) and such breach cannot be, or shall not have been, remedied within thirty (30) days after receipt by such party of written notice specifying the nature of such breach and requesting that it be remedied; provided, that, if such breach cannot reasonably be cured within such 30-day period but may reasonably be cured within sixty (60) days, and such cure is being diligently pursued, no such termination shall occur prior to the expiration of such sixty (60)-day period;

(ii) If the Closing Date shall not have occurred prior to June 30, 2006 (except that if the Closing Date shall not have occurred by such date because of a breach of this Agreement by a party hereto, such breaching party shall not be entitled to terminate this Agreement in accordance with this provision);

(iii) If any Regulatory Authority whose approval or consent is required for consummation of the Contemplated Transactions shall issue a definitive written denial of such approval or consent and the time period for appeals and requests for reconsideration has run; or

(iv) If the NFC Shareholders vote but fail to approve the Merger at the NFC Shareholders Meeting.

(c) By NFC or NPB, at any time during the three business day period following the Determination Date, if on the Determination Date the NPB Market Value shall be less than $22.00 per share (the dollar amount $22.00 shall be adjusted to $17.60 upon completion of the NPB Stock Split).

(d) By the Board of Directors of NFC in the event that such Board shall conclude, in good faith after consultation with its legal and financial advisors, that it must agree to or endorse an Acquisition Proposal and terminate this Agreement in order to comply with its fiduciary duties.

7.02 Effect of Termination. If this Agreement is terminated pursuant to Section 7.01 hereof or otherwise, this Agreement shall forthwith become void, other than Sections 5.02(c) and 8.01 hereof which shall remain in full force and effect, and there shall be no further liability on the part of NPB or NFC to the other, except for any liability of NPB or NFC under such sections of this Agreement and except for any liability arising out of a willful breach of this Agreement giving rise to such termination.

65

ARTICLE VIII

MISCELLANEOUS

8.01 Expenses and Other Fees.

(a) Except as set forth in Section 8.01(b), each party hereto shall bear and pay all costs and expenses incurred by it in connection with the Contemplated Transactions, including fees and expenses of its own financial consultants, accountants and counsel.

(b) If NFC fails to complete the Merger after the occurrence of one of the following events, and NPB shall not be in material breach of this Agreement, NFC shall immediately pay NPB a fee of Four Million Seven Hundred and Fifty Thousand Dollars ($4,750,000):

(i) NFC terminates this Agreement pursuant to Section 7.01(d) hereof; or

(ii) a person or group (as those terms are defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an Affiliate of NPB:

(A) acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 15% or more of the then outstanding shares of NFC Common Stock; or

(B) enters into an agreement, letter of intent or memorandum of understanding with NFC pursuant to which such person or group or any affiliate of such person or group would:

(1) merge or consolidate, or enter into any similar transaction, with NFC;

(2) acquire all or substantially all of the assets or liabilities of NFC; or

(3) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 15% or more of the then outstanding shares of NFC Common Stock; or

(iii) NFC authorizes, recommends or publicly proposes, or publicly announces an intention to authorize, recommend or propose, an agreement, letter of intent or memorandum of understanding described in clause (b)(ii)(B) above; or

(iv) the NFC shareholders vote but fail to approve the Merger at the NFC Shareholders Meeting, or the NFC Shareholders Meeting is cancelled, if prior to the shareholder vote or cancellation:

66

(A) the NFC Board of Directors shall have withdrawn or modified its recommendation that NFC shareholders approve this Agreement;

(B) there has been an announcement by a person or group (as those terms are defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an Affiliate of NPB, of an offer or proposal to acquire 10% or more of the NFC Common Stock then outstanding, or to acquire, merge, or consolidate with NFC, or to purchase all or substantially all of NFC's assets; or

(C) any one or more directors or officers of NFC or other persons who have signed a Letter Agreement, acting jointly or severally, and who, individually or in the aggregate, beneficially own one percent (1%) or more of the NFC Common Stock shall have failed to maintain continued ownership of the shares of NFC Common Stock over which he, she or they exercise sole or shared voting power (as identified on his, her or their signed Letter Agreements provided that in no event shall options be deemed shares over which a party has voting power), as required by such signed Letter Agreements; or

(D) any director or officer of NFC or other person who has signed a Letter Agreement shall have failed to vote at the NFC Shareholders Meeting, the shares of NFC Common Stock over which he or she exercises sole or shared voting power (as identified in his or her signed Letter Agreement provided that in no event shall options be deemed shares over which a party has voting power), as required by such signed Letter Agreement.

8.02 Non-Survival of Representations and Warranties; Disclosure Schedules. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Closing Date. Without limiting the foregoing, Sections 1.02(d), 2.07, 2.08, and 5.07(c)(i), (ii), (iii), (iv), (v) and (vi) shall survive the Closing.

8.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the Closing Date (including after the approval of this Agreement and the Merger by NFC shareholders if and to the extent permitted by applicable law), the parties may:

(a) amend this Agreement;

(b) extend the time for the performance of any of the obligations or other acts of either party hereto;

(c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or

(d) to the extent permitted by law, waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise.

67

This Agreement may not be amended except by an instrument in writing signed, by authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.04 Entire Agreement.

(a) This Agreement, including the documents referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter other than the Confidentiality Agreement.

(b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and its successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities, and provided, further, that (x) the Nittany Bank Board Members may enforce the provisions of Sections 2.07, 2.08, 5.07(c)(i), (ii), (iii), (iv), (v) and (vi); (y) former employees whose positions are eliminated, or who are not offered comparable employment (as such term is defined in Section 5.07(c)(i)(A)), by NPB may enforce Section 5.07(c)(i); and (z) and any Indemnified Party may enforce Section 5.07(c)(vi).

8.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

8.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally, two business days after mailing if mailed by prepaid registered or certified mail, return receipt requested, or upon confirmation of good transmission if sent by telecopy, addressed as follows:

(a) If to NPB or NPBank, to:

National Penn Bancshares, Inc.
National Penn Bank
Philadelphia and Reading Avenues
P.O. Box 547
Boyertown, Pennsylvania 19512-0547

Attention:  Wayne R. Weidner, Chairman and CEO
 Glenn E. Moyer, President

Telecopy No.: 610-369-6349

68

with a copy to:

Lori L. Lasher
Reed Smith LLP
2500 One Liberty Place
1650 Market Street
Philadelphia, PA 19103
Telecopy No.: 215-851-1420

(b) If to NFC, to:

Nittany Financial Corp.
116 East College Avenue
State College, Pennsylvania 16801

Attention:  Samuel J. Malizia, Chairman
 David Z. Richards, President and CEO

Telecopy No.: 814-234-3677

with a copy to:

John J. Spidi
Malizia, Spidi & Fisch, PC
1100 New York Avenue, NW
Suite 340 West
Washington, DC 20005

Telecopy No.: 202-434-4661

8.07 Disclosure Schedules. Information contained on either the NFC Disclosure Schedule or the NPB Disclosure Schedule shall be deemed to cover the express disclosure requirement contained in a representation or warranty of this Agreement and any other representation or warranty of this Agreement of such party where it is readily apparent it applies to such provision. The mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is or could result in a Material Adverse Effect.

8.08 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.09 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

69

8.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

8.11 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania, except to the extent that federal law is applicable by its terms.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

NATIONAL PENN BANCSHARES, INC.

(Corporate Seal)	By: /s/ Wayne R. Weidner
Wayne R. Weidner
Chairman and CEO

Attest: /s/ Sandra L. Spayd
Sandra L. Spayd
Secretary

NITTANY FINANCIAL CORP.

(Corporate Seal)

By: /s/ David Z. Richards
David Z. Richards
President and CEO

Attest: /s/ Richard C. Barrickman
Richard C. Barrickman
Assistant Secretary

70

Annex B

EXECUTION VERSION

[FORM OF AFFILIATE LETTER]

September 6, 2005

National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, Pennsylvania 19512

Ladies and Gentlemen:

National Penn Bancshares, Inc. ("NPB") and Nittany Financial Corp. ("NFC") are considering entering into a Merger Agreement dated September 6, 2005 (the "Agreement").

Pursuant to the proposed Agreement, and subject to the terms and conditions set forth therein: (a) NPB will acquire NFC by a merger of NFC with and into NPB; (the “Merger”) (b) shareholders of NFC will receive shares of NPB common stock and/or cash in exchange for their shares of NFC common stock owned on the closing date; and (c) holders of NFC options will receive stock options exercisable for common stock of NPB in exchange for options exercisable for common stock of NFC outstanding on the closing date (the foregoing, collectively, the "Transactions").

I have been advised that I may be deemed to be an "affiliate" of NFC for purposes of certain rules issued by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933.

I understand that NPB is requiring, as a condition to its execution and delivery to NFC of the Agreement, that I execute and deliver to NPB this Letter Agreement.

Intending to be legally bound hereby, I irrevocably agree and represent as follows:

1. I agree to vote or cause to be voted for approval of the Transactions all shares of NFC common stock over which I exercise sole or shared voting power, excluding any such shares that I am acting over as a fiduciary other than those which are held in IRAs for my benefit.

2. Through the earlier of (a) the receipt of the requisite approval of the Transactions by the shareholders of NFC or (b) the termination of the Agreement pursuant to Article VII thereof, I agree not to offer, sell, transfer or otherwise dispose of, or to permit the offer, sale, transfer or other disposition of, any shares of NFC common stock over which I exercise sole or shared voting power or any options that I hold to acquire shares of

National Penn Bancshares, Inc.
September 6, 2005

NFC common stock; provided, however, that I may make a bona fide gift of shares prior to that date as long as the recipient agrees to vote such shares for approval of the Transactions and agrees, in writing, to be bound by all the terms hereof as if an original signatory hereto.

3. I agree, if I am an optionholder, to exchange my options to acquire shares of common stock of NFC for options to acquire such number of shares of common stock of NPB, and at such per share exercise price, as is provided in Section 2.08 of the Agreement, and otherwise on the same terms and conditions as the exchanged NFC options (unless I shall have exercised, with the prior written consent of NPB, any such option prior to the Transactions).

4. I have sole or shared voting power over the number of shares of NFC common stock, and hold stock options for the number of shares of NFC common stock, if any, set forth below opposite my signature line. NPB recognizes that with respect to any such shares which have been pledged to a third party (which are specifically identified below), I will not be able to control the voting or disposition of such shares in the event of a default.

5. I agree, if I am an optionholder, not to exercise any options to acquire shares of NFC common stock prior to the closing of the Transactions without the prior written consent of NPB.

6. I hereby waive the right to assert dissenters rights under the Pennsylvania Business Corporation Law of 1988, as amended, and any other applicable law or regulation.

7. I agree not to offer, sell, transfer or otherwise dispose of any shares of NPB common stock received pursuant to the Transactions, except:

(a) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act"), covering sales of such NPB common stock is effective and a prospectus is made available under the Securities Act;

(b) within the limits, and in accordance with the applicable provisions of, Rule 145 under the Securities Act ("Rule 145") or upon expiration of all restrictions set forth in Rule 145 applicable to me; or

(c) in a transaction which, in an opinion of counsel satisfactory to NPB or as described in a "no-action" or interpretive letter from the staff of the SEC, is not required to be registered under the Securities Act;

National Penn Bancshares, Inc.
September 6, 2005

and I acknowledge and agree that NPB is under no obligation to register the sale, transfer or other disposition of NPB common stock by me or on my behalf, or to take any other action necessary to make an exemption from registration available.

8. NPB shall take all steps necessary to ensure that NPB is in compliance with all those requirements of Rule 145 and Rule 144 with which NPB must comply in order for the resale provisions of Rule 145(d) to be available to me. In addition, NPB shall cause its Director of SEC Compliance (in his/her absence, outside-counsel selected by NPB) to respond promptly to any requests from NPB’s transfer agent for the issuance of an opinion that any transfer by me that complies with the requirements of Rule 145 and 144 may be made provided such counsel receives customary representation letters and all other information and documentation reasonably required by NPB from me.

9. I agree that neither NFC nor NPB shall be bound by any attempted sale of any shares of NFC common stock or NPB common stock, respectively, and NFC's and NPB's transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and I further agree that (a) any certificate representing shares of NPB common stock received by me pursuant to the Merger may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement; and (b) any shares of NPB common stock received by me pursuant to the Merger in the form of book-entry shares may be subject to a stop order consistent with the terms of this Letter Agreement. I understand that upon expiration of the restrictions set forth in Rule 145 and applicable to me, upon my request, NPB shall cause its Director of SEC Compliance (in his/her absence, outside-counsel selected by NPB) to promptly issue an opinion to the transfer agent or provide other documentation reasonably acceptable to the transfer agent so as to cause such stop orders to be lifted. If at any point in time I hold certificates representing shares of NPB common stock received by me in the Merger and such certificates bear a restrictive legend, upon expiration of the restrictions set forth in Rule 145 and applicable to me, upon my request, NPB shall cause its Director of SEC Compliance (in his/her absence, outside-counsel selected by NPB) to promptly issue an opinion to the transfer agent or provide other documentation reasonably acceptable to the transfer agent so as to cause such certificates to be reissued without such restrictive legend.

10. I represent that I have no present plan or intention to offer, sell, exchange, or otherwise dispose of any shares of NPB common stock to be received in the Transactions.

11. I represent that I have the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against me in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

National Penn Bancshares, Inc.
September 6, 2005

I am signing this Letter Agreement in my capacity as a shareholder of NFC, and as an optionholder if I am an optionholder, and not in any other capacity (including as a director).

This Letter Agreement shall be effective upon acceptance by NPB.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

National Penn Bancshares, Inc.
September 6, 2005

This Letter Agreement shall terminate concurrently with, and automatically upon, any termination of the Agreement in accordance with its terms, except that any such termination shall be without prejudice to NPB's rights arising out of any willful breach of any covenant or representation contained herein.

Very truly yours,

Number of shares held:
Sole voting power:	___________
Shared voting power:	___________

Number of shares subject
to stock options:	___________

Number of pledged
shares:	___________

Witness:		[Name]

Accepted:

NATIONAL PENN BANCSHARES, INC.

By:___________________________
Name:
Title:

Annex C

[LETTERHEAD OF RYAN BECK & CO., INC.]

December 7, 2005

The Board of Directors
Nittany Financial Corp.
2541 East College Avenue
State College, PA 16801

Members of the Board:

You have requested our opinion as investment bankers that the consideration offered pursuant to the Agreement and Plan of Merger dated as of September 6, 2005 by and between National Penn Bancshares (“National Penn”, or “NPBC”) and Nittany Financial Corp. (“Nittany”) (the “Agreement”), is fair to the holders of Nittany common stock, no par value (the “Nittany Common Stock”) from a financial point of view.

Pursuant to the Agreement, Nittany shall be merged with and into National Penn and each issued and outstanding share of Nittany Common Stock will be converted into the right to receive, at the election of the holder, subject to certain procedures and limitations set forth in the Agreement (i) 1.975 shares of National Penn common stock (the “Exchange Ratio”), or (ii) $42.43 in cash, with 70% of Nittany Common Stock exchanged for National Penn common stock and 30% of Nittany Common Stock exchanged for cash (the “Merger”). The Exchange Ratio is subject to adjustment based upon changes in the market value of National Penn (“NPBC Market Value” - The average of the closing price per share of NPBC common stock for the 10 days prior to the determination date) on the Determination Date (the trading day one day prior to the Nittany shareholders meeting). If the market value of NPBC is in the range of $18.98 to $20.25, then the Exchange Ratio will be adjusted to that number which, when multiplied by the NPBC Market Value, equals $40.00. If the market value of NPBC is in the range of $17.60 to $18.97, then the Exchange Ratio will be adjusted to that number which, when multiplied by the NPBC Market Value, equals $38.00. If the market value of NPBC is less than $17.60, then the Exchange Ratio will be adjusted to that number which, when multiplied by $17.60 equals $38.00, or a fixed Exchange Ratio of 2.159. If the market value of NPBC is more than $22.28, then the Exchange Ratio will be adjusted to that number which, when multiplied by the NPBC Market Value, equals $44.00.

Nittany Financial Corp.
December 7, 2005

Ryan Beck & Co. (“Ryan Beck”) as a customary part of its investment banking business is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In conducting our investigation and analysis of the Merger, we have met with members of senior management of both National Penn and Nittany to discuss their operations, historical financial statements, strategic plans and future prospects. We have reviewed and analyzed material prepared in connection with the Merger, including but not limited to the following: (i) the Agreement and related documents; (ii) National Penn’s Form 10-K for the years ended December 31, 2004, 2003 and 2002, Form 10-Q for the periods ended September 30, 2005, June 30, 2005, March 31, 2005 and September 30, 2004; (iii) National Penn’s Proxy Statement Dated April 25, 2005; (iv) Nittany’s Form 10-K for the years ended December 31, 2004, 2003 and 2002, Form 10-Q for the periods ended September 30, 2005, June 30, 2005, March 31, 2005 and September 30, 2004; (v) Nittany’s Proxy Statement Dated May 20, 2005; (vi) the historical stock prices and trading volume of National Penn’s common stock (vii) certain operating and financial information provided to Ryan Beck by the management of National Penn relating to its business and prospects; (viii) the publicly available financial data of commercial banking organizations which Ryan Beck deemed generally comparable to National Penn; (ix) the historical stock prices and trading volume of Nittany’s common stock; (x) certain operating and financial information provided to Ryan Beck by the management of Nittany relating to its business and prospects; (xi) the publicly available financial data of commercial banking and thrift organizations which Ryan Beck deemed generally comparable to Nittany; and (xii) the terms of recent acquisitions of commercial banking and thrift organizations which Ryan Beck deemed generally comparable in whole or in part to Nittany. We also conducted or reviewed such other studies, analyses, inquiries and examinations as we deemed appropriate.

While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us by the respective institutions or which was publicly available and have not assumed any responsibility for independently verifying such information. We have also relied upon the management of Nittany and National Penn as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to us and in certain instances we have made certain adjustments to such financial and operating forecasts, which in our judgment were appropriate under the circumstances. In addition, we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of management. Ryan Beck is not an expert in evaluating loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses. Therefore, Ryan Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the balance sheets of National Penn and Nittany at September 30, 2005, and Ryan Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. We also assumed that the merger in all respects is, and will be consummated in compliance with all laws and regulations applicable to National Penn and Nittany and that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of National Penn, Nittany, or the combined entity, as the case may be, or on the contemplated benefits of the Merger, including the expected synergies. We have not made or obtained any independent evaluations or appraisals of the assets and liabilities of either National Penn or Nittany or their respective subsidiaries, nor have we reviewed any loan files of National Penn or Nittany or their respective subsidiaries.

Nittany Financial Corp.
December 7, 2005

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate in the circumstances. Our opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date hereof.

We have been retained by the Board of Directors of Nittany as an independent contractor to determine whether the consideration offered to Nittany Shareholders in the Merger as provided and described in the Agreement is fair, from a financial point of view, to Nittany shareholders. Ryan Beck has been engaged solely to provide a fairness opinion in this transaction. Ryan Beck will receive a fee for its services, all of which is dependant on the rendering of this opinion. Ryan Beck has had no prior investment banking relationship with Nittany, and Ryan Beck’s research department does not provide published investment analysis on Nittany. Ryan Beck does act as a market maker in Nittany common stock. Ryan Beck has had no prior investment banking relationship with National Penn and Ryan Beck’s research department does not provide published investment analysis on National Penn. Ryan Beck does act as a market maker in National Penn common stock.

In the ordinary course of our business as a broker-dealer, we may actively trade equity securities of Nittany and equity or trust preferred securities of National Penn for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

Our opinion is directed to the Board of Directors of Nittany and does not constitute a recommendation to any shareholder of Nittany as to how such shareholder should vote at any shareholder meeting held in connection with the merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without our prior written consent. We have not considered, nor are we expressing any opinion herein with respect to, the price at which National Penn Common Stock will trade following the consummation of the Merger.

Based upon and subject to the foregoing it is our opinion as investment bankers that the consideration offered to Nittany shareholders in the Merger as provided and described in the Agreement is fair to the holders of Nittany common stock from a financial point of view.

Very truly yours,

Ryan Beck & Co., Inc.

Annex D

STATUTORY PROVISIONS RELATING TO DISSENTERS' RIGHTS

THE PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED

Excerpt from Subchapter 19C

Section 1930. Dissenters Rights.

(a) General Rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c)(relating to dissenters rights upon special treatment).

Subchapter 15D - Dissenters Rights

Section 1571. Application and effect of subchapter.

(a) General rule. Except as otherwise provided in subsection (b), any shareholder (as defined in section 1572 (relating to definitions) of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, only where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

Section 1906(c) (relating to dissenters rights upon special treatment).

Section 1930 (relating to dissenters rights).

Section 1931(d) (relating to dissenters rights in share exchanges).

Section 1932(c) (relating to dissenters rights in asset transfers).

Section 1952(d) (relating to dissenters rights in division).

Section 1962(c) (relating to dissenters rights in conversion).

Section 2104(b) (relating to procedure).

Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

Section 2325(b) (relating to minimum vote requirement).

Section 2704(c) (relating to dissenters rights upon election).

Section 2705(d) (relating to dissenters rights upon renewal of election).

Section 2904(b) (relating to procedure).

Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

Section 7104(b)(3) (relating to procedure).

(b) Exceptions.

(1)  Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930,1931(d), 1932(c) or 1952(d) is to be voted on, or on the date of the first public announcement that such a plan has been approved by the shareholders by consent without a meeting, the shares are either:

(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of  Securities Dealers, Inc.; or

(ii) held beneficially or of record by more than 2,000 persons.

(2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

(i) Repealed.

(ii) Shares of any preferred or special class or series unless the articles, the plan or the terms of the transaction entitle all shareholders of the class or series to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class or series.

(iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

(3)  The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

(c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.

(d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

(1)  a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

(2)  a copy of this subchapter.

(e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

(f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

(g) Computation of beneficial ownership. For purposes of subsection (b)(1)(ii), shares that are held beneficially as joint tenants, tenants by the entireties, tenants in common or in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.

(h) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished), 1763(c) (relating to determination of shareholders of record) and 2512 (relating to dissenters rights procedure).

Section 1572. Definitions.

The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

"Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which one or more of the resulting corporations is the successor corporation for the purposes of this subchapter. The designated successor corporation or corporations in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

"Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

"Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

"Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

"Shareholder." A shareholder as defined in section 1103(relating to definitions), or an ultimate beneficial owner of shares, including without limitation a holder of depository receipts, where the beneficial interest owned includes an interest in the assets of the corporation upon dissolution.

Section 1573. Record and beneficial holders and owners.

(a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

(b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

Section 1574. Notice of intention to dissent.

If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value of his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

Section 1575. Notice to demand payment.

(a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

(1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

(2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

(3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose beneficial shareholder dissents, acquired beneficial ownership of the shares.

(4) Be accompanied by a copy of this subchapter.

(b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

Section 1576. Failure to comply with notice to demand payment, etc.

(a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

(b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

(c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

Section 1577. Release of restrictions or payment for shares.

(a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the  demand for payment.

(b) Renewal of notice to demand payment. When uncertified shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

(c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

(1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

(2) A statement of the corporation's estimate of the fair value of the shares.

(3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

(d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection(c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

Section 1578. Estimate by dissenter of fair value of shares.

(a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

(b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

Section 1579. Valuation proceedings generally.

(a) General rule. Within 60 days after the latest of:

(1) effectuation of the proposed corporate action;

(2) timely receipt of any demands for payment under Section 1575 (relating to notice to demand payment); or

(3) timely receipt of any estimates pursuant to Section 1578 (relating to estimate by dissenter of fair value of shares). If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

(b) Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa C.S. Ch. 53(relating to bases of jurisdiction and interstate and international procedure).

(c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

(d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

(e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

Section 1580. Costs and expenses of valuation proceedings.

(a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally) including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578(relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

(b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

(c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

Annex E

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-KSB
(Mark One)

[X]  Annual report  pursuant to section 13 or 15 (d) of the Securities  Exchange
     Act of 1934 For the fiscal year ended December 31, 2004

                                       OR

[X]  Transition  report  pursuant  to  section  13 or  15(d)  of the  Securities
     Exchange  Act of 1934  For the  transition  period  from to .  ------------
     ------------

                           Commission File No. 0-32623

                             Nittany Financial Corp.
                 ----------------------------------------------
                 (Name of Small Business Issuer in Its Charter)


Pennsylvania                                                                                     23-2925762
--------------------------------------------------------------                          --------------------------
(State or Other Jurisdiction of Incorporation or Organization)                               (I.R.S. Employer
                                                                                           Identification No.)

116 East College Avenue, State College, Pennsylvania                                              16801
--------------------------------------------------------------                          -----------------------------
(Address of Principal Executive Offices)                                                          (Zip Code)

Issuer's Telephone Number, Including Area Code:   (814) 234-7320
                                                  -------------

Securities registered under to Section 12(b) of the Exchange Act:    None
                                                                     ----


Securities registered under to Section 12(g) of the Exchange Act:

                     Common Stock, par value $0.10 per share
                     ---------------------------------------
                                (Title of Class)

         Check  whether  the issuer:  (1) has filed all  reports  required to be filed by Section 13 or 15(d) of the  Exchange  Act during the past 12 months (or for such shorter  period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES X
NO _____ .

         Check if there is no  disclosure  of  delinquent  filers in response to
Item 405 of  Regulation  S-K contained in this form,  and no disclosure  will be contained,  to the  best of  Registrant's  knowledge,  in  definitive  proxy  or information  statements  incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

         The aggregate  market value of the voting and non-voting  common equity held by  non-affiliates  of the  Registrant,  based on the average bid and asked price of the Registrant's Common Stock on March 1, 2005, was $52 million. Solely for purposes of this  calculation,  the term "affiliate"  includes all directors and executive  officers of the Registrant and all beneficial owners of more than
5% of the Registrant's voting securities.

     As of March 1, 2005, there were issued and outstanding  1,930,794 shares of the Registrant's Common Stock.

     Transitional small business disclosure format (check one): YES      NO X .
                                                                    ---    ---

                       DOCUMENTS INCORPORATED BY REFERENCE

1.   Portions of the Proxy Statement for the Annual Meeting of Stockholders  for
     the Fiscal Year ended December 31, 2004. (Part III)


                                     PART I

FORWARD-LOOKING STATEMENTS

     Certain  statements   contained  herein  are  forward-looking  and  may  be
identified  by the use of  such  words  as  "believe,"  "expect,"  "anticipate,"
"should,"  "planned,"   "estimated,"  and  "potential."  These   forward-looking
statements are based on the current expectations of Nittany financial Corp. (the
"Company"),  and the  Company  notes that a variety of factors  could  cause its actual results and experience to differ materially from the anticipated  results or other expectations  expressed in such forward-looking  statements.  The risks and uncertainties that may affect the operations, performance,  development, and results of the Company's  business include interest rate movements,  competition from both financial and non-financial  institutions,  changes in applicable laws and  regulations  and  interpretations  thereof,  the timing and  occurrence (or non-occurrence)  of transactions and events that may be subject to circumstances beyond the Company's control, and general economic conditions.  The Company does not undertake to update any forward-looking statement,  whether written or oral, that may be made from time to time by or on the Company's behalf.

ITEM 1 - DESCRIPTION OF BUSINESS
--------------------------------

     NITTANY FINANCIAL CORP.  Nittany Financial Corp was incorporated  under the laws of the  Commonwealth of Pennsylvania on December 8, 1997,  primarily to own all of the outstanding shares of capital stock of Nittany Bank (the "Bank").  On
September 14, 1998, the Office of Thrift Supervision,  referred to herein as the
"OTS",  granted us the  necessary  approvals to acquire the capital stock of the
Bank and to become a savings  and loan  holding  company  of the Bank.  The Bank opened for business on October 26, 1998, and currently has four offices and five
ATMs in State College,  Pennsylvania.  A fifth office and sixth ATM are expected to open in historic Bellefonte, Pennsylvania in February 2005.

     We initially  issued 29,998 shares of common stock at $10.00 per share in a private offering in order to pay our pre-opening  costs and offering expenses of our initial  public  offering in August 1998.  The initial  public  offering was primarily for the purpose of raising the funds necessary to capitalize the Bank.
We sold a total of 537,438 shares of common stock in the initial public offering and issued  10,000  shares to First  Commonwealth  Bank in  connection  with the acquisition  of the Bank's first two offices.  Effective as of October 23, 1998, we purchased,  with all of the proceeds received in the initial public offering, all of the capital stock of the Bank.

     On March 31, 2000, we completed a stock offering in which 131,953 shares of common stock were sold to existing shareholders of the Company, customers of the
Bank, and the general public,  and approximately  $1.5 million in gross proceeds was raised.  On October 24, 2001, we completed a stock offering in which 250,000 shares of  common  stock  were sold to  existing  shareholders  of the  Company, customers of the Bank, and the general public, and approximately $2.4 million in gross proceeds was raised. In May 2003, we completed a stock offering of 157,515 shares of common stock to raise approximately $2.4 million.

     On March 28, 2005, we completed a stock offering in which 180,000 shares of common stock were sold to existing shareholders of the Company, customers of the
Bank, and the general public,  and approximately  $4.5 million in gross proceeds was raised.

                                        1


     We are a unitary  savings and loan holding  company  which,  under existing laws,  generally is not restricted in the types of business  activities in which it may engage provided that the Bank retains a specified amount of its assets in housing-related  investments.  We currently  conduct no significant  business or operations of our own other than owning all of the outstanding shares of capital stock  of  the  Bank,  Vantage  Investment  Advisors,  LLC.  and  Nittany  Asset
Management, Inc.

     NITTANY ASSET MANAGEMENT INC. On May 24, 1999, Nittany Asset Management was
formed and incorporated as a Pennsylvania corporation.  Nittany Asset Management commenced operation in November 1999 as a wholly-owned subsidiary of the Company to provide  investment  advisory services to high net worth or emerging affluent clients,  with an emphasis on establishing fee based asset management  accounts.
Nittany Asset  Management will continue to explore various  services to generate increased non-interest income. However, there is no assurance whether it will be successful in its efforts.

     NITTANY  BANK.  In April  1998,  the  organizers  of the  Company  filed an application  with the OTS to organize a federal stock savings bank. In September
1998,  the OTS  conditionally  approved  the  application,  and  the  organizers obtained all necessary regulatory  approvals to commence banking operations.  In
October  1998,  the  organizers  sold their  capital  stock to the  Company  and commenced  banking  operations on October 26, 1998. The Bank's deposit  accounts are insured by the Federal Deposit  Insurance  Corporation and it is a member of the Federal Home Loan Bank System.

     The Bank  commenced  operations  in October  1998 with two offices in State
College, Pennsylvania located at 116 East College Avenue and 1276 North Atherton
Street,  which were acquired from First  Commonwealth  Bank. In addition to such branch  offices,  the Bank also  acquired from First  Commonwealth  Bank certain assets and assumed certain deposit liabilities, primarily related to such branch offices.  On August 7, 2000,  a third  branch  office was opened at 129  Rolling
Ridge Drive, State College,  Pennsylvania.  On January 14, 2002, a fourth branch office was opened in the former Zimms  Restaurant at 2541 East College Avenue in
State  College,  Pennsylvania.  This building  operates as a full service branch office of the Bank,  and serves as an office of Nittany Asset  Management,  Inc.
and Vantage  Investment  Advisors,  LLC.  Additionally,  in August 2003 the Bank
relocated  its  existing  office at 129  Rolling  Ridge  Drive,  State  College,
Pennsylvania to a new location at 1900 South Atherton Street, at the location of the former  Shoney's  Restaurant.  In February  2005, the Bank expects to open a fifth  office  in the  nearby  historic  town of  Bellefonte,  Pennsylvania.  In
February 2004, the Bank formed a Delaware holding company called FTF Investments
Inc. to aid in asset utilization.

     The Bank is a community-oriented  financial institution. Our business is to attract  retail  deposits  and to invest  those  deposits,  together  with funds generated  from  operations  and  borrowings,  primarily in one- to  four-family mortgage  loans and business  real estate  loans.  The Bank also invests in home equity loans,  construction loans, commercial business loans and consumer loans.
Its deposit base is comprised of traditional deposit products including checking accounts,  statement  savings accounts,  money market accounts,  certificates of deposit and individual retirement accounts.

     VANTAGE INVESTMENT ADVISORS,  LLC. On January 1, 2003, the Company acquired
Vantage Investment Advisors,  LLC ("Vantage").  The Company acquired Vantage for consideration  consisting  of cash,  the  assumption  of Vantage debt and 36,000 shares of Nittany  Financial  Corp.  stock.  Vantage is a registered  investment advisor  headquartered in State College,  Pennsylvania  that, as of December 31,
2004,  managed  investment assets totaling  approximately  $290 million for over
1,000 clients.

                                        2


     MARKET  STRATEGY.  Our  objective  has  been to  create  a  customer-driven financial  institution  focused on  providing  value to customers by local board members and officers  and by  delivering  products  and services  matched to the customers'  needs.  We believe that  customers  are drawn to a locally owned and managed  institution  that  demonstrates an active interest in its customers and their business and personal financial needs.

     The  banking  industry  in our  market  area  has  experienced  substantial consolidation  in recent  years.  Many of the  area's  locally  owned or managed financial  institutions have either been acquired by large regional bank holding companies or have been consolidated into branches.  This  consolidation has been accompanied  by increasing  fees for bank  services,  the  dissolution  of local boards of directors,  management and personnel changes and, in the perception of management, a decline in the level of customer service.

     OPERATING  STRATEGY.  We  believe  that the  following  attributes  make us attractive to local business people and residents:

     o    Direct and easy access to our  President,  officers  and  directors by members of the community, whether during or after business hours.

     o    Local  conditions and needs are taken into account by us when deciding loan  applications  and  making  other  business  decisions  affecting members of the community.

     o    A  personalized  relationship  banking  approach  that is supported by decision making that is local and responsive to customer needs.

     o    Offering  competitive  interest rates and fees on savings and checking accounts.

     o    Prompt review and processing of loan applications.

     o    Depositors' funds are invested back into the community.

     o    Our positive  involvement  in the community  affairs of State College,
          Pennsylvania.

     o    Technology-based   services  that  enhance  the  convenience  for  our
          customers to conduct  business,  including  internet  banking and free internet bill paying.

     o    Availability  of a wide array of financial  services  coordinated by a team of personal bankers dedicated to meeting customer needs.

     COMPETITION.  We experience substantial  competition both in attracting and retaining  deposits and in making loans.  Our most direct  competition is in our market area of Centre  County  (which  includes the borough of State College and the surrounding  townships of College,  Ferguson,  Halfmoon,  Harris and Patton)
which is a highly  competitive  market for  financial  services.  We face direct competition  from a significant  number of financial  institutions  operating in this market area, many with a state-wide or regional  presence and in some cases a national presence.  Many of these financial institutions have been in business for many years, have established  customer bases, are  significantly  larger and have  greater  financial  resources  than we have and are able to offer  certain services that we currently are not able to offer. In particular,  Centre County, is served almost entirely by large, regional financial institutions,  almost all of whom are headquartered outside of the area. The Bank is

                                        3


the only FDIC-insured financial institution headquartered and operated solely in
State College. We also compete for deposits and loans from non-bank institutions such as brokerage firms, credit unions, insurance companies, money market mutual funds and mortgage banking companies.

LENDING ACTIVITIES

     ANALYSIS OF LOAN  PORTFOLIO.  Set forth below is selected  data relating to the composition of the Company's  portfolio by type of loan and in percentage of the respective portfolios at the dates indicated.

                                                                            At December 31,
                                         --------------------------------------------------------------------------------------
                                                     2004                          2003                        2002
                                         ----------------------------- ---------------------------- ---------------------------
                                             Amount         Percent        Amount         Percent       Amount        Percent
                                         -------------- -------------- --------------  ------------ -------------- ------------
Type of Loans:                                                           (Dollars in Thousands)
--------------
Real Estate Loans:
  One- to- four family.................        $151,497     63.74%           $116,315        63.02%        $80,163       63.89%
  Home equity..........................          12,883      5.42               9,965          5.40          6,341         5.05
  Commercial...........................          51,409     21.63              37,918         20.54         26,701        21.28
  Construction.........................           7,116      2.99               8,737          4.73          2,224         1.77
Commercial.............................          12,792      5.38               9,826          5.32          8,001         6.38
Consumer ..............................           1,999       .84               1,808           .99          2,048         1.63
                                               --------   -------           ---------       -------       --------      -------
     Total.............................        $237,696    100.00%           $184,569       100.00%       $125,478      100.00%
                                                           ======                           ======                      ======
Less:
Deferred loan (costs) fees, net........              69                            89                           46
Allowance for possible loan losses.....           2,198                         1,737                        1,177
                                                -------                      --------                     --------
     Total loans, net..................        $235,429                      $182,743                     $124,255
                                                =======                       =======                      =======

                                                           At December 31,
                                         -----------------------------------------------------
                                                     2001                        2000
                                         ---------------------------- ------------------------
                                             Amount        Percent       Amount        Percent
                                         -------------
                                                          (Dollars in thousands)
Type of Loans:
Real Estate Loans:
  One- to- four family.................         $44,498        59.75%    $25,115         57.39%
  Home equity..........................           4,763         6.40       9,249         21.13
  Commercial...........................          15,463        20.77       3,078          7.03
  Construction.........................           1,236         1.66       1,606          3.67
Commercial.............................           5,971         8.02       2,799          6.39
Consumer ..............................           2,531         3.40       1,923          4.39
                                                -------       ------     -------        ------
     Total.............................         $74,462       100.00%    $43,770        100.00%
                                                              ======                    ======
Less:
Deferred loan (costs) fees, net........              25                       10
Allowance for possible loan losses.....             650                      344
                                                 ------                   ------
     Total loans, net..................         $73,787                  $43,416
                                                 ======                   ======


                                        4


LOAN MATURITY TABLES

     The following table sets forth by contractual maturity dates Nittany's loan portfolio  at  December  31,  2004.  The table does not include  prepayments  or scheduled principal repayments.

                                                         Due after
                                      Due within         1 through         Due after
                                        1 year            5 years           5 years           Total
                                        ------            -------           -------           -----
                                                              (In thousands)
Real Estate Loans:
  One- to- four family...........        $1,181              $2,500         $147,816        $151,497
  Commercial.....................         1,234               4,296           45,879          51,409
  Construction...................         1,363                  --            5,753           7,116
  Home equity....................         1,073               1,530           10,280          12,883
Commercial.......................         4,337               2,293            6,162          12,792
Consumer ........................           883               1,092               24           1,999
                                         ------              ------      -----------        --------
Total amount due.................       $10,071             $11,711         $215,914        $237,696
                                         ======              ======          =======         =======


         The following table sets forth the dollar amount of all loans due after
December 31, 2005,  classified by fixed  interest  rates or  floating/adjustable interest rates.

                                                                 Floating or
                                            Fixed Rates        Adjustable Rates       Total
                                            -----------        ----------------       -----
                                                                (In thousands)
One- to- four family...................      $51,215               $99,100           $150,315
Commercial real estate.................        8,485                41,691             50,176
Construction...........................           --                 5,753              5,753
Home equity............................        6,235                 5,576             11,811
Commercial.............................        3,920                 4,534              8,454
Consumer...............................          844                   272              1,116
                                              ------               -------            -------
         Total.........................      $70,699              $156,926           $227,625
                                              ======               =======            =======


     ONE- TO- FOUR FAMILY  LENDING.  Nittany's one- to- four family  residential mortgage  loans are secured by property  located in its market area. The Company generally  originates one- to four- family owner occupied  residential  mortgage loans in amounts  up to 90% (80% for  non-owner  occupied)  of the lesser of the appraised  value or selling price of the mortgaged  property  without  requiring mortgage insurance.  Additionally,  the Company generally originates and retains fixed rate and adjustable rate loans for retention in its portfolio.  Currently, the Company's  one- to four-family  owner  occupied loan  portfolio  consists of
15-year fixed rate loans and adjustable rate loans with fixed rate periods of up to 7 years  (three  or five  years  for  non-owner  occupied),  with  primarily, principal and interest calculated using a maximum 30 year (owner occupied) or 25 year (non-owner occupied) amortization period.

                                        5


     The Bank also provides  access to the  secondary  market for 15 and 30 year fixed rate  owner  occupied  residential  mortgages.  During  the year,  we also entered the PA Housing Finance Agency (PHFA) program for first time home buyers.

     All of the one- to- four family  mortgages  include "due on sale"  clauses, which  are  provisions  that  give  the  Company  the  right to  declare  a loan immediately  payable if the borrower sells or otherwise transfers an interest in the property to a third party.

     Property  appraisals on real estate  securing the  Company's  one- to- four family  residential  loans are made by state certified and licensed  independent appraisers  approved by the Board of  Directors.  Appraisals  are  performed  in
accordance   with  applicable   regulations  and  policies.   At  the  Company's
discretion,  title insurance is either obtained or, more commonly, an attorney's certificate of title is obtained on first mortgage real estate loans originated.
In some  instances,  a fee is charged  equal to a percentage  of the loan amount
(commonly referred to as points).

     COMMERCIAL  REAL  ESTATE  AND  COMMERCIAL   BUSINESS  LOANS.   The  Company
originates a  significantly  higher  percentage of commercial  real estate loans than the average savings bank. Commercial real estate loans are loans secured by commercial  real estate  (e.g.,  shopping  centers,  medical  buildings,  retail offices)  in the  Company's  market  area.  Commercial  real  estate  loans  are generally originated in amounts up to 80% of the appraised value of the property and are secured by improved  property  such as  residential  rental  properties,
office  buildings,   retail  stores,  warehouse,   church  buildings  and  other
non-residential  buildings,  most of which are located in the  Company's  market area.  Commercial  real estate  loans are  generally  made at rates which adjust above the  treasury  interest  rate and cost of funds rate or are balloon  loans with fixed  interest  rates which  generally  mature in three to five years with principal amortization for a period of up to 25 years.

     Commercial  business loans are  underwritten on the basis of the borrower's ability  to  service  such  debt  from  income.  Commercial  business  loans are generally  made to small and mid-sized  companies  located  within the Company's primary  lending  area.  In most  cases,  additional  collateral  of  equipment, accounts receivable,  inventory,  chattel or other assets is required before the
Company makes a commercial business loan. The Bank is an approved Small Business
Administration (SBA) lender.

     Loans secured by commercial  real estate and commercial  business loans are generally  larger and involve a greater degree of risk than one- to- four family
residential   mortgage   loans.   Of   primary   concern,   is  the   borrower's
creditworthiness  and the  feasibility  and cash flow  potential of the project.
Loans  secured by income  properties  are generally  larger and involve  greater risks than  residential  mortgage  loans  because  payments on loans  secured by income  properties are often dependent on successful  operation or management of the properties. As a result, repayment of such loans may be subject to a greater extent than  residential  real estate  loans to adverse  conditions  in the real estate market or the economy.

     CONSTRUCTION   LOANS.   The  Company   originates   loans  to  finance  the
construction of one- to- four family dwellings. Generally, construction loans to individuals  are made only if the Company  also makes the  mortgage  loan on the property.  Construction  loans to individuals are underwritten  similar to those for residential mortgage loans. The Company makes construction loans to builders on a limited

                                        6

basis.  Construction  loans to builders generally are lines of credit with terms of up to one year and  interest  rates which are  adjusted  with the Wall Street prime rate. These loans generally are adjustable rate loans.

     Construction  financing is generally  considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a  construction  loan is  dependent  largely upon the accuracy of the initial  estimate of the  property's  value at  completion of  construction  and development and the estimated cost (including interest) of construction.  During the  construction  phase,  a number of factors  could  result in delays and cost overruns.  If the estimate of  construction  costs proves to be inaccurate,  the
Company may be required to advance funds beyond the amount originally  committed to permit  completion of the development.  If the estimate of value proves to be inaccurate,  the Company may be  confronted,  at or prior to the maturity of the loan,  with a  project  having a value  which is  insufficient  to  assure  full repayment.

     CONSUMER.  The Company's  consumer loan portfolio includes various types of secured and unsecured consumer loans including home equity lines of credit, home equity term, personal loans, and automobile loans (new and used). Consumer loans generally have terms of one year to ten years,  some of which are at fixed rates and some of which have rates that adjust periodically.

     Consumer loans are advantageous to the Company because such loans generally have higher  rates of interest  and shorter  terms,  but they also  involve more credit risk than  residential  mortgage loans because of the higher potential of defaults and the difficulties involved in disposing of any collateral.

     LOAN  APPROVAL  AUTHORITY  AND  UNDERWRITING.  The Company has  established various lending limits for its officers and also maintains a loan committee. The loan committee is comprised of the Chairman of the Board, the President, and two
Executive Loan Officers and two non-employee  members of the Board of Directors.
The  President has authority to approve  applications  for mortgage  loans up to
$350,000, secured loans up to $200,000 and unsecured loans up to $10,000. Two of the  Executive  Loan  Officers have  authority to approve  mortgage  loans up to
$350,000,  secured  loans up to  $150,000  and  unsecured  loans up to  $10,000.
Additionally,  any two of the four  Executive  Loan Officers  have  authority to approve  applications for real estate loans up to $500,000,  secured loans up to
$300,000 and unsecured loans up to $50,000.  Personal banking officers generally have authority to approve loan  applications  up to $75,000,  depending upon the loan collateral and type of loan. The loan committee  considers all applications in excess of the authorized  lending limits of the employee  officers up to $1.5 million.  The entire  Board of  Directors  ratifies  all such loans and approves amounts in excess of $1.5 million.

     Upon receipt of a completed loan application from a prospective borrower, a credit report is ordered.  Income and certain other information is verified.  If necessary,  additional financial  information may be requested.  An appraisal or other  estimate of value of the real estate  intended to be used as security for the proposed  loan is obtained.  Appraisals  are  processed by  independent  fee appraisers.  Borrowers  also must  obtain  fire and  casualty  insurance.  Flood insurance  is also  required on loans  secured by property  that is located in a flood zone.

                                        7


     LOAN COMMITMENTS.  Commitments to extend credit are arrangements to lend to the customer as long as there is no violation of any  condition  established  in the loan  agreement.  These  commitments  are  comprised  primarily of available personal and commercial lines of credit,  undisbursed  construction funding, and various  loans  approved  but  not  yet  funded.  At  December  31,  2004,  loan commitments totaled $9.2 million.

NONPERFORMING AND PROBLEM ASSETS

     LOAN DELINQUENCIES. When a mortgage loan becomes 15 days past due, a notice of nonpayment is sent to the borrower.  If such payment is not received by month end, an additional notice of nonpayment is sent to the borrower.  After 60 days, if the  mortgage  loan  continues  to be  delinquent,  a notice of right to cure default  is sent to the  borrower  giving 30  additional  days to bring the loan current  before  foreclosure  is commenced.  If the mortgage loan continues in a delinquent  status  for 90 days  past due and no  repayment  plan is in  effect, foreclosure proceedings will be initiated.

     Loans are  reviewed  and are placed on a  non-accrual  status when the loan becomes more than 90 days  delinquent  or when, in the  Company's  opinion,  the collection of additional  interest is doubtful.  Interest  accrued and unpaid at the time a loan is  placed on  nonaccrual  status is  charged  against  interest income.  Subsequent  interest  payments,  if  any,  are  either  applied  to the outstanding  principal balance or recorded as interest income,  depending on the assessment of the ultimate collectibility of the loan.

     NON-PERFORMING  ASSETS.  The following  table sets forth  information  with respect to the Company's  non-performing  assets for the periods indicated.  The
Company has no loans  categorized  as troubled  debt  restructurings  within the meaning of the Statement of Financial  Accounting  Standards  ("SFAS") 15 and no
impaired loans within the meaning of SFAS 114, as amended by SFAS 118.

                                                                                           At December 31,
                                                                    ----------------------------------------------------------
                                                                      2004           2003        2002        2001        2000
                                                                      ----           ----        ----        ----        ----
                                                                                      (In Thousands)
Loans accounted for on a non-accrual basis
  Consumer..................................................          $   9          $ --        $ --         $ --        $ --
  Commercial................................................             34            --          --           --          --
  One-to-four-family........................................             --            56         165           --          42
                                                                       ----           ---         ---          ---         ---
Total non-accrual loans.....................................          $  43          $ 56        $165         $ --        $ 42
                                                                       ====           ===         ===          ===         ===
Accruing loans which are contractually past due 90
days or more:
  One-to-four family........................................          $  --          $ --        $ --         $210        $ --
  Commercial real estate....................................             --            --          --           --          --
  Home equity...............................................             --            --          --           --          --
  Construction..............................................             --            --          --           --          --
  Commercial................................................             --            --          --           --          --
  Consumer..................................................             --            --          --           --          --
                                                                       ----           ---         ---          ---         ---
Total.......................................................          $  --          $ --        $ --         $210        $ --
                                                                       ====           ===         ===          ===         ===
Real estate owned...........................................             --          $ --        $ --         $ --        $ --
                                                                       ----           ---         ---          ---         ---
Total non-performing assets.................................          $  43          $ 56        $165         $210        $ 42
                                                                       ====           ===         ===          ===         ===
Total non-accrual and accrual loans to net loans............           0.02%         0.03%       0.13%        0.28%       0.09%
                                                                       ====          ====        ====         ====        ====
Total non-performing assets to total assets.................           0.01%         0.02%       0.09%        0.17%       0.06%
                                                                       ====          ====        ====         ====        ====


                                       8

     CLASSIFIED ASSETS.  Management,  in compliance with regulatory  guidelines, has instituted an internal loan review program,  whereby loans are classified as special  mention,  substandard,  doubtful or loss.  When a loan is classified as substandard or doubtful  management is required to establish a general valuation reserve for loan losses in an amount that is deemed prudent.  General allowances represent loss allowances which have been established to recognize inherent risk associated with lending activities, but which, unlike specific allowances,  have not been allocated to particular  problem assets.  When management  classifies a loan as a loss asset, a reserve equal to 100% of the loan balance is required to be established or the loan is to be charged-off.

     An asset is considered "substandard" if it is inadequately protected by the paying capacity and net worth of the obligor or the collateral  pledged, if any.
"Substandard"  assets include those characterized by the "distinct  possibility"
that the insured  institution  will sustain "some loss" if the  deficiencies are not  corrected.  Assets  classified  as  "doubtful"  have all of the  weaknesses inherent in those classified  "substandard," with the added  characteristic that the  weaknesses  present  make  "collection  or  liquidation  in full,"  "highly questionable  and  improbable,"  on  the  basis  of  currently  existing  facts, conditions,  and  values.  Assets  classified  as "loss"  are  those  considered
"uncollectible"  and of such  little  value  that  their  continuance  as assets without the  establishment  of a specific loss reserve is not warranted.  Assets which do not currently expose the insured  institution to a sufficient degree of risk to  warrant  classification  in one of the  aforementioned  categories  but
possess  credit  deficiencies  or  potential   weaknesses  are  required  to  be
designated "special mention" by management.

     The  following  table  sets  forth  the  Company's   classified  assets  in
accordance with its classification system.

                                                             At December 31,
                                     -----------------------------------------------------------
                                      2004           2003         2002          2001        2000
                                     ------         -----         -----        -----       -----
                                                             (In thousands)
Special Mention..................      $449        $2,366        $1,911       $1,697     $    42
Substandard......................       152            --            --           --           -
Doubtful.........................        --            --            --           --          --
Loss.............................        --            56           165           --          --
                                     ------         -----         -----        -----       -----
                                    $   601        $2,422        $2,076       $1,697      $   42
                                     ======         =====         =====        =====       =====


     ALLOWANCES  FOR LOAN LOSSES.  The  Company's  allowance  for loan losses is intended to be  maintained  at a level  sufficient  to absorb all  estimable and probable losses inherent in the loans receivable portfolio. In determining,  the appropriate level of the allowance for loan losses and,  accordingly,  the level of the  provision  for loan  losses,  management  reviews  its loans  receivable portfolio  on at least a  monthly  basis,  taking  into  account:  (i) known and inherent risks in the  portfolio,  (ii) adverse  situations  that may affect the borrower's  ability  to  repay,  (iii)  the  estimated  value of any  underlying collateral, and (iv) current economic conditions.

                                       9
         The Company  monitors its allowance for loan losses and makes additions to the allowance as economic conditions  dictate.  The allowance for loan losses is maintained at a level that represents  management's  best estimates of losses in the loan  portfolio  at the  balance  sheet  date.  However,  there can be no assurance  that the  allowance for losses will be adequate to cover losses which may be realized in the future and that additional provisions for losses will not be required.

         The  following  table  sets  forth  information  with  respect  to  the
Company's allowance for loan losses at the dates indicated.

                                                                                 At December 31,
                                                      -------------------------------------------------------------------
                                                        2004            2003            2002           2001          2000
                                                       ------          ------          ------         ------        -----
                                                                             (Dollars In Thousands)

Total loans outstanding...........................    $237,696        $184,569       $125,478        $74,462       $43,770
                                                       -------         =======        =======         ======        ======
Average loans outstanding.........................    $212,233        $154,404       $ 98,013        $54,324       $35,560
                                                       =======         =======        =======         ======        ======

Allowance balance at beginning of period..........   $   1,737        $  1,177       $    650        $   343      $    187
Provision:
Real estate loans.................................         533             593            543            273           126
Commercial........................................          --              --             --             35            11
Consumer..........................................          --              --             --             13            20
                                                       -------         -------        -------         ------        ------
                                                           533             593            543            321           157
                                                       -------         -------        -------         ------        ------
Charge-offs:
Real estate loans.................................          64              (8)            (2)            --            --
Commercial........................................          12             (10)            (5)            --            --
Consumer..........................................          23             (18)           (22)           (14)           (3)
                                                       -------         -------        -------         ------        ------
                                                            99             (36)           (29)           (14)           (3)
                                                       -------         -------        -------         ------        -----
Recoveries:
Real estate loans.................................          25              --             --             --            --
Commercial........................................          --              --             --             --            --
Consumer..........................................           2               3             13             --             2
                                                       -------         -------        -------         ------        ------
                                                            27               3             13             --             2
                                                       -------         -------        -------         ------        ------
Allowance balances at end of period...............    $  2,198        $  1,737       $  1,177        $   650       $   343
                                                       =======         =======        =======         ======        ======
Allowance for loan losses as a percent of total
loans outstanding..................................       0.92%           0.94%          0.94%          0.87%         0.79%
                                                       =======         =======        =======         ======        ======
Net loans charged off as percent of average
loans outstanding..................................       0.05%           0.02%          0.04%          0.03%         0.02%
                                                       =======         =======        =======         ======        ======


                                       10

     The following  table  illustrates  the allocation of the allowance for loan losses for each category of loan for the dates indicated.  The allocation of the allowance to each category is not  necessarily  indicative of future loss in any particular  category and does not restrict the Company's use of the allowance to absorb losses in other loan categories.

                                                                             At December 31,
                              -----------------------------------------------------------------------------------------------
                                            2004                             2003                             2002
                              -----------------------------        --------------------------      --------------------------
                                                Percent of                        Percent of                      Percent of
                                                 Loans in                          Loans in                        Loans in
                                                   Each                              Each                            Each
                                                Category to                       Category to                     Category to
                                 Amount         Total Loans         Amount        Total Loans      Amount         Total Loans
                                 ------        ------------        --------      ------------      ------        ------------
                                                                    (Dollars In Thousands)
Type of Loans:
Real Estate Loans:
    One- to- four family.....   $1,401             63.74%          $1,083           63.02%        $  575             63.89%
    Commercial...............      476             21.63              327           20.54            360             21.28
    Construction.............       66              2.99              102            4.73             21              1.77
    Home equity..............      119              5.42               94            5.40             72              5.05
Commercial...................      118              5.38               93            5.32             66              6.38
Consumer.....................       18               .84               17             .99             16              1.63
Unallocated..................       --                --               21              --             67                --
                                 -----            ------            ------         ------          -----            ------
           Total.............   $2,198            100.00%          $1,737          100.00%        $1,177            100.00%
                                 =====            ======            =====          ======          =====            ======

                                                    At December 31,
                              -------------------------------------------------------------
                                           2001                             2000
                              -----------------------------    ----------------------------
                                                Percent of                     Percent of
                                                 Loans in                       Loans in
                                                   Each                           Each
                                                Category to                    Category to
                                 Amount         Total Loans       Amount       Total Loans
                                 ------         -----------       ------       -----------
Type of Loans:
Real Estate Loans:
    One- to- four family.....     $298            59.75%          $133            57.39%
    Commercial...............      138            20.77            106            21.13
    Construction.............       10             1.66             19             3.67
    Home equity..............       36             6.40             23             7.03
Commercial...................       66             8.02             28             6.39
Consumer.....................       23             3.40             34             4.39
Unallocated..................       79               --             --               --
                                  ----           ------           ----           ------
           Total.............     $650           100.00%         $ 343           100.00%
                                   ===           ======           ====           ======


                                       11

INVESTMENT ACTIVITIES

     The Company is required  under federal  regulation to maintain a sufficient level of liquid assets (including  specified  short-term  securities and certain other  investments),  as determined  by management  and defined and reviewed for adequacy by the OTS during its regular examinations.  The level of liquid assets varies depending upon several factors,  including:  (i) the yields on investment alternatives,  (ii)  judgment  as to  the  attractiveness  of  the  yields  then available in relation to other opportunities,  (iii) expectation of future yield levels, and (iv) projections as to the short-term demand for funds to be used in
loan  origination  and  other  activities.   Investment  securities,   including
mortgage-backed  securities,  are classified at the time of purchase, based upon management's  intentions  and  abilities,  as  securities  held to  maturity  or securities  available  for sale.  Debt  securities  acquired with the intent and ability to hold to maturity are classified as held to maturity and are stated at cost and adjusted for  amortization of premium and accretion of discount,  which are  computed  using the level yield method and  recognized  as  adjustments  of interest income.  All other debt securities are classified as available for sale to serve principally as a source of liquidity.

     Current   regulatory  and  accounting   guidelines   regarding   investment
securities  require the Company to categorize  securities as "held to maturity,"
"available  for sale" or  "trading."  As of December 31,  2004,  the Company had securities  classified  as "held to maturity"  and  "available  for sale" in the amount of $37.5  million and $2.1 million,  respectively,  and had no securities classified as  "trading."  Securities  classified  as  "available  for sale" are reported  for  financial  reporting  purposes at the fair market  value with net changes  in the  market  value  from  period to period  included  as a  separate component of  stockholders'  equity,  net of income taxes. At December 31, 2004, the Company's securities available for sale had net unrealized losses of $6,000.
These net unrealized  gains/losses  reflect  normal market  conditions and vary, either positively or negatively, based primarily on changes in general levels of market  interest rates  relative to the yields on the portfolio.  Changes in the market  value of  securities  available  for sale do not  affect  the  Company's income.  In addition,  changes in the market value of  securities  available for sale do not affect the Bank's regulatory capital requirements or its loan-to-one borrower limit.

     At December 31, 2004,  the Company's  investment  portfolio  policy allowed investments in instruments  such as: (i) U.S.  Treasury  obligations,  (ii) U.S.
federal agency or federally sponsored agency obligations,  (iii) local municipal
obligations,   (iv)  mortgage-backed  securities,  (v)  collateralized  mortgage obligations,  (vi) banker's acceptances,  (vii) certificates of deposit,  (viii)
equity securities,  and (ix) investment grade corporate bonds,  commercial paper
and  mortgage  derivative  products.   The  Board  of  Directors  may  authorize
additional investments.

     As  a  source  of  liquidity  and  to  supplement  the  Company's   lending
activities, the Company has invested in residential  mortgage-backed securities.
Mortgage-backed  securities can serve as collateral for borrowings and,  through repayments,  as a source of liquidity.  Mortgage-backed  securities  represent a participation  interest in a pool of  single-family  or other type of mortgages.
Principal  and  interest  payments  are passed  from the  mortgage  originators, through  intermediaries  (generally quasi- governmental  agencies) that pool and repackage the participation  interests in the form of securities,  to investors, like the  Company.  The  quasi-governmental  agencies  guarantee  the payment of principal  and  interest to  investors  and include the  FreddieMac,  Government
National Mortgage Association ("GinnieMae"), and FannieMae.

     Mortgage-backed  securities  typically  are issued  with  stated  principal amounts.  The  securities  are backed by pools of mortgages that have loans with interest rates that are within a set range and

                                       12

have varying  maturities.  The  underlying  pool of mortgages can be composed of either fixed rate or adjustable rate mortgage loans.  Mortgage-backed securities are generally referred to as mortgage participation certificates or pass-through certificates.  The interest rate risk  characteristics of the underlying pool of mortgages  (i.e.,  fixed rate or adjustable  rate) and the prepayment  risk, are passed on to the certificate holder. The life of a mortgage-backed  pass-through security is equal to the life of the underlying  mortgages.  Expected maturities will differ from contractual  maturities due to scheduled repayments and because borrowers  may have the  right to call or  prepay  obligations  with or  without prepayment  penalties.  Mortgage-backed  securities  issued  by  FreddieMac  and
GinnieMae make up a majority of the pass-through certificates market.

     The  Company  also  invests  in  mortgage-related   securities,   primarily
collateralized mortgage obligations ("CMOs"),  issued or sponsored by GinnieMae,
FannieMae,  FreddieMac,  as well as  private  issuers.  CMOs  are a type of debt security that aggregates pools of mortgages and  mortgage-backed  securities and creates  different  classes  of  CMO  securities  with  varying  maturities  and amortization  schedules  as well as a residual  interest  with each class having different risk  characteristics.  The cash flows from the underlying  collateral are usually divided into "tranches" or classes whereby  tranches have descending priorities with respect to the distribution of principal and interest  repayment of the underlying  mortgages and mortgage- backed  securities as opposed to pass through mortgage-backed  securities where cash flows are distributed pro rata to all security holders. Unlike mortgage-backed  securities from which cash flow is received and prepayment risk is shared pro rata by all securities holders,  cash flows from the mortgages and mortgage backed securities underlying CMOs are paid in  accordance  with a  predetermined  priority  to  investors  holding  various tranches of such  securities or obligations.  A particular  tranche or class may carry  prepayment  risk  which  may be  different  from  that of the  underlying collateral  and other  tranches.  CMOs  attempt to  moderate  reinvestment  risk
associated  with   conventional   mortgage-backed   securities   resulting  from
unexpected prepayment activity.

     SECURITIES PORTFOLIO.  The following table sets forth the carrying value of the Company's securities portfolio at the dates indicated:

                                                                                   At December 31,
                                                                    ---------------------------------------------
                                                                         2004             2003             2002
                                                                       ------            ------            ------
                                                                                      (In Thousands)
Securities available for sale:
  Corporate securities............................................   $    664           $ 1,648           $ 1,628
  Collateralized mortgage obligations.............................         --                --               220
  Mortgage-backed securities......................................      1,306             2,357             4,082
  Equity securities...............................................        114                69                94
Securities held to maturity:
  U.S. government agency securities...............................     10,603             8,762            13,068
  Collateralized mortgage obligations.............................      1,192             1,130             3,464
  Corporate Securities............................................         --               500               511
  Mortgage-backed securities......................................     10,891            13,570            20,777
  Obligations of States and Political subdivisions................     14,806            15,284                --
                                                                       ------            ------            ------
Total investment securities.......................................    $39,576           $43,320           $43,844
                                                                       ======            ======            ======


                                       13

         The  following  table sets forth  information  regarding  the scheduled maturities,  amortized cost,  estimated fair values, and weighted average yields for the  Company's  investment  securities  portfolio  at  December  31, 2004 by contractual maturity. The following table does not include equity securities nor takes into  consideration the effects of scheduled  repayments or the effects of possible prepayments.

                                                                   As of December 31, 2004
                                  --------------------------------------------------------------------------------------
                                            Within                      More than                   More than
                                           One Year                 One to Five Years           Five to Ten Years
                                  --------------------------- ---------------------------- ---------------------------
                                    Amortized      Average      Amortized       Average      Amortized      Average
                                      Cost          Yield         Cost           Yield         Cost          Yield
                                  ------------- ------------- -------------  ------------- ------------- -------------
                                                                  (Dollars in thousands)
U.S. government agency
     securities.................       $500         4.45%        $2,004          2.21%        $7,099         3.65%
Corporate securities............         --           --             --            --             --           --
Collateralized mortgage
     obligations................         --           --             --            --            838         4.48
Mortgage-backed
     securities.................         --           --          3,072          4.38          3,040         4.66
Obligations of States and
political subdivisions..........         --           --             --            --          6,531         3.17
                                        ---                       -----                       ------
   Total investment
     securities.................       $500         4.45%        $5,076          3.52%       $17,508         3.69%
                                        ===                       =====                       ======

                                                      As of December 31, 2004
                                  ------------------------------------------------------------------
                                      More than Ten Years           Total Investment Securities
                                  --------------------------- --------------------------------------
                                    Amortized      Average      Amortized       Average       Market
                                      Cost          Yield         Cost           Yield         Value
                                  ------------- ------------- -------------  ------------  ---------
                                                                  (Dollars in thousands)
U.S. government agency
     securities.................     $1,000         6.25%       $10,603         3.67%        $10,615
Corporate securities............        681         3.32            681         3.32             664
Collateralized mortgage
     obligations................        354         4.08          1,192         4.36           1,193
Mortgage-backed
     securities.................      6,090         3.24         12,202         3.88          12,276
Obligations of States and
political subdivisions..........      8,275         3.31         14,806         3.25          14,723
                                     ------                      ------                       ------
   Total investment
     securities.................    $16,400         3.48%       $39,484         3.59%        $39,471
                                     ======                      ======                       ======


                                       14

SOURCES OF FUNDS

     Deposits are the Company's  major external  source of funds for lending and other investment  purposes.  Funds are also derived from the receipt of payments on loans and  prepayment of loans and  maturities of investment  securities  and mortgage-backed  securities  and,  to  a  much  lesser  extent,  borrowings  and operations.  Scheduled loan principal  repayments are a relatively stable source
of  funds,   while  deposit  inflows  and  outflows  and  loan  prepayments  are significantly influenced by general interest rates and market conditions.

     DEPOSITS.  Consumer and commercial deposits are attracted  principally from within the Company's  market area through the offering of a selection of deposit instruments including checking and savings accounts,  money market accounts, and term certificate accounts. IRA accounts are also offered.  Deposit account terms vary according to the minimum balance  required,  the time period the funds must remain on deposit, and the interest rate.

     The interest rates paid by the Company on deposits are set at the direction of senior  management.  Interest  rates are  determined  based on the  Company's liquidity  requirements,  interest rates paid by the Company's competitors,  and
the  Company's   growth  goals  and  applicable   regulatory   restrictions  and
requirements. At December 31, 2004, the Company had no brokered deposits.

     The  following  table  indicates the amount of  certificates  of deposit of
$100,000 or more by time remaining until maturity as of December 31, 2004.

                                               Certificates
Maturity Period                                of Deposits
---------------                                -----------
                                             (In thousands)

Within three months                             $   798
Three through six months                            454
Six through twelve months                           776
Over twelve months                                4,240
                                                 ------
                                                 $6,268
                                                 ======

     BORROWINGS.  The Company may obtain advances  (borrowings) from the FHLB of
Pittsburgh  ("FHLB") to supplement its supply of lendable  funds.  Advances from the FHLB are secured by investments  held in safe keeping at the FHLB. Each FHLB credit program has its own interest rate, which may be fixed or adjustable,  and range of maturities. If the need arises, the Company may also access the Federal
Reserve Bank  discount  window to supplement  the  Company's  supply of lendable funds and to meet deposit withdrawal requirements.  The Company also enters into cash management  arrangements with commercial deposit customers and places those liabilities on the balance sheet in the form of repurchase or "sweep  accounts."
At December 31, 2004, there were $2.4 million in these accounts.

                                       15

     The following table sets forth information concerning short-term borrowings during the periods indicated.

                                                                        At or For the Periods Ended
                                                                                December 31,
                                                                    ---------------------------------
                                                                      2004        2003         2002
                                                                    -------     --------      -------
                                                                         (Dollars in Thousands)
Cash Management Repos and FHLB advances:
  Ending balance ..............................................     $14,838       $4,789      $1,141
  Average balance during the year..............................      10,968        5,334       8,450
  Maximum month-end balance during the year....................      23,792        8,429       9,232
  Average interest rate during the year........................       1.95%        2.54%       2.35%
  Weighted average rate at year end............................       2.76%        2.55%       2.64%


RETURN ON EQUITY AND ASSETS RATIOS

                                                                        At or For the Periods Ended
                                                                                December 31,
                                                                    ---------------------------------
                                                                      2004        2003         2002
                                                                    -------     --------      -------
Equity to Asset Ratio..........................................       5.90%       5.96%        5.51%
Return on Average Equity.......................................      17.12       12.94         9.47
Return on Average Assets.......................................       1.01        0.75         0.57
Dividend Payout Ratio..........................................         --          --           --


EMPLOYEES

     At December 31, 2004,  the Company had 59 full-time  equivalent  employees.
None of the employees are  represented  by a collective  bargaining  group.  The
Company believes that its relationship with its employees is good.

REGULATION

     Set forth below is a brief  description of certain laws which relate to the regulation of the Company and the Bank. The  description  does not purport to be complete and is qualified  in its entirety by reference to  applicable  laws and regulations.

REGULATION OF THE COMPANY

     GENERAL.  The Company is a unitary savings and loan holding company subject to regulatory oversight by the OTS. As such, the Company is required to register and file reports with the OTS and

                                       16

is subject to regulation and  examination  by the OTS. In addition,  the OTS has
enforcement   authority  over  the  Company  and  its  non-savings   association
subsidiaries,  should such subsidiaries be formed,  which authority also permits the OTS to restrict or prohibit  activities  that are determined to be a serious risk to the subsidiary  savings  association.  This  regulation and oversight is intended  primarily for the protection of the depositors of the Bank and not for the benefit of stockholders of the Company.

     As a unitary savings and loan holding company, the Company generally is not
subject   to  any   restrictions   on  its   business   activities.   While  the
Gramm-Leach-Bliley  Act (the "GLB Act")  terminated the "unitary  thrift holding company"  exemption  from  activity  restrictions  on a prospective  basis,  the
Company enjoys  grandfathered status under this provision of the GLB Act because it acquired the Bank prior to May 4, 2000. As a result,  the  Company's  freedom from activity restrictions as a unitary savings and loan holding company was not affected by the GLB Act.  However,  if the Company were to acquire control of an additional  savings  association,  its business  activities  would be subject to restriction under the Home Owners' Loan Act. Furthermore, if the Company were in the future to sell control of the Bank to any other company,  such company would not succeed to the Company's grandfathered status under the GLB Act and would be subject to the same activity  restrictions.  The  continuation  of the Company's exemption from restrictions on business activities as a unitary savings and loan holding company is also subject to the Company's  continued  compliance with the
Qualified  Thrift Lender ("QTL") test. See "- Regulation of the Bank - Qualified
Thrift Lender Test."

     RECENT LEGISLATION TO CURTAIL CORPORATE ACCOUNTING IRREGULARITIES.  On July
30, 2002,  President  Bush signed into law the  Sarbanes-Oxley  Act of 2002 (the
"Act").  The  Securities  and Exchange  Commission  (the "SEC") has  promulgated certain regulations  pursuant to the Act and will continue to propose additional implementing  or clarifying  regulations as necessary in furtherance of the Act.
The  passage  of the Act  and the  regulations  implemented  by the SEC  subject
publicly-traded   companies  to  additional   and  more   cumbersome   reporting
regulations   and  disclosure.   Compliance  with  the  Act  and   corresponding
regulations may increase the Company's expenses.

REGULATION OF THE BANK

     GENERAL. Set forth below is a brief description of certain laws that relate to the regulation of the Bank. The  description  does not purport to be complete
and  is  qualified  in  its  entirety  by  reference  to  applicable   laws  and
regulations.  As a federally chartered,  SAIF-insured  savings association,  the
Bank is subject  to  extensive  regulation  by the OTS and the  Federal  Deposit
Insurance  Corporation  ("FDIC").  Lending activities and other investments must comply with various federal statutory and regulatory  requirements.  the Bank is also subject to certain reserve requirements  promulgated by the Federal Reserve
Board.

     The  OTS  regularly   examines  the  Bank  and  prepares  reports  for  the
consideration  of the Bank's  Board of Directors  on any  deficiencies  that are found in the Bank's operations.  The Bank's relationship with its depositors and borrowers  is also  regulated  to a great  extent  by  federal  and  state  law, especially in such matters as the ownership of savings accounts and the form and content of the Bank's mortgage documents.

     The Bank must file  reports  with the OTS  concerning  its  activities  and financial  condition,  in addition to obtaining  regulatory  approvals  prior to entering into certain transactions such as mergers with or acquisitions of other savings institutions. This regulation and supervision establishes a

                                       17

comprehensive  framework of activities in which an institution can engage and is intended primarily for the protection of the SAIF and depositors. The regulatory
structure  also  gives  the  regulatory   authorities  extensive  discretion  in
connection with their  supervisory  and  enforcement  activities and examination policies,  including  policies with respect to the  classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.

     INSURANCE OF DEPOSIT  ACCOUNTS.  The deposit  accounts held by the Bank are insured by the SAIF to a maximum of $100,000 for each insured member (as defined by law and regulation). Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound  condition  to  continue  operations  or has  violated  any applicable law, regulation,  rule, order or condition imposed by the FDIC or the institution's primary regulator.

     The Bank is required to pay insurance premiums based on a percentage of its insured  deposits to the FDIC for  insurance of its deposits by the SAIF.  Under the  risk-based  system  established by the FDIC for setting  deposit  insurance premiums,  for the first six months of 2004, the insurance  assessment rates for
SAIF-member institutions is from 0% to .27% of insured deposits on an annualized basis,  with the assessment  rate for most savings  institutions  set at 0%. The
Bank  currently  qualifies for the lowest  assessment  rate under the risk-based
assessment  system  and,   accordingly,   did  not  pay  any  deposit  insurance
assessments during the past fiscal year.

     In addition,  all  FDIC-insured  institutions are required through the year
2017 to pay assessments to the FDIC to fund interest payments on bonds issued by the  Financing  Corporation  ("FICO"),  an  agency  of  the  Federal  government established to recapitalize  the predecessor to the SAIF. For calendar 2004, the average annual assessment rate was .00365% of insured deposits.

     LOANS TO ONE BORROWER.  A savings association may not make a loan or extend credit  to a single  or  related  group of  borrowers  in  excess  of 15% of the associations's unimpaired capital and surplus. An additional amount may be lent, equal to 10% of the unimpaired capital and surplus, under certain circumstances.
At December 31, 2004, the Company's  lending limit for loans to one borrower was approximately  $2.9 million and the Company had no outstanding  commitments that exceeded the loans to one borrower limit at the time originated or committed.

     REGULATORY CAPITAL  REQUIREMENTS.  OTS capital  regulations require savings institutions to meet three capital standards: (1) tangible capital equal to 1.5%
of  total  adjusted  assets,  (2)  core  capital  equal  to at least 3% of total adjusted assets for savings  institutions  that receive the highest  supervisory rating for safety and  soundness and 4% of total  adjusted  assets for all other thrifts,  and (3) risk-based capital equal to 8% of total risk-weighted  assets.
At December 31, 2004,  the Bank was in compliance  with its  regulatory  capital requirements.

     For purposes of the OTS capital regulations, tangible capital is defined as core capital less all intangible  assets,  except for certain mortgage servicing rights,  and less certain  investments.  Core,  or Tier 1, capital is defined as
common  stockholders'  equity,   noncumulative  perpetual  preferred  stock  and
minority interests in the equity accounts of consolidated subsidiaries,  certain nonwithdrawable accounts and pledged deposits of mutual savings associations and qualifying supervisory goodwill,  less nonqualifying  intangible assets, certain mortgage servicing rights and certain investments.

                                       18

     The  risk-based  capital  standard  for savings  institutions  requires the
maintenance  of  total  risk-based  capital  of  8%  of  risk-weighted   assets.
Risk-based  capital  equals  the  sum of core  and  supplementary  capital.  The components  of  supplementary  capital  include,  among other items,  cumulative perpetual preferred stock,  perpetual  subordinated debt, mandatory  convertible subordinated debt, intermediate-term preferred stock, general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted  assets,  and up to 45% of unrealized gains on equity securities.  Overall, supplementary capital is limited to 100% of core capital.  A savings  association  must  calculate its risk-weighted  assets by multiplying  each asset and  off-balance  sheet item by various risk factors as determined  by the OTS,  which range from 0% for cash to
100% for delinquent  loans,  property acquired through  foreclosure,  commercial loans, and other assets.

     In addition to the above regulatory capital requirements,  the OTS's prompt corrective action regulation  classifies savings  associations by capital levels and  provides  that the OTS will  take  various  corrective  actions,  including imposing significant operational restrictions,  against any thrift that fails to meet  the  regulation's  capital  standards.  Under  this  regulation,  a  "well capitalized"  savings  association  is one that has a total  risk-based  capital ratio of at least 10%, a Tier 1  risk-based  capital  ratio of at least 6% and a leverage  capital  ratio  of 5%,  and is not  subject  to any  capital  order or directive.  A thrift is deemed  "adequately  capitalized"  category  if it has a total risk-based capital ratio of at least 8%, a Tier 1 risk-based capital ratio of at least 4%, and a leverage capital ratio of at least 4%.  Institutions  with lower  capital  levels  are  deemed  to  be  "undercapitalized,"  "significantly undercapitalized" or "critically  undercapitalized,"  depending on their capital levels. A thrift that falls within any of the three undercapitalized  categories is subject to severe  regulatory  sanctions under the prompt  corrective  action regulation. At December 31, 2004, the Bank was classified as "well capitalized."

     DIVIDEND  AND  OTHER  CAPITAL  DISTRIBUTION  LIMITATIONS.  The OTS  imposes various  restrictions or requirements on the ability of savings  institutions to make capital distributions, including cash dividends.

     A savings association,  such as the Bank, that is a subsidiary of a savings and loan holding  company must file an  application  or a notice with the OTS at least 30 days before making a capital distribution. Savings associations are not required to file an application  for  permission to make a capital  distribution and need only file a notice if the  following  conditions  are met: (1) they are eligible for expedited  treatment under OTS  regulations,  (2) they would remain adequately capitalized after the distribution,  (3) the annual amount of capital distribution  does not exceed net income for that year to date added to retained net income for the two preceding years, and (4) the capital  distribution  would not violate any  agreements  between the OTS and the savings  association or any
OTS regulations. Any other situation would require an application to the OTS.

     The OTS may  disapprove an  application  or notice if the proposed  capital
distribution   would:  (i)  make  the  savings   association   undercapitalized,
significantly  undercapitalized,  or  critically  undercapitalized;  (ii)  raise safety  or  soundness  concerns;  or (iii)  violate  a  statue,  regulation,  or agreement  with  the OTS (or  with  the  FDIC),  or a  condition  imposed  in an
OTS-approved application or notice.

     QUALIFIED THRIFT LENDER TEST. Federal savings institutions must meet one of two  Qualified  Thrift  Lender  ("QTL")  tests.  To  qualify as a QTL, a savings institution must either (i) be deemed a "domestic building and loan association"
under the Internal Revenue Code by maintaining at least 60%

                                       19

of its total  assets in  specified  types of  assets,  including  cash,  certain government securities,  loans secured by and other assets related to residential real property,  educational loans and investments in premises of the institution or (ii) satisfy the statutory QTL test set forth in the Home Owner's Loan Act by maintaining at least 65% of its "portfolio assets" in  certain"Qualified  Thrift
Investments". Qualified Thrift Investments consist primarily of an institution's
residential   mortgage  loans  and  other  loans  and  investments  relating  to residential  real  estate and  manufactured  housing and also  include  student, credit card and small business loans,  stock issued by a Federal Home Loan Bank, the FreddieMac and the FannieMae,  and other enumerated  assets. For purposes of the  statutory  QTL test,  portfolio  assets are defined as total  assets  minus intangible assets,  property used by the institution in conducting its business, and liquid  assets  equal to 10% of total  assets.  A savings  institution  must maintain its status as a QTL on a monthly basis in at least nine out of every 12 months.  A failure to qualify  as a QTL would  result in a number of  sanctions, including certain operating restrictions.  At December 31, 2004, the Bank was in compliance  with its QTL  requirement,  with  71.9% of its  assets  invested  in
Qualified Thrift Investments.

     FEDERAL  HOME  LOAN  BANK  SYSTEM.  The  Bank is a  member  of the  FHLB of
Pittsburgh which is one of 12 regional FHLBs that administers the home financing credit  function  of  savings  associations.  Each FHLB  serves as a reserve  or central bank for its members within its assigned region.  It is funded primarily from  proceeds  derived from the sale of  consolidated  obligations  of the FHLB
System.  It makes loans to members (i.e.,  advances) in accordance with policies and procedures established by the Board of Directors of the FHLB.

     As a member,  the Bank is required to purchase  and  maintain  stock in the
FHLB  of  Pittsburgh  in an  amount  based  on  maximum  borrowing  capacity  as determined by FHLB and the Bank's  advances from the FHLB. At December 31, 2004, the Bank was in compliance with this requirement.

     FEDERAL RESERVE  SYSTEM.  The Federal Reserve Board requires all depository institutions  to maintain  non-interest  bearing  reserves at  specified  levels against  their  transaction  accounts  (primarily  checking,  NOW, and Super NOW checking  accounts) and non-personal time deposits.  The balances  maintained to meet the reserve  requirements  imposed by the Federal Reserve Board may be used to satisfy the liquidity  requirements  that are imposed by the OTS. At December
31,  2004,  the  Bank  was  in  compliance  with  these  Federal  Reserve  Board requirements.

                                       20

ITEM 2. DESCRIPTION OF PROPERTY
-------------------------------

     (a) PROPERTY.

     The Company  operates  from five  offices and six ATMs:  Set forth below is information about our offices.

                                                                  Year Leased or
    Locations                           Leased or Owned              Acquired
    ---------                           ---------------           --------------
Main Office:
------------
116 East College Avenue                      Leased                   1999
State College, Pennsylvania

Branch Offices:
---------------
1276 North Atherton                          Leased                   1999
State College, Pennsylvania
1900 South Atherton                          Leased                   2003
State College, Pennsylvania
2541 East College Avenue                      Owned                   2002
State College, Pennsylvania
125 North Allegheny Street                   Leased                   2004
Bellefonte, Pennsylvania
(Opened February 2005)


     (b) INVESTMENT POLICIES.

     See "Item 1.  Business"  above for a general  description  of the Company's investment  policies and any  regulatory  or Board of  Directors'  percentage of assets  limitations  regarding certain  investments.  The Bank's investments are primarily acquired to produce income,  and to a lesser extent,  possible capital gain.

     (1)  INVESTMENTS  IN REAL ESTATE OR INTERESTS IN REAL ESTATE.  See "Item 1.
Business - Lending Activities and - Regulation of the Bank."

     (2) INVESTMENTS IN REAL ESTATE  MORTGAGES.  See "Item 1. Business - Lending
Activities and - Regulation of the Bank."

     (3) INVESTMENTS IN SECURITIES OF OR INTERESTS IN PERSONS  PRIMARILY ENGAGED
IN REAL ESTATE  ACTIVITIES.  See "Item 1.  Business - Lending  Activities  and -
Regulation of the Bank."

                                       21

     (c) DESCRIPTION OF REAL ESTATE AND OPERATING DATA. Not applicable.

ITEM 3. LEGAL PROCEEDINGS
-------------------------

     There are various  claims and lawsuits in which the Company or the Bank are periodically involved, such as claims to enforce liens, condemnation proceedings on properties in which the Bank holds security  interests,  claims involving the making and servicing of real property  loans,  and other issues  incident to the
Bank's business. In the opinion of management, no material loss is expected from any of such pending claims or lawsuits.

ITEM  4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
-------------------------------------------------------------

     No matter was submitted to a vote of security  holders during the Company's fourth quarter of the fiscal year.

                                     PART II

ITEM 5.  MARKET FOR COMMON  EQUITY AND  RELATED  STOCKHOLDER  MATTERS  AND SMALL
BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

     (a) The  Company's  common stock is quoted on the OTC  Electronic  Bulletin
Board under the symbol  "NTNY." E.E.  Powell & Co., Hill Thompson  Magid,  L.P.,
Knight Securities, L.P., Monroe Securities, Inc., Pershing Trading Company, L.P.
and Ryan Beck & Co. have all acted as market makers for the common stock.  These market  makers  have no  obligation  to make a market for the  Company's  common stock, and they may discontinue making a market at any time.

     The  information in the following  table indicates the high and low closing prices  for the common  stock,  based upon  information  provided  by the market makers. These quotations reflect  inter-dealer  prices,  without retail mark-up, markdown, or commission, do not reflect actual transactions,  and do not include nominal amounts traded directly by shareholders or through other dealers who are not market makers.

                                       22

     The  Company  issued a 10% stock  dividend  in  January  2001,  a 10% stock dividend in January 2002, a 20% stock  dividend in February 2003 and a 20% stock dividend  in March  2004.  Market  prices set forth in the table below have been adjusted for the stock dividends.

                                              High ($)      Low ($)
                                              --------      -------
2004
Fourth Quarter ............................    $28.50        $24.25
Third Quarter .............................     26.00         23.50
Second Quarter ............................     25.10         22.50
First Quarter..............................     25.83         20.25
2003
Fourth Quarter ............................     19.16         15.46
Third Quarter .............................     15.96         13.42
Second Quarter ............................     14.17         13.67
First Quarter..............................     15.00         11.46

     The cost of the  original  stock issued in October 1998 was $5.73 per share
(as adjusted for stock dividends).  On December 31, 2004, the reported bid price of the common stock on the OTC  Electronic  Bulletin Board was $27.00 per share.
As of December 31, 2004, we had approximately 606 shareholders of record,  which does not include the number of persons or entities  who hold stock in nominee or
"street" name through various brokerage firms.

     The Company  currently  has no  intention  of paying cash  dividends in the foreseeable  future.  The  Company,  instead,  intends to consider  the periodic issuance  of stock  dividends.  Payment  of cash  dividends  is  conditioned  on earnings,  financial  condition,  cash  needs,  the  discretion  of the Board of
Directors and compliance with regulatory requirements.  The Company's ability to pay dividends to  stockholders  is dependent upon the dividends it receives from the Bank. The Bank may not declare or pay a cash dividend on any of its stock if the effect of such  payment  would  cause its  regulatory  capital to be reduced below the regulatory requirements imposed by the OTS. The number of shareholders of record of common stock as of December 31, 2004, was approximately  606, which does not include the number of persons or entities  who held stock in nominee or
"street" name through various brokerage firms.

     (b) SALES OF UNREGISTERED  SECURITIES.  There were no sales of unregistered securities during the fiscal year ended December 31, 2004.

     (c) ISSUER  PURCHASES  OF EQUITY  SECURITIES.  The Company did not make any stock  repurchases  during the fourth  quarter of the fiscal year ended December
31, 2004.

                                       23

ITEM  6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
-------------------------------------------------------------------

GENERAL

     The  Private  Securities  Litigation  Act  of  1995  contains  safe  harbor provisions regarding forward-looking  statements.  When used in this discussion, the words  "believes,"  "anticipates,"  "contemplates,"  "expects,"  and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties  which could cause actual results to differ materially from those projected. Those risks and uncertainties include changes in  interest  rates,  the  ability to control  costs and  expenses,  and general economic conditions.

CRITICAL ACCOUNTING POLICIES

     Nittany's  accounting  policies are integral to  understanding  the results reported.  The  accounting  policies  are  described  in detail in Note 1 of the consolidated financial statements.  Our most complex accounting policies require management's  judgment  to  ascertain  the  valuation  of  assets,  liabilities, commitments and contingencies. We have established detailed policies and control procedures that are intended to ensure valuation methods are well controlled and applied  consistently  from period to period.  In  addition,  the  policies  and procedures  are intended to ensure that the process for  changing  methodologies occurs in an  appropriate  manner.  The following is a brief  description of our
current  accounting   policies  involving   significant   management   valuation
judgments.

     Other Than Temporary Impairment of Securities
     ---------------------------------------------

     Securities  are evaluated  periodically  to determine  whether a decline in their value is other than temporary.  Management  utilizes  criteria such as the magnitude and duration of the decline, in addition to the reasons underlying the decline,  to determine  whether the loss in value is other than  temporary.  The term  "other than  temporary"  is not  intended to indicate  that the decline is permanent. It indicates that the prospects for a near term recovery of value are not necessarily  favorable,  or that there is a lack of evidence to support fair values equal to, or greater than, the carrying value of the  investment.  Once a decline  in value is  determined  to be other than  temporary,  the value of the security is reduced and a corresponding charge to earnings is recognized.

     Allowance for Loan Losses
     -------------------------

     Arriving at an  appropriate  level of allowance for loan losses  involves a high  degree of  judgment.  Nittany's  allowance  for loan losses  provides  for probable losses based upon  evaluations of known, and inherent risks in the loan portfolio.  Management uses historical information to assess the adequacy of the allowance for loan losses as well as the prevailing business environment;  as it is affected by changing economic conditions and various external factors,  which may  impact  the  portfolio  in ways  currently  unforeseen.  The  allowance  is increased by provisions  for loan losses and by  recoveries of loans  previously charged-off and reduced by loans charged-off.

                                       24

         Goodwill
         --------

         Nittany must assess goodwill and other intangible  assets each year for impairment.  This assessment  involves estimating cash flows for future periods.
If the  future  cash  flows  were  less  than the  recorded  goodwill  and other intangible  assets  balances,  we would  be  required  to take a charge  against earnings to write down the assets to the lower value.

     Deferred Tax Assets
     -------------------

     We use an estimate of future  earnings  to support  our  position  that the benefit of our  deferred tax assets will be realized.  If future  income  should prove non-existent or less than the amount of the deferred tax assets within the tax years to which they may be applied,  the asset may not be  realized  and our net income will be reduced.

MARKET RISK AND NET PORTFOLIO VALUE

     Market  risk is the risk of loss of income from  adverse  changes in prices and rates  that are set by the  market.  Nittany  Bank is at risk of  changes in interest  rates that affect the income it  receives  on lending  and  investment activities,  as well as the costs associated with its deposits and borrowings. A sudden and substantial change in interest rates may affect earnings if the rates of interest that Nittany Bank earns on its loans and investments does not change at the same  speed,  to the same  extent,  or on the same basis as the  interest rates Nittany Bank pays on its deposits and borrowings.  Nittany Bank makes it a high priority to actively monitor and manage its exposure to interest rate risk.

     Nittany Bank seeks to manage  interest rate  sensitivity  through its asset and liability  committee  (ALCO) which is comprised of members of management and the board of directors.  The committee accomplishes this by first evaluating the interest  rate risk that is inherent in the makeup of Nittany  Bank's assets and liabilities.  The committee then considers  Nittany  Bank's  business  strategy, current operating environment,  capital and liquidity  requirements,  as well as
Nittany Bank's current performance objectives, to determine an appropriate level of risk. The Board of Directors has adopted guidelines within which Nittany Bank manages its interest rate risk,  trying to minimize to the extent  practical its vulnerability to changes in interest rates.  These  strategies  include focusing
Nittany  Bank's  investment  activities  on short  and  medium-term  securities, emphasizing  shorter-term  loans and loans with  adjustable  rate features,  and maintaining and increasing the transaction  deposit accounts,  as these accounts are  considered  to be  relatively  resistant  to changes in interest  rates and utilizing  deposit  marketing  programs to adjust the term or  repricing  of its liabilities.

     Nittany Bank also monitors its interest rate sensitivity through the use of an asset/liability  management (ALM) model which estimates the change in its net portfolio  value  ("NPV") in the event of a range of  assumed  changes in market interest  rates.  Net portfolio  value is defined as the current market value of assets, less the current market value of liabilities,  plus or minus the current value of  off-balance  sheet items.  The change in NPV measures  Nittany  Bank's vulnerability  to  changes in  interest  rates by  estimating  the change in the market value of its assets,  liabilities and off-balance sheet items as a result of an  instantaneous  change in the general level of interest rates (i.e.  shock analysis).  At December 31, 2004, Nittany Bank had $468,000 of off-balance sheet items.

                                       25

     As market  interest rates remained at  historically  low rates during 2004, the average  maturities  of loans and  investment  securities  shortened  due to quicker  prepayments,  causing an increase in their value. Deposit accounts have only relatively minor movements in a declining interest rate environment,  since they are  primarily  short term in nature,  resulting  in the value of  deposits decreasing  more quickly than the value of assets  increase.  If market interest rates begin to increase,  the average  maturities of loans and  securities  will lengthen  as  prepayment  decrease.  Decreases  in the value of these  loans and securities occur at a more rapid rate in Nittany Bank's NPV model than increases in the value of its deposits.

     The following table lists the percentage  change in our net portfolio value
(NPV) assuming an immediate  change in interest rates of plus or minus up to 300 basis points from the level at December 31, 2004.


         Changes in Interest        Estimated    Amount of      Amount of             NPV           Change
         Rates in Basis Points      NPV ($)      Changes ($)    Changes (%)         Ratio (%)    (Basis Points)
         ---------------------      -------      -----------    -----------         ---------    --------------
            (Rate Shock)
                 +300                34,318         (10,473)         (23)%             11.03%        (289)
                 +200                38,808          (5,983)         (13)              12.30         (162)
                 +100                42,445          (2,346)          (5)              13.30          (63)
                    0                44,791              --           --               13.92           --
                 -100                45,362             571            1               14.06            14
                 -200                    --              --           --                  --           --
                 -300                    --              --           --                  --           --

     (1)  Represents the excess  (deficiency)  of the estimated NPV assuming the indicated change in interest rates minus the estimated NPV assuming no change in interest rates.
     (2)  Calculated as the amount of change in the estimated NPV divided by the estimated NPV assuming no change in interest rates.
     (3)  Calculated as estimated NPV divided by present value of total assets.
     (4)  Calculated as the excess  (deficiency)  of the NPV ratio  assuming the indicated  change  in  interest  rates  over the  estimated  NPV ratio assuming no change in interest rates.



     The NPV model,  shown  above,  which is  prepared  by the OTS,  has certain shortcomings.  Based on the model,  certain assumptions are made that may or may not actually  reflect how actual yields and costs will react to market  interest rates.  For example,  the NPV model assumes that the makeup of its interest rate sensitive  assets and  liabilities  will remain  constant  over the period being measured.  Thus,  although using such a model can be instructive in providing an indication of Nittany Bank's exposure to interest rate risk, Nittany Bank cannot precisely  forecast the effects of a change in market  interest  rates,  and the results indicated by the model are likely to differ from actual results.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 2004

         Total assets increased $50,649,000 to $299,236,000 at December 31, 2004 from  $248,587,000  at December  31,  2003.  Strong  growth in  residential  and commercial real estate loans resulted in an increase in net loans  receivable of
$52,686,000  which were  primarily  funded  through  growth in  Nittany  Savings deposits  and Federal Home Loan Bank  borrowings.  Total  assets  included  $1.8 million of

                                       26

intangible  assets from the  acquisition of Vantage and the Bank's original core deposits. These intangibles are not currently being amortized.

     Cash and cash  equivalents  increased  $630,000  at  December  31,  2004 as compared to December 31, 2003.  This  increase  resulted from growth in deposits which  exceeded  loan demand  during the quarter.  Management  believes that the liquidity  needs of the Company are satisfied by the current balance of cash and cash equivalents,  readily available access to traditional funding sources, FHLB short term advances, and the portion of the investment and loan portfolios which mature  within one year.  These sources of funds will enable the Company to meet cash obligations and off-balance sheet commitments as they come due.

     Investment  securities  available  for  sale  decreased  to  $2,084,000  at
December 31, 2004 from $4,074,000 at December 31, 2003 and investment securities held to maturity  decreased to $37,491,000 at December 31, 2004 from $39,246,000 at December  31,  2003.  The  decrease in the  investment  securities  portfolio resulted  primarily  from the use of matured or called  securities  to fund loan growth.  Most securities  purchased during the year have been classified as held to maturity.  The Company formed a Delaware  Holding  Company during the year to hold a portion of these securities and aid in asset utilization.

     Net loans receivable increased  $52,686,000 to $235,429,000 at December 31,
2004  from  $182,743,000  at  December  31,  2003.  The  increase  in net  loans receivable  resulted from the strong real estate market in the Company's  market area, and low market  interest  rates.  At December 31, 2004, one to four family
residential   mortgage   balances  grew  by  $32,376,000  to  $156,723,000  from
$124,347,000  at December  31,  2003 and  commercial  real estate  loans grew by
$14,049,000 during the same time period.  Management attributes the increases in lending balances to continued  customer  referrals,  the economic climate within the market area, and competitive rates. As of December 31, 2004, the Company had additional commitments to fund loan demand of $11,754,000 of which approximately
$4,606,000 relates to commercial customers.

     At December 31, 2004, the Company's  allowance for loan losses increased by
$461,000 to  $2,198,000  from  $1,737,000  at December  31,  2003.  The increase resulted  from an  additional  loan loss  provision  of $533,000  needed for the growth in loans  during the  quarter  which were  offset by charge-  offs net of recoveries.

     The  additions  to the  allowance  for loan losses are based upon a careful analysis by  management  of loan data.  Because the  Company has  incurred  very
little  loan  losses  in  its  six-year   history,   management  must  base  its
determination  upon such factors as the  Company's  volume and the type of loans that it  originates,  the amount  and  trends  relating  to its  delinquent  and non-performing loans, regulatory policies, general economic conditions and other factors relating to the  collectibility of loans in its portfolio.  Although the
Company  maintains its allowance for loan losses at a level that it considers to be adequate to provide for the  inherent  risk of loss in its loan  portfolio at
December 31, 2004, there can be no assurance that additional  losses will not be incurred in future periods.

                                       27
     The table below  outlines the  Company's  past due loans as of December 31,
2004:

                                                                          > 90 Days Past         > 90 Days Past
                                                    Total Loan            Due - Number of       Due - Balance of
                               # OF LOANS             Balance                  Loans                  Loans
                               ----------           ----------            ---------------       ----------------
Personal Loans                      362               $9,289,000                 1                  $8,800
Credit
Line Loans                          451               $5,570,000                 0                       0
Business Loans                      183              $12,796,000                 0                       0
Real
Estate Loans                      1,267             $209,972,000                 1                 $33,900
      Total                       2,263             $237,627,000                 2                 $42,700


                                                        27


     Total deposits  increased by $37,378,000  to  $258,271,000  at December 31,
2004 as compared to  $220,893,000  at December  31,  2003.  The Nittany  Savings
deposit account  comprises  approximately  61% of total deposits at December 31,
2004. The Nittany Savings deposit is a competitive deposit account with a tiered annual  interest rate of 2.05% for balances over $2,500 for the current  period.
Due to the  continuation of relatively low short-term  interest rates during the quarter,  the Nittany Savings deposit has remained popular with local depositors and has  helped to  increase  our  deposit  base.  Non-interest  bearing  demand deposits  increased  to  $10,669,000  at December  31, 2004 from  $7,880,000  at
December 31, 2003 as all our checking and money market accounts grew at a steady pace.

     Short term  borrowings  increased  by  $8,000,000  at December  31, 2004 as compared  to the prior year as Federal  Home Loan Bank Open Repo Plus Funds were used to offset differences between loan and deposit growth.

     Stockholder's  equity  increased to  $17,666,000  at December 31, 2004 from
$14,828,000  at December 31, 2003 because of net income of $2,783,000  and minor fluctuations in the market value of available for sale securities.

RESULTS OF OPERATIONS

     Net income was $851,000 for the three  months ended  December 31, 2004,  an increase of $339,000 as compared to the same period ended 2003.  The increase is primarily  due to  increases in net interest  income and  noninterest  income of
$545,000  and  $262,000   respectively,   which  were  offset  by  increases  in
noninterest expense and taxes. Basic and diluted earnings per share increased to
$.45 and $.41 per share, respectively for the three months period ended December
31, 2004 compared to $.27 and $.25 per share, respectively,  for the three month period ended  December 31, 2003.  All "per share" data has been adjusted for the
20% stock dividend issued in March 2004.

     Net income for the year ended  December 31, 2004 was $2,783,000 as compared to $1,625,000 for the same period in 2003.  Basic and diluted earnings per share increased to $1.45 and $1.34 per share, respectively for the year ended December
31, 2004 compared to $.91 and $.84 per share,  respectively,  for the year ended
December 31, 2003.

                                       28

     Net  interest  income for the three  months  ended  December  31,  2004 was
$2,381,000  as compared to $1,836,000  for the same period ended 2003.  Interest income increased  $728,000 for 2004 as compared to the prior year period and was influenced  mainly  by  increases  in  interest  earned on loans  receivable  of
$713,000.  The  increase  in  interest  income was the result of an  increase of
$47,691,000  in average  balances  of  interest-earning  assets  that  primarily resulted from a $51,267,000 increase in the average balance of loans receivable.
The yield on interest  earning  assets  increased  to 5.46% for the three months ended  December  31,  2004 from  5.12%  for the same  period  ended  2003 due to increasing  interest rates during the quarter.  Although there were  significant increases in residential real estate lending,  the yield on the loans receivable decreased  43 basis  points in 2004 as compared to 2003.  Year to date,  the net interest  income was  $8,626,000  for 2004 as compared to the  previous  year of
$6,336,000,  as the $58,626,000  increase in average balance of interest earning assets was offset by a decrease in yield on these  assets of 10 basis points and a decrease in the cost of interest bearing liabilities of 31 basis points.

     Interest expense  increased by $183,000 for the three months ended December
31, 2004 as compared to the prior year period and was influenced primarily by an increase in interest  expense on deposits as increases in deposit  balances were essentially  offset by lower rates. This increase was primarily  attributable to an increase in the average balance of interest-bearing  deposits of $50,162,000.
The average  balances of savings  deposit  accounts  increased  $31,268,000 as a result of customer  service,  referrals,  and marketing  efforts and competitive rates of the Nittany Savings  product.  The cost of funds decreased to 2.17% for the three month  period  ended  December 31, 2004 from 2.33% for the same period ended 2003 as a result of a reduction in market interest rate levels, a decrease in the rates paid on  deposits,  and a greater use of our Federal Home Loan Bank overnight borrowing  capabilities.  Interest expense for the year ended December
31, 2004  increased  by  $531,000  as lower  rates were offset by a  $52,876,000 increase in the average balance in the Nittany Savings product.

     As a result of  decreases  in the average  cost of total  interest  bearing liabilities,  the Bank's annual net interest margin increased by 20 basis points to 3.27% from 3.07% at December 31, 2003, a period of interest rate volatility.

                                       29

     AVERAGE BALANCE SHEET.  The following table sets forth certain  information for the years ended  December 31, 2004 and 2003. The average yield and costs are derived  by  dividing  income or  expense  by the  average  balance of assets or liabilities,  respectively  for the  periods  presented.  Average  balances  are derived from average daily balances.

                                                                                       For the Year Ended December 31,
                                                     -------------------------------------------------------------------------
                                                                         2004                            2003
                                                     -------------------------------------    ---------------------------------
                                                     Average                     Average      Average                 Average
                                                     Balance       Interest     Yield/Cost     Balance   Interest     Yield/Cost
                                                     -------       --------     ----------     -------   --------    ----------
                                                           (Dollars in Thousands)                        (Dollars in Thousands)
Interest-earning assets:
  Loans receivable.................................. $212,233       $12,446          5.86%   $154,404    $ 9,711         6.29%
  Investments securities............................   47,200         1,478          3.67%     48,310      1,451         3.23%
  Interest-bearing deposits with other banks........   10,222            87          0.85%      8,315         57         0.69%
                                                      -------        ------          ----     -------     ------         ----
Total interest-earning assets......................   269,656        14,011          5.29%    211,030     11,219         5.37%
                                                                     ------                               ------
Noninterest-earning assets..........................    7,063                                   8,467
Allowance for loan losses...........................   (1,947)                                 (1,435)
                                                      -------                                 -------
Total assets........................................ $274,772                                $218,061
                                                      =======                                 =======
Interest-bearing liabilities:
  Interest-bearing demand deposits.................. $ 20,803       $   178          0.86%   $ 17,726        165         0.93%
  Money market deposits.............................   37,351           779          2.09      33,819        810         2.40%
  Savings deposits..................................  152,787         3,132          2.05     110,070      2,600         2.36%
  Certificates of deposit...........................   21,605           643          2.98      22,087        720         3.26%
  Borrowings........................................   15,848           652          4.11%     11,818        558         4.72%
                                                      -------        ------          ----     -------     ------         ----
Total interest-bearing liabilities..................  248,395         5,384          2.17%    195,519      4,853         2.48%
                                                      -------        ------                   -------     ------
Noninterest-bearing liabilities
  Demand deposits...................................    9,382                                   6,758
  Other liabilities.................................      739                                   3,177
Stockholders' equity................................   16,256                                  12,605
                                                      -------                                 -------
Total liabilities and stockholders' equity.......... $274,772                                $218,061
                                                      =======                                 =======
Net interest income.................................                $ 8,627                              $ 6,366
                                                                      =====                               ======
Interest rate spread (1)............................                                 3.12%                               2.89%
Net yield on interest-earning assets(2).............                                 3.27%                               3.07%
Ratio of average interest-earning assets to
 average interest-bearing liabilities...............                               108.56%                             107.93%


_______________________
(1)  Interest rate spread represents the difference between the average yield on
     interest-earning   assets  and  the   average   cost  of   interest-bearing
     liabilities.
(2)  Net yield on  interest-earning  assets  represents net interest income as a percentage of average interest-earning assets.



                                       30

     RATE/VOLUME  ANALYSIS.  The following table sets forth certain  information regarding  changes in interest  income and interest  expense of Nittany Bank for the  periods  indicated.  For  each  category  of  interest-earning  assets  and interest-bearing liabilities, information is provided on changes attributable to
(i) changes in volume (change in average volume multiplied by old rate) and (ii)
changes  in rate  (change  in rate  multiplied  by old  volume).  Increases  and decreases  due to both rate and volume,  which  cannot be  separated,  have been allocated  proportionately  to the  change  due to volume  and the change due to rate.

                                                                      Year Ended December 31,
                                                              --------------------------------------
                                                                       2004    vs.     2003
                                                              --------------------------------------
                                                                       Increase (Decrease)
                                                                             Due to
                                                              --------------------------------------
                                                              Volume           Rate           Total
                                                              ------          -------         -----
INTEREST INCOME:
Loans receivable........................................      $3,637         $  (902)          $2,735
Investment securities...................................         (34)             61               27
Interest-bearing deposits at banks......................          13              17               30
                                                              ------          ------           ------
  Total interest-income.................................       3,616            (824)           2,792
                                                              ------          ------           ------

INTEREST EXPENSE:
Interest-bearing deposits:
 NOW accounts...........................................      $   29         $   (16)          $   13
 Money market accounts..................................          85            (116)             (31)
 Savings accounts.......................................       1,009            (477)             532
 Certificates of deposit................................         (16)            (61)             (77)
                                                              ------         -------           ------
Total interest-bearing deposits.........................      $1,107         $  (670)          $  437
 Borrowings.............................................         190             (96)              94
                                                              ------         -------           ------
   Total interest expense...............................      $1,297         $  (766)          $  531
                                                              ======         =======           ======

Increase (decrease) in net interest income..............      $2,319         $   (58)          $2,261
                                                              ======         =======           ======

___________________
(1)  The  portion  of the total  change  attributable  to both  volume  and rate changes  during the year has been  allocated to volume and rate  components based upon the absolute dollar amount of the change in each component prior to allocation.



     Total  noninterest  income for the three  months  ended  December  31, 2004 increased $262,000 as compared to the same period ended 2003. Noninterest income items are  primarily  comprised of service  charges and fees on deposit  account activity,  overdraft  privilege  fees,  along with fee income derived from asset management  services and related  commissions.  Service fees on deposit accounts increased  $53,000 and have  progressively  increased during each quarter as the
number  of  accounts  and  volume  of  related   transactions   have  increased.
Additionally,  for the  three-months  ended December 31, 2004,  commissions  and management fees from Vantage and Nittany Asset Management  increased by $124,000 over the same period of 2003.  Year to date,  noninterest  income  increased  to
$3,227,000 from

                                       31

$1,800,000  for the same period ended 2003 due primarily to the growth in assets under  management at Vantage as well as increased  fees on deposit  accounts and the  overdraft  privilege  product.  Also  included in year to date  noninterest income is a capital gain of approximately  $33,000 on an equity security sold at the holding company.

     Total noninterest  expenses  increased  $281,000 for the three months ended
December  31, 2004,  as compared to the same period ended 2003.  The increase in total  noninterest  expenses for the current period was primarily related to the larger  organization  that resulted from the acquisition of Vantage last year as well  as the  related  marketing  efforts  to  increase  visibility  within  the
Company's  market area,  annual merit  increases and bonuses given to employees, and data processing  expenses.  Vantage paid $385,000 of independent  investment solicitors'  fees for the quarter as compared to $265,000 for the same period in
2003 due to the growth in assets  under  management.  Year to date,  noninterest expenses  increased to $7,022,000 from $5,120,000 for the same period ended 2003 primarily  because of the increase of $655,000 in compensation  related expenses and the $856,000 increase in commission  expense,  mainly at Vantage plus normal increases in advertising, occupancy, and data processing expense.

     Income tax  expense of $454,000  was  recognized  in the fourth  quarter of
2004,  compared to $273,000 for the same period of 2003. Year to date the income tax expense  increased  from  $828,000  for the year ended  December 31, 2003 to
$1,515,000  for the same period in 2004.  All of the  Company's  operating  loss carry-forwards  were  fully  utilized  during  the 2003 tax year.  However,  the purchase of  approximately  $15 million in high quality  municipal bonds in 2003 and 2004, and the formation of a Delaware  investment company earlier this year, have helped to reduce our effective tax rate.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity management for Nittany is measured and monitored on both a short-
and  long-term  basis,  allowing  management to better  understand  and react to emerging  balance sheet trends.  After assessing  actual and projected cash flow needs,  management  seeks  to  obtain  funding  at the most  economical  cost to
Nittany.  Both short- and long-term liquidity needs are addressed by maturities, repayments,  and  sales  of  investments  securities,  and loan  repayments  and maturities.  The use of these  resources,  in conjunction with access to credit, provide the core ingredients for satisfying  depositor,  borrower,  and creditor needs.

     Nittany's  liquid  assets  consist  of  cash  and  cash  equivalents,   and
investment  securities  classified  as  available  for sale.  The level of these assets is dependent on Nittany's operating,  investing, and financing activities during any given period. At December 31, 2004, cash and cash equivalents totaled
$15,583,000 million or 5% of total assets while investment securities classified as available for sale totaled $2,084,000. Management believes that the liquidity needs  of  Nittany  are  satisfied  by the  current  balance  of cash  and  cash equivalents,  readily  available  access to traditional  funding  sources,  FHLB advances,  and the portion of the  investment  and loan  portfolios  that mature within  one year.  These  sources  of funds  will  enable  Nittany  to meet cash obligations and off-balance sheet commitments as they come due.

     Operating  activities  provided net cash of $4,317,000 million for the year ended  December 31, 2004,  generated  principally  from net income of $2,783,000 million. Also contributing to operating activities was provision for loan losses
and  depreciation,   amortization,  and  accretion  of  $533,000  and  $697,000, respectively.

                                       32

Investing  activities  consist primarily of loan originations and repayments and investment  purchases and maturities.  These cash usages primarily  consisted of loan  originations of $53,206,000  million for the year ended December 31, 2004, as well as investment purchases of $42,849,000 million for the same time period.
Partially  offsetting the usage of investment  activities is $46,141,000 million of proceeds from investment security maturities and repayments for the same time period.

     Financing  activities consist of the solicitation and repayment of customer deposits, borrowings and repayments, and proceeds from the sale of common stock.
During the year  ending  December  31,  2004,  net cash  provided  by  financing activities totaled $47,236,000 million,  principally derived from an increase in
deposit   accounts  in  general,   and  savings  deposits   specifically.   Also
contributing to this influx of cash was proceeds from  short-term  borrowings of
$10,049,000 million.

     Nittany's   primary   source  of  capital  has  been   retained   earnings.
Historically, Nittany has generated net retained income to support normal growth and expansion.  Management has developed a capital  planning  policy to not only ensure  compliance  with  regulations,  but also to ensure capital  adequacy for future expansion.

     Management  monitors both the  Company's  and the Bank's total  risk-based,
Tier I risk-based and tangible capital ratios in order to assess compliance with regulatory  guidelines.  At  December  31,  2004,  both the Company and the Bank exceeded the minimum  risk-based and tangible  capital ratio  requirements.  The
Company's and the Bank's  risk-based,  Tier I risk-based,  and tangible  capital ratios are 11.6%, 10.2%, 5.3% and 13.6%, 12.3%, 6.8%, respectively,  at December
31, 2004.

OFF BALANCE SHEET ARRANGEMENTS

     In the normal course of business,  Nittany makes  various  commitments  and contingent  liabilities that are not reflected in the accompanying  consolidated financial statements. These instruments involve, to varying degrees, elements of credit  and  interest  rate  risk in  excess  of the  amount  recognized  in the
Consolidated  Balance Sheet.  Nittany's  exposure to credit loss in the event of nonperformance by the other parties to the financial  instruments is represented by the  contractual  amounts as  disclosed.  Nittany  minimizes  its exposure to credit loss under these  commitments by subjecting  them to credit  approval and review procedures and collateral  requirements as deemed necessary.  Commitments generally have fixed expiration dates within one year of their origination.

THE OFF-BALANCE SHEET COMMITMENTS COMPRISES THE FOLLOWING:

                                                        2004               2003
                                                       ------             ------
Commitments to extend credit:
   Fixed rate                                          $2,463             $  673
   Variable rate                                        6,711              3,255
                                                       ------             ------
                                                        9,174              3,928
Letters of credit                                        --                1,170
                                                       ------             ------
     Total                                             $9,174             $5,098
                                                       ======             ======

     The range of interest rates on fixed rate loan  commitments was 4.5 percent to 7.25 percent at December 31, 2004.

                                       33
     Commitments  to extend credit are  agreements to lend to a customer as long as there is no violation of any  condition  established  in the loan  agreement.
These  commitments  consist  of  undisbursed  residential   construction  loans,
available  commercial and personal  lines of credit,  and loans approved but not yet funded. Fees from the issuance of the credit lines are generally  recognized over the period of maturity.

     Standby letters of credit are conditional  commitments issued by Nittany to guarantee the  performance of a customer to a third party.  The coverage  period for these  instruments  is  typically a one-year  period with an annual  renewal option subject to prior approval by management. Fees earned from the issuance of these letters are recognized  over the coverage  period.  For secured letters of credit,  the  collateral  is  typically  bank  deposit  instruments  or customer business assets.

     Nittany is committed under three noncancelable operating leases for Nittany
Bank's  office  facilities  with  remaining  terms through 2008. At December 31,
2004, the minimum rental commitments under these leases are as follows:

                            (In Thousands)
                2005                      $     280
                2006                            280
                2007                            215
                2008                            157
                2009                            144
                2010 and beyond               1,202
                                          ---------
                     Total                $   2,278
                                          =========

     Occupancy and equipment  expenses  include rental  expenditures of $352,000 and $304,000 for 2004 and 2003, respectively.

IMPACT OF NEW ACCOUNTING STANDARDS

     In December 2004, the Financial  Accounting Standards Board ("FASB") issued
Statement  of Financial  Accounting  Standards  ("FAS") No. 123 (Revised  2004),
Share-Based  Payment.  The statement requires that compensation cost relating to share-based payment  transactions be recognized in financial statements and that this  cost be  measured  based on the  fair  value of the  equity  or  liability instruments  issued.  FAS  No.  123  (Revised  2004)  covers  a  wide  range  of share-based compensation arrangements including share options,  restricted share plans,  performance-based  awards, share appreciation rights, and employee share purchase  plans.  The Company will adopt FAS No. 123  (Revised  2004) on July 1,
2005,  and is currently  evaluating the impact the adoption of the standard will have on the Company's results of operations.

     In October 2003,  the American  Institute of Certified  Public  Accountants
issued SOP 03-3,  Accounting for Loans or Certain Debt Securities  Acquired in a
Transfer.  SOP 03-3 applies to a loan that is acquired where it is probable,  at acquisition,  that a  transferee  will be unable to  collect  all  contractually required payments receivable.  SOP 03-3 requires the recognition,  as accretable yield,  of the  excess  of all  cash  flows  expected  at  acquisition  over the investor's  initial  investment in the loan as interest  income on a level-yield basis over the life of the loan.  The  amount by which the loan's  contractually required  payments  exceed the amount of its expected cash flows at  acquisition may not be recognized as an adjustment to yield, a loss

                                       34

accrual,  or a valuation  allowance  for credit risk.  SOP 03-3 is effective for loans acquired in fiscal years beginning after December 31, 2004. Early adoption is permitted. The adoption of SOP 03-3 is not expected to have a material impact on the consolidated financial statements.

ITEM  7. FINANCIAL STATEMENTS
----  -----------------------

                             NITTANY FINANCIAL CORP.
                    CONSOLIDATED AUDITED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

                                                                           Page
                                                                          Number
                                                                          ------

Report of Independent Registered Public Accounting Firm                     36

Financial Statements:

         Consolidated Balance Sheet                                         37

         Consolidated Statement of Income                                   38

         Consolidated Statement of Changes in Stockholders' Equity          39

         Consolidated Statement of Cash Flows                               40

Notes to Consolidated Financial Statements                              41 - 65

                                       35

                      [Letterhead of S.R. Snodgrass, A.C.]

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

Board of Directors and Stockholders
Nittany Financial Corp.

We have audited the  consolidated  balance sheet of Nittany  Financial Corp. and its subsidiaries as of December 31, 2004 and 2003, and the related  consolidated statements of income,  changes in stockholders'  equity,  and cash flows for the years then ended.  These  financial  statements  are the  responsibility  of the
Company's  management.  Our  responsibility  is to  express  an opinion on these consolidated financial statements based on our audits.

We conducted  our audits in  accordance  with  standards  of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and  perform  the  audit  to  obtain  reasonable  assurance  about  whether  the consolidated  financial statements are free of material  misstatement.  An audit includes  examining,  on a test  basis,  evidence  supporting  the  amounts  and disclosures in the financial  statements.  An audit also includes  assessing the accounting principles used and significant estimates made by management, as well as  evaluating  the overall  financial  statement  presentation.  We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly, in all material  respects,  the financial  position of Nittany Financial
Corp. and its  subsidiaries as of December 31, 2004 and 2003, and the results of their  operations  and their cash  flows for the years then ended in  conformity with U.S. generally accepted accounting principles.

/s/ S.R. Snodgrass, A.C.

Wexford, PA
March 16, 2005, except for Note 18 as to which the
date is March 28, 2005

                                       36

                             NITTANY FINANCIAL CORP.
                           CONSOLIDATED BALANCE SHEET

                                                                           December 31,
                                                                       2004               2003
                                                                    -------------    -------------
ASSETS
     Cash and due from banks                                        $   1,094,763    $     805,812
     Interest-bearing deposits with other banks                        14,487,813       14,147,474
                                                                    -------------    -------------
       Cash and cash equivalents                                       15,582,576       14,953,286
     Investment securities available for sale                           2,084,223        4,074,095
     Investment securities held to maturity (estimated
       market value of $37,502,230 and $38,168,895)                    37,491,341       39,246,289
     Loans receivable                                                 237,626,883      184,480,012
     Less allowance for loan losses                                     2,198,315        1,737,475
                                                                    -------------    -------------
       Net loans                                                      235,428,568      182,742,537
     Premises and equipment                                             2,609,528        2,570,953
     Federal Home Loan Bank Stock                                       2,066,100        1,311,300
     Goodwill                                                           1,763,231        1,763,231
     Accrued interest and other assets                                  2,210,133        1,925,622
                                                                    -------------    -------------
             TOTAL ASSETS                                           $ 299,235,700    $ 248,587,313
                                                                    =============    =============
LIABILITIES
     Deposits:
         Noninterest-bearing demand                                 $  10,668,777    $   7,880,177
         Interest-bearing demand                                       25,614,681       21,902,355
         Money market                                                  43,191,121       34,237,951
         Savings                                                      157,200,274      136,273,936
         Time                                                          21,596,027       20,598,238
                                                                    -------------    -------------
            Total deposits                                            258,270,880      220,892,657
     Short-term borrowings                                             14,838,231        4,788,887
     Other borrowings                                                   7,180,612        7,404,866
     Accrued interest payable and other liabilities                     1,279,653          673,159
                                                                    -------------    -------------
             TOTAL LIABILITIES                                        281,569,376      233,759,569
                                                                    -------------    -------------
STOCKHOLDERS' EQUITY
     Serial preferred stock, no par value; 5,000,000 shares
       authorized, none issued                                               --               --
     Common stock, $.10 par value; 10,000,000 shares
       authorized, 1,930,794 and 1,603,960 issued and outstanding         193,079          160,396
     Additional paid-in capital                                        14,339,979       14,323,021
     Retained earnings                                                  3,139,165          356,344
     Accumulated other comprehensive loss                                  (5,899)         (12,017)
                                                                    -------------    -------------
             TOTAL STOCKHOLDERS' EQUITY                                17,666,324       14,827,744
                                                                    -------------    -------------
             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 299,235,700    $ 248,587,313
                                                                    =============    =============


See accompanying notes to the consolidated financial statements.

                                       37

                             NITTANY FINANCIAL CORP.
                        CONSOLIDATED STATEMENT OF INCOME

                                                   Year Ended December 31,
                                                    2004            2003
                                                  -----------   -----------

INTEREST AND DIVIDEND INCOME
     Loans, including fees                        $12,445,846   $ 9,710,520
     Interest-bearing deposits with other banks        86,978        57,304
     Investment securities:
          Taxable                                     963,722     1,207,356
          Tax-exempt                                  491,343       209,174
     Other dividend income                             22,791        34,607
                                                  -----------   -----------
                                                   14,010,680    11,218,961
                                                  -----------   -----------
INTEREST EXPENSE
     Deposits                                       4,732,145     4,294,545
     Short-term borrowings                            214,227       135,232
     Other borrowings                                 438,030       423,168
                                                  -----------   -----------
             Total interest expense                 5,384,402     4,852,945
                                                  -----------   -----------

NET INTEREST INCOME                                 8,626,278     6,366,016

Provision for loan losses                             533,000       593,000
                                                  -----------   -----------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                      8,093,278     5,773,016
                                                  -----------   -----------
NONINTEREST INCOME
     Service fees on deposit accounts                 667,654       487,332
     Investment securities gains                       32,707        30,130
     Asset management fees and commissions          2,399,439     1,223,376
     Other                                            127,084        59,505
                                                  -----------   -----------
             Total noninterest income               3,226,884     1,800,343
                                                  -----------   -----------

NONINTEREST EXPENSE
     Compensation and employee benefits             2,935,198     2,280,552
     Occupancy and equipment                          739,957       646,825
     Professional fees                                175,075       220,413
     Data processing fees                             468,468       397,312
     Supplies, printing, and postage                  133,218       140,726
     Advertising                                      184,748       140,424
     ATM processing fees                              141,280       132,541
     Commission expense                             1,505,872       650,198
     Other                                            738,188       511,458
                                                  -----------   -----------
             Total noninterest expense              7,022,004     5,120,449
                                                  -----------   -----------

Income before income taxes                          4,298,158     2,452,910
Income taxes                                        1,515,337       827,872
                                                  -----------   -----------
NET INCOME                                        $ 2,782,821   $ 1,625,038
                                                  ===========   ===========
EARNINGS PER SHARE
     Basic                                        $      1.45   $      0.91
     Diluted                                             1.34          0.84


See accompanying notes to the consolidated financial statements.

                                       38

                             NITTANY FINANCIAL CORP.
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                       Additional      Retained
                                                          Common         Paid-in       Earnings
                                                           Stock         Capital       (Deficit)
                                                         ---------    ------------   ------------
Balance, December 31, 2002                               $ 136,723    $ 11,045,912   $ (1,268,694)

Net income                                                                              1,625,038
Other comprehensive loss:
    Unrealized loss on available-for-sale
    securities net of reclassification adjustment,
    net of tax benefit of $1,304

Comprehensive income

Exercise of stock options                                    4,322         350,979
Issuance of 36,000 shares of common stock                    3,600         590,400
Sale of 157,515 shares of common stock,
    net of offering costs                                   15,751       2,335,730
                                                         ---------    ------------   ------------
Balance, December 31, 2003                                 160,396      14,323,021        356,344

Net income                                                                              2,782,821
Other comprehensive income:
    Unrealized gain on available-for-sale
    securities net of reclassification adjustment,
    net of taxes of $3,152

Comprehensive income

Exercise of stock options                                      617          52,496
Twenty percent stock split, effective in the
   form of a stock dividend (including cash
   paid for fractional shares)                              32,066         (35,538)
                                                         ---------    ------------   ------------
Balance, December 31, 2004                               $ 193,079    $ 14,339,979   $  3,139,165
                                                         =========    ============   ============

Components of other comprehensive income (loss):
    Change in net unrealized gain on
      investment securities available for sale
    Realized gains included in net income, net of taxes of $11,120 and $10,244, respectively

Total

                                                           Accumulated
                                                              Other             Total
                                                           Comprehensive     Stockholders'   Comprehensive
                                                            Income (Loss)       Equity          Income
                                                           -------------     ------------    -------------
Balance, December 31, 2002                                 $   (9,485)       $ 9,904,456

Net income                                                                     1,625,038     $ 1,625,038
Other comprehensive loss:
    Unrealized loss on available-for-sale
    securities net of reclassification adjustment,             (2,532)            (2,532)         (2,532)
    net of tax benefit of $1,304
                                                                                             -----------
Comprehensive income                                                                         $ 1,622,506
                                                                                             ===========
Exercise of stock options                                                        355,301
Issuance of 36,000 shares of common stock                                        594,000
Sale of 157,515 shares of common stock,
    net of offering costs                                                      2,351,481
                                                           ----------        -----------
Balance, December 31, 2003                                    (12,017)        14,827,744

Net income                                                                     2,782,821     $ 2,782,821
Other comprehensive income:
    Unrealized gain on available-for-sale
    securities net of reclassification adjustment,              6,118              6,118           6,118
    net of taxes of $3,152
                                                                                             -----------
Comprehensive income                                                                         $ 2,788,939
                                                                                             ===========
Exercise of stock options                                                         53,113
Twenty percent stock split, effective in the
   form of a stock dividend (including cash
   paid for fractional shares)                                                    (3,472)
                                                           ----------        -----------
Balance, December 31, 2004                                 $   (5,899)       $17,666,324
                                                           ==========        ===========

                                                              2004              2003
                                                           ----------        ----------
Components of other comprehensive income (loss):
    Change in net unrealized gain on
      investment securities available for sale             $   27,705        $   17,354
    Realized gains included in net income, net of taxes
      of $11,120 and $10,244, respectively                    (21,587)          (19,886)
                                                           ----------        ----------
Total                                                      $    6,118        $   (2,532)
                                                           ==========        ==========


See accompanying notes to the consolidated financial statements.

                                       39

                             NITTANY FINANCIAL CORP.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                  Year Ended December 31,
                                                                   2004             2003
                                                               ------------    ------------
OPERATING ACTIVITIES
     Net income                                                $  2,782,821    $  1,625,038
     Adjustments to reconcile net income to net cash
       provided by operating activities:
         Provision for loan losses                                  533,000         593,000
         Depreciation, amortization, and accretion, net             697,132         972,982
         Investment securities gains                                (32,707)        (30,130)
         Deferred income taxes                                     (122,538)       (132,417)
         Decrease (increase)  in accrued interest receivable       (138,588)       (210,007)
         Increase (decrease) in accrued interest payable             37,692          (4,918)
         Increase (decrease) in accrued income taxes payable        296,044        (555,721)
         Other, net                                                 263,634         (72,464)
                                                               ------------    ------------
             Net cash provided by operating activities            4,316,490       2,185,363
                                                               ------------    ------------
INVESTING ACTIVITIES
     Investment securities available for sale:
         Purchases                                                  (80,881)        (19,826)
         Proceeds from sales                                         52,707          78,144
         Proceeds from principal repayments and maturities        2,045,509       1,868,817
     Investment securities held to maturity:
         Purchases                                              (42,768,481)    (48,195,957)
         Proceeds from principal repayments and maturities       44,095,637      46,628,442
     Net increase in loans receivable                           (53,205,789)    (59,081,005)
     Acquisition of subsidiary                                           --        (370,014)
     Purchase of regulatory stock                                  (754,800)       (311,900)
     Purchase of premises and equipment                            (306,643)       (896,320)
     Sale of premises and equipment                                      --          31,000
                                                               ------------    ------------
         Net cash used for investing activities                 (50,922,741)    (60,268,619)
                                                               ------------    ------------
FINANCING ACTIVITIES
     Net increase in deposits                                    37,378,223      64,040,688
     Net increase in short-term borrowings                       10,049,344       1,222,783
     Proceeds from other borrowings                                      --       1,300,000
     Repayment of other borrowings                                 (224,254)     (2,085,784)
     Exercise of stock options                                       35,700         355,301
     Cash paid in lieu of fractional shares                          (3,472)             --
     Proceeds from sale of common stock                                  --       2,351,481
                                                               ------------    ------------
         Net cash provided by financing activities               47,235,541      67,184,469
                                                               ------------    ------------
         Increase (decrease) in cash and cash equivalents           629,290       9,101,213

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                 14,953,286       5,852,073
                                                               ------------    ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                     $ 15,582,576    $ 14,953,286
                                                               ============    ============

SUPPLEMENTAL CASH FLOW DISCLOSURE
     Cash paid during the year for:
         Interest on deposits and borrowings                   $  5,346,710    $  4,857,863
         Income taxes                                             1,500,000       1,500,000


See accompanying notes to the consolidated financial statements.

                                       40

                             NITTANY FINANCIAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary  of  significant  accounting  and  reporting  policies  applied in the presentation of the accompanying financial statements follows:

NATURE OF OPERATIONS AND BASIS OF PRESENTATION
----------------------------------------------

Nittany  Financial Corp. (the "Company") was incorporated  under the laws of the
State of  Pennsylvania  for the purpose of  becoming a unitary  savings and loan holding company. The Company presently has three operating subsidiaries; Nittany
Bank  (the  "Bank"),  a  federal  stock  savings   institution;   Nittany  Asset
Management,  Inc. ("Nittany"),  an investment products and services company; and
Vantage Investment Advisors,  LLC ("Vantage"),  a registered investment advisory firm  providing  fee-based  investment  management  services.  The  Bank's  loan subsidiary  is  FTF  Investments,  Inc.,  a  Delaware  corporation  which  holds investment securities.  The Bank's principal sources of revenue are derived from its commercial,  commercial mortgage, residential real estate, and consumer loan financing,  investment  portfolios,  deposit services,  and investment  services offered to its  customers.  The  Company's  business is  conducted by its wholly owned  subsidiaries,  the Bank,  Nittany,  and  Vantage,  all  located  in State
College,  Pennsylvania.  The Company and Nittany are subject to  regulation  and supervision by the Board of Governors of the Federal Reserve  System,  while the
Bank  is  subject  to  regulation  and  supervision  by  the  Office  of  Thrift
Supervision ("OTS").

The consolidated financial statements of the Company include the accounts of its wholly owned  subsidiaries,  the Bank,  Nittany,  and Vantage.  All intercompany
transactions   have  been  eliminated  in   consolidation.   The  investment  in
subsidiaries  on the parent  company's  financial  statements  is carried at the parent company's equity in the underlying net assets.

The  accounting  principles  followed by the Company and the methods of applying these principles conform to U.S. generally accepted accounting principles and to general  practice  within the banking  industry.  In preparing the  consolidated financial  statements,  management is required to make estimates and assumptions
that  affect  the  reported   amounts  of  assets  and  liabilities  as  of  the
Consolidated Balance Sheet date and revenues and expenses for the period. Actual results could differ significantly from those estimates.

INVESTMENT SECURITIES
---------------------

Investment securities,  including mortgage-backed  securities, are classified at the time of  purchase,  based  upon  management's  intentions  and  ability,  as securities  held to maturity or securities  available for sale.  Debt securities acquired with the intent and ability to hold to maturity are  classified as held to maturity and are stated at cost and adjusted for  amortization of premium and accretion  of  discount,  which are  computed  using the level yield  method and recognized as  adjustments  of interest  income.  All other debt  securities are classified as available for sale to serve  principally as a source of liquidity.
Unrealized  holding  gains  and  losses  on  available-for-sale  securities  are reported  as a  separate  component  of  stockholders'  equity  until  realized.
Realized   securities   gains  and  losses  are  computed   using  the  specific
identification  method.  Interest and  dividends on  investment  securities  are recognized as income when earned.

Common stock of the Federal  Home Loan Bank of  Pittsburgh  ("FHLB")  represents
ownership  in  an   institution   that  is  wholly  owned  by  other   financial
institutions.  These equity  securities are accounted for at cost and classified with other assets on the Consolidated Balance Sheet.

                                       41

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOANS RECEIVABLE
----------------

Loans  receivable  are  stated at their  unpaid  principal  amounts,  net of the allowance for loan losses. Interest on loans is recognized as income when earned on the accrual method. Interest accrued on loans more than 90 days delinquent is generally offset by a reserve for uncollected  interest and is not recognized as income.

The accrual of interest is generally  discontinued  when  management  has doubts about further collectibility of principal or interest,  even though the loan may be  currently  performing.  A loan may remain on accrual  status if it is in the process of collection and is either  guaranteed or well secured.  When a loan is placed on nonaccrual status, unpaid interest is charged against income. Payments received on  nonaccrual  loans are either  applied to  principal  or reported as interest income,  according to management's judgment as to the collectibility of principal.

Loan  origination  fees and  certain  direct  loan  origination  costs are being deferred and the net amount amortized as adjustments of the related loan's yield based on the interest  method.  The Company is amortizing these amounts over the contractual life of the related loans.

ALLOWANCE FOR LOAN LOSSES
-------------------------

The allowance for loan losses  represents the amount which management  estimates is adequate to provide for probable losses  inherent in its loan portfolio.  The allowance  method is used in providing  for loan losses.  Accordingly,  all loan losses are charged to the allowance,  and all recoveries are credited to it. The allowance  for loan losses is  established  through a provision  for loan losses that is charged to operations. The provision is based on management's evaluation of the adequacy of the allowance for loan losses which  encompasses  the overall risk  characteristics  of the various portfolio  segments,  past experience with losses,  the impact of economic  conditions  on  borrowers,  and other  relevant factors.  The estimates  used in  determining  the adequacy of the allowance for loan losses,  including the amounts and timing of future cash flows  expected on impaired loans, are particularly  susceptible to significant changes in the near term.

Impaired loans are  commercial and commercial  real estate loans for which it is probable  that the Company will not be able to collect all amounts due according to the  contractual  terms  of the  loan  agreement.  The  Company  individually evaluates such loans for  impairment and does not aggregate  loans by major risk classifications.  The  definition  of  "impaired  loans"  is not the same as the definition of  "nonaccrual  loans,"  although the two  categories  overlap.  The
Company  may  choose  to  place  a loan  on  nonaccrual  status  due to  payment delinquency  or  uncertain  collectibility,  while not  classifying  the loan as impaired if the loan is not a commercial or commercial real estate loan. Factors considered by management in determining  impairment  include  payment status and collateral  value. The amount of impairment for these types of impaired loans is determined  by the  difference  between the present  value of the expected  cash flows related to the loan,  using the original  interest  rate, and its recorded value,  or as a practical  expedient in the case of  collateralized  loans,  the difference  between the fair value of the collateral and the recorded  amount of the loans.  When  foreclosure  is probable,  impairment is measured based on the fair value of the collateral.

Mortgage loans secured by one-to-four  family  properties and all consumer loans are large  groups of  smaller-balance  homogenous  loans  and are  measured  for impairment  collectively.  Loans that experience  insignificant  payment delays, which are defined as 90 days or less,  generally are not classified as impaired.
Management determines the significance of payment delays on a case-by-case basis
taking  into   consideration   all   circumstances   concerning  the  loan,  the
creditworthiness and payment history of the borrower,  the length of the payment delay,  and the amount of  shortfall in relation to the  principal  and interest owed.

                                       42

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PREMISES AND EQUIPMENT
----------------------

Premises,  leasehold  improvements,  and  equipment  are  stated  at  cost  less accumulated  depreciation and  amortization.  Depreciation  and amortization are calculated using the  straight-line  method over the useful lives of the related assets,  which range from 3 to 10 years for furniture,  fixtures,  and equipment and 40 years for building  premises.  Leasehold  improvements are amortized over the shorter of their  estimated  useful lives or their  respective  lease terms, which range from three to five years.  Expenditures  for maintenance and repairs are charged to operations as incurred. Costs of major additions and improvements are capitalized.

GOODWILL
--------

The Company  accounts for  goodwill in  accordance  with  Statement of Financial
Accounting Standards ("FAS") No. 142, Goodwill and Other Intangible Assets. This
statement,  among  other  things,  requires a two-step  process  for testing the impairment  of goodwill on at least an annual basis.  This approach  could cause more volatility in the Company's  reported net income because impairment losses, if any, could occur irregularly and in varying amounts.  The Company performs an annual impairment analysis of goodwill. Based on the fair value of the reporting unit,  estimated  using the  expected  present  value of future cash  flows,  no impairment of goodwill was recognized in 2004 or 2003.

INCOME TAXES
------------

Income tax expense  consists of current and deferred taxes.  Deferred tax assets or  liabilities  are  computed  based on the  difference  between the  financial statement  and  income  tax basis of assets and  liabilities  using the  enacted marginal  tax rates.  Deferred  income tax expenses or benefits are based on the changes in the deferred tax asset or liability from period to period.

Recognition  of deferred tax assets is based on  management's  belief that it is more  likely  than not that the tax  benefit  associated  with  these  temporary differences,  such as the tax operating loss carryforward,  will be realized.  A valuation  allowance is recorded  for those  deferred tax assets for which it is more likely than not that realization will not occur in the near term.

COMPREHENSIVE INCOME
--------------------

The Company is required to present  comprehensive income and its components in a full set of general-purpose  financial statements for all periods presented. The
Company's other comprehensive  income comprises net unrealized holding gains and losses on the available-for-sale  securities portfolio.  The Company has elected to report the effects of other comprehensive  income as part of the Consolidated
Statement of Changes in Stockholders' Equity.

EARNINGS PER SHARE
------------------

The Company provides dual  presentation of basic and diluted earnings per share.
Basic earnings per share are calculated  utilizing net income as reported in the numerator and average shares outstanding in the denominator.  The computation of diluted  earnings per share  differs in that the  dilutive  effects of any stock options, warrants, and convertible securities are adjusted in the denominator.

ADVERTISING COSTS
-----------------

Advertising costs are expensed as the costs are incurred.

                                       43

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK OPTIONS
-------------

The  Company  maintains  a  stock  option  plan  for  directors,  officers,  and employees.  The Company  accounts for its stock option plan under  provisions of
APB  Opinion  No. 25, "Accounting  for Stock  Issued to  Employees," and related interpretations. Under this opinion, no compensation expense has been recognized with respect to the plan because the exercise  price of the  Company's  employee stock options equals the market price of the underlying stock on the grant date.

Had compensation expense for the stock option plan been recognized in accordance with the  fair  value  accounting  provisions  of FAS No.  123, "Accounting  for
Stock-Based  Compensation," the net income  applicable  to common  stock and the basic and diluted net income per share for the years ended  December 31 would be as follows:

                                                       2004              2003
                                                  -------------     ------------
Net income as reported                            $   2,782,821     $  1,625,038
Less pro forma expense related to options               102,913          107,533
                                                  -------------     ------------
Pro forma                                         $   2,679,908     $  1,517,505
                                                  =============     ============
Basic net income pro forma per common share:
     As reported                                  $        1.45     $       0.91
     Pro forma                                             1.39             0.85
Diluted net income per common share:
     As reported                                  $        1.34     $       0.84
     Pro forma                                             1.29             0.78


For purposes of computing  pro forma  results,  the Company  estimated  the fair values of stock options using the Black-Scholes  option-pricing model. The model requires the use of subjective assumptions that can materially affect fair value estimates.  Therefore,  the pro  forma  results  are  estimates  of  results  of operations as if  compensation  expense had been recognized for the stock option plans.  The fair value of each stock  option  granted  was  estimated  using the following  weighted-average  assumptions  for  grants  in  2001:  (1)  risk-free interest  rate of  5.03;  (2)  expected  volatility  of 28.52  percent;  and (3)
expected lives of options are ten years.

CASH FLOW INFORMATION
---------------------

Management  has  defined  cash  equivalents  as cash  and  due  from  banks  and interest-bearing  deposits with other banks with original  maturities of 90 days or less.

PENDING ACCOUNTING PRONOUNCEMENTS
---------------------------------

In December  2004, the Financial  Accounting  Standards  Board  ("FASB")  issued
Statement  of Financial  Accounting  Standards  ("FAS") No. 123 (Revised  2004),
"Share-Based Payment." The statement requires that compensation cost relating to share-based payment  transactions be recognized in financial statements and that this  cost be  measured  based on the  fair  value of the  equity  or  liability instruments  issued.  FAS  No.  123  (Revised  2004)  covers  a  wide  range  of share-based compensation arrangements including share options,  restricted share plans,  performance-based  awards, share appreciation rights, and employee share purchase  plans.  The Company will adopt FAS No. 123  (Revised  2004) on July 1,
2005,  and is currently  evaluating the impact the adoption of the standard will have on the Company's results of operations.

                                       44

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PENDING ACCOUNTING PRONOUNCEMENTS (CONTINUED)
---------------------------------------------

In October 2003, the American  Institute of Certified Public  Accountants issued
SOP  03-3, "Accounting  for  Loans or  Certain  Debt  Securities  Acquired  in a
Transfer." SOP 03-3 applies to a loan that is acquired where it is probable,  at acquisition,  that a  transferee  will be unable to  collect  all  contractually required payments receivable.  SOP 03-3 requires the recognition,  as accretable yield,  of the  excess  of all  cash  flows  expected  at  acquisition  over the investor's  initial  investment in the loan as interest  income on a level-yield basis over the life of the loan.  The  amount by which the loan's  contractually required  payments  exceed the amount of its expected cash flows at  acquisition may not be recognized as an adjustment to yield, a loss accrual,  or a valuation allowance for credit risk.  SOP 03-3 is effective  for loans  acquired in fiscal years  beginning  after  December 31, 2004.  Early  adoption is  permitted.  The adoption  of  SOP  03-3  is  not  expected  to  have a  material  impact  on the consolidated financial statements.

RECLASSIFICATION
----------------

Certain items in the prior year financial  statements have been  reclassified to conform to the presentation of the current year amounts. Such  reclassifications did not affect stockholders' equity or net income.

2.       EARNINGS PER SHARE

There  are  no  convertible  securities  that  would  affect  the  numerator  in calculating  basic and  diluted  earnings  per share;  therefore,  net income as presented on the Consolidated Statement of Income will be used as the numerator.
The following table sets forth a reconciliation  of the denominator of the basic and diluted earnings per share computation.


                                                          2004            2003
                                                        ---------      ---------
Weighted-average common shares used
  to calculate basic earnings per share                 1,925,262      1,791,660

Additional common stock equivalents
  (stock options) used to calculate
  diluted earnings per share                              155,169        145,852
                                                        ---------      ---------
Weighted-average common shares and
  common stock equivalents used
  to calculate diluted earnings per share               2,080,431      1,937,512
                                                        =========      =========


                                       45

3. INVESTMENT SECURITIES

The amortized  cost and estimated  market  values of investment  securities  are summarized as follows:

                                                                             2004
                                           -----------------------------------------------------------------
                                                                 Gross               Gross         Estimated
                                            Amortized          Unrealized          Unrealized        Market
                                               Cost              Gains               Losses          Value
                                           ----------       ----------           ------------     ----------
AVAILABLE FOR SALE
Corporate securities                       $  680,597         $     --           $    (16,207)    $  664,390
Mortgage-backed securities                  1,311,858            4,181                (10,535)     1,305,504
                                           ----------       ----------           ------------     ----------
     Total debt securities                  1,992,455            4,181                (26,742)     1,969,894

Equity securities                             100,707           15,450                 (1,828)       114,329
                                           ----------       ----------           ------------     ----------
               Total                       $2,093,162       $   19,631           $    (28,570)    $2,084,223
                                           ==========       ==========           ============     ==========

                                                                             2004
                                           -----------------------------------------------------------------
                                                               Gross               Gross         Estimated
                                            Amortized       Unrealized          Unrealized        Market
                                               Cost            Gains               Losses          Value
                                           ----------       ----------           ------------     ----------
HELD TO MATURITY
U.S. government agency
  securities                               $10,603,272      $  39,094            $ (27,009)       $10,615,357
Obligations of states and
  political subdivisions                    14,805,451         87,393             (170,088)        14,722,756
Corporate securities
Collateralized mortgage
  obligations                                1,192,228          3,190               (1,998)         1,193,420
Mortgage-backed securities                  10,890,390        103,450              (23,143)        10,970,697
                                           -----------      ---------            ---------        -----------
               Total                       $37,491,341      $ 233,127            $(222,238)       $37,502,230
                                           ===========      =========            =========        ===========


                                       46

3. INVESTMENT SECURITIES (CONTINUED)

                                                                             2003
                                           -----------------------------------------------------------------
                                                               Gross               Gross         Estimated
                                            Amortized       Unrealized          Unrealized        Market
                                               Cost            Gains               Losses          Value
                                           ----------       ----------           ------------     ----------
AVAILABLE FOR SALE
Corporate securities                        $1,683,910      $  5,634            $ (41,729)       $1,647,815
Mortgage-backed securities                   2,368,566        10,650              (21,806)        2,357,410
                                            ----------      --------            ---------        ----------
     Total debt securities                   4,052,476        16,284              (63,535)        4,005,225

Equity securities                               39,826        29,044                   --            68,870
                                            ----------      --------            ---------        ----------
               Total                        $4,092,302      $ 45,328            $ (63,535)       $4,074,095
                                            ==========      ========            =========        ==========

                                                                             2003
                                           -----------------------------------------------------------------
                                                               Gross               Gross         Estimated
                                            Amortized       Unrealized          Unrealized        Market
                                               Cost            Gains               Losses          Value
                                           ----------       ----------           ------------     ----------
HELD TO MATURITY
U.S. government agency
  securities                                $ 8,761,819     $ 73,152            $ (59,841)       $ 8,775,130
Obligations of states and
  political subdivisions                     15,283,852       66,282             (253,736)        15,096,398
Corporate securities                            500,558          919                   --            501,477
Collateralized mortgage
  obligations                                 1,130,066        7,632                   --          1,137,698
Mortgage-backed securities                   13,569,994      117,374              (29,176)        13,658,192
                                            -----------     --------            ---------        -----------
               Total                        $39,246,289     $265,359            $(342,753)       $39,168,895
                                            ===========     ========            =========        ===========


The following table shows the Company's gross unrealized  losses and fair value, aggregated  by  investment  category  and  length  of time  that the  individual securities have been in a continuous  unrealized loss position,  at December 31,
2004:

                                   Less than Twelve Months      Twelve Months or Greater              Total
                                   ------------------------    -------------------------     ------------------------
                                    Estimated      Gross       Estimated        Gross        Estimated       Gross
                                     Market      Unrealized      Market       Unrealized       Market      Unrealized
                                     Value         Losses         Value         Losses          Value        Losses
                                  ----------     ---------    -----------    ----------     -----------    ---------
U.S. government agency
  securities                      $3,494,885     $ (11,927)   $   982,810    $  (15,082)    $ 4,477,695    $ (27,009)
Obligations of states and
  political subdivisions           1,003,262        (7,693)     6,588,211      (162,395)      7,591,473     (170,088)
Collateralized mortgage
  obligations                        263,463        (1,998)            --            --         263,463       (1,998)
Mortgage-backed securities         2,668,146       (20,492)     2,099,842       (13,186)      4,767,988      (33,678)
Corporate securities                      --             -        664,390       (16,207)        664,390      (16,207)
Equity securities                     29,634        (1,828)            --            --          29,634       (1,828)
                                  ----------     ---------    -----------    ----------     -----------    ---------
     Total                        $7,459,390     $ (43,938)   $10,335,253    $ (206,870)    $17,794,643    $(250,808)
                                  ==========     =========    ===========    ==========     ===========    =========


                                       47

3. INVESTMENT SECURITIES (CONTINUED)

The policy of the Company is to recognize an other-than-temporary  impairment on equity  securities  where the fair value has been  significantly  below cost for three  consecutive  quarters.  For fixed maturity  investments  with  unrealized losses due to  interest  rates where the  Company  has the  positive  intent and ability to hold the investment for a period of time sufficient to allow a market recovery,  declines  in value  below  cost  are not  assumed  to be  other  than temporary.  The Company reviews its position  quarterly and has asserted that at
December 31, 2004, the declines outlined in the above table represent  temporary declines and the Company  does have the intent and ability  either to hold those securities to maturity or to allow a market recovery.

The Company has  concluded  that any  impairment  of its  investment  securities portfolio  is not  other  than  temporary  but is the  result of  interest  rate changes,  sector credit rating changes, or Company-specific  rating changes that are not expected to result in the noncollection of principal and interest during the period.

The amortized cost and estimated  market value of investments in debt securities available  for sale at December 31, 2004,  by  contractual  maturity,  are shown below.  The Company's  mortgage-backed  securities and  collateralized  mortgage obligations have  contractual  maturities  ranging from 2 to 30 years.  Expected maturities will differ from contractual  maturities  because  borrowers may have the right to call or  prepay  obligations  with or  without  call or  prepayment penalties.


                                         Available for Sale           Held to Maturity
                                      ------------------------     -------------------------
                                                     Estimated                    Estimated
                                       Amortized       Market      Amortized        Market
                                         Cost          Value         Cost           Value
                                      ----------     ---------     ---------     -----------
Due in one year or less              $       --      $       --    $   500,000   $   505,940
Due after one year through
  five years                            201,730         205,451      4,874,731     4,893,109
Due after five years through
  ten years                              10,436          10,895     17,498,018    17,476,294
Due after ten years                   1,780,289       1,753,548     14,618,592    14,626,887
                                     ----------      ----------    -----------   -----------
                 Total               $1,992,455      $1,969,894    $37,491,341   $37,502,230
                                     ==========      ==========    ===========   ===========


The proceeds from the sales of investment  securities available for sale and the gross gains  realized  were $52,707 and $32,707 for the year ended  December 31,
2004,  and $78,144 and $30,130,  respectively,  for the year ended  December 31,
2003.

Investment  securities  with  amortized  cost and  estimated  market  values  of
$6,627,575 and $6,548,797 at December 31, 2004, and $5,214,854 and $5,215,398 at
December 31, 2003, were pledged to secure borrowings, public deposits, and other purposes as required by law.

                                       48

4.    LOANS RECEIVABLE

Loans receivable consist of the following at December 31:

                                                     2004               2003
                                                 ------------       ------------
Real estate loans:
     Residential                                 $151,496,516       $116,315,573
     Home equity                                   12,883,087          9,965,344
     Commercial                                    51,409,772         37,917,984
     Construction                                   7,116,188          8,736,837
Commercial                                         12,791,339          9,825,925
Consumer loans                                      1,998,787          1,807,791
                                                 ------------       ------------
                                                  237,695,689        184,569,454
Less:
     Deferred loan fees, net                           68,806             89,442
     Allowance for loan losses                      2,198,315          1,737,475
                                                 ------------       ------------
                    Total                        $235,428,568       $182,742,537
                                                 ============       ============


Aggregate  loans of $60,000 or more extended to executive  officers,  directors, and  corporations  in which they are  beneficially  interested as  stockholders, executive  officers,  or directors  were  $3,102,763  at December  31, 2004.  An analysis of these related party loans follows:

          2003            Additions           Repayments            2004
        ----------        ----------          ----------          ----------
        $2,466,678        $1,319,964           $683,879           $3,102,763

The Company's  primary  business  activity is with customers  located within its local trade area. Mortgage, consumer, and commercial loans are granted. Although the Company's  loan  portfolio is diversified at December 31, 2004 and 2003, the repayment of these loans is dependent upon the local economic  conditions in its immediate trade area.

                                       49

5.    ALLOWANCE FOR LOAN LOSSES

Activity in the allowance for loan losses for the years ended  December 31 is as follows:

                                                        2004               2003
                                                     ----------       ----------
Balance, January 1                                   $1,737,475       $1,177,141
Add:
     Provision charged to operations                    533,000          593,000
     Recoveries                                          26,961            3,497
Less loans charged off                                   99,121           36,163
                                                     ----------       ----------
Balance, December 31                                 $2,198,315       $1,737,475
                                                     ==========       ==========


6.    PREMISES AND EQUIPMENT

Premises and equipment consist of the following:

                                                            2004        2003
                                                         ----------  ----------
Land                                                     $  375,000  $  375,000
Buildings and leasehold improvements                      1,867,038   1,821,310
Furniture and equipment                                   1,179,529   1,017,442
Construction in progress                                     98,828          --
                                                         ----------  ----------
                                                          3,520,395   3,213,752
Less accumulated depreciation and amortization              910,867     642,799
                                                         ----------  ----------
               Total                                     $2,609,528  $2,570,953
                                                         ==========  ==========


Depreciation and amortization  expense for the years ended December 31, 2004 and
2003, was $268,068 and $242,730, respectively.

7.    GOODWILL

A summary of goodwill at December 31 is as follows:


                                                        2004             2003
                                                    -----------     -----------
Gross carrying amount, beginning of period          $ 1,905,900     $   941,886
Acquisition of Vantage                                       --         964,014
                                                    -----------     -----------
Gross carrying amount, end of period                  1,905,900       1,905,900
Less accumulated amortization                          (142,669)       (142,669)
Less impairment losses                                       --              --
                                                    -----------     -----------
Net carrying amount                                 $ 1,763,231     $ 1,763,231
                                                    ===========     ===========


On January 1, 2003,  the Company  acquired a subsidiary,  Vantage,  for cash and
36,000 shares of stock,  which  resulted in additional  goodwill of $964,014 for
2003.

The gross  carrying  amount of goodwill was tested for  impairment in the fourth quarter,  after the annual  forecasting  process.  Due to an increase in overall earning  asset  growth,  operating  profits  and cash  flows were  greater  than expected.  Based on fair  value of the  reporting  units,  estimated  using  the expected  present  value  of  future  flows,  no  goodwill  impairment  loss was recognized in the current year.

                                       50

8.      FEDERAL HOME LOAN BANK STOCK

The  Company is a member of the FHLB.  As a member,  the  Company  maintains  an investment in the capital stock of the FHLB of  Pittsburgh,  at cost. The amount of investment, as determined by the FHLB of Pittsburgh, is based on a percentage of outstanding home loans and unused borrowing capacity.

9.      DEPOSITS

Time  deposits at December  31, 2004,  of  $7,972,121,  $2,550,526,  $4,045,653,
$822,886, $4,083,485, and $2,121,356 mature during 2005, 2006, 2007, 2008, 2009, and beyond 2009, respectively.

Time deposits  include  certificates of deposit in  denominations of $100,000 or more.  Such deposits  aggregated  $6,267,078 and $5,607,572 at December 31, 2004 and  2003,  respectively.  Deposits  in  excess of  $100,000  are not  federally insured.

The scheduled  maturities of time  certificates of deposit in excess of $100,000 as of December 31, 2004, are as follows:

Within three months                                $  797,811
Three through six months                              453,670
Six through twelve months                             775,926
Over twelve months                                  4,239,671
                                                   ----------
     Total                                         $6,267,078
                                                   ==========

10.      SHORT-TERM BORROWINGS

Short-term  borrowings  consisted  of draws  on the  Bank's  "RepoPlus"  line of credit,  fixed-rate,  fixed-term  advances  through  the  FHLB,  and  repurchase agreements.  The  RepoPlus  line carries an  adjustable  rate that is subject to annual renewal and incurs no service  charges.  All  outstanding  borrowings are secured by a blanket  security  agreement  on  qualifying  residential  mortgage loans, certain pledged investment securities,  and the Bank's investment in FHLB stock.

The following table sets forth information concerning short-term borrowings:


                                                        2004            2003
                                                    -----------     -----------
Balance at year-end                                 $14,838,231     $ 4,788,887
Maximum amount outstanding at any month-end          23,791,622       8,429,483
Average balance outstanding during the year          10,967,790       5,333,568
Weighted-average interest rate:
      As of year-end                                       2.76%           2.55%
      Paid during the year                                 1.95            2.54


The Company  entered into two unsecured line of credit  arrangements  with other financial institutions that require monthly interest payments. The first line of credit has a  borrowing  limit of $3.0  million at an  adjustable  rate based on
30-day LIBOR plus 200 basis points and matures July 9, 2007.  The second line of credit has a  borrowing  limit of $1.5  million at an  adjustable  rate based on
30-day LIBOR plus 200 basis points and matures  August 14, 2007. At December 31,
2004,  the  Company  had  outstanding  balances of  $3,000,000  and  $1,475,000, respectively, on these lines of credit.

                                       51

10.   SHORT-TERM BORROWINGS (CONTINUED)

The following table sets forth information concerning other borrowings:

                                                     Weighted         Stated interest
                               Maturity range         average           rate range                 At December 31,
      Description            from          to       interest rate    from       to             2004              2003
      -----------          --------     --------    -------------    ----     ------         ----------       ----------
Mid Term Repo Fixed        06/27/05     06/27/05       3.71%         3.71%    3.71%          $2,000,000       $2,000,000
Fixed rate                 12/08/05     12/04/08       5.92          5.23     6.19            3,500,000        3,500,000
Fixed rate amortizing      12/08/10     12/08/10       6.21          6.21     6.21            1,680,612        1,904,866
                                                                                             ----------       ----------
                                                                                             $7,180,612       $7,404,866
                                                                                             ==========       ==========


Maturities of other borrowings at December 31 are summarized as follows:

                                                        2004
                                           -------------------------------
            Year Ending                                        Weighted-
           December 31,                       Amount          Average Rate
           ------------                    ----------         ------------

               2005                        $4,738,583             5.14%
               2006                           253,828             6.21
               2007                           270,047             6.21
               2008                         1,287,302             5.45
               2009                           305,660             6.21
          2010 and after                      325,192             6.21
                                           ----------
                                           $7,180,612             5.37%
                                           ==========


The Company has a fixed rate  amortizing  borrowing  with the FHLB that requires monthly payments of principal and interest of $28,020 through December 2010. The remaining  borrowings  represent  fixed rate advances from the Federal Home Loan
Bank.

Borrowing capacity consists of credit  arrangements with the FHLB of Pittsburgh.
FHLB borrowings are subject to annual renewal, incur no service charges, and are
secured   by  a  blanket   security   agreement   on  certain   investment   and
mortgage-backed  securities,  outstanding residential mortgages,  and the Bank's investment in FHLB stock. As of December 31, 2004, the Bank's maximum  borrowing capacity with the FHLB was approximately $189.5 million.

                                       52

11.    COMMITMENTS AND CONTINGENT LIABILITIES

In the normal  course of business,  the Company makes  various  commitments  and contingent  liabilities that are not reflected in the accompanying  consolidated financial statements. These instruments involve, to varying degrees, elements of credit  and  interest  rate  risk in  excess  of the  amount  recognized  in the
Consolidated  Balance Sheet. The Company's  exposure to credit loss in the event of  nonperformance  by  the  other  parties  to  the  financial  instruments  is represented by the contractual  amounts as disclosed.  The Company minimizes its exposure to credit loss under these  commitments  by  subjecting  them to credit approval and review procedures and collateral  requirements as deemed necessary.
Commitments  generally  have  fixed  expiration  dates  within one year of their origination.

The off-balance sheet commitments comprises the following:

                                                     2004               2003
                                                  ----------          ----------
Commitments to extend credit:
      Fixed rate                                  $2,463,216          $  673,000
      Variable rate                                6,710,850           3,255,080
                                                  ----------          ----------
                                                   9,174,066           3,928,080
Letters of credit                                       --             1,170,118
                                                  ----------          ----------
               Total                              $9,174,066          $5,098,198
                                                  ==========          ==========


The range of interest rates on fixed rate loan  commitments  was 4.50 percent to
7.25 percent at December 31, 2004.

Commitments  to extend  credit are  agreements  to lend to a customer as long as there is no violation of any condition established in the loan agreement.  These commitments consist of undisbursed  residential  construction  loans,  available commercial and personal lines of credit,  and loans approved but not yet funded.
Fees from the issuance of the credit  lines are  generally  recognized  over the period of maturity.

Standby letters of credit are conditional  commitments  issued by the Company to guarantee the  performance of a customer to a third party.  The coverage  period for these  instruments  is  typically a one-year  period with an annual  renewal option subject to prior approval by management. Fees earned from the issuance of these letters are recognized  over the coverage  period.  For secured letters of credit,  the  collateral  is  typically  bank  deposit  instruments  or customer business assets.

The Company is  committed  under three  noncancelable  operating  leases for the
Bank's  office  facilities  with  remaining  terms through 2008. At December 31,
2004, the minimum rental commitments under these leases are as follows:

                   2005                 $  280,152
                   2006                    280,152
                   2007                    214,873
                   2008                    157,304
                   2009                    144,000
             2010 and thereafter         1,201,500
                                        ----------
                        Total           $2,277,981
                                        ==========

Occupancy and equipment  expenses  include rental  expenditures  of $352,137 and
$304,352 for 2004 and 2003, respectively.

                                       53

12.      STOCK SPLIT

On February  24,  2004,  the Board of Directors  approved a  six-for-five  stock split,  effected in the form of a 20 percent stock dividend to  stockholders  of record  March  10,  2004,  payable  on March  31,  2004.  As a  result,  320,661 additional shares of the Company's stock were issued, common stock was increased by $32,066, and surplus was decreased by $35,538.

Fractional  shares  were paid in cash.  All  average  shares  outstanding  as of
December 31, 2003,  and all per share amounts as of December 31, 2003,  included in the financial  statements  are based on the increased  number of shares after giving  retroactive  effect to the stock  split  effected in the form of a stock dividend.

13.      REGULATORY MATTERS

RESTRICTION ON CASH AND DUE FROM BANKS
--------------------------------------

The Bank is required to maintain  reserve  funds in cash or on deposit  with the
Federal Reserve Bank. As of December 31, 2004, the Bank had required reserves of
$861,000,  comprised principally of vault cash and a depository amount held with the Federal Reserve Bank

DIVIDEND RESTRICTIONS
---------------------

The Bank is subject to a dividend  restriction  that generally limits the amount of dividends that can be paid by an OTS-chartered  bank. OTS regulations require the Bank to give the OTS 30 days notice of any proposed declaration of dividends to the Company,  and the OTS has the authority under its  supervisory  powers to prohibit the payment of dividends by the Bank to the Company.

REGULATORY CAPITAL REQUIREMENTS
-------------------------------

Federal regulations require the Company and the Bank to maintain minimum amounts of capital.  Specifically,  each is required to maintain  certain minimum dollar amounts  and ratios of Total and Tier I capital to  risk-weighted  assets and of
Tangible and Core capital (as defined in the regulations) to adjusted assets.

In  addition  to  the  capital  requirements,   the  Federal  Deposit  Insurance
Corporation  Improvement  Act  ("FDICIA")  established  five capital  categories ranging from "well  capitalized"  to "critically  undercapitalized."  Should any
institution  fail  to  meet  the  requirements  to  be  considered   "adequately
capitalized,"  it would become subject to a series of  increasingly  restrictive regulatory actions.

As of December 31, 2004 and 2003, the FDIC  categorized the Company and the Bank as well capitalized under the regulatory framework for prompt corrective action.
To be classified as a well-capitalized financial institution,  Total risk-based,
Tier I  risk-based,  and Core  capital  ratios  must be at least 10  percent,  6 percent, and 5 percent,  respectively.  Management believes,  as of December 31,
2004, the Bank met all capital adequacy requirements to which they are subject.

                                       54

13.  REGULATORY MATTERS (CONTINUED)

REGULATORY CAPITAL REQUIREMENTS (CONTINUED)
-------------------------------------------

The following table reconciles the Bank's capital under U.S.  generally accepted accounting principles to regulatory capital:


                                                      2004               2003
                                                 ------------      ------------

Total stockholders' equity                       $ 21,024,462      $ 15,964,295
Unrealized loss on securities                          14,890            31,186
Goodwill                                             (799,217)         (799,217)
                                                 ------------      ------------
Tier I, core, and tangible capital                 20,240,135        15,196,264
Allowance for loan losses                           2,058,075         1,639,642
                                                 ------------      ------------
Total risk-based capital                         $ 22,298,210      $ 16,835,906
                                                 ============      ============


The  following  table  sets  forth  the  Bank's  capital  position  and  minimum requirements for the years ended December 31:

                                                             2004                                   2003
                                                   ------------------------            ------------------------
                                                      Amount          Ratio              Amount          Ratio
                                                   -----------        -----            -----------       ------
Total Capital (to Risk-Weighted Assets)
---------------------------------------

Actual                                             $22,298,210         13.6%           $16,835,906       12.8%
For Capital Adequacy Purposes                       13,160,461          8.0             10,485,885        8.0
To Be Well Capitalized                              16,450,576         10.0             13,107,356       10.0

Tier I Capital (to Risk-Weighted Assets)
----------------------------------------

Actual                                             $20,240,135         12.3%           $15,196,264       11.6%
For Capital Adequacy Purposes                        6,580,230          4.0              5,242,942        4.0
To Be Well Capitalized                               9,870,346          6.0              7,864,414        6.0

Core Capital (to Adjusted Assets)
---------------------------------

Actual                                             $20,240,135          6.8%           $15,196,264        6.2%
For Capital Adequacy Purposes                        8,919,045          3.0              7,398,108        3.0
To Be Well Capitalized                              14,865,074          5.0             12,330,179        5.0

Tangible Capital (to Adjusted Assets)
-------------------------------------

Actual                                             $20,240,135          6.8%           $15,196,264        6.2%
For Capital Adequacy Purposes                        4,459,522          1.5              3,699,054        1.5


                                       55

14.  EMPLOYEE BENEFITS

PROFIT SHARING PLAN
-------------------

The Company  maintains a  noncontributory  profit  sharing plan (the "Plan") for officers and employees who have met the age and length of service  requirements.
The  Plan  is  a  defined  contribution  plan,  with  contributions  based  on a
percentage  of  participants'   salaries.  In  conjunction  with  the  Plan,  an
integrated 401(k) salary reduction plan was also implemented.

The Company may make matching contributions equal to a discretionary  percentage determined annually by the Board of Directors. Employee contributions are vested at all times,  and the Company  contributions  are fully vested after six years.
The Company  recognized profit sharing and matching  contributions for the years ended  December  31,  2004 and  2003,  of  approximately  $42,539  and  $31,944, respectively.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
--------------------------------------

The Bank maintains a Supplemental  Executive  Retirement Plan for the benefit of certain  executive  officers of the Bank. The Bank makes an annual accrual equal to not less than 10 percent of the annual  bonus award.  In  addition,  the Bank will  contribute  an  additional  accrual each year equal to the  interest  rate payable on the ten-year U.S.  Treasury bond,  adjusted  quarterly.  The Bank may
within  its  discretion  elect  to  make  an  additional   contribution  to  the
participant's account. Any additional contribution made by the Bank vests over a five-year period beginning on the one-year anniversary of such contribution. The accumulated  deferred  compensation account for each participant will be payable to such  participant  at any time  following  the  retirement  age of 65,  early retirement at age 60, disability,  death, or termination of employment following a change in control of the Company. The Company recognized an expense of $61,534 and $46,638 in 2004 and 2003, respectively.

STOCK OPTION PLAN
-----------------

The Board of Directors adopted a stock option plan for directors,  officers, and employees in which the number of shares with respect to which awards may be made available to the plan may not exceed 309,319 shares.  These shares may be issued from authorized but unissued common stock,  treasury stock, or shares  purchased in the market.  The stock options have expiration  terms of ten years subject to certain  extensions  and  terminations.  The per share exercise price of a stock option  is equal to the fair  value of a share of  common  stock on the date the option is granted.  Options are exercisable in annual installments  ranging from
25 percent to 33 1/3 percent  for  directors  and ranging  from 20 percent to 25 percent  for  officers  and  employees,  primarily  using the award  date as the anniversary date.

The following table presents share data related to the outstanding options:

                                                               2004                           2003
                                                        ----------------------     -------------------------
                                                                     Weighted-                     Weighted-
                                                                      Average                       Average
                                                                     Exercise                       Exercise
                                                         Shares       Price        Shares           Price
                                                        -------      ---------     ------         ----------
Outstanding, beginning of the year                       249,788     $  5.78        302,946         $ 5.78

     Granted                                               7,440       20.83              -              -
     Exercised                                            (6,173)       5.78        (51,864)          5.74
     Forfeited                                                 -                     (1,294)          5.83
                                                         -------                    -------

Outstanding, end of the year                             251,055     $  5.62        249,788         $ 5.78
                                                         =======                    =======

Exercisable at year-end                                  227,796     $  5.89        198,823         $ 5.78
                                                         =======                    =======


                                       56

14.   EMPLOYEE BENEFITS (CONTINUED)

STOCK OPTION PLAN (CONTINUED)
-----------------------------

The following table summarizes  characteristics of stock options outstanding and exercisable at December 31, 2004:

                                                 Outstanding                                   Exercisable
                                       --------------------------------------           --------------------------
                                                                     Average                             Average
                                                    Average          Exercise                            Exercise
     Exercise Price                    Shares        Life             Price             Shares            Price
     --------------                    ------       -------          --------           -------          ---------
            5.74                       96,984        4.40             5.74              96,984            5.74
            5.31                        5,820        5.46             5.31               5,820            5.31
            5.84                      140,811        6.82             5.84             123,324            5.84
           20.83                        7,440        9.14            20.83               1,668           20.83
                                      -------                                          -------
                                      251,055        5.77             5.62             227,796            5.89
                                      =======                                          =======


15.      INCOME TAXES

The components of income taxes for the years ended December 31 are summarized as follows:


                                                               2004             2003
                                                            -----------    -----------
Current payable:
    Federal                                                 $ 1,359,078    $   831,398
    State                                                       277,413        128,393
                                                            -----------    -----------
                                                              1,636,491        959,791
Deferred taxes                                                 (122,538)      (132,417)
Adjustment to valuation allowance for deferred tax assets         1,384            498
                                                            -----------    -----------
                    Total                                   $ 1,515,337    $   827,872
                                                            ===========    ===========


The following temporary differences gave rise to the net deferred tax assets:


                                                                    2004        2003
                                                                ---------    ---------
Deferred tax assets:
     Net unrealized loss on securities                          $   3,040    $   6,190
     Allowance for loan losses                                    732,375      555,830
     Organization costs                                               317           62
     Loan origination costs                                        23,394       28,261
     Supplemental executive retirement account                     45,679       15,857
     Net operating loss carryforward                               20,010       18,626
                                                                ---------    ---------
                    Total gross deferred tax assets               824,815      624,826
                    Less valuation allowance                      (20,010)      18,626
                                                                ---------    ---------
                          Deferred tax assets after allowance     844,825      606,200
                                                                ---------    ---------

Deferred tax liabilities:
     Premises and equipment                                       131,595       94,362
     Goodwill                                                     101,723       58,355
                                                                ---------    ---------
                    Total gross deferred tax liabilities          233,318      152,717
                                                                ---------    ---------
                          Net deferred tax assets               $ 611,507    $ 453,483
                                                                =========    =========


                                       57

15.   INCOME TAXES (CONTINUED)

The  reconciliation  of the federal  statutory rate and the Company's  effective income tax rate is as follows:

                                          2004                     2003
                                -----------------------   -----------------------
                                                 % of                      % of
                                                 Pretax                    Pretax
                                  Amount         Income       Amount       Income
                                -----------      ------   -----------      ------

Tax at statutory rate           $ 1,461,374       34.0%   $   833,989       34.0%
State income, net of
  federal tax                       183,093        4.3         84,739        3.5
Tax-exempt income
  tax assets                       (167,057)      (3.9)       (70,762)      (2.9)
Other, net                           37,927        0.9        (20,094)      (0.8)
                                -----------       ----    -----------       ----
Actual tax benefit
  and effective rate            $ 1,515,337       35.3%   $   827,872       33.8%
                                ===========       ====    ===========       ====


The Bank is subject to the Pennsylvania Mutual Thrift  Institution's tax that is calculated at 11.5 percent of earnings based on accounting  principles generally accepted in the United States of America with certain  adjustments.  At December
31,  2004,  the  Company has  available a net  operating  loss  carryforward  of approximately  $200,299 for state  income tax purposes  which will expire in the years 2020 to 2023.

16.      FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of the Company's financial  instruments at December 31 are as follows:

                                                            2004                                   2003
                                             -------------------------------        -------------------------------
                                                Carrying             Fair              Carrying             Fair
                                                 Value              Value               Value              Value
                                             ------------       ------------        ------------       ------------
Financial assets:
     Cash and cash equivalents               $ 15,582,576       $ 15,582,576        $ 14,953,286       $ 14,953,286
     Investment securities                     39,575,564         39,586,453          43,320,384         43,242,990
     Loans receivable                         235,428,568        238,574,685         182,742,537        188,261,923
     FHLB stock                                 2,066,100          2,066,100           1,311,300          1,311,300
     Accrued interest receivable                1,277,283          1,277,283           1,138,695          1,138,695

Financial liabilities:
     Deposits                                $258,270,880       $258,358,880        $220,892,657       $221,372,657
     Short-term borrowings                     14,838,231         14,838,231           4,788,887          4,788,887
     Other borrowings                           7,180,612          7,320,612           7,404,866          7,920,866
     Accrued interest payable                     485,419            485,419             447,727            447,727


Financial  instruments  are  defined as cash,  evidence  of an ownership  interest in an entity,  or a contract  that creates an  obligation or right to receive  or deliver  cash or  another  financial  instrument  from/to a second entity on potentially favorable or unfavorable terms.

Fair value is defined as the  amount at which a  financial  instrument  could be exchanged  in a current  transaction  between  willing  parties  other than in a forced  or  liquidation  sale.  If a  quoted  market  price is  available  for a financial  instrument,  the estimated fair value would be calculated  based upon the market price per trading unit of the instrument.

                                       58

16.   FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

If no readily  available  market exists,  the fair value estimates for financial instruments are based upon  management's  judgment  regarding  current  economic conditions,  interest rate risk,  expected cash flows,  future estimated losses, and other factors as determined through various option pricing formulas. As many of these  assumptions  result  from  judgments  made by  management  based  upon estimates that are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition,  changes in the assumptions on which the estimated fair values are based may have a significant  impact on the resulting  estimated fair values.

As certain assets,  such as deferred tax assets and premises and equipment,  are not  considered  financial  instruments,  the estimated  fair value of financial instruments would not represent the full value of the Company.

The Company  employed  estimates using  discounted cash flows in determining the estimated  fair value of financial  instruments  for which quoted  market prices were not available based upon the following assumptions:

CASH AND CASH EQUIVALENTS,  ACCRUED INTEREST RECEIVABLE,  SHORT-TERM BORROWINGS,
--------------------------------------------------------------------------------
AND ACCRUED INTEREST PAYABLE
----------------------------

The fair value is equal to the current carrying value.

INVESTMENT SECURITIES AND REGULATORY STOCK
------------------------------------------

The fair value of investment  securities is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the
quoted  market  price  for  similar  securities.   Regulatory  stock  represents
ownership in institutions that are wholly owned by other financial institutions.
These equity securities' fair values are equal to the current fair values.

LOANS RECEIVABLE, DEPOSITS, AND OTHER BORROWINGS
------------------------------------------------

The fair value of loans is estimated  using  discounted  contractual  cash flows generated  using  prepayment  estimates.  Discount  rates are based upon current market rates  generally  being  offered for new loan  originations  with similar credit and payment characteristics.  Savings, checking, and money market deposit accounts are valued at the amount payable on demand as of year-end.  Fair values for time deposits and the other borrowings are estimated using a discounted cash flow calculation that applies  contractual  costs currently being offered in the existing  portfolio  to current  market  rates being  offered for  deposits  and borrowings of similar remaining maturities.

COMMITMENTS TO EXTEND CREDIT
----------------------------

These  financial  instruments  are generally not subject to sale,  and estimated fair values are not readily  available.  The carrying value,  represented by the net deferred fee arising from the unrecognized  commitment,  and the fair value, determined by  discounting  the remaining  contractual  fee over the term of the commitment  using fees currently  charged to enter into similar  agreements with similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments are presented in Note 11.

                                       59

17.   BUSINESS SEGMENTS

The Company operates two reportable  segments:  community banking and investment advisory and product  services.  The Company's  community banking segment offers services  traditionally  offered by  full-service  commercial  banks,  including commercial  mortgage,  residential real estate, and consumer loan financing,  as well as commercial  demand,  individual demand, and time deposit services to its customers. The investment advisory and product services segment offers fee based investment management services and alternative investment products.

Selected segment information is included in the following table:

                                                                                      Investment
                                                                                     Advisory and
                                                                 Community             Product
                                                                  Banking              Services          Consolidated
                                                                 ------------          -----------        ------------
For the year ended December 31, 2004:

Interest income                                                  $ 14,010,680          $         -        $ 14,010,680
Interest expense                                                    5,384,402                    -           5,384,402
                                                                 ------------          -----------        ------------

Net interest income                                                 8,626,278                    -           8,626,278
Provision for loan losses                                             533,000                    -             533,000
                                                                 ------------          -----------        ------------

Net interest income after provision for loan losses                 8,093,278                    -           8,093,278
Noninterest income                                                    827,445            2,399,439           3,226,884
Noninterest expense                                                 4,994,798            2,027,206           7,022,004
                                                                 ------------          -----------        ------------

Income before income taxes                                          3,925,925              372,233           4,298,158
Income taxes                                                        1,346,463              168,874           1,515,337
                                                                 ------------          -----------        ------------
Net income                                                       $  2,579,462          $   203,359        $  2,782,821
                                                                 ============          ===========        ============
Intersegment revenues (expenses) included above                  $    500,427          $  (500,427)       $          -
Goodwill                                                              799,217              964,014           1,763,231
Depreciation and amortization expense                                 265,834                2,234             268,068
Total assets                                                      298,369,559              866,141         299,235,700


                                       60

17.  BUSINESS SEGMENTS (CONTINUED)


                                                                                    Investment
                                                                                   Advisory and
                                                               Community             Product
                                                                Banking              Services         Consolidated
                                                             -------------         -----------       -------------
For the year ended December 31, 2003:

Interest income                                              $ 11,218,961          $         -        $ 11,218,961
Interest expense                                                4,852,945                    -           4,852,945
                                                             ------------          -----------        ------------
Net interest income                                             6,366,016                    -           6,366,016
Provision for loan losses                                         593,000                    -             593,000
                                                             ------------          -----------        ------------

Net interest income after provision for loan losses             5,773,016                    -           5,773,016
Noninterest income                                                575,399            1,224,944           1,800,343
Noninterest expense                                             4,031,305            1,089,144           5,120,449
                                                             ------------          -----------        ------------

Income before income taxes                                      2,317,110              135,800           2,452,910
Income taxes                                                      814,085               13,787             827,872
                                                             ------------          -----------        ------------
Net income                                                   $  1,503,025          $   122,013        $  1,625,038
                                                             ============          ===========        ============
Intersegment revenues (expenses)                             $    417,977          $  (417,977)       $          -
Goodwill                                                          799,217              964,014           1,763,231
Depreciation and amortization expense                             240,460                2,270             242,730
Total assets                                                  247,574,620            1,012,693         248,587,313


18.      SUBSEQUENT EVENTS

On  November  19,  2004,  the Board of  Directors  approved  an  offering of the
Company's common stock to existing  shareholders and to the public. The offering began  January 3, 2005,  and was  terminated  on March 28,  2005.  The  offering resulted in 180,000  shares being issued at a price of $26.00 per share with net proceeds from the offering amounting to approximately $4.5 million.

                                       61

19.   PARENT COMPANY

Following are condensed financial statements for Nittany Financial Corp.:



                             CONDENSED BALANCE SHEET

                                                               December 31,
                                                          2004            2003
                                                      -----------    -----------
ASSETS
     Cash                                             $    21,879    $   199,845
     Investment securities available for sale             114,329         68,870
     Investment in subsidiaries                        21,889,792     16,976,265
     Other assets                                         155,955         24,798
                                                      -----------    -----------
TOTAL ASSETS                                          $22,181,955    $17,269,778
                                                      ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
     Other borrowings                                 $ 4,475,000    $ 2,425,000
     Other liabilities                                     40,631         17,034
     Stockholders' equity                              17,666,324     14,827,744
                                                      -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $22,181,955    $17,269,778
                                                      ===========    ===========



                          CONDENSED STATEMENT OF INCOME

                                                          Year Ended December 31,
                                                          2004             2003
                                                       -----------    -----------

INCOME                                                 $    35,457    $    33,406

EXPENSES                                                   212,841        158,599
                                                       -----------    -----------

Net loss before income tax benefit                        (177,384)      (125,193)
Income tax benefit                                         (92,976)       (23,989)
                                                       -----------    -----------

Loss before equity in undistributed net
     earnings of subsidiaries                              (84,408)      (101,204)
Equity in undistributed net earnings of subsidiaries     2,867,229      1,726,242
                                                       -----------    -----------
NET INCOME                                             $ 2,782,821    $ 1,625,038
                                                       ===========    ===========


                                       62

19.   PARENT COMPANY (CONTINUED)

                     CONDENSED STATEMENT OF CASH FLOWS

                                                                     Year Ended December 31,
                                                                       2004           2003
                                                                   -----------    -----------
OPERATING ACTIVITIES
     Net income                                                    $ 2,782,821    $ 1,625,038
     Adjustments to reconcile net income to
        net cash used for operating activities:
            Equity in undistributed net earnings of subsidiaries    (2,867,229)    (1,726,242)
            Investment securities gains                                (32,707)       (30,130)
            Other, net                                                 (84,905)        63,738
                                                                   -----------    -----------
                     Net cash used for operating activities           (202,020)       (67,596)
                                                                   -----------    -----------

INVESTING ACTIVITIES
     Purchase of investment securities available for sale              (80,881)       (19,826)
     Sale of investment securities available for sale                   52,707         78,144
     Capital contribution to subsidiary bank                        (2,030,000)    (3,003,606)
                                                                   -----------    -----------
                     Net cash used for investing activities         (2,058,174)    (2,945,288)
                                                                   -----------    -----------

FINANCING ACTIVITIES
     Proceeds from stock offering                                         --        2,351,481
     Exercise of stock options                                          35,700        355,301
     Cash paid in lieu of fractional shares                             (3,472)          --
     Proceeds from other borrowings                                  2,050,000      1,300,000
     Repayment of other borrowings                                        --         (875,000)
                                                                   -----------    -----------

                     Net cash provided by financing activities       2,082,228      3,131,782
                                                                   -----------    -----------

                  Increase (decrease) in cash                         (177,966)       118,898

CASH AT BEGINNING OF PERIOD                                            199,845         80,947
                                                                   -----------    -----------
CASH AT END OF PERIOD                                              $    21,879    $   199,845
                                                                   ===========    ===========


                                       63

20    QUARTERLY DATA (UNAUDITED)

The Company's  selected  quarterly  financial data is presented in the following tables:


                                                      Three Months Ended
                                      -------------------------------------------------
                                        March         June        September    December
                                         2004         2004         2004         2004
                                      -------------------------------------------------
Total interest income                 $3,164,265   $3,371,166   $3,663,145   $3,812,104
Total interest expense                 1,303,373    1,285,374    1,364,236    1,431,719
                                      ----------   ----------   ----------   ----------
Net interest income                    1,860,892    2,085,792    2,298,909    2,380,385
Provision for loan losses                110,000      194,000      138,000       91,000
                                      ----------   ----------   ----------   ----------

Net interest income after
  provision for loan losses            1,750,892    1,891,792    2,160,909    2,289,385
Total noninterest income                 722,936      811,314      851,488      841,146
Total noninterest expense              1,682,777    1,726,234    1,787,582    1,825,411
                                      ----------   ----------   ----------   ----------

Income before income taxes               791,051      976,872    1,224,815    1,305,120
Income taxes                             295,000      339,000      427,000      454,337
                                      ----------   ----------   ----------   ----------

Net income                            $  496,051   $  637,872   $  797,815   $  850,783
                                      ==========   ==========   ==========   ==========

Per share data:
Net income
     Basic                            $     0.26   $     0.33   $     0.41   $     0.44
     Diluted                                0.24         0.31         0.38         0.41
Weighted-average shares outstanding
     Basic                             1,924,621    1,924,621    1,924,621    1,927,171
     Diluted                           2,074,229    2,080,803    2,080,438    2,086,275


                                       64

20    QUARTERLY DATA (UNAUDITED) (CONTINUED)



                                                      Three Months Ended
                                      -------------------------------------------------
                                        March         June        September    December
                                         2003         2003         2003         2003
                                      -------------------------------------------------
Total interest income                 $2,504,392   $2,692,637   $2,938,102   $3,083,830
Total interest expense                 1,206,155    1,200,079    1,198,597    1,248,114
                                      ----------   ----------   ----------   ----------

Net interest income                    1,298,237    1,492,558    1,739,505    1,835,716
Provision for loan losses                 90,000      188,000      230,000       85,000
                                      ----------   ----------   ----------   ----------
Net interest income after
  provision for loan losses            1,208,237    1,304,558    1,509,505    1,750,716
Total noninterest income                 473,754      355,009      392,869      578,711
Total noninterest expense              1,223,152    1,114,875    1,238,231    1,544,191
                                      ----------   ----------   ----------   ----------
Income before income taxes               458,839      544,692      664,143      785,236
Income taxes                             159,610      189,089      205,691      273,482
                                      ----------   ----------   ----------   ----------

Net income                            $  299,229   $  355,603   $  458,452   $  511,754
                                      ==========   ==========   ==========   ==========

Per share data:
Net income
     Basic                            $     0.17   $     0.21   $     0.24   $     0.27
     Diluted                                0.16         0.19         0.23         0.25
Weighted-average shares outstanding
     Basic                             1,723,486    1,690,139    1,873,078    1,916,576
     Diluted                           1,846,010    1,835,168    2,024,416    2,058,177



                                       65

ITEM  8.  CHANGES  IN AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING  AND
FINANCIAL DISCLOSURE.
--------------------------------------------------------------------------------

     Not applicable.

ITEM 8A.  CONTROLS AND PROCEDURES.
----------------------------------

     (a)  EVALUATION  OF  DISCLOSURE  CONTROLS  AND  PROCEDURES.  Based on their evaluation of the Company's  disclosure  controls and  procedures (as defined in
Rule 13a-15(e) under the Securities  Exchange Act of 1934 (the "Exchange Act")),
the Company's  principal  executive officer and principal financial officer have concluded that as of the end of the period covered by this Annual Report on Form
10-KSB such  disclosure  controls and  procedures  are  effective to ensure that information  required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded,  processed,  summarized and reported within the time periods  specified in Securities and Exchange  Commission  rules and forms.

     (b) CHANGES IN INTERNAL CONTROL OVER FINANCIAL  REPORTING.  During the last quarter of the year under report,  there was no change in the Company's internal control over financial reporting that has materially affected,  or is reasonably likely to materially  affect,  the  Company's  internal  control over  financial reporting.

ITEM 8B.  OTHER INFORMATION.
----------------------------

         Not applicable.
                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS OF THE REGISTRANT
-------------------------------------------------------

     The  information  required  under  this  item  is  incorporated  herein  by reference  to the  Proxy  Statement  for the 2005  Annual  Meeting  (the  "Proxy
Statement")  contained under the sections  captioned  "Section 16(a)  Beneficial
Ownership  Reporting  Compliance"  and  "Proposal  I - Election  of  Directors -
Biographical Information."

     The  Company has  adopted a Code of Ethics  that  applies to its  principal executive officer,  principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of the Company's Code of Ethics will be  furnished,  without  charge,  to any person who requests such copy by writing to the  Secretary,  Nittany  Financial  Corp.,  116 East College
Avenue, State College, PA 16801.

ITEM 10.  EXECUTIVE COMPENSATION
--------------------------------

         The  information  required by this item is incorporated by reference to the  Proxy  Statement  contained  under  the  section  captioned  "Director  and
Executive Officer Compensation."

                                       66

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------

     (A)  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          Information  required by this item is incorporated herein by reference
          to  the  Proxy  Statement   contained  under  the  section   captioned
          "Principal Holders."

     (B)  SECURITY OWNERSHIP OF MANAGEMENT

          Information  required by this item is incorporated herein by reference
          to  the  Proxy  Statement   contained  under  the  section   captioned
          "Principal Holders."

     (C)  CHANGES IN CONTROL

          Management  of the Company  knows of no  arrangements,  including  any pledge by any person of  securities  of the Company,  the operation of which may at a  subsequent  date  result in a change in control of the
          Company.

     (D)  SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

          Set forth below is information as of December 31, 2004 with respect to compensation  plans  under  which  equity  securities  of Nittany  are authorized for issuance.

                                         EQUITY COMPENSATION PLAN INFORMATION

                                                (a)                     (b)                 (c)

                                                                                            NUMBER OF SECURITIES
                                       NUMBER OF SECURITIES        WEIGHTED-AVERAGE        REMAINING AVAILABLE FOR
                                         TO BE ISSUED UPON        EXERCISE PRICE OF         FUTURE ISSUANCE UNDER
                                            EXERCISE OF              OUTSTANDING          EQUITY COMPENSATION PLANS
                                       OUTSTANDING OPTIONS,       OPTIONS, WARRANTS         (EXCLUDING SECURITIES
                                       WARRANTS AND RIGHTS           AND RIGHTS           REFLECTED IN COLUMN (A))
                                       --------------------          -----------          ------------------------
Equity compensation plans
approved by shareholders:

1998 Stock Option Plan..............          251,055              $5.62                                --

Equity compensation plans
not approved by shareholders(1).....
                                                 --                   --                                --
                                              -------               ----                            ------
     TOTAL.........................           251,055              $5.62                                --
                                              =======               ====                            ======
----------

(1)  Not applicable.



                                       67

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------

     The information  required by this item is incorporated  herein by reference to the section captioned "Certain Relationships and Related Transactions" in the
Proxy Statement.

ITEM 13. EXHIBITS
-----------------

     The following  exhibits are included in this Report or incorporated  herein by reference:

    3(i)     Amended Articles of Incorporation of Nittany Financial Corp. *
    3(ii)    Bylaws of Nittany Financial Corp. *
    4        Specimen Stock Certificate of Nittany Financial Corp. *
    10.1     Employment Agreement between the Company and David Z. Richards *
    10.2     Nittany Financial Corp. 1998 Stock Option Plan **
    10.3     Supplemental Executive Retirement Plan
    21       Subsidiaries of the Registrant (See "Item 1- Business")
    23       Consent of S.R. Snodgrass, A.C.
    31.1     Rule 13a-14(a)/15d-14(a) Certification of Chief Executive Officer
    31.2     Rule 13a-14(a)/15d-14(a) Certification of Chief Financial Officer
    32       Section 1350 Certification

*    Incorporated  by  reference  to the  identically  numbered  exhibit  to the registration statement on Form SB-2 (File No. 333-57277) declared effective by the SEC on July 31, 1998.

**   Incorporated  by  reference  to the  identically  numbered  exhibit  to the
     December 31, 1999 Form 10-KSB filed with the SEC on March 28, 2000.

ITEM 14.  PRINCIPAL ACCOUNTANT FEES AND SERVICES
------------------------------------------------

     The information called for by this item is incorporated herein by reference to the section  entitled  "Proposal I- Election of Directors- Audit Fees" in the
Proxy Statement.

                                       68

                                   SIGNATURES

     Pursuant  to the  requirements  of  Section  13 or 15(d) of the  Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized as of March 29, 2005

                                   NITTANY FINANCIAL CORP.

                                   By:  /s/ David Z. Richards, Jr.
                                 -----------------------------------------------
                                 David Z. Richards, Jr.
                                 President, Chief Executive Officer and Director
                                 (Duly Authorized Representative )

         Pursuant to the  requirement  of the  Securities  Exchange Act of 1934, this  report has been  signed  below by the  following  persons on behalf of the
Registrant and in the capacities indicated as of March 29, 2005.

/s/ Samuel J. Malizia                    /s/ David Z. Richards, Jr.
---------------------------------        ---------------------------------------
Samuel J. Malizia                        David Z. Richards, Jr.
Chairman of the Board of Directors       President, Chief Executive Officer and
                                         Director
                                         (Principal Executive Officer)

/s/ Donald J. Musso
---------------------------------        ---------------------------------------
Donald J. Musso                          William A. Jaffe
Director                                 Director and Secretary

/s/ D. Michael Taylor                    /s/ J. Garry McShea
---------------------------------        ---------------------------------------
D. Michael Taylor                        J. Garry McShea
Director                                 Director

/s/ David K. Goodman, Jr.                /s/ Gary M. Bradley
---------------------------------        ---------------------------------------
David K. Goodman, Jr.                    Gary M. Bradley
Director                                 Vice President and Chief Accounting
                                         Officer
                                         (Principal Accounting Officer)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the  incorporation by reference in the  Registration  Statement of
Nittany Financial Corp. on Form S-8 File No. 333-89820 of our report dated March
16, 2005,  except for Note 18 as to which the date is March 28, 2005,  appearing in the Annual  Report on Form  10-KSB of Nittany  Financial  Corp.  for the year ended December 31, 2004.

/s/S.R. Snodgrass, A.C.

Wexford, Pennsylvania
March 30, 2005


                                                                    EXHIBIT 31.1
                                                   CERTIFICATION

     I, David Z. Richards, Jr., certify that:

1.   I have  reviewed  this Annual  Report on Form  10-KSB of Nittany  Financial
     Corp.;

2.   Based on my knowledge, this report does not contain any untrue statement of a material  fact or omit to state a  material  fact  necessary  to make the statements made, in light of the circumstances  under which such statements were made,  not  misleading  with  respect  to the  period  covered by this report;

3.   Based on my  knowledge,  the  financial  statements,  and  other  financial information  included  in  this  report,  fairly  present  in all  material respects the financial  condition,  results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.   The  registrant's  other  certifying  officer(s) and I are  responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     (a)  designed  such  disclosure  controls  and  procedures,  or caused such
          disclosure   controls  and   procedures  to  be  designed   under  our
          supervision,  to ensure  that  material  information  relating  to the registrant,  including its consolidated subsidiaries, is made known to us by others within those entities,  particularly during the period in which this report is being prepared;

     (b)  evaluated the  effectiveness of the registrant's  disclosure  controls and procedures and presented in this report our conclusions  about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     (c)  disclosed  in this  report  any  change in the  registrant's  internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's  fourth fiscal quarter in the case of an annual  report)  that has  materially  affected,  or is reasonably  likely to materially  affect,  the  registrant's  internal control over financial reporting; and

5.   The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     (a)  all significant  deficiencies and material weaknesses in the design or operation  of internal  control  over  financial  reporting  which are reasonably  likely to  adversely  affect the  registrant's  ability to record, process, summarize and report financial information; and

     (b)  any fraud, whether or not material,  that involves management or other employees who have a  significant  role in the  registrant's  internal control over financial reporting.

Date:  March 29, 2005                     /s/ David Z. Richards, Jr.
                                          -------------------------------------
                                          David Z. Richards, Jr.
                                          Chief Executive Officer


                                                                   EXHIBIT 31.2

                                  CERTIFICATION

     I, Gary M. Bradley, certify that:

1.   I have  reviewed  this Annual  Report on Form  10-KSB of Nittany  Financial
     Corp.;

2.   Based on my knowledge, this report does not contain any untrue statement of a material  fact or omit to state a  material  fact  necessary  to make the statements made, in light of the circumstances  under which such statements were made,  not  misleading  with  respect  to the  period  covered by this report;

3.   Based on my  knowledge,  the  financial  statements,  and  other  financial information  included  in  this  report,  fairly  present  in all  material respects the financial  condition,  results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.   The  registrant's  other  certifying  officer(s) and I are  responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     (a)  designed  such  disclosure  controls  and  procedures,  or caused such
          disclosure   controls  and   procedures  to  be  designed   under  our
          supervision,  to ensure  that  material  information  relating  to the registrant,  including its consolidated subsidiaries, is made known to us by others within those entities,  particularly during the period in which this report is being prepared;

     (b)  evaluated the  effectiveness of the registrant's  disclosure  controls and procedures and presented in this report our conclusions  about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     (c)  disclosed  in this  report  any  change in the  registrant's  internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's  fourth fiscal quarter in the case of an annual  report)  that has  materially  affected,  or is reasonably  likely to materially  affect,  the  registrant's  internal control over financial reporting; and

5.   The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     (a)  all significant  deficiencies and material weaknesses in the design or operation  of internal  control  over  financial  reporting  which are reasonably  likely to  adversely  affect the  registrant's  ability to record, process, summarize and report financial information; and

     (b)  any fraud, whether or not material,  that involves management or other employees who have a  significant  role in the  registrant's  internal control over financial reporting.

Date:    March 29, 2005              /s/ Gary M. Bradley
                                     -------------------------------------------
                                     Gary M. Bradley
                                     Chief Accounting Officer


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Nittany  Financial Corp. (the "Company")
on Form  10-KSB  for the  year  ending  December  31,  2004 as  filed  with  the
Securities  and Exchange  Commission on the date hereof,  we, David Z. Richards,
Jr., Chief Executive  Officer,  and Gary M. Bradley,  Chief Accounting  Officer,
certify,  pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully  complies with the  requirements  of section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial  condition and results of operations of the Company.

/s/ David Z. Richards, Jr.                 /s/ Gary M. Bradley
-----------------------------              -------------------------------------
David Z. Richards, Jr.                     Gary M. Bradley
Chief Executive Officer                    Chief Financial Officer

Date:    March 29, 2005

Annex F

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20552

                                  FORM 10 - QSB

[X]  QUARTERLY  REPORT UNDER SECTION 13 OF 15(d) OF THE SECURITIES  EXCHANGE ACT
     OF 1934

                For the quarterly period ended September 30, 2005

[ ]  TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT

                 For the transition period from ______ to ______

                         Commission File Number 0-32623
                         ------------------------------

                             Nittany Financial Corp.
             (Exact name of registrant as specified in its charter)

            Pennsylvania                                   23-2925762
(State or other jurisdiction of incorporation  (IRS Employer Identification No.)
 or organization)

            2541 E. College Avenue, State College, Pennsylvania 16801
                    (Address of principal executive offices)

                                (814) 238 - 5724
              (Registrant's telephone number, including area code)

Check  whether the issuer (1) filed all reports  required to be filed by Section
13 or 15(d) of the  Exchange  Act  during  the past 12 months  (or such  shorter period that the registrant was required to file such reports),  and (2) has been subject to such filing requirements for the past 90 days. Yes X No

State the number of shares outstanding of each of the issuer's classes of common equity as of the latest practicable date:

                  Class: Common Stock, par value $.10 per share
                   Outstanding at November 12, 2005: 2,270,442

                             NITTANY FINANCIAL CORP.

                                      INDEX

                                                                            Page
                                                                          Number
                                                                          ------

PART I  -  FINANCIAL INFORMATION

    Item 1.   Financial Statements

              Consolidated Balance Sheet (Unaudited) as of                    3
                 September 30, 2005 and December 31, 2004

              Consolidated Statement of Income (Unaudited)
                 for the Three and Nine Months ended September 30,
                 2005 and 2004                                                4

              Consolidated Statement of Changes in Stockholders' Equity
                 (Unaudited) for the Nine Months ended September 30, 2005     5

              Consolidated Statement of Cash Flows (Unaudited)
                 for the Nine Months ended September 30, 2005 and 2004        6

              Notes to Unaudited Consolidated Financial Statements            7

    Item 2.   Management's Discussion and Analysis of
                 Financial Condition and Results of Operations                13

    Item 3.   Controls and Procedures                                         21

PART II  -  OTHER INFORMATION

    Item 1.   Legal Proceedings                                               21

    Item 2.   Changes in Securities and Small Business Issuer
                 Purchases of Equity Securities                               21

    Item 3.   Defaults Upon Senior Securities                                 21

    Item 4.   Submission of Matters to a Vote of Security Holders             21

    Item 5.   Other Information                                               22

    Item 6.   Exhibits                                                        22

SIGNATURES                                                                    23

CERTIFICATIONS

                                       2

                             NITTANY FINANCIAL CORP.
                           CONSOLIDATED BALANCE SHEET

                                                                    September 30,     December 31,
                                                                        2005              2004
                                                                    -------------    -------------
                                                                     (unaudited)
ASSETS
     Cash and due from banks                                        $   1,311,483    $   1,094,763
     Interest-bearing deposits with other banks                        15,494,167       14,487,813
                                                                    -------------    -------------
     Cash and cash equivalents                                         16,805,650       15,582,576
     Investment securities available for sale                           1,717,756        2,084,223
     Investment securities held to maturity (estimated
       market value of $38,569,087 and $37,502,230)                    38,873,162       37,491,341
     Loans receivable (net of allowance for loan losses
       of $2,469,213 and $2,198,235)                                  270,523,560      235,428,568
     Premises and equipment                                             3,922,400        2,609,528
     Federal Home Loan Bank stock                                       4,309,900        2,066,100
     Intangible assets                                                  1,763,231        1,763,231
     Accrued interest and other assets                                  2,905,308        2,210,133
                                                                    -------------    -------------

             TOTAL ASSETS                                           $ 340,820,967    $ 299,235,700
                                                                    =============    =============
LIABILITIES
     Deposits:
         Noninterest-bearing demand                                 $  12,551,749    $  10,668,777
         Interest-bearing demand                                       28,387,104       25,614,681
         Money market                                                  35,439,254       43,191,121
         Savings                                                      122,451,170      157,200,274
         Time                                                          40,251,138       21,596,027
                                                                    -------------    -------------
            Total deposits                                            239,080,415      258,270,880
     Short-term borrowings                                             69,232,473       14,838,231
     Other borrowings                                                   5,003,068        7,180,612
     Accrued interest payable and other liabilities                     1,316,354        1,279,653
                                                                    -------------    -------------

             TOTAL LIABILITIES                                        314,632,310      281,569,376
                                                                    -------------    -------------

STOCKHOLDERS' EQUITY
     Serial preferred stock, no par value; 5,000,000 shares
       authorized, none issued                                               --               --
     Common stock, $.10 par value; 10,000,000 shares
       authorized, 2,270,442 and 1,930,794 issued and outstanding         227,044          193,079
     Additional paid-in capital                                        20,378,456       14,339,979
     Retained earnings                                                  5,594,647        3,139,165
     Accumulated other comprehensive loss                                 (11,490)          (5,899)
                                                                    -------------    -------------

             TOTAL STOCKHOLDERS' EQUITY                                26,188,657       17,666,324
                                                                    -------------    -------------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 340,820,967    $ 299,235,700
                                                                    =============    =============


     See the accompanying notes to the unaudited financial statements.

                                       3

                             NITTANY FINANCIAL CORP.
                        CONSOLIDATED STATEMENT OF INCOME

                                                        Three months Ended           Nine months Ended
                                                           September 30,               September 30,
                                                         2005          2004          2005          2004
                                                      -----------    ----------   -----------   -----------
                                                           (unaudited)                  (unaudited)
INTEREST AND DIVIDEND INCOME
    Loans, including fees                             $ 4,090,536    $3,266,905   $11,411,040   $ 9,034,114
    Interest-bearing deposits with other banks             65,007        24,473       168,113        49,679
    Investment securities                                 414,472       371,767     1,251,574     1,114,783
                                                      -----------    ----------   -----------   -----------
          Total interest and dividend income            4,570,015     3,663,145    12,830,727    10,198,576
                                                      -----------    ----------   -----------   -----------

INTEREST EXPENSE
    Deposits                                            1,278,195     1,185,689     3,789,366     3,492,226
    Short-term borrowings                                 602,991         1,932     1,030,267        65,037
    Other borrowings                                       76,633       176,615       267,356       395,720
                                                      -----------    ----------   -----------   -----------
          Total interest expense                        1,957,819     1,364,236     5,086,989     3,952,983
                                                      -----------    ----------   -----------   -----------

NET INTEREST INCOME                                     2,612,196     2,298,909     7,743,738     6,245,593

Provision for loan losses                                  76,000       138,000       306,000       442,000
                                                      -----------    ----------   -----------   -----------

NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                          2,536,196     2,160,909     7,437,738     5,803,593
                                                      -----------    ----------   -----------   -----------

NONINTEREST INCOME
    Service fees on deposit accounts                      180,384       177,863       521,630       498,231
    Investment security gain                                 --          32,707          --          32,707
    Asset management fees and commissions                 750,322       614,209     2,173,974     1,773,425
    Secondary market fees                                  82,047        17,758       200,965        65,145
    Other                                                  32,176         8,951        89,259        16,230
                                                      -----------    ----------   -----------   -----------
          Total noninterest income                      1,044,929       851,488     2,985,828     2,385,738
                                                      -----------    ----------   -----------   -----------

NONINTEREST EXPENSE
    Compensation and employee benefits                    718,847       730,611     2,174,035     2,168,606
    Occupancy and equipment                               213,561       186,363       589,997       540,492
    Professional fees                                      50,767        49,290       177,531       144,088
    Data processing fees                                  147,513       121,146       420,956       351,317
    Supplies, printing, and postage                        42,487        39,084       126,469       104,015
    Advertising                                            36,967        37,721       151,320       115,849
    ATM processing fees                                    41,425        36,191       114,783       106,044
    Solicitor fees                                        463,173       381,639     1,336,330     1,120,476
    Other                                                 246,603       205,537       737,199       545,706
                                                      -----------    ----------   -----------   -----------
          Total noninterest expense                     1,961,343     1,787,582     5,828,620     5,196,593
                                                      -----------    ----------   -----------   -----------

Income before income taxes                              1,619,782     1,224,815     4,594,946     2,992,738
Income taxes                                              563,000       427,000     1,611,030     1,061,000
                                                      -----------    ----------   -----------   -----------

NET INCOME                                            $ 1,056,782    $  797,815   $ 2,983,916   $ 1,931,738
                                                      ===========    ==========   ===========   ===========
DIVIDENDS PER SHARE                                   $      0.25           N/A   $      0.25           N/A
EARNINGS PER SHARE
    Basic                                             $      0.47          0.41   $      1.41          1.00
    Diluted                                                  0.45          0.38          1.32          0.93
WEIGHTED AVERAGE SHARES OUTSTANDING
    Basic                                               2,193,701     1,924,621     2,101,778     1,924,621
    Diluted                                             2,304,330     2,080,438     2,242,872     2,078,490


    See the accompanying notes to the unaudited financial statements

                                       4

                             NITTANY FINANCIAL CORP.
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                                   Accumulated
                                                    Additional                       Other          Total
                                      Common         Paid-in        Retained      Comprehensive  Stockholders'   Comprehensive
                                       Stock         Capital        Earnings          Loss          Equity         Income
                                   --------------  -------------  -------------   -------------  -------------  --------------
                                                                            (unaudited)
Balance, December 31, 2004         $     193,079   $ 14,339,979   $  3,139,165    $     (5,899)  $ 17,666,324

Net income                                                           2,983,916                      2,983,916   $   2,983,916
Other comprehensive income:
    Unrealized loss on available
    for sale securities
    net of tax benefit of $2,880                                                        (5,591)        (5,591)         (5,591)
                                                                                                                --------------
Comprehensive income                                                                                            $   2,978,325
                                                                                                                ==============
Cash dividend ($0.25 per share)                                       (528,434)                      (528,434)
Stock Offering - 180,000 shares
    at $26 per share
    (net of offering expenses)            18,000      4,516,163                                     4,534,163
Exercise of stock options                 15,965      1,522,314                                     1,538,279
                                   --------------  -------------  -------------   -------------  -------------

Balance, September 30, 2005        $     227,044   $ 20,378,456   $  5,594,647    $    (11,490)  $ 26,188,657
                                   ==============  =============  =============   =============  =============


     See accompanying notes to unaudited consolidated financial statements.

                                       5

                             NITTANY FINANCIAL CORP.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                          Nine months ended September 30,
                                                                               2005            2004
                                                                           ------------    ------------
                                                                                   (unaudited)
OPERATING ACTIVITIES
     Net income                                                            $  2,983,916    $  1,931,738
     Adjustments to reconcile net income to net cash
       provided by  operating activities:
        Provision for loan losses                                               306,000         442,000
        Depreciation, amortization, and accretion, net                          371,017         540,818
        Investment security gain                                                   --           (32,707)
        Increase in accrued interest receivable                                (159,687)       (105,747)
        Decrease in accrued interest payable                                    510,749         (34,839)
        Decrease in taxes payable                                               465,174          51,757
        Other, net                                                           (1,471,832)         75,762
                                                                           ------------    ------------
           Net cash provided by operating activities                          3,005,337       2,868,782
                                                                           ------------    ------------

INVESTING ACTIVITIES
     Investment securities available for sale:
        Purchases                                                                  --           (80,881)
        Proceeds from sale                                                         --            52,707
        Proceeds from principal repayments and maturities                       353,403       3,353,469
     Investment securities held to maturity:
        Purchases                                                           (10,128,113)    (42,268,480)
        Proceeds from principal repayments and maturities                     8,573,725      36,262,161
     Net increase in loans receivable                                       (35,386,939)    (44,150,543)
     Purchase of FHLB stock                                                  (3,844,600)       (912,000)
     Redemption of FHLB stock                                                 1,600,800            --
     Purchase of premises and equipment                                      (1,520,781)       (147,330)
                                                                           ------------    ------------
        Net cash used for investing activities                              (40,352,505)    (47,890,897)
                                                                           ------------    ------------

FINANCING ACTIVITIES
     Net increase (decrease) in deposits                                    (19,190,465)     25,665,981
     Net increase in short-term borrowings                                   54,394,242       4,427,735
     Proceeds from other borrowings                                                --        14,575,000
     Repayment of other borrowings                                           (2,177,544)       (166,881)
     Proceeds from the sale of common stock                                   4,534,163            --
     Proceeds from exercise of stock options                                  1,538,279            --
     Cash dividends paid                                                       (528,434)           --
     Cash paid in lieu of fractional shares                                        --            (3,472)
                                                                           ------------    ------------
        Net cash provided by financing activities                            38,570,241      44,498,363
                                                                           ------------    ------------

        Increase (decrease) in cash and cash equivalents                      1,223,073        (523,752)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                             15,582,576      14,953,286
                                                                           ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                 $ 16,805,649    $ 14,429,534
                                                                           ============    ============

SUPPLEMENTAL CASH FLOW DISCLOSURE
     Cash paid during the year for:
        Interest on deposits and borrowings                                $  4,576,240    $  3,987,822
        Income taxes                                                          1,730,000       1,151,500


        See the accompanying notes to the unaudited financial statements

                                       6

                             NITTANY FINANCIAL CORP.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The consolidated financial statements of Nittany Financial Corp. (the "Company")
includes its wholly-owned subsidiaries, Nittany Bank (the "Bank"), Nittany Asset
Management,  Inc, and Vantage  Investment  Advisors,  LLC. The Bank includes its wholly-owned subsidiary, FTF Investments Inc. All significant intercompany items have been eliminated.

The accompanying  unaudited consolidated financial statements have been prepared in  accordance  with the  instructions  to Form  10-QSB and,  therefore,  do not necessarily  include all information that would be included in audited financial statements.  The information furnished reflects all adjustments that are, in the opinion  of  management,  necessary  for a  fair  statement  of the  results  of operations.  All such adjustments are of a normal recurring nature.  The results of operations for the nine months ended  September 30, 2005 are not  necessarily indicative of the results to be expected for the fiscal year ended  December 31,
2005 or any other future interim period.

These statements  should be read in conjunction with the consolidated  financial statements  and related  notes for the year ended  December 31, 2004,  which are incorporated herein by reference to the Company's Annual Report on Form 10-KSB.

Stock-Based  Compensation  - The Company  maintains a stock  option plan for key officers, employees, and nonemployee directors. Had compensation expense for the stock option plan been recognized in accordance  with the fair value  accounting provisions of Statement of Financial  Accounting  Standards No. 123,  Accounting
for Stock-Based Compensation,  net income applicable to common stock, basic, and diluted net income per common share would have been as follows:

                                                  Three Months Ended                      Nine Months Ended
                                                    September 30,                           September 30,
                                               2005                2004                2005               2004
                                         ------------------  -----------------   -----------------  -----------------

Net income, as reported:                   $     1,056,782      $    797,815        $   2,983,916      $   1,931,738

Less proforma expense related
  to stock options                                  13,644             29,747              41,354             89,241
                                           ----------------     --------------      --------------     --------------
Proforma net income                        $     1,043,138      $     768,068       $   2,942,562      $   1,842,497
                                           ================     ==============      ==============     ==============

Basic net income per common share:
     As reported                           $          0.47      $        0.41       $        1.41      $        1.00
     Pro forma                                        0.48               0.40                1.40               0.96
Diluted net income per common share:
     As reported                           $          0.45      $        0.38       $        1.32      $        0.93
     Pro forma                                        0.45               0.37                1.31               0.89


                                       7

NOTE 2 - EARNINGS PER SHARE

The Company provides dual  presentation of Basic and Diluted earnings per share.
Basic  earnings per share  utilizes net income as reported as the  numerator and the actual average shares  outstanding as the denominator.  Diluted earnings per share  includes  any  dilutive  effects of options,  warrants,  and  convertible securities.  For the three months ended September 30, 2005 and 2004, the diluted number of shares  outstanding  from  employee  stock  options  was  110,629  and
155,817,  respectively.  For the nine months ended  September 30, 2005 and 2004, the diluted number of shares outstanding from employee stock options was 141,094 and 153,869, respectively.

NOTE 3 - COMPREHENSIVE INCOME

The components of comprehensive  income consist  exclusively of unrealized gains and losses on available for sale securities. For the nine months ended September
30,  2005,  this  activity is shown under the  heading  Comprehensive  Income as presented in the Consolidated  Statement of Changes in Stockholders' Equity. For
the three months ended September 30, 2005 and 2004, comprehensive income totaled
$1,062,244 and $802,587,  respectively.  For the nine months ended September 30,
2004, comprehensive income totaled $1,935,311.

NOTE 4 - STOCK OFFERING

In November  2004,  the Board of Directors  approved a stock  offering which was completed  during the first quarter of 2005 to existing  shareholders and to the public.  As a result,  180,000  additional  shares of the  Company's  stock were issued,  common  stock was  increased by $18,000,  and surplus was  increased by
$4,516,163,  the net proceeds of the offering. The offering was completed in the first  quarter but a few of the expenses of the offering were paid in the second quarter.

NOTE 5 - RECENT ACCOUNTING PRONOUNCEMENTS

In December  2004, the Financial  Accounting  Standards  Board  ("FASB")  issued
Statement of Financial Accounting Standards No. 123 (revised 2004),  Share-Based
Payment  (FAS No.  123R).  FAS No.  123R  revised FAS No.  123,  Accounting  for
Stock-Based  Compensation,  and  supersedes  APB Opinion No. 25,  Accounting for
Stock Issued to Employees, and its related implementation guidance. FAS No. 123R will require  compensation costs related to share-based payment  transactions to be recognized in the financial statement (with limited  exceptions).  The amount of compensation  cost will be measured based on the grant-date fair value of the equity or liability  instruments  issued.  Compensation  cost will be recognized over the period that an employee provides service in exchange for the award.

In April, the Securities and Exchange  Commission adopted a new rule that amends the compliance dates for FAS No. 123R. The Statement  requires that compensation cost relating to  share-based  payment  transactions  be recognized in financial statements  and that this cost be measured based on the fair value of the equity or liability instruments issued. FAS No. 123R covers a wide range of share-based compensation  arrangements  including  share  options,  restricted  share plans, performance-based awards, share appreciation rights, and employee share purchase plans.  The Company  will adopt FAS No. 123R on January 1, 2006 and is currently evaluating  the impact the adoption of the standard  will have on the  Company's results of operations.

                                       8

In March 2005,  the  Securities  and Exchange  Commission  ("SEC")  issued Staff
Accounting  Bulletin No. 107 ("SAB No.  107"),  Share-Based  Payment,  providing guidance on option valuation  methods,  the accounting for income tax effects of share-based  payment  arrangements  upon  adoption  of FAS  No.  123R,  and  the disclosures in MD&A subsequent to the adoption. The Company will provide SAB No.
107 required disclosures upon adoption of FAS No. 123R on January 1, 2006 and is currently  evaluating  the impact the adoption of the standard  will have on the
Company's financial condition, results of operations, and cash flows.

In December 2004, FASB issued FAS No. 153,  Exchanges of Nonmonetary Assets - An
Amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29,  Accounting for  Nonmonetary  Transactions,  is based on the  principle  that  exchanges  of nonmonetary  assets  should be  measured  based on the fair  value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. FAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary  exchanges  of  similar  productive  assets and  replaces  it with a general  exception  for  exchanges  of  nonmonetary  assets  that  do  not  have commercial  substance.  A nonmonetary  exchange has commercial  substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The  provisions  of FAS No. 153 are effective for  nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application  is permitted and companies  must apply the standard  prospectively.
The adoption of this  standard is not expected to have a material  effect on the
Company's results of operations or financial position.

In June  2005,  the FASB  issued  FAS No.  154,  Accounting  Changes  and Errors
Corrections,  a  replacement  of APB Opinion No. 20 and FAS No. 3. The Statement
applies to all  voluntary  changes in  accounting  principle,  and  changes  the requirements  for  accounting  for  and  reporting  of a  change  in  accounting principle.  FAS No. 154 requires  retrospective  application  to prior  periods'
financial  statements of a voluntary change in accounting principle unless it is impractical.  APB Opinion No. 20 previously required that most voluntary changes in  accounting  principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.
FAS No.154 improves the financial reporting because its requirements enhance the consistency of financial  reporting  between periods.  The provisions of FAS No.
154 are  effective  for  accounting  changes and  corrections  of errors made in fiscal years beginning after December 15, 2005.

NOTE 6 - BUSINESS SEGMENTS

The company operates two reportable  segments:  community banking and investment advisory and product  services.  The Company's  community banking segment offers services  traditionally  offered by  full-service  commercial  banks,  including commercial  mortgage,  residential real estate, and consumer loan financing,  as well as commercial  demand,  individual demand, and time deposit services to its customers. The investment advisory and product services segment offers fee based investment  management  services  and  alternative  investment  products.  Asset management  fees are primarily  recognized as the services are performed.  Asset management  fees are  generally  based on a percentage  of the fair value of the assets under management and performance fees are generally based on a percentage of the returns on such assets.

                                       9

Selected segment information is included in the following tables:

                                                                                    Investment
                                                                                   Advisory and
                                                               Community             Product
                                                                Banking              Services          Consolidated
                                                           -------------------  -------------------  ------------------
For the quarter ended September 30, 2005:

Interest income                                              $      4,570,015       $           --     $     4,570,015
Interest expense                                                    1,957,819                   --           1,957,819
                                                             ----------------       --------------     ---------------

Net interest income                                                 2,612,196                   --           2,612,196
Provision for loan losses                                              76,000                   --              76,000
                                                             ----------------       --------------     ---------------

Net interest income after provision for loan losses                 2,536,196                   --           2,536,196
Noninterest income                                                    308,547              736,382           1,044,929
Noninterest expense                                                 1,369,336              592,007           1,961,343
                                                             ----------------       --------------     ---------------

Income before income taxes                                          1,475,407              144,375           1,619,782
Income taxes                                                          563,000                   --             563,000
                                                             ----------------       --------------     ---------------

Net income                                                   $        912,407       $      144,375     $     1,056,782
                                                             ================       ==============     ===============

Intersegment revenues (expenses) included above              $        128,273       $     (128,273)    $            --
Goodwill                                                              799,217              964,014           1,763,231
Depreciation and amortization expense                                  70,179                  561              70,740
Total assets                                                      339,963,771              857,197         340,820,967


                                       10

                                                                                    Investment
                                                                                   Advisory and
                                                               Community             Product
                                                                Banking              Services          Consolidated
                                                             ----------------       --------------     ---------------
For the quarter ended September 30, 2004:

Interest income                                              $      3,663,145       $           --     $     3,663,145
Interest expense                                                    1,364,236                   --           1,364,236
                                                             ----------------       --------------     ---------------

Net interest income                                                 2,298,909                   --           2,298,909
Provision for loan losses                                             138,000                   --             138,000
                                                             ----------------       --------------     ---------------

Net interest income after provision for loan losses                 2,160,909                   --           2,160,909
Noninterest income                                                    254,780              596,708             851,488
Noninterest expense                                                 1,291,381              496,201           1,787,582
                                                             ----------------       --------------     ---------------

Income before income taxes                                          1,124,308              100,507           1,224,815
Income taxes                                                          427,000                   --             427,000
                                                             ----------------       --------------     ---------------

Net income                                                   $        697,308       $      100,507     $       797,815
                                                             ================       ==============     ===============

Intersegment revenues (expenses) included above              $        114,000       $     (114,000)    $             -
Goodwill                                                              799,217              964,014           1,763,231
Depreciation and amortization expense                                  67,785                  562              68,347
Total assets                                                      293,910,064            1,245,192         295,155,256


                                       11

                                                                                       Investment
                                                                                      Advisory and
                                                             Community                  Product
                                                              Banking                   Services                Consolidated
                                                          ----------------           ---------------           ---------------

Year to Date - September 30, 2005
Interest income                                           $     12,830,727           $             0           $    12,830,727
Interest expense                                                 5,086,989                         0                 5,086,989
                                                          ----------------           ---------------           ---------------

Net interest income                                              7,743,738                         0                 7,743,738
Provision for loan losses                                          306,000                         0                   306,000
                                                          ----------------           ---------------           ---------------

Net interest income after provision for loan losses              7,437,738                         0                 7,437,738
Noninterest income                                                 859,673                 2,126,155                 2,985,828
Noninterest expense                                              4,110,160                 1,718,460                 5,828,620
                                                          ----------------           ---------------           ---------------

Income before income taxes                                       4,187,251                   407,695                 4,594,946
Income taxes                                                     1,611,000                        30                 1,611,030
                                                          ----------------           ---------------           ----------------

Net income                                                $      2,576,251           $       407,665           $     2,983,916
                                                          ================           ===============           ================

Intersegment revenues (expenses) included above           $        411,138           $      (411,138)          $             0
Goodwill                                                           799,217                   964,014                 1,763,231
Depreciation and amortization expense                              206,242                     1,666                   207,908
Total assets                                                   339,608,211                 1,212,756               340,820,967


                                       12

                                                                                       Investment
                                                                                      Advisory and
                                                             Community                  Product
                                                              Banking                   Services                Consolidated
                                                          ----------------           ---------------           ---------------
Year to Date - September 30, 2004

Interest income                                           $     10,198,576           $             0           $    10,198,576
Interest expense                                                 3,952,983                         0                 3,952,983
                                                          ----------------           ---------------           ---------------

Net interest income                                              6,245,593                         0                 6,245,593
Provision for loan losses                                          442,000                         0                   442,000
                                                          ----------------           ---------------           ---------------

Net interest income after provision for loan losses              5,803,593                         0                 5,803,593
Noninterest income                                                 668,571                 1,717,167                 2,385,738
Noninterest expense                                              3,738,445                 1,458,148                 5,196,593
                                                          ----------------           ---------------           ---------------

Income before income taxes                                       2,733,719                   259,019                 2,992,738
Income taxes                                                     1,061,000                         0                 1,061,000
                                                          ----------------           ---------------           ---------------

Net income                                                $      1,672,719           $       259,019           $     1,931,738
                                                          ================           ===============           ===============

Intersegment revenues (expenses) included above                    373,678           $      (373,678)          $             0
Goodwill                                                           799,217                   964,014                 1,763,231
Depreciation and amortization expense                              197,201                     1,673                   198,874
Total assets                                                   293,910,063                 1,245,192               295,155,256


                       MANAGEMENT DISCUSSION AND ANALYSIS

                                     GENERAL

The Private  Securities  Litigation Act of 1995 contains safe harbor  provisions regarding forward-looking  statements.  When used in this discussion,  the words
"believes,"  "anticipates,"  "contemplates,"  "expects," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and  uncertainties  which could cause actual  results to differ materially from those projected.  Those risks and uncertainties include, but are not limited  to,  changes in interest  rates,  the ability to control  costs and expenses, and general economic conditions.

                                       13

Overview

Nittany Financial Corp. ("Nittany" or the "Company") is a unitary thrift holding company  organized in 1997 for the purpose of  establishing  a de novo community bank in  State  College,  Pennsylvania.  Nittany  Bank  (the  "Bank")  commenced operations as a wholly-owned  FDIC-insured  federal  savings bank  subsidiary of
Nittany on October 26, 1998. At September 30, 2005,  the business  operations of
Nittany  included  three  operating  subsidiaries  (collectively  defined as the
"Company", unless the context indicates otherwise), as follows:

     o    Nittany  Bank  commenced  banking  operations  in  October  1998  as a
          federally-insured   federal  savings  bank  with  headquarters   State
          College,  Pennsylvania.  The Bank currently has four offices currently operating in State  College plus an office which opened in February of this  year in a  historic  property  in  Bellefonte,  Pennsylvania,  a neighboring  community.  The Bank formed a Delaware investment company called FTF Investments Inc. during 2004 to aid in asset utilization.

     o    Nittany  Asset  Management,  Inc. was formed in May 1999  primarily to offer  investment  products  and  services  to retail  customers.  The subsidiary  is  headquartered  at  2541  East  College  Avenue,  State
          College, Pennsylvania.

     o    In 2003, Nittany Financial Corp. acquired Vantage Investment Advisors,
          LLC  ("Vantage").  Vantage is a registered  investment  advisor  which currently  manages  investment  assets of approximately  $325 million.
          This subsidiary is also  headquartered  at 2541 East College Avenue in
          State College.

Our retail business is conducted  principally through Nittany Bank. Nittany Bank provides a wide range of banking  services with an emphasis on  residential  and commercial real estate lending, consumer lending,  commercial lending and retail deposits.  At September  30, 2005, we had  consolidated  assets of $341 million, loans receivable (net of allowance for loan losses) of $271 million, deposits of
$239  million,  and  stockholders'  equity of $26  million.  Net  income for the quarter ended  September 30, 2005 increased  $259,000 to $1,057,100 or $0.45 per diluted  share from  $798,000 or $0.38 per diluted  share for the same period in
2004.  This  included  an income tax expense of  $563,000  for the 2005  quarter compared to $427,000 for the 2004 quarter.

On September 6, 2005, the Company and National Penn Bancshares,  Inc. ("National
Penn") of Boyertown,  PA entered into a merger  agreement  pursuant to which the
Company  would be  acquired  by  National  Penn.  Under the terms of the  merger agreement,  shareholders  of the Company will be entitled to receive in exchange for each of their  shares of  Company  common  stock,  (i) cash in the amount of
$42.43,  (ii) 1.975 shares of National Penn common stock  (subject to adjustment based upon the average  closing  price of National  Penn common  stock for a ten trading day period prior to the Company's  meeting of  shareholders at which the
merger  agreement  will  be  considered),   or  (iii)  a  combination   thereof.
Shareholders  will be  entitled to elect what form of  consideration  to receive subject to overall limits that provide that no more than 30% of the  outstanding shares of Company  common stock may be  exchanged  for cash.  Completion  of the merger is subject to receipt of all required  regulatory  approvals and approval of the merger agreement by the shareholders of the Company.

                                       14

COMPARISON OF FINANCIAL CONDITION

Total assets  increased  $41,585,300 to  $340,821,000 at September 30, 2005 from
$299,235,700  at December 31, 2004.  Strong growth in residential and commercial real estate loans resulted in an increase in net loans receivable of $35,095,000 which were funded mainly through Federal Home Loan Bank borrowings.

Cash and cash equivalents decreased $1,223,100 at September 30, 2005 as compared to December 31, 2004.  This  decrease  resulted from growth in loan demand which exceeded  deposits  during the quarter.  Management  believes that the liquidity needs of the  Company  are  satisfied  by the  current  balance of cash and cash equivalents, readily available access to traditional funding sources, FHLB short term  advances,  and the portion of the  investment  and loan  portfolios  whose scheduled principal payments and maturities occur within one year. These sources of funds will enable the Company to meet cash obligations and off-balance  sheet commitments as they come due.

Investment  securities  available for sale  decreased to $1,717,800 at September
30, 2005 from $2,084,200 at December 31, 2004 and investment  securities held to maturity  increased to  $38,873,000  at September 30, 2005 from  $37,491,300  at
December 31, 2004.  The increase in the investment  securities  held to maturity portfolio  resulted primarily from the investment of cash held at Nittany Bank's
FTF Investments Inc. subsidiary.

Net loans receivable increased $35,095,000 to $270,523,600 at September 30, 2005 from  $235,428,600  at December 31, 2004.  The increase in net loans  receivable resulted from the strong real estate market in the  Company's  market area,  and low market interest rates. At September 30, 2005, one to four family residential mortgage  balances grew by  $20,702,400 to  $177,425,400  from  $156,723,000  at
December 31, 2004 and commercial  real estate loans grew by  $15,872,200  during the same time period. Management attributes the increases in lending balances to continued customer  referrals,  the economic climate within the market area, and competitive  rates.  As of  September  30,  2005,  the  Company  had  additional commitments to fund loan demand of $16,352,000 of which approximately $8,544,000 relates to commercial customers.

At September  30, 2005,  the Company's  allowance  for loan losses  increased by
$179,200 to  $2,377,500  from  $2,198,300  at December  31,  2004.  The increase resulted from an additional loan loss provision of $306,00 needed for the growth in loans during the quarter which were offset by two chargeoffs totaling $55,000 and a few recoveries of previous charge-offs.

The additions to the allowance for loan losses are based upon a careful analysis by  management  of loan data.  Because the Company has incurred very little loan losses in its five-year  history,  management must base its  determination  upon such factors as the Company's  volume and the type of loans that it  originates, the amount and trends  relating  to its  delinquent  and  non-performing  loans, regulatory  policies,  general economic conditions and other factors relating to the collectibility of loans in its portfolio. Although the Company maintains its allowance for loan losses at a level that it considers to be adequate to provide for the inherent risk of loss in its loan portfolio at September 30, 2005, there can be no  assurance  that  additional  losses  will not be  incurred  in future periods.

                                       15

The table below outlines the Company's past due loans as of September 30, 2005:

----------------------------------------------------------------------------------------------------------------------
                                                                                      > 90 Days Past    > 90 Days Past
                                                             Total Loan                 Due - Number      Due - Balance
                                        # of Loans           Balance                    of Loans            of Loans
----------------------------------------------------------------------------------------------------------------------
Personal Loans                              382              $8,531,600                      2                $18,400
----------------------------------------------------------------------------------------------------------------------
Credit
Line Loans                                  457               4,813,000                      4                 43,000
----------------------------------------------------------------------------------------------------------------------
Business Loans                              189              11,268,300                      8                143,200
----------------------------------------------------------------------------------------------------------------------
Real
Estate Loans                              1,441             248,288,100                      2                386,800
----------------------------------------------------------------------------------------------------------------------
      Total                               2,469            $272,901,000                     16               $591,400
----------------------------------------------------------------------------------------------------------------------


Total deposits decreased by $19,190,500 to $239,080,400 at September 30, 2005 as
compared to  $258,270,900  at December 31,  2004.  The Nittany  Savings  deposit account is a competitively priced deposit account which comprises  approximately
51% of total deposits at September 30, 2005. During the quarter,  a large escrow account was  distributed  and also  Management  made the  decision to not retain selected higher  yielding  deposits during the rise in short term rates that did not complement the overall funding strategy of the Bank. Time deposits increased by $18,655,100 for the year,  mainly in the variable rate products tied to prime rate,  which partially  offset the decline of $34,749,100 in the Nittany Savings account and  $7,751,900 in money market  accounts.  Non-interest  bearing demand deposits  increased to  $1,882,980  at September  30, 2005 from  $10,668,800  at
December  31, 2004 which helped the net interest  margin.  Short term  borrowing from the Federal  Home Loan Bank in  Pittsburgh,  with very  competitive  market rates,  were used to offset  funding gaps caused by the decline in deposits.  It should be noted that the number of new deposit  accounts  remained steady during the nine month and three month period.

Stockholder's  equity  increased  to  $26,188,700  at  September  30,  2005 from
$17,666,300 at December 31, 2004 because of net income of $2,983,900,  the stock offering of 180,000 shares at $26 per share during the first quarter,  and minor fluctuations in the market value of available for sale securities.

Total assets included $1.8 million of intangible  assets from the acquisition of
Vantage  and the  Bank's  original  core  deposits.  These  intangibles  are not currently being amortized.

Average Balance Sheet for September 30, 2005 and 2004

The  following  tables set forth certain  information  relating to the Company's quarterly  average  balance  sheet and reflects the average  yield on assets and average cost of  liabilities  for the periods  indicated and the average  yields earned and rates paid.  Such yields and costs are derived by dividing  income or expense by the average balance of assets or liabilities,  respectively,  for the periods presented. Average balances are derived from average daily balances.

                                       16

The yield on earning assets and the net interest margin are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain  tax-exempt loans and investments using the federal statutory tax rate of 34% for each period  presented.  The Company believes this measure to be the  preferred  industry  measurement  of net interest  income and provides relevant comparison between taxable and non-taxable amounts.

a.  Nittany   Financial   Quarterly   Average  Balance  Sheet  and  Supplemental
Information:

                                                                              For the three months ended
                                            ----------------------------------------------------------------------------------
                                                              9/30/2005                                         9/30/2004
                                            ---------------------------------------         ----------------------------------
                                                                             (3)                                      (3)
                                                  Average                  Average          Average                 Average
                                                  Balance    Interest    Yield/Cost         Balance     Interest   Yield/Cost
                                                  -------    --------    ----------         -------     --------   ----------
                                                                              (Dollars in thousands)
Interest-earning assets:
  Loans recievable                               $269,320      $4,090        6.07%         $222,148       $3,267      5.88%
  Investments securities                           46,494         414        4.09%           46,768          372      4.27%
  Interest-bearing dep. with other banks           12,137          65        2.14%           10,355           24      0.93%
                                                 --------      ------    ----------        --------       ------   ---------
Total interest-earning assets                     327,951       4,569        5.65%          279,271        3,663      5.43%
                                                               ------                                     ------
Noninterest-earning assets                          8,737                                     6,413
Allowance for loan losses                          (2,424)                                   (2,029)
                                                 --------                                  --------
Total assets                                     $334,264                                  $283,655
                                                 ========                                  ========
Interest-bearing liabilities:
  Interest - bearing demand deposits             $ 25,276          52        0.82%         $ 21,652           47      0.87%
  Money market deposits                            23,061         159        2.76%           37,679          196      2.08%
  Savings deposits                                134,049         715        2.13%          155,610          790      2.03%
  Certificates of deposit                          40,062         352        3.51%           21,051          153      2.91%
  Borrowings                                       68,577         680        3.97%           20,366          179      3.52%
                                                 --------      ------    ----------        --------       ------   ---------
Total interest-bearing liabilities                291,025       1,958        2.69%          256,358        1,365      2.13%
                                                 --------      ------                      --------       ------
Noninterest-bearing liabilities
  Demand deposits                                  12,314                                    10,022
  Other liabilities                                 1,347                                       705
Stockholders' equity                               24,839                                    16,569
                                                 --------                                  --------
Total liabilities and stockholders' equity       $329,526                                  $283,655
                                                 ========                                  ========
Net interest income                                            $2,611                                     $2,298
                                                               ======                                     ======
Interest rate spread (1)                                                     2.96%                                    3.30%
Net yield on interest-earning assets (2)                                     3.26%                                    3.47%
Ratio of avg. interest-earning assets to
  average interest-bearing liabilities                                     112.69%                                  108.94%



(1)  Interest  rate  spread  is  the   difference   between  the  avg  yield  on
     interest-earning   assets  and  the   average   cost  of   interest-bearing
     liabilities.

(2)  Net yield on  interest-earning  assets  represents net interest income as a percentage of average interest-earning assets.

(3)  Average yields are computed using  annualized  interest  income and expense for the periods.

                                       17

a.  Nittany  Financial  Year to Date  Average  Balance  Sheet  and  Supplemental
Information:


                                                                              For the period ended
                                            ---------------------------------------------------------------------------------
                                                              9/30/2005                                      9/30/2004
                                            ---------------------------------------         ---------------------------------
                                                                            (3)                                      (3)
                                                  Average                  Average          Average                 Average
                                                  Balance    Interest    Yield/Cost         Balance     Interest   Yield/Cost
                                                  -------    --------    ----------         -------     --------   ----------
                                                                              (Dollars in thousands)
Interest-earning assets:
  Loans recievable                               $253,886     $11,411        5.99%         $205,669      $ 9,034      5.86%
  Investments securities                           45,925       1,252        4.17%           47,818        1,115      3.64%
  Interest-bearing dep. with other banks           11,296         168        1.98%            9,776           50      0.68%
                                                 --------     -------    --------          --------      -------   ---------
Total interest-earning assets                     311,106      12,831        5.58%          263,264       10,199      5.26%
                                                              -------                                    -------
Noninterest-earning assets                          8,082                                     7,193
Allowance for loan losses                          (2,316)                                   (1,886)
                                                 --------                                  --------
Total assets                                     $316,872                                  $268,570
                                                 ========                                  ========
Interest-bearing liabilities:
  Interest - bearing demand deposits             $ 24,186         152        0.84%         $ 20,489          131      0.85%
  Money market deposits                            31,920         537        2.24%           35,910          560      2.08%
  Savings deposits                                143,417       2,205        2.05%          150,639        2,323      2.06%
  Certificates of deposit                          35,561         895        3.36%           21,454          478      2.97%
  Borrowings                                       44,766       1,298        3.87%           14,566          461      4.22%
                                                 --------     -------    ----------        --------      -------   ---------
Total interest-bearing liabilities                279,850       5,087        2.42%          243,059        3,953      2.17%
                                                 --------     -------                      --------      -------
Noninterest-bearing liabilities
  Demand deposits                                  11,169                                     8,939
  Other liabilities                                 1,450                                       719
Stockholders' equity                               22,829                                    15,854
                                                 --------                                  --------
Total liabilities and stockholders' equity       $315,297                                  $268,570
                                                 ========                                  ========
Net interest income                                           $ 7,744                                    $ 6,246
                                                              =======                                    =======
Interest rate spread (1)                                                     3.16%                                    3.09%
Net yield on interest-earning assets (2)                                     3.40%                                    3.26%
Ratio of avg. interest-earning assets to
  average interest-bearing liabilities                                     111.17%                                  108.31%


(1)  Interest  rate  spread  is the  difference  between  the  average  yield on int-earning assets and the average cost of int-bearing liabilities.
(2)  Net yield on  interest-earning  assets  represents net interest income as a percentage of average interest-earning assets.
(3)  Average yields are computed using  annualized  interest  income and expense for the periods.

RESULTS OF OPERATIONS

Net income was  $1,056,800  for the three months ended  September  30, 2005,  an increase of $258,970 as compared to the same period ended 2004.  The increase is primarily  due to  increases in net interest  income and  noninterest  income of
$313,300 and $1,056,800  respectively,  which were partially offset by increases in noninterest expense and taxes. Basic and diluted earnings per share increased to $0.48 and $0.45 per share,  respectively  for the quarter ended September 30,
2005 compared to $0.33 and $0.31 per share, respectively,  for the quarter ended
September  30,  2004.  Net  income  was  $2,983,900  for the nine  months  ended
September  30, 2005,  an increase of  $1,052,200  as compared to the same period ended 2004.  The increase is primarily  due to increases in net interest  income and  noninterest  income of $1,498,100  and $600,100,  respectively,  which were offset by increases in noninterest expense and taxes. Basic and diluted earnings per share  decreased  to $0.94 and $0.87 per  share,  respectively  for the nine months  period ended  September  30, 2005 compared to $1.00 and $0.93 per share, respectively, for the nine month period ended September 30, 2004.

                                       18

Net interest income for the three months ended September 30, 2005 was $2,612,200 as  compared to  $2,298,900  for the same period  ended  2004.  Interest  income increased  $906,900  for 2005 as  compared  to the  prior  year  period  and was influenced  mainly  by  increases  in  interest  earned on loans  receivable  of
$823,600.  The  increase  in  interest  income was the result of an  increase of
$48,680,000  in average  balances  of  interest-earning  assets  that  primarily resulted from a $47,172,000 increase in the average balance of loans receivable.
The yield on interest  earning  assets  increased  to 5.58% for the three months ended  September  30,  2005 from  5.43% for the same  period  ended  2004 due to increasing interest rates during the quarter.  There were significant  increases in residential  real estate lending  although the yield on the loans  receivable increased 20 basis points in 2005 as compared to 2004.  Net interest  income for the  nine  months  ended  September  30,  2005 was  $7,743,700  as  compared  to
$6,245,600 for the same period ended 2004. Interest income increased  $2,632,200 for 2005 as  compared  to the prior  year  period and was  influenced  mainly by increases in interest earned on loans receivable of $2,376,900.

Interest expense  increased by $593,600 for the three months ended September 30,
2005 as compared to the prior year period as  decreases  in the Nittany  Savings balances  were  essentially  offset by higher  rates and  balances in  overnight borrowings.  The average  rate of  interest-bearing  liabilities  (i.e.  cost of funds) increased by 56 basis points as compared to the same period in year 2004.
The average balance of savings deposit,  the Bank's flagship account,  decreased by $21,561,000 while rates held steady. The Bank used the preferential overnight borrowing  rates  offered  by the  Federal  Home  Loan  Bank to  offset  funding differences.  The average  balance in advances  from the Federal  Home Loan Bank increased  significantly  from  $20,366,000  in the  third  quarter  of  2004 to
$68,577,000 in the current quarter. Interest expense increased by $1,134,000 for the nine months ended September 30, 2005 as compared to the prior year period as higher rates and additional  borrowings  were  partially  offset by decreases in average deposit balances.

As a result of an increase in the average cost of interest bearing  liabilities, the Bank's  quarterly net interest margin  decreased by 21 basis points to 3.26%
from 3.47% at September 30, 2004, a period of continued  flattening in the yield curve.

Total noninterest income for the three months ended September 30, 2005 increased
$193,400 as compared to the same period ended 2004. Noninterest income items are primarily  comprised of service  charges and fees on deposit  account  activity, secondary  market fees,  overdraft  privilege  fees, and fee income derived from asset  management  services.  For the three month and nine month  periods  ended
September 30, 2005,  commissions  and  management  fees from Vantage and Nittany
Asset Management increased by $136,100 and $400,500 respectively,  over the same periods of 2004.

Total  noninterest  expenses  increased  $173,800  for the  three  months  ended
September 30, 2005,  as compared to the same period ended 2004.  The increase in total  noninterest  expenses for the current period was primarily related to the larger  organization  that resulted from opening of the new branch in Bellefonte during the last quarter, the marketing efforts to increase visibility within the
Company's  market  area,  performance  bonuses  given  to  employees,  and  data processing expenses.  For the nine months ended September 30, 2005,  noninterest expenses  increased  $632,000 as compared  to the same period  ended 2004.  This increase also relates primarily to the larger  organization,  marketing efforts, and data processing expenses. A portion of the increase for the quarter and year to date also  related to the fact that  Vantage  paid  $463,200  of  independent investment solicitors' fees for the quarter as compared to $381,600 for the same period  in 2004  and  $1,336,300  for the  nine  month  period  as  compared  to
$1,120,480  for the

                                       19

same nine month period in 2004.  These increases are due to the sustained growth in assets under management by Vantage.

Income tax expense of $563,000 was recognized in the quarter ended September 30,
2005 compared to $427,000 for the same period of 2004 as the Company's effective tax rate remained steady at approximately 35%. The Bank holds  approximately $15 million in high quality  municipal bonds and has a Delaware  investment  company subsidiary  which holds  approximately  $43 million in investments and deposits.
These strategies have helped to maintain our effective tax rate.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity  management for Nittany is measured and monitored on both a short- and long-term basis,  allowing management to better understand and react to emerging balance  sheet trends.  After  assessing  actual and projected  cash flow needs, management seeks to obtain funding at the most economical cost to Nittany.  Both short- and long-term  liquidity  needs are addressed by maturities,  repayments, and sales of investments securities, and loan repayments and maturities. The use of these  resources,  in  conjunction  with  access to credit,  provide the core ingredients for satisfying depositor, borrower, and creditor needs.

Nittany's  liquid assets  consist of cash and cash  equivalents,  and investment securities  classified  as  available  for sale.  The  level of these  assets is dependent on Nittany's operating, investing, and financing activities during any given period.  At September 30, 2005,  cash and cash  equivalents  totaled $16.8 million  or 5%  of  total  assets  while  investment  securities  classified  as available for sale totaled  $1,717,800.  The Bank's borrowings of $73,360,000 of
FHLB  advances are  substantially  higher than historic  levels which  increases interest rate risk.  Management,  however,  believes that the liquidity needs of
Nittany  are  satisfied  by the  current  balance of cash and cash  equivalents, readily available access to traditional funding sources,  and the portion of the investment and loan portfolios that mature within one year.

Operating  activities  provided net cash of $3,005,300 for the nine month period ended September 30, 2005,  generated  principally from net income of $2,983,900.
Also  contributing  to operating  activities  was  provision for loan losses and
depreciation,   amortization,   and   accretion   of  $306,000   and   $371,000,
respectively.

Investing  activities  consist primarily of loan originations and repayments and investment  purchases and maturities.  These cash usages primarily  consisted of loan  originations  of $35,386,900 for the nine months ended September 30, 2005, as well as  investment  purchases  of  $10,128,100  for the  same  time  period.
Partially  offsetting  the  usage of  investment  activities  is  $8,918,900  of proceeds from  investment  security  maturities and repayments for the same time period.  The Bank also  purchased  a former  Dunkin  Donuts  building  which was adjacent to the East College Avenue office for approximately $850,000 for future expansion.

Financing  activities  consist of the  solicitation  and  repayment  of customer deposits, borrowings and repayments, and proceeds from the sale of common stock.
During the nine month period  ending  September  30, 2005,  net cash provided by financing  activities totaled  $38,570,200,  principally  derived from the stock offering  during the quarter  (180,000 shares at $26 per share) and the proceeds from short term  borrowings  from the Federal  Home Loan Bank of  Pittsburgh  of
$54,394,200.

                                       20

Nittany's primary source of capital has been common stock offerings and retained earnings.  Historically,  Nittany has generated  net retained  income to support normal growth and expansion.  Management has developed a capital planning policy to not only  ensure  compliance  with  regulations,  but also to ensure  capital adequacy for future expansion.

Management  monitors both the Company's and the Bank's total risk-based,  Tier I risk-based  and  tangible  capital  ratios  in order to assess  compliance  with regulatory  guidelines.  At September  30,  2005,  both the Company and the Bank exceeded the minimum  risk-based and tangible  capital ratio  requirements.  The
Company's and the Bank's  risk-based,  Tier I risk-based,  and tangible  capital ratios are 13.5%, 12.2%, 7.0% and 12.7%, 11.4%, 6.5%, respectively, at September
30, 2005.

ITEM 3.  CONTROLS AND PROCEDURES

(a) Evaluation of disclosure controls and procedures.  Based on their evaluation
    ------------------------------------------------
as of September  30, 2005,  the  Registrant's  principal  executive  officer and principal  financial  officer have  concluded that the  Registrant's  disclosure controls and procedures (as defined in Rules  13a-15(c) and 15d-15(c)  under the
Securities  Exchange Act of 1934 (the  "Exchange  Act")) are effective to ensure that  information  required to be  disclosed  by the Company in reports  that it files or submits under the Exchange Act is recorded,  processed,  summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms.

(b)  Changes in  internal  controls.  There were no  significant  changes in the
     ------------------------------
Registrant's  internal  controls or in other  factors  that could  significantly affect these controls subsequent to the date of their evaluation,  including any
corrective  actions  with  regard  to  significant   deficiencies  and  material
weaknesses.

PART II - OTHER INFORMATION

Item 1.    Legal Proceedings

               None

Item 2.    Unregistered Sales of Equity Securities and Use of Proceeds

               None

Item 3.    Defaults upon Senior Securities

               None

Item 4.     Submission of matters to a vote of security holders

            None

                                       21

Item 5.    Other Information

               None

Item 6.    Exhibits


          (a) The following exhibits are included in this Report or incorporated herein by reference:

                  3(i)     Amended Articles of Incorporation of Nittany Financial Corp. *
                  3(ii)    Bylaws of Nittany Financial Corp. *
                  4        Specimen Stock Certificate of Nittany Financial Corp. *
                  10.1     Employment Agreement between the Bank and David Z. Richards *
                  10.2     Nittany Financial Corp. 1998 Stock Option Plan **
                  10.3     Supplemental Executive Retirement Plan ***
                  31.1     Certification Pursuant to Section 302 of the Securities Exchange Act of 1934 - David Z. Richards
                  31.2     Certification Pursuant to Section 302 of the Securities Exchange Act of 1934 - Gary M. Bradley
                  32.1     Certification  Pursuant  to 18 U.S.C.  Section  1350,  as Adopted  Pursuant  to Section 906 of the
                           Sarbanes-Oxley Act 0f 2002.
                  99.1     Independent Accountants' Report


*    Incorporated  by  reference  to the  identically  numbered  exhibit  to the registration statement on Form SB-2 (File No. 333-57277) declared effective by the SEC on July 31, 1998.

**   Incorporated  by  reference  to the  identically  numbered  exhibit  to the
     December 31, 1999 Form 10-KSB filed with the SEC on March 28, 2000.

***  Incorporated  by  reference  to the  identically  numbered  exhibit  to the
     December 31, 2003 Form 10-KSB filed with the SEC on March 30, 2004.

                                       22

                                   SIGNATURES

Pursuant to the  requirements  of the  Securities  and Exchange Act of 1934, the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned and hereunto duly authorized.

                                       Nittany Financial Corp.

Date:    November 14, 2005             By: /s/ David Z. Richards
                                           -------------------------------------
                                           David Z. Richards
                                           President and Chief Executive Officer

Date:    November 14, 2005             By: /s/ Gary M. Bradley
                                           -------------------------------------
                                           Gary M. Bradley
                                           Vice President and Chief Accounting
                                           Officer

                                       23


                                                                    Exhibit 31.1

                                  CERTIFICATION
         PURSUANT TO SECTION 302 OF THE SECURITIES EXCHANGE ACT OF 1934

I, David Z. Richards, certify that:

1. I have reviewed  this  quarterly  report on Form 10-QSB of Nittany  Financial
Corp. ("the Registrant").

2. Based on my  knowledge,  this  quarterly  report  does not contain any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the  circumstances  under which such statements were made, not  misleading  with respect to the period covered by this quarterly report;

3.  Based  on my  knowledge,  the  financial  statements,  and  other  financial information  included in this quarterly  report,  fairly present in all material respects the financial  condition,  results of operations  and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.  The  Registrant's  other  certifying  officers  and  I are  responsible  for establishing and maintaining  disclosure  controls and procedures (as defined in
Exchange Act Rules 13a-15(e) and 15d-15(e) for the Registrant and we have:

(a) Designed such disclosure controls and procedures,  or caused such disclosure controls and  procedures to be designed  under our  supervision,  to ensure that material  information  relating  to the small  business  issuer,  including  its consolidated subsidiaries,  is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) [intentionally omitted]

(c) Evaluated the  effectiveness  of the  Registrant's  disclosure  controls and procedures and presented in this report our conclusions  about the effectiveness of the disclosure  controls and procedures,  as of the end of the period covered by this report based on such evaluation; and

(d)  Disclosed in this report any change in the  Registrant's  internal  control over  financial  reporting  that occurred  during the  Registrant's  most recent fiscal  quarter  that  has  materially  affected,  or is  reasonably  likely  to materially affect, the Registrant's  internal control over financial  reporting;
and

5. The Registrant's other certifying officers and I have disclosed, based on our most recent  evaluation of internal  control over  financial  reporting,  to the
Registrant's auditors and the audit committee of Registrant's board of directors
(or persons fulfilling the equivalent function):

(a) all  significant  deficiencies  and  material  weaknesses  in the  design or operation of internal  controls over  financial  reporting  which are reasonably likely  to  adversely  affect  the  Registrant's  ability  to  record,  process, summarize and report financial information; and

(b) any fraud,  whether  or not  material,  that  involves  management  or other employees who have a  significant  role in the issuer's  internal  controls over financial reporting.

Date:  11/14/05                       /s/ David Z. Richards
                                      -------------------------------------
                                      David Z. Richards
                                      President  and CEO


                                                                    Exhibit 31.2

                                  CERTIFICATION
         Pursuant to Section 302 of the Securities Exchange Act of 1934

I, Gary M. Bradley, certify that:

1. I have reviewed  this  quarterly  report on Form 10-QSB of Nittany  Financial
Corp. ("the Registrant").

2. Based on my  knowledge,  this  quarterly  report  does not contain any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the  circumstances  under which such statements were made, not  misleading  with respect to the period covered by this quarterly report;

3.  Based  on my  knowledge,  the  financial  statements,  and  other  financial information  included in this quarterly  report,  fairly present in all material respects the financial  condition,  results of operations  and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.  The  Registrant's  other  certifying  officers  and  I are  responsible  for establishing and maintaining  disclosure  controls and procedures (as defined in
Exchange Act Rules 13a-15(e) and 15d-15(e) for the Registrant and we have:

(a) Designed such disclosure controls and procedures,  or caused such disclosure controls and  procedures to be designed  under our  supervision,  to ensure that material  information  relating  to the small  business  issuer,  including  its consolidated subsidiaries,  is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) [intentionally omitted]

(c) Evaluated the  effectiveness  of the  Registrant's  disclosure  controls and procedures and presented in this report our conclusions  about the effectiveness of the disclosure  controls and procedures,  as of the end of the period covered by this report based on such evaluation; and

(d)  Disclosed in this report any change in the  Registrant's  internal  control over  financial  reporting  that occurred  during the  Registrant's  most recent fiscal  quarter  that  has  materially  affected,  or is  reasonably  likely  to materially affect, the Registrant's  internal control over financial  reporting;
and

5. The Registrant's other certifying officers and I have disclosed, based on our most recent  evaluation of internal  control over  financial  reporting,  to the
Registrant's auditors and the audit committee of Registrant's board of directors
(or persons fulfilling the equivalent function):

(a) all  significant  deficiencies  and  material  weaknesses  in the  design or operation of internal  controls over  financial  reporting  which are reasonably likely  to  adversely  affect  the  Registrant's  ability  to  record,  process, summarize and report financial information; and

(b) any fraud,  whether  or not  material,  that  involves  management  or other employees who have a  significant  role in the issuer's  internal  controls over financial reporting.

Date:  11/14/05            `         /s/ Gary M. Bradley
                                     -------------------------------------------
                                     Gary M. Bradley
                                     Vice President and Chief Accounting Officer


                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In  connection  with the  Quarterly  Report  of  Nittany  Financial  Corp.  (the
"Company") on Form 10-QSB for the period ending September 30, 2005 as filed with the Securities and Exchange  Commission on the date hereof (the  "report"),  we,
David Z.  Richards,  President,  and Gary M. Bradley,  Vice  President and Chief
Accounting Officer, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully  complies  with the  requirements  of section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material  respects,  the  financial  condition  and results of operations of the
Company.

/s/ David Z. Richards               /s/ Gary M. Bradley
---------------------------------   -------------------------------------------
David Z. Richards                   Gary M. Bradley
President and CEO                   Vice President and Chief Accounting Officer

November 14, 2005

A signed  original of this  written  statement  required by Section 906 has been provided to Nittany  Financial  Corp. and will be retained by Nittany  Financial
Corp. and furnished to the Securities and Exchange  Commission or its staff upon request


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Nittany Financial Corp.

We  have  reviewed  the  accompanying  consolidated  balance  sheet  of  Nittany
Financial  Corp.  and  subsidiaries  as of September  30, 2005,  and the related consolidated  statement of income for the  three-month  and  nine-month  periods ended September 30, 2005 and 2004, and the consolidated  statement of changes in stockholders' equity for the nine-month period ended September 30, 2005, and the consolidated  statement of cash flows for the nine-month periods ended September
30, 2005 and 2004.  These  financial  statements are the  responsibility  of the
Company's management.

We conducted  our review in  accordance  with  standards  of the Public  Company
Accounting  Oversight  Board  (United  States).  A review of  interim  financial information consists principally of applying analytical  procedures to financial data and making  inquiries of persons  responsible  for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company  Accounting  Oversight Board, the objective of which is the  expression of an opinion  regarding  the  financial  statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material  modifications that should be made to the accompanying  financial  statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously  audited,  in accordance with standards of the Public Company
Accounting  Oversights Board (United States),  the consolidated balance sheet as of December 31, 2004, and the related consolidated statements of income, changes in stockholders'  equity,  and cash flows for the year then ended (not presented herein);  and in our report dated March 16, 2005, except for Note 18 as to which the date is March  28,  2005,  we  expressed  an  unqualified  opinion  on those consolidated financial statements.

/s/ S.R. Snodgrass, A.C.

Wexford, PA

October 21, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in these capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless the action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of office as a director, and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The bylaws of the registrant provide for (1) indemnification of directors, officers, employees and agents of the Registrant and of its subsidiaries, and (2) the elimination of a director's liability for monetary damages, to the full extent permitted by Pennsylvania law.

Directors and officers are also insured against certain liabilities by an insurance policy obtained by the registrant.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

2.1**
Agreement dated as of September 6, 2005, by and between National Penn Bancshares, Inc. and Nittany Financial Corp. (included as Annex A to the proxy statement/prospectus). Schedules are omitted; National Penn Bancshares, Inc. agrees to furnish copies of such schedules to the Commission upon request.

2.2**
Form of Letter Agreement between National Penn Bancshares, Inc. and Nittany Financial Corp. directors, certain officers and other substantial shareholders concerning voting for approval of merger (included as Annex B to the proxy statement/prospectus).

5.1*	Opinion of Reed Smith LLP re: validity of shares issued (including consent).

8.1**	Opinion of Reed Smith LLP re: Federal income tax matters (including consent).

10.1**	Employment Agreement among National Penn Bancshares, Inc., National Penn Bank and David Z. Richards.

10.2**	Employment Agreement among National Penn Bancshares, Inc., National Penn Bank and Richard C. Barrickman.

10.3**	Employment Agreement among National Penn Bancshares, Inc., National Penn Bank and John E. Arrington.

10.4**	Employment Agreement among National Penn Bancshares, Inc., National Penn Bank and Robert R. Thomas.

10.5**	Employment Agreement among National Penn Bancshares, Inc., National Penn Bank and Scott R. Lamb.

10.6**	Employment Agreement among National Penn Bancshares, Inc., National Penn Bank and Virginia A. McAdoo.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of S.R. Snodgrass, A.C.

23.3*	Consent of Ryan Beck & Co., Inc.

23.4*	Consent of Reed Smith LLP (included in Exhibit 5.1).

23.5**	Consent of Reed Smith LLP (included in Exhibit 8.1).

24.1**	Power of Attorney.

99.1*	Opinion of Ryan Beck & Co., Inc. (included as Annex C to the proxy statement/prospectus).

99.2*	Form of Proxy for Special Meeting of Shareholders of Nittany Financial Corp.

*  Filed herewith
**  Previously filed

(b) Financial Statement Schedules.

  Not applicable.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) (1) The undersigned registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Pre-Effective Amendment No. 1 to Registration Statement No. 333-129500 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Commonwealth of Pennsylvania, on this 9th day of December, 2005.

NATIONAL PENN BANCSHARES, INC.
(Registrant)

December 9, 2005
/s/ Wayne R. Weidner
Wayne R. Weidner
Chairman and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement No. 333-129500 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Treasurer and	December 9, 2005
Gary L. Rhoads	Principal Financial
Officer

*	Principal Accounting	December 9, 2005
Michelle H. Debkowski	Officer

*	Director	December 9, 2005
Thomas A. Beaver

*	Director	December 9, 2005
John H. Body

*	Director	December 9, 2005
J. Ralph Borneman, Jr.

*	Director	December 9, 2005
Robert L. Byers

*	Director	December 9, 2005
Fred D. Hafer

*	Director	December 9, 2005
Frederick P. Krott

*	Director	December 9, 2005
Patricia L. Langiotti

*	Director	December 9, 2005
Kenneth A. Longacre

*	Director	December 9, 2005
George C. Mason

*	Director and President	December 9, 2005
Glenn E. Moyer

*	Director	December 9, 2005
Robert E. Rigg

*	Director	December 9, 2005
C. Robert Roth

*	Director	December 9, 2005
Donald P. Worthington

/s/ Wayne R. Weidner	Director, Chairman and	December 9, 2005
Wayne R. Weidner	Chief Executive Officer
(Principal Executive Officer)

*By /s/ Wayne R. Weidner
Wayne R. Weidner
Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description of Exhibit

2.1**
Agreement dated as of September 6, 2005, by and between National Penn Bancshares, Inc. and Nittany Financial Corp. (included as Annex A to the proxy statement/prospectus). Schedules are omitted; National Penn Bancshares, Inc. agrees to furnish copies of such schedules to the Commission upon request.

2.2**
Form of Letter Agreement between National Penn Bancshares, Inc. and Nittany Financial Corp. directors, certain officers and other substantial shareholders concerning voting for approval of merger (included as Annex B to the proxy statement/prospectus).

5.1*	Opinion of Reed Smith LLP re: validity of shares (including consent).

8.1**	Opinion of Reed Smith LLP re: Federal income tax matters (including consent).

10.1**	Employment Agreement among National Penn Bancshares, Inc., National Penn Bank and David Z. Richards.

10.2**	Employment Agreement among National Penn Bancshares, Inc., National Penn Bank and Richard C. Barrickman.

10.3**	Employment Agreement among National Penn Bancshares, Inc., National Penn Bank and John E. Arrington.

10.4**	Employment Agreement among National Penn Bancshares, Inc., National Penn Bank and Robert R. Thomas.

10.5**	Employment Agreement among National Penn Bancshares, Inc., National Penn Bank and Scott R. Lamb.

10.6**	Employment Agreement among National Penn Bancshares, Inc., National Penn Bank and Virginia A. McAdoo.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of S. R. Snodgrass, A.C.

23.3*	Consent of Ryan Beck & Co., Inc.

23.4*	Consent of Reed Smith LLP (included in Exhibit 5.1).

23.5**	Consent of Reed Smith LLP (included in Exhibit 8.1).

24.1**	Power of Attorney.

99.1*	Opinion of Ryan Beck & Co., Inc. (included as Annex C to the proxy statement/prospectus).

99.2*	Form of Proxy for Shareholders of Nittany Financial Corp.
*  Filed herewith
**  Previously filed